AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 6, 1998

                                                 REGISTRATION NO. 333-60479
===============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------
                               AMENDMENT NO. 3 TO
                                    FORM S-4
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------


                           THE SAVANNAH BANCORP, INC.
             (Exact Name of Registrant as Specified in its Charter)

          GEORGIA                            6712                  58-1861820
(State or Other Jurisdiction      (Primary Standard Industrial  (I.R.S. Employer
of Incorporation or Organization)  Classification Code Number)   Identification
                                                                     Number)

                                 25 Bull Street
                            Savannah, Georgia 31401
                                 (912) 651-8200
  (Address, Including Zip Code, and Telephone Number, Including Area Code, of
                   Registrant's Principal Executive Offices)

                                Archie H. Davis
                     President and Chief Executive Officer
                           The Savannah Bancorp, Inc.
                                 25 Bull Street
                            Savannah, Georgia 31401
                                 (912) 651-8200
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                             of Agent for Service)

                                   Copies To:


David E. Brown, Jr.          J. Wiley Ellis                Edward J. Harrell
Alston & Bird LLP            Ellis, Painter, Ratterree     Martin, Snow, Grant
North Building, 11th Floor   & Bart, LLP                   & Napier, LLP
601 Pennsylvania Ave., N.W.  Two East Bryan Street         240 Third Street
Washington, DC  20004        Tenth Floor                   P.O. Box 1606
(202) 756-3345               Savannah, Georgia  31401      Macon, Georgia  31202
                             (912) 233-9700                (912) 749-1700


     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________________

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ____ |_|


                         ------------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
===============================================================================

                           THE SAVANNAH BANCORP, INC.
              25 Bull Street, Savannah, Georgia 31401 (912) 651-8200

                                November 6, 1998

Dear Shareholder:

     You are cordially invited to attend the Special Meeting of the Shareholders (the "Special Meeting") of The Savannah Bancorp, Inc. ("Savannah") to be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia 31401, on Tuesday, December 15, 1998, at 10:00 a.m., local time, notice of which is enclosed.

     At the Special Meeting, you will be asked to consider and vote on a proposal to approve the issuance of shares of Savannah common stock pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), by and between Savannah and Bryan Bancorp of Georgia, Inc. ("Bryan"), whereby Bryan will merge with and into Savannah (the "Merger"). Upon consummation of the Merger, each share of Bryan common stock issued and outstanding at the effective time of the Merger (except for certain shares held by Savannah or Bryan, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Bryan shareholders who perfect their dissenters' rights) will be exchanged for 1.85 shares of Savannah common stock, with cash being paid in lieu of issuing fractional shares.

     In addition, you will be asked at the Special Meeting to consider and vote upon the election of five of the current directors of Bryan to the Savannah Board of Directors, contingent upon consummation of the Merger, and such other business as may properly come before the Special Meeting.

     Enclosed are the Notice of Meeting, Joint Proxy Statement/Prospectus and Proxy, Bryan's Annual Report on Form 10-KSB/A for the year ended December 31, 1997, Savannah's Annual Report to Shareholders for the year ended December 31, 1997, and Savannah's Quarterly Report on Form 10-QSB and Bryan's Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1998. The Joint Proxy Statement/Prospectus includes a description of the proposed Merger and election of directors and provides other specific information concerning the Special Meeting. Please read these materials carefully and consider thoughtfully the information set forth in them.

     The Merger Agreement has been approved by your Board of Directors and the issuance of shares of Savannah common stock pursuant to the Merger Agreement is recommended by the Board to you for approval. Your Board believes that, among other benefits, the Merger will result in a company with greater financial strength and increased opportunity and flexibility for profitable expansion and diversification. Consummation of the Merger is subject to certain conditions, including approval of the Merger Agreement and the transactions contemplated therein by Bryan shareholders, approval of the issuance of shares of Savannah common stock pursuant to the Merger Agreement by Savannah shareholders, and approval of the Merger by various regulatory agencies.

     ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF SAVANNAH COMMON STOCK PURSUANT TO THE MERGER AGREEMENT BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM 1, AND "FOR" THE ELECTION, CONTINGENT ON THE MERGER, OF THE FIVE (5) NOMINEES FOR DIRECTOR NAMED ON THE ENCLOSED PROXY CARD BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM 2.

     If you have any questions about the Merger or the materials enclosed herewith, please write or call us at: Archie H. Davis, The Savannah Bancorp, Inc., 25 Bull Street, Savannah, Georgia 31401 (telephone: (912) 651-8200). We look forward to seeing you at the Special Meeting.

                                           Sincerely,



                                           Archie H. Davis
                                           President and Chief Executive Officer

                           THE SAVANNAH BANCORP, INC.
              25 Bull Street, Savannah, Georgia 31401 (912) 651-8200
                           --------------------------

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                   TO BE HELD AT 10:00 A.M. ON DECEMBER 15, 1998

                                 NOVEMBER 6, 1998

To the Shareholders of The Savannah Bancorp, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of the Shareholders (the "Special Meeting") of The Savannah Bancorp, Inc. ("Savannah") will be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia 31401, on Tuesday, December 15, 1998, at 10:00 a.m., local time, for the following purposes:

     1. THE MERGER. To consider and vote upon a proposal to approve the issuance of shares of Savannah common stock pursuant to an Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), by and between Savannah and Bryan Bancorp of Georgia, Inc., a Georgia corporation ("Bryan"), pursuant to which, among other matters, Bryan will merge (the "Merger") with and into Savannah. Each share of Bryan common stock will be converted into the right to receive 1.85 shares of Savannah common stock, as more fully described in the accompanying Joint Proxy Statement/Prospectus. A copy of the Merger Agreement is set forth as Appendix A to the accompanying Joint Proxy Statement/Prospectus.

     2. CONTINGENT ELECTION OF DIRECTORS. To consider and vote upon the election to the Savannah Board of Directors, contingent on consummation of the Merger, of
L. Carlton Gill, Robert T. Thompson, Jr., James W. Royal, James Toby Roberts, Sr. and E. James Burnsed, each of whom is a current director of Bryan, of whom Messrs. Gill and Thompson shall serve until the Annual Meeting of Shareholders in 1999, Messrs. Royal and Roberts shall serve until the Annual Meeting of Shareholders in 2000, and Mr. Burnsed shall serve until the Annual Meeting of Shareholders in 2001, in each case until their successors have been elected and qualified.

     3. OTHER BUSINESS. To transact such other business as may come properly before the Special Meeting.

     IF EITHER ITEM 1 OR 2 DOES NOT RECEIVE THE REQUISITE NUMBER OF VOTES FOR APPROVAL, THE MERGER WILL NOT BE CONSUMMATED AND THE PERSONS ELECTED TO THE BOARD OF DIRECTORS CONTINGENT ON CONSUMMATION OF THE MERGER WILL NOT TAKE OFFICE.

     Only shareholders of record at the close of business on October 23, 1998, will be entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof. To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of Savannah common stock. In determining whether a quorum exists at the Savannah Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the proposal to approve the issuance of Savannah common stock pursuant to the Merger Agreement requires that the number of votes cast in favor of that action exceed the number of votes cast opposing that action in a meeting in which a quorum exists. The vote required for the election of the nominees for director is a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present.

     THE BOARD OF DIRECTORS OF SAVANNAH UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF SAVANNAH COMMON STOCK PURSUANT TO THE MERGER AGREEMENT BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM 1, AND FOR THE ELECTION, CONTINGENT ON CONSUMMATION OF THE MERGER, OF THE FIVE (5) NOMINEES FOR DIRECTOR NAMED ON THE ENCLOSED PROXY CARD BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM 2.


                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            J. Curtis Lewis, III
                                            Secretary


     WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED FORM OF PROXY AND PROMPTLY RETURN IT IN THE ENCLOSED POSTAGE PAID RETURN ENVELOPE TO ENSURE THAT YOUR SHARES WILL BE REPRESENTED AT THE SPECIAL MEETING.

                         BRYAN BANCORP OF GEORGIA, INC.
          9971 Ford Avenue, Richmond Hill, Georgia 31324 (912) 756-4444


                                November 10, 1998


Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders (the "Special Meeting") of Bryan Bancorp of Georgia, Inc. ("Bryan") to be held at Bryan's main office, 9971 Ford Avenue, Richmond Hill, Georgia 31324, on
Monday, December 14, 1998, at 6:00 p.m., local time, notice of which is enclosed.

     At the Special Meeting, you will be asked to consider and vote on a proposal to approve an Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), by and between Bryan and The Savannah Bancorp, Inc. ("Savannah"), pursuant to which Bryan will merge with and into Savannah (the "Merger"). Upon consummation of the Merger, each share of Bryan common stock issued and outstanding at the effective time of the Merger (except for certain shares held by Savannah or Bryan, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or in satisfaction of debts previously contracted, and excluding shares held by Bryan shareholders who perfect their dissenters' rights) will be exchanged for 1.85 shares of Savannah common stock, with cash being paid in lieu of issuing fractional shares.

     Bryan Bank & Trust ("Bryan Bank") will be operated as a subsidiary of Savannah subsequent to the Merger, and I will continue to serve as President of Bryan Bank following the consummation of the Merger. In addition, following the consummation of the Merger, I will serve as Vice Chairman of Savannah, and the directors of Bryan Bank in office immediately prior to the effective date of the Merger, except for Charles L. Stafford, shall continue to serve as the directors of Bryan Bank after the Merger. L. Carlton Gill, Robert T. Thompson, Jr., James
W. Royal, James Toby Roberts, Sr., and E. James Burnsed, each of whom serves as a current director of Bryan, will be nominated and recommended by Savannah to serve as a director of Savannah following the Merger.

     Enclosed are the Notice of Meeting, Joint Proxy Statement/Prospectus and Proxy, Bryan's Annual Report on Form 10-KSB for the year ended December 31, 1997, Savannah's Annual Report to Shareholders for the year ended December 31, 1997, and Savannah's Quarterly Report on Form 10-QSB and Bryan's Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1998. The Joint Proxy Statement/Prospectus includes a description of the proposed Merger and provides other specific information concerning the Special Meeting. The Merger Agreement and the Merger have been approved by your Board of Directors and are recommended by the Board to you for approval. All members of the Board of Directors have agreed to vote all shares of Bryan Common Stock owned by such member in favor of the Merger Agreement and the Merger.

     IT IS IMPORTANT TO UNDERSTAND THAT APPROVAL OF THE MERGER AGREEMENT REQUIRES THE AFFIRMATIVE VOTE OF 66-2/3 PERCENT (66.67%) OF THE OUTSTANDING SHARES OF BRYAN COMMON STOCK ENTITLED TO VOTE. CONSEQUENTLY, A FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST THE MERGER AGREEMENT. IF YOU HAVE ANY QUESTIONS CONCERNING THE DELIVERY OF THE ENCLOSED PROXY CARD, PLEASE CALL ME OR MIKE ODOM AT (912) 746-4444.

     Accordingly, whether or not you plan to attend the Special Meeting, you are urged to complete, sign, and return promptly the enclosed proxy card. If you attend the Special Meeting, you may vote in person if you wish, even if you previously have returned your proxy card. ON BEHALF OF THE BOARD OF DIRECTORS, I URGE YOU TO VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM 1.

                                   Sincerely,



                                   E. JAMES BURNSED
                                   President

                         BRYAN BANCORP OF GEORGIA, INC.
          9971 Ford Avenue, Richmond Hill, Georgia 31324 (912) 756-4444
                           --------------------------

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
               TO BE HELD AT 6:00 P.M. ON MONDAY,DECEMBER 14, 1998


                                November 10, 1998


To the Shareholders of Bryan Bancorp of Georgia, Inc.:

     NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders (the "Special Meeting") of Bryan Bancorp of Georgia, Inc. ("Bryan") will be held at Bryan's main office, 9971 Ford Avenue, Richmond Hill, Georgia 31324 on Monday, December 14, 1998, at 6:00 p.m., local time, for the following purpose:


     1. MERGER. To consider and vote on an Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), by and between The Savannah Bancorp, Inc. ("Savannah") and Bryan, pursuant to which (i) Savannah will acquire all of the issued and outstanding common stock of Bryan through the merger of Bryan with and into Savannah (the "Merger"), and (ii) each share of Bryan common stock will be converted into 1.85 shares of Savannah common stock, as described more fully in the accompanying Joint Proxy Statement/Prospectus.

     2. OTHER BUSINESS. To transact such other business as may properly come before the Special Meeting, including adjourning the Special Meeting to permit, if necessary, further solicitation of proxies.

     Approval of the Merger Agreement requires the affirmative vote of 66-2/3 percent (66.67%) of the outstanding shares of Bryan common stock entitled to vote. Only shareholders of record at the close of business on November 10, 1998, are entitled to receive notice of and to vote at the Special Meeting or any adjournment or postponement thereof.

     EACH SHAREHOLDER HAS THE RIGHT TO DISSENT FROM THE MERGER AGREEMENT AND DEMAND PAYMENT OF THE FAIR VALUE OF HIS SHARES IF THE MERGER IS CONSUMMATED. THE RIGHT OF ANY SHAREHOLDER TO RECEIVE SUCH PAYMENT IS CONTINGENT UPON STRICT COMPLIANCE WITH THE REQUIREMENTS OF TITLE 14, CHAPTER 2, ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE (THE "GBCC"). THE FULL TEXT OF TITLE 14,
CHAPTER 2, ARTICLE 13 OF THE GBCC SETTING FORTH THE RIGHT TO DISSENT IS SET FORTH IN APPENDIX D TO THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS. SEE "THE MERGER - DISSENTERS' RIGHTS" IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.

     THE BOARD OF DIRECTORS RECOMMENDS THAT HOLDERS OF BRYAN COMMON STOCK VOTE FOR APPROVAL OF THE MERGER AGREEMENT AND THE MERGER BY MARKING THE ENCLOSED PROXY CARD "FOR" ITEM 1.

     We urge you to sign and return the enclosed proxy as promptly as possible, whether or not you plan to attend the Special Meeting in person. The proxy may be revoked by the person executing the proxy by filing with the Secretary of Bryan an instrument of revocation or a duly executed proxy bearing a later date or by electing to vote in person at the Special Meeting.

                                            By Order of the Board of Directors.



                                            James W. Royal
                                            Secretary

                  SUBJECT TO COMPLETION, DATED NOVEMBER 4, 1998

                                   PROSPECTUS

                           THE SAVANNAH BANCORP, INC.
                977,740 SHARES OF COMMON STOCK, $1.00 PAR VALUE
                              -------------------

                             JOINT PROXY STATEMENT

THE SAVANNAH BANCORP, INC.                     BRYAN BANCORP OF GEORGIA, INC.
Special Meeting of Shareholders                Special Meeting of Shareholders
To be held on December 15, 1998                To be held on December 14, 1998
                            -----------------------

     This Prospectus of The Savannah Bancorp, Inc., a bank holding company organized and existing under the laws of the State of Georgia ("Savannah"), relates to up to approximately 977,740 shares of common stock of Savannah, par value $1.00 per share ("Savannah Common Stock"), which may be issued upon consummation of the proposed merger of Bryan Bancorp of Georgia, Inc., a bank holding company organized and existing under the laws of the State of Georgia ("Bryan"), with and into Savannah (the "Merger"), pursuant to the terms of an Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), by and between Savannah and Bryan to the holders of common stock, par value $1.00 per share, of Bryan ("Bryan Common Stock") and the holders of outstanding options to purchase shares of Bryan Common Stock.

     At the effective time of the Merger (the "Effective Time"), except as described herein, each issued and outstanding share of Bryan Common Stock will be converted into and exchanged for 1.85 shares of Savannah Common Stock (the "Exchange Ratio"). See "THE MERGER--Exchange Ratio." Following the Merger, and assuming no exercise of dissenters' rights, the current shareholders of Bryan will own approximately 937,040 shares of Savannah Common Stock, representing approximately 35% of the Savannah Common Stock that will then be outstanding (based on the number of shares outstanding as of the Savannah Record Date). Holders of Bryan Common Stock who intend to dissent will lose their dissenters' rights if they vote for the Merger. See "THE MERGER--Dissenters' Rights" and APPENDIX D to this Prospectus.

     This Prospectus also serves as a Joint Proxy Statement ("Joint Proxy Statement/Prospectus") of Bryan and Savannah, and is being furnished to the shareholders of Bryan in connection with the solicitation of proxies by the Board of Directors of Bryan for use at its special meeting of shareholders to be held on Monday, December 14, 1998 (including any adjournment or postponement thereof, the "Bryan Special Meeting"), and to the shareholders of Savannah by the Board of Directors of Savannah for use at its special meeting of shareholders to be held on Tuesday, December 15, 1998 (including any adjournment or postponement thereof, the "Savannah Special Meeting," and collectively with the Bryan Special Meeting, the "Meetings"). At the Bryan Special Meeting, the shareholders of Bryan will consider and vote upon the Merger Agreement and the transactions contemplated thereby, while at the Savannah Special Meeting, the shareholders of Savannah will consider and vote upon the issuance of shares of Savannah Common Stock pursuant to the Merger Agreement and the election, contingent on consummation of the Merger, of five of the current directors of Bryan to the Board of Directors of Savannah.

     On February 10, 1998, the last day prior to public announcement that Savannah and Bryan had executed the Merger Agreement, the last reported sale price per share of Savannah Common Stock on the Nasdaq National Market was $25.50 (or an equivalent pro forma per share of Bryan Common Stock (based on the 1.85 Exchange Ratio) of $47.18). On October 30, 1998, the last reported sale price per share of Savannah Common Stock as reported on the Nasdaq National Market was $21.63 (or an equivalent pro forma per share of Bryan Common Stock of $40.01).

    FOR A DISCUSSION OF THE RISKS ASSOCIATED WITH AN INVESTMENT IN SAVANNAH COMMON STOCK, PLEASE REFER TO THE "RISK FACTORS" SECTION OF THIS JOINT PROXY STATEMENT/PROSPECTUS BEGINNING ON PAGE 16.

     THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF A BANK OR SAVINGS ASSOCIATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS JOINT PROXY STATEMENT/PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The date of this Joint Proxy Statement/Prospectus is November 6, 1998, and it is first being mailed or otherwise delivered to Bryan shareholders and Savannah shareholders on or about November 10, 1998.

                             AVAILABLE INFORMATION

     Savannah and Bryan are subject to the reporting and informational requirements under Section 13 and Section 15(d), respectively, of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act"), and, in accordance therewith, are required to file reports, proxy and information statements, and other information with the Securities and Exchange Commission (the "Commission"). Copies of such reports, proxy and information statements, and other information can be obtained, at prescribed rates, from the Commission by addressing written requests for such copies to the Public Reference Section of the Commission at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. In addition, such reports, proxy and information statements, and other information can be inspected at the public reference facilities referred to above and at the Commission's regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. The
Commission also maintains a Web site that contains reports, proxy and information statements, and other information regarding reporting companies such as Savannah and Bryan that file electronically with the Commission. The address of this Web site is HTTP://WWW.SEC.GOV.

     This Joint Proxy Statement/Prospectus constitutes a part of a Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement"), which has been filed by Savannah with the Commission under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the "Securities Act"), relating to the securities offered hereby. This Joint Proxy Statement/Prospectus does not include all of the information contained in the Registration Statement, certain portions of which have been omitted pursuant to the rules and regulations of the Commission. Reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to Savannah and Bryan and the securities to which this Joint Proxy Statement/Prospectus relates. The Registration Statement may be inspected and copied, at prescribed rates, at the Commission's public reference facilities at the addresses set forth above. Statements contained in this Joint Proxy Statement/Prospectus concerning the provisions of certain documents filed as exhibits to the Registration Statement are necessarily brief descriptions thereof, and are not necessarily complete, and each such statement is qualified in its entirety by reference to the full text of such document.


     Certain financial and other information relating to Savannah and Bryan is contained in the documents indicated below under the caption "DOCUMENTS INCORPORATED BY REFERENCE."

     All information contained in this Joint Proxy Statement/Prospectus or incorporated herein by reference with respect to Savannah and its subsidiaries was supplied by Savannah, and all information contained in this Joint Proxy Statement/Prospectus or incorporated herein by reference with respect to Bryan and its subsidiaries was supplied by Bryan.

     NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, THE SECURITIES OFFERED TO WHICH THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION IN SUCH JURISDICTION. NEITHER THE DELIVERY OF THIS JOINT PROXY STATEMENT/PROSPECTUS NOR ANY
DISTRIBUTION OF THE SECURITIES BEING OFFERED PURSUANT TO THIS JOINT PROXY STATEMENT/PROSPECTUS RELATES SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SAVANNAH, BRYAN, ANY OF THEIR RESPECTIVE SUBSIDIARIES, OR THE INFORMATION SET FORTH HEREIN SINCE THE DATE OF THIS JOINT PROXY STATEMENT/PROSPECTUS.

                      DOCUMENTS INCORPORATED BY REFERENCE

     The following documents filed by Savannah and Bryan with the Commission (Savannah: Commission File No. 0-18560; Bryan: Commission File No. 33-28514--A) under Section 13(a) or 15(d) of the Exchange Act are hereby incorporated by reference in this Joint Proxy Statement/Prospectus:

    Savannah documents:

          (i) Savannah's Annual Report on Form 10-KSB for the year ended December 31, 1997;

         (ii) Savannah's Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1998 and June 30, 1998;

        (iii) Savannah's Current Reports on Form 8-K dated February 11, 1998, February 26, 1998, April 24, 1998 and July 22, 1998; and

         (iv) the description of Savannah Common Stock set forth in Savannah's Registration Statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of updating any such description.

    Bryan documents:

          (i) Bryan's Annual Report on Form 10-KSB (as ammended on Form 10-KSB/A) for the year ended December 31, 1997;

         (ii) Bryan's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998 and Quarterly Report on Form 10-QSB (as amended on Form 10-QSB/A) for the quarter ended June 30, 1998; and

        (iii) Bryan's Current Report on Form 8-K dated February 11, 1998.

     Any statement contained herein, in any amendment or supplement hereto or in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of the Registration Statement and this Joint Proxy Statement/Prospectus to the extent that a statement contained herein, in any amendment or supplement hereto or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement, this Joint Proxy Statement/Prospectus, or any amendment or supplement hereto.

     Enclosed with this Joint Proxy Statement/Prospectus are Bryan's Annual Report on Form 10-KSB/A for the year ended December 31, 1997, Savannah's Annual Report to Shareholders for the year ended December 31, 1997, and Savannah's Quarterly Report on Form 10-QSB and Bryan's Quarterly Report on Form 10-QSB/A for the quarter ended June 30, 1998. The information contained in this Joint Proxy Statement/Prospectus should be read in conjunction with the foregoing materials.

     THIS JOINT PROXY STATEMENT/PROSPECTUS INCORPORATES DOCUMENTS BY REFERENCE WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS ARE
AVAILABLE  UPON  REQUEST  FROM  THE  SAVANNAH  BANCORP,  INC.,  25 BULL  STREET,
SAVANNAH, GEORGIA 31401 (TELEPHONE: (912) 651-8200) OR FROM BRYAN BANCORP OF GEORGIA, INC., 9971 FORD AVENUE, RICHMOND HILL, GEORGIA 31324 (TELEPHONE: (912) 746-4444), AS APPLICABLE. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS, ANY REQUEST FROM A BRYAN SHAREHOLDER SHOULD BE MADE BY DECEMBER 7, 1998 AND ANY REQUEST FROM A SAVANNAH SHAREHOLDER SHOULD BE MADE BY DECEMBER 8, 1998.

                           FORWARD LOOKING STATEMENTS

     THIS JOINT PROXY STATEMENT/PROSPECTUS CONTAINS AND INCORPORATES BY REFERENCE CERTAIN FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE
PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WITH RESPECT TO THE RESULTS OF OPERATIONS AND BUSINESSES OF SAVANNAH AND BRYAN. THESE FORWARD LOOKING
STATEMENTS INVOLVE CERTAIN RISKS AND UNCERTAINTIES. FACTORS THAT MAY CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE CONTEMPLATED OR PROJECTED, FORECAST, ESTIMATED OR BUDGETED IN SUCH FORWARD LOOKING STATEMENTS INCLUDE, AMONG OTHERS, THE FOLLOWING POSSIBILITIES: (I) HEIGHTENED COMPETITION, INCLUDING SPECIFICALLY THE INTENSIFICATION OF PRICE COMPETITION AND THE ENTRY OF NEW COMPETITORS; (II) ADVERSE STATE AND FEDERAL LEGISLATION AND REGULATION, INCLUDING INCREASES IN MINIMUM CAPITAL AND RESERVES; (III) FAILURE TO OBTAIN NEW CUSTOMERS OR RETAIN EXISTING CUSTOMERS; (IV) INABILITY TO CARRY OUT MARKETING AND SALES PLANS; (V) LOSS OF KEY EXECUTIVES; (VI) CHANGES IN INTEREST RATES CAUSING, AMONG OTHER THINGS, A REDUCTION OF INVESTMENT INCOME OR A MISMATCH OF INCOME AND EXPENSE; (VII) GENERAL ECONOMIC AND BUSINESS CONDITIONS WHICH ARE LESS FAVORABLE THAN EXPECTED; AND (VIII) UNANTICIPATED CHANGES IN INDUSTRY TRENDS. SEE "RISK FACTORS."

                               TABLE OF CONTENTS

SUMMARY....................................................................   1
  The Parties..............................................................   1
  Meetings of Shareholders.................................................   1
  The Merger...............................................................   3
  Contingent Election of Directors.........................................   8
  Risk Factors.............................................................   8
  Market Prices and Dividends..............................................   9
  Comparative Per Share Data...............................................  11
  Selected Financial Data..................................................  13
  Selected Pro Forma Financial Data........................................  14
RISK FACTORS...............................................................  16
  Limited Market for Shares of Savannah Common Stock.......................  16
  Restrictions on Dividends................................................  16
  Possible Costs Associated with the Integration of Bryan..................  16
  Governmental Regulation..................................................  16
  Competition..............................................................  17
  Control by Management....................................................  17
  Anti-takeover Effects of Certain Provisions of Savannah's Articles of
  Incorporation, Bylaws and the GBCC.......................................  17
  Year 2000 Issues.........................................................  17
MEETINGS OF SHAREHOLDERS...................................................  19
  Shareholder Meetings.....................................................  19
  Record Dates, Voting Rights, Required Votes, and Revocability of Proxies.  19
  Recommendations of the Boards of Directors...............................  21
THE MERGER.................................................................  22
  Background of and Reasons for the Merger.................................  22
  Opinion of Savannah's Financial Advisor..................................  30
  Opinion of Bryan's Financial Advisor.....................................  31
  Exchange Ratio...........................................................  35
  Fractional Shares........................................................  35
  Conversion of Stock Options..............................................  35
  Effective Time...........................................................  36
  Distribution of Savannah Certificates....................................  36
  Federal Income Tax Consequences..........................................  37
  Management and Operations After the Merger...............................  38
  Interests of Certain Persons in the Merger...............................  38
  Conditions to Consummation...............................................  42
  Regulatory Approvals.....................................................  43
  Amendment, Waiver, and Termination.......................................  43
  Conduct of Business Pending the Merger...................................  44
  Expenses and Fees........................................................  48
  Accounting Treatment.....................................................  49
  Resales of Savannah Common Stock.........................................  49
  Stock Option Agreements..................................................  49
  Bryan Directors' Agreements..............................................  51
  Dissenters' Rights.......................................................  51
PRO FORMA CONDENSED FINANCIAL DATA.........................................  54
EFFECT OF THE MERGER ON THE RIGHTS OF SHAREHOLDERS.........................  60
  Authorized Capital Stock.................................................  60
  Amendment of Articles of Incorporation and Bylaws........................  60
  Classified Board of Directors and Absence of Cumulative Voting...........  61
  Removal of Directors.....................................................  62
  Indemnification..........................................................  62
  Special Meetings of Shareholders.........................................  63
  Actions By Shareholders Without a Meeting................................  63
  Mergers, Consolidations and Sales of Assets..............................  64
  Shareholders' Rights to Examine Books and Records........................  64

  Dividends................................................................  65
CONTINGENT ELECTION OF DIRECTORS...........................................  66
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.............  67
  Savannah.................................................................  67
  Bryan....................................................................  69
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS...................................  69
EXPERTS....................................................................  70
LEGAL MATTERS..............................................................  70
SHAREHOLDER PROPOSALS......................................................  70
OTHER MATTERS..............................................................  70




APPENDICES:
    APPENDIX A - Amended and Restated Agreement and Plan of Merger by and
                 between Savannah and Bryan, dated as of February 11, 1998 APPENDIX B - Opinion of T. Stephen Johnson & Associates, Inc.
    APPENDIX C - Opinion of Elaine H. Demarest, CPA, P.C.
    APPENDIX D - Provisions of the Georgia Business Corporation Code Relating
                 to Dissenters'Rights

-------------------------------------------------------------------------------
                                     SUMMARY

     THE FOLLOWING IS A SUMMARY OF CERTAIN INFORMATION CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND THE DOCUMENTS INCORPORATED HEREIN BY REFERENCE. THIS SUMMARY IS NOT INTENDED TO BE A COMPLETE DESCRIPTION OF THE MATTERS COVERED IN THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS SUBJECT TO AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MORE DETAILED INFORMATION CONTAINED ELSEWHERE IN THIS JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPENDICES HERETO, AND IN THE DOCUMENTS INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THE MERGER AGREEMENT IS SET FORTH IN APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND REFERENCE IS MADE THERETO FOR A COMPLETE DESCRIPTION OF THE TERMS OF THE MERGER. SHAREHOLDERS ARE URGED TO READ CAREFULLY THE ENTIRE JOINT PROXY STATEMENT/PROSPECTUS, INCLUDING THE APPENDICES. AS USED IN THIS JOINT PROXY STATEMENT/PROSPECTUS, THE TERMS "SAVANNAH" AND "BRYAN" REFER TO SUCH CORPORATIONS, RESPECTIVELY, AND WHERE THE CONTEXT REQUIRES, SUCH CORPORATIONS AND THEIR RESPECTIVE SUBSIDIARIES.


THE PARTIES

     SAVANNAH. Savannah is a bank holding company headquartered in Savannah, Georgia. The Savannah Bank, National Association, Savannah, Georgia ("Savannah Bank"), Savannah's wholly-owned subsidiary, operates four banking offices in Chatham County, Georgia, and will open a fifth banking office in the third quarter of 1998. As of June 30, 1998, Savannah had total consolidated assets of approximately $169.2 million, total consolidated deposits of approximately $148.3 million, and total consolidated shareholders' equity of approximately $15.9 million. Through Savannah Bank, Savannah offers a broad range of banking and bank-related services.

     Savannah was organized under the laws of the State of Georgia in 1989 and Savannah Bank commenced operations on August 22, 1990. Savannah is a registered bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHC Act"). Savannah's principal executive offices are located at 25 Bull Street, Savannah, Georgia 31401 and its telephone number at such address is
(912) 651-8200.

    For additional information about Savannah and its business, see "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "--Selected Financial Data."

     BRYAN. Bryan is a bank holding company headquartered in Richmond Hill, Georgia, with one banking office in the city of Richmond Hill, Georgia. As of
June 30, 1998, Bryan had total consolidated assets of approximately $71.0 million, total consolidated deposits of approximately $59.5 million, and total consolidated shareholders' equity of approximately $7.6 million. Through its wholly-owned banking subsidiary, Bryan Bank & Trust, Richmond Hill, Georgia ("Bryan Bank"), Bryan offers a full range of interest-bearing and non interest-bearing accounts, including commercial and retail checking accounts, negotiable order of withdrawal ("NOW") accounts, super NOW accounts, public funds accounts, money market accounts, individual retirement accounts, regular interest-bearing savings accounts, certificates of deposit, business accounts, commercial loans, real estate loans and consumer/installment loans.

     Bryan was organized under the laws of the state of Georgia and commenced operations on March 6, 1989 as a registered bank holding company under the BHC Act. Bryan's principal executive office is located at 9971 Ford Avenue, Richmond Hill, Georgia 31324, and its telephone number at such address is (912) 756-4444. For additional information regarding Bryan and its business, see "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE" and "--Selected Financial Data."

MEETINGS OF SHAREHOLDERS

     SAVANNAH. This Joint Proxy Statement/Prospectus is being furnished to the holders of Savannah Common Stock in connection with the solicitation by the Savannah Board of Directors of proxies for use at the Savannah Special Meeting at which Savannah shareholders will be asked to vote upon the following proposals: (1) to approve the issuance of Savannah Common Stock pursuant to the Merger Agreement; (2) and to elect, contingent on consummation of the Merger, five of the current directors of Bryan to the Savannah Board of Directors. The Savannah Special Meeting will be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia 31401, on Tuesday, December 15, 1998, at 10:00 a.m., local time. See "MEETINGS OF SHAREHOLDERS--Shareholder Meetings."

     Savannah's Board of Directors has fixed the close of business on October 23, 1998, as the record date (the "Savannah Record Date") for determination of the shareholders entitled to notice of and to vote at the Savannah Special Meeting. Only holders of record of shares of Savannah Common Stock on the Savannah Record Date will be entitled to notice of and to vote at the Savannah Special Meeting. Each share of Savannah Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to being voted at the Savannah Special Meeting. On the Savannah Record Date, there were 1,782,598 shares of Savannah Common Stock issued, of which 1,736,798 shares were outstanding (45,800 shares were held in treasury) and were held by approximately 220 shareholders of record and by approximately 530 additional shareholders through brokerage accounts. See "MEETINGS OF SHAREHOLDERS--Record Dates, Voting Rights, Required Votes, and Revocability of Proxies."

     To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of Savannah Common Stock. In determining whether a quorum exists at the Savannah Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the proposal to approve the issuance of Savannah Common Stock pursuant to the Merger Agreement requires that the number of votes cast in favor of that action exceed the number of votes cast opposing that action in a meeting in which a quorum exists. The vote required for the election of the nominees for director is a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present. IF EITHER PROPOSAL 1 OR 2 ABOVE DOES NOT RECEIVE THE REQUISITE NUMBER OF VOTES FOR APPROVAL, THE MERGER WILL NOT BE CONSUMMATED AND THE PERSONS ELECTED TO THE BOARD OF DIRECTORS OF SAVANNAH CONTINGENT ON CONSUMMATION OF THE MERGER WILL NOT TAKE OFFICE.

     As of the Savannah Record Date, all directors and executive officers of Savannah as a group (14 persons) were entitled to vote 479,266 shares of Savannah Common Stock, constituting approximately 27.6 percent of the shares of Savannah Common Stock outstanding at that date, and are anticipated to vote their shares of Savannah Common Stock in favor of the issuance of Savannah Common Stock pursuant to the Merger Agreement, and in favor of the election, contingent on consummation of the Merger, of the five nominees for director listed on the enclosed proxy card. As of the Savannah Record Date, Bryan and its affiliates held an aggregate of 825 shares of Savannah Common Stock. See "MEETINGS OF SHAREHOLDERS--Record Dates, Voting Rights, Required Votes, and Revocability of Proxies."

     BRYAN. This Joint Proxy Statement/Prospectus is being furnished to the holders of Bryan Common Stock in connection with the solicitation by the Bryan Board of Directors of proxies for use at the Bryan Special Meeting at which Bryan shareholders will be asked to vote upon a proposal to approve the Merger Agreement and the transactions contemplated therein. The Bryan Special Meeting will be held at the corporate headquarters of Bryan, 9971 Ford Avenue, Richmond Hill, Georgia 31324, on Monday, December 14, 1998, at 6:00 p.m., local time. See "MEETINGS OF SHAREHOLDERS--Shareholder Meetings."

     Bryan's Board of Directors has fixed the close of business on November 10, 1998, as the record date (the "Bryan Record Date") for determination of the shareholders entitled to notice of and to vote at the Bryan Special Meeting. Only holders of record of shares of Bryan Common Stock on the Bryan Record Date will be entitled to notice of and to vote at the Bryan Special Meeting. Each share of Bryan Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to being voted at the Bryan Special Meeting. On the Bryan Record Date, there were 532,258 shares of Bryan Common Stock issued, of which 506,508 shares were outstanding (25,750 shares were held in treasury) and were held by approximately 410 shareholders of record and by approximately 50 additional shareholders through brokerage accounts. See "MEETINGS OF SHAREHOLDERS--Record Dates, Voting Rights, Required Votes, and Revocability of Proxies."

     To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of Bryan Common Stock. In determining whether a quorum exists at the Bryan Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the

Merger Agreement and the transactions contemplated therein requiresthe affirmative vote by holders of 66-2/3 percent (approximately 337,672 shares) of the outstanding shares of Bryan Common Stock entitled to vote at the Bryan Special Meeting.

    As of the Bryan Record Date, all directors and executive officers of Bryan as a group (12 persons) were entitled to vote 251,381 shares of Bryan Common Stock, constituting approximately 49.6 percent of the shares of Bryan Common Stock outstanding at that date. The holders of all such shares have agreed to vote their shares of Bryan Common Stock in favor of the Merger. As of the Bryan Record Date, Savannah and its affiliates held no shares of Bryan Common Stock. See "MEETINGS OF SHAREHOLDERS--Record Dates, Voting Rights, Required Votes, and Revocability of Proxies."

     BRYAN'S SHAREHOLDERS HAVE THE RIGHT TO DISSENT FROM APPROVAL OF THE MERGER AGREEMENT AND OBTAIN PAYMENT FOR THE FAIR VALUE OF THEIR SHARES OF BRYAN COMMON STOCK BY FOLLOWING THE PROCEDURES DESCRIBED IN TITLE 14, CHAPTER 2, ARTICLE 13 OF THE GEORGIA BUSINESS CORPORATION CODE ("GBCC"). SEE "THE MERGER--DISSENTERS' RIGHTS" AND APPENDIX D TO THIS JOINT PROXY STATEMENT/PROSPECTUS.

THE MERGER

     GENERAL. The Merger Agreement provides for the acquisition of Bryan by Savannah pursuant to the Merger of Bryan with and into Savannah. A copy of the Merger Agreement is set forth in Appendix A to this Joint Proxy Statement/Prospectus, and the Merger Agreement is incorporated herein by reference.

     BACKGROUND OF AND REASONS FOR THE MERGER. The Savannah Board believes that the Merger is in the best interests of Savannah and its shareholders, has unanimously approved the Merger Agreement and unanimously recommends that the shareholders vote "FOR" approval of the issuance of shares of Savannah Common Stock pursuant to the Merger Agreement. In deciding to approve the Merger
Agreement and the consummation of the transactions contemplated therein, including the issuance of shares of Savannah Common Stock pursuant to the Merger Agreement, the Savannah Board considered a number of factors, including the financial condition of Bryan, the opinion of T. Stephen Johnson & Associates, Inc. ("TSJ") as to the fairness, from a financial point of view, to the
shareholders   of  Savannah  of  the   consideration   to  be  issued  to  Bryan
shareholders, the earnings and financial condition of Bryan Bank, the attractiveness of the Bryan market, the compatibility of Bryan's operations and community bank orientation, the likelihood of the Merger being approved by regulatory authorities without adverse conditions or delay, and the anticipated tax-free nature of the Merger. See "THE MERGER--Background of the Merger" and "--Savannah's Reasons for the Merger and Recommendation of Directors."

     The Bryan Board believes that the Merger is in the best interests of Bryan and its shareholders, has approved the Merger Agreement and recommends that the shareholders vote "FOR" approval of the Merger Agreement and the consummation of the transactions contemplated therein. In deciding to approve the Merger Agreement and the consummation of the transactions contemplated therein, the Bryan Board considered a number of factors, including, among other matters, the financial terms of the proposed Merger, the opinion of Elaine H. Demarest, CPA, P.C. ("EHD") as to the fairness, from a financial point of view, to the shareholders of Bryan of the consideration to be received by the Bryan shareholders, the financial condition of Savannah, the percentage ownership of Bryan shareholders in the resulting company, the projected earnings stream of the combined company, the desire for Bryan Bank to remain a separate community bank with operating independence, the anticipated tax-free nature of the Merger, increased liquidity for shareholders, a comparison of the terms with comparable transactions, and alternatives to the Merger. See "THE Merger--Background of the Merger" and "--Bryan's Reasons for the Merger and Recommendation of Directors."

     The Boards of Directors of Bryan and Savannah believe that the Merger will result in a company with expanded opportunities for profitable growth and that the combined resources and capital of Bryan and Savannah will provide an enhanced ability to compete in the changing and competitive financial services industry. See "THE MERGER--Background of the Merger," "--Savannah's Reasons for the Merger and Recommendation of Directors," and "--Bryan's Reasons for the Merger and Recommendation of Directors."

     OPINION OF SAVANNAH'S FINANCIAL ADVISOR. Savannah has received the written opinion of TSJ, dated March 25, 1998, as to the fairness, from a financial point of view, to the Savannahshareholders of the consideration to be issued to Bryan shareholders. The full text of TSJ's written opinion, which describes the procedures followed, assumptions made, limitations on the review taken, and other matters in connection with rendering such opinion, is set forth in APPENDIX B to this Joint Proxy Statement/Prospectus and should be read in its entirety by Savannah shareholders. For additional information regarding the opinion of TSJ and a discussion of the qualifications of TSJ, the method of its selection, and certain relationships between TSJ and Savannah, see "THE MERGER--Opinion of Savannah's Financial Advisor."

     OPINION OF BRYAN'S FINANCIAL ADVISOR. Bryan has received the written opinion of EHD, dated as of April 8, 1998 as to the fairness, from a financial point of view, to the Bryan shareholders of the consideration to be received by the Bryan shareholders. The full text of EHD's written opinion, which describes the procedures followed, assumptions made, limitations on the review taken, and other matters in connection with rendering such opinion, is set forth in APPENDIX C to this Joint Proxy Statement/Prospectus and should be read in its entirety by Bryan shareholders. For additional information regarding the opinion of EHD and a discussion of the qualifications of EHD, the method of its selection, and certain relationships between EHD and Bryan, see "THE MERGER--Opinion of Bryan's Financial Advisor."

     EXCHANGE RATIO. At the Effective Time, each share of Bryan Common Stock then issued and outstanding (excluding shares held by Bryan, Savannah, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by Bryan shareholders who perfect their statutory dissenters' rights) will be converted into and exchanged for the right to receive 1.85 shares of Savannah Common Stock.


     As of the Bryan Record Date, there were 532,258 shares of Bryan Common Stock issued, of which 506,508 shares were outstanding and 25,750 shares were held as treasury stock by Bryan. Based on the number of shares of Bryan Common Stock outstanding on the Bryan Record Date and the Exchange Ratio of 1.85, it is anticipated that upon consummation of the Merger, Savannah would issue approximately 937,040 shares of Savannah Common Stock to holders of Bryan Common Stock. Accordingly, following consummation of the Merger, Savannah will have approximately 2,673,838 shares of Savannah Common Stock outstanding, based on the number of shares of Savannah Common Stock issued and outstanding on the Savannah Record Date. See "THE MERGER--Exchange Ratio."


     FRACTIONAL SHARES. No fractional shares of Savannah Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Bryan shareholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of Savannah Common Stock multiplied by the market value of one share of Savannah Common Stock at the Effective Time. The market value of one share of Savannah Common Stock at the Effective Time will be the last sale price of such common stock on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Savannah) on the last trading day preceding the Effective Time. No Bryan shareholder who would have been entitled to receive fractional shares of Savannah Common Stock will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares. See "THE MERGER--Fractional Shares."

     CONVERSION OF STOCK OPTIONS. At the Effective Time, each option or other right to purchase Bryan Common Stock pursuant to stock options ("Bryan Rights") granted by Bryan, which are outstanding at the Effective Time, whether or not exercisable, will be converted into and become rights with respect to Savannah Common Stock, and Savannah will assume each Bryan Right, in accordance with the terms of the stock option agreement by which it is evidenced. See "THE MERGER--Conversion of Stock Options."

     EFFECTIVE TIME. Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the certificate of merger, which is to be executed by Savannah and filed with the Secretary of State of the State of Georgia relating to the Merger (the "Certificate of Merger"), becomes effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon by Bryan and Savannah, and subject to the terms and conditions contained in the Merger Agreement, the parties will use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day following the last to occur of (i) the effective date (including the expiration of any applicable waiting period) of the last consent required by the Merger Agreement of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Bryan and Savannah approve the Merger Agreement. See "THE MERGER--Effective Time," "--Conditions to Consummation" and "--Amendment, Waiver, and Termination."

    NO ASSURANCE CAN BE PROVIDED THAT THE NECESSARY SHAREHOLDER AND REGULATORY APPROVALS CAN BE OBTAINED OR THAT THE OTHER CONDITIONS PRECEDENT TO THE MERGER CAN OR WILL BE SATISFIED. BRYAN AND SAVANNAH ANTICIPATE THAT ALL CONDITIONS TO THE CONSUMMATION OF THE MERGER WILL BE SATISFIED SO THAT THE MERGER CAN BE CONSUMMATED DURING THE FOURTH QUARTER OF 1998. HOWEVER, DELAYS IN THE CONSUMMATION OF THE MERGER COULD OCCUR.

     DISTRIBUTION OF SAVANNAH CERTIFICATES. Promptly after the Effective Time, Savannah and Bryan will cause Reliance Trust Company, Atlanta, Georgia, Savannah's transfer agent, acting as the exchange agent (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates (collectively, the "Certificates") which, immediately prior to the Effective Time, represented outstanding shares of Bryan Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Certificates in exchange for certificates representing shares of Savannah Common Stock. Cash will be paid to the holders of Bryan Common Stock in lieu of the issuance of any fractional shares of Savannah Common Stock.

     HOLDERS OF BRYAN COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE APPROPRIATE TRANSMITTAL MATERIALS AND INSTRUCTIONS.

     In no event will the holder of any surrendered Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will Savannah, or the Exchange Agent be liable to any holder of Bryan Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.


     FEDERAL INCOME TAX CONSEQUENCES. Bryan and Savannah have received an opinion of Alston & Bird LLP, counsel to Savannah, to the effect that, among other things, (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) the exchange in the Merger of Bryan Common Stock solely for shares of Savannah Common Stock will not result in gain or loss to the shareholders of Bryan. For a further discussion of certain of the federal income tax consequences of the Merger, see "THE MERGER--Federal Income Tax Consequences."


     BECAUSE CERTAIN TAX CONSEQUENCES OF THE MERGER MAY VARY DEPENDING UPON THE PARTICULAR CIRCUMSTANCES OF EACH SHAREHOLDER AND OTHER CIRCUMSTANCES, EACH HOLDER OF BRYAN COMMON STOCK IS URGED TO CONSULT SUCH HOLDER'S OWN TAX ADVISORS TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF THE MERGER (INCLUDING THE APPLICATION AND EFFECT OF STATE, LOCAL AND FOREIGN INCOME AND OTHER TAX LAWS).

     MANAGEMENT AND OPERATIONS AFTER THE MERGER. Savannah will be the surviving corporation resulting from the Merger and Bryan Bank will become a wholly owned subsidiary of Savannah. The parties intend that Savannah Bank and Bryan Bank will operate as separate subsidiaries of Savannah after the Effective Time. The Merger Agreement provides that the directors of Savannah in office immediately prior to the Effective Time, together with E. James Burnsed, James W. Royal, James Toby Roberts, Sr., L. Carlton Gill, and Robert T. Thompson, Jr., current directors of Bryan, will serve as directors of Savannah from and after the Effective Time in accordance with Savannah's Bylaws. The officers of Savannah in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, will serve as the officers of Savannah, from and after the Effective Time in accordance with the Bylaws of Savannah; provided, that E. James Burnsed will be elected Vice Chairman of Savannah. Of the five directors of Bryan who will serve as directors of Savannah assuming they are elected by the shareholders of Savannah and the Merger is consummated, Messrs. Gill and Thompson shall serve until the Annual Meeting of Shareholders in 1999, Messrs. Royal and Roberts shall serve until the Annual Meeting of Shareholders in 2000, and Mr. Burnsed shall serve until the Annual Meeting of Shareholders in 2001, in each case until their successors have been elected and qualified. See "THE MERGER - Management and Operations After the Merger" and "CONTINGENT ELECTION OF DIRECTORS."

     INTERESTS OF CERTAIN PERSONS IN THE MERGER. Certain members of Savannah's and Bryan's managements and boards of directors have interests in the Merger in addition to their interests as shareholders of Savannah and Bryan generally. These include, among other things, provisions in the Merger Agreement relating to indemnification, and the eligibility of certain Bryan personnel for certain Savannah employee benefits. In addition, E. James Burnsed and George Michael Odom, Jr., current officers of Bryan, are entitled to receive certain benefits upon the consummation of the Merger pursuant to the terms of certain "change in control" agreements that those individuals have with Bryan; however, the Merger Agreement provides that Messrs. Burnsed and Odom will waive any benefits to which they are entitled under those "change in control" agreements in return for the execution by Savannah of new employment agreements with those individuals. The new employment agreements provide for a base salary of $90,000 per year for Mr. Burnsed and $80,000 per year for Mr. Odom, and both provide for certain other benefits to be received by Messrs. Burnsed and Odom, including, but not limited to the following: the assumption by Savannah of certain stock option agreements; the granting of certain incentive stock options; and the inclusion of "change in control" provisions in the employment agreements that are substantially similar to the provisions contained in the prior "change in control" agreements between Bryan and Messrs. Burnsed and Odom, which could be triggered upon any future "change in control" of Savannah. See "THE MERGER-Interests of Certain Persons in the Merger; Employment Agreements," and "THE MERGER-Interests of Certain Persons in the Merger; Change in Control agreements." Furthermore, Mr. Charles Stafford, a current director of Bryan, entered into the following agreements as a result of the Merger negotiations: a covenant not to compete, pursuant to which Mr. Stafford will receive $5,000 per month for a period of 40 months (for a total of $200,000); a nonsolicitation and nondisclosure agreement; a financial disclosure agreement; an affiliate agreement, and a directors' agreement. See "THE MERGER-Interests of Certain Persons in the Merger; Stafford Agreements." Additionally, the Merger Agreement provides that, in the event Savannah removes, or fails to re-elect a director (other than Charles Stafford) to the board of directors of Bryan Bank during the 24-month period following the closing date of the Merger, Savannah will pay such director, immediately, an amount equal to the director's fees he or she would have earned during the remainder of such 24-month period. Currently, Bryan Bank pays each of its directors $500 per month in director's fees. See "THE MERGER-Interests of Certain Persons in the Merger." In addition, five of the current Bryan directors will serve as directors of Savannah, as described above. As of the Savannah Record Date, the directors and officers of Bryan were entitled to vote an aggregate of 825 shares of Savannah Common Stock. As of the Bryan Record Date, the directors and officers of Savannah were not entitled to vote any shares of Bryan Common Stock. See "THE MERGER--Interests of Certain Persons in the Merger."


     CONDITIONS TO CONSUMMATION. Consummation of the Merger is subject to various conditions, including receipt of the required approval of the Merger Agreement by Bryan shareholders, receipt of the required approval of Savannah shareholders for the issuance of Savannah Common Stock pursuant to the Merger Agreement, receipt of required regulatory approvals, receipt of an opinion of counsel as to the tax-free nature of certain aspects of the Merger, receipt of a letter from the independent accountants of Savannah that the Merger will qualify for pooling-of-interests accounting treatment, and certain other conditions. In the event that either the Savannah or the Bryan board of directors elects to waive the condition relating to the receipt of a pooling letter from Savannah's independent accountants (relating to the accounting treatment of the Merger), then the board of directors of the party that so elects to waive such condition will resolicit the approval of the shareholders of that party. - See "THE MERGER--Conditions to Consummation.


     REGULATORY APPROVALS. The Merger is subject to approval by the Board of Governors of the Federal Reserve System (the "Federal Reserve") and the Georgia Department of Banking and Finance (the "GDBF"). Savannah has obtained all required regulatory approvals for the Merger. See "THE MERGER--Regulatory Approvals."

     AMENDMENT, WAIVER, AND TERMINATION. The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time by mutual consent of Bryan and Savannah, or by either Bryan or Savannah under certain circumstances, including if the Merger is not consummated by December 31, 1998, unless the failure to consummate by such time is due to a breach of the Merger Agreement by the party seeking to so terminate. If for any reason the Merger is not consummated, Savannah and Bryan will continue to operate as independent bank holding companies under their respective present management. See "THE MERGER--Amendment, Waiver, and Termination."

     CONDUCT OF BUSINESS PENDING THE MERGER. Each party has agreed in the Merger Agreement to: (i) operate its business only in the usual, regular and ordinary course; (ii) preserve intact its business organization and assets and maintain its rights and franchises; and (iii) take no action that would (a) adversely affect the ability of any party to the Merger Agreement to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of certain materially adverse conditions or restrictions as contemplated by the Merger Agreement, or (b) materially adversely affect the ability of any party to the Merger Agreement to perform its covenants and agreements under the Merger Agreement. In addition, each party to the Merger Agreement has agreed not to take certain actions relating to the operation of their respective businesses pending consummation of the Merger without the prior written consent of the other party, except as otherwise permitted by the Merger Agreement. See "THE MERGER--Conduct of Business Pending the Merger."

     EXPENSES AND FEES. The Merger Agreement provides that, except as otherwise provided in the Merger Agreement, each of Savannah and Bryan will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the parties to the Merger Agreement will bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement/Prospectus and printing costs incurred in connection with the printing of the Registration Statement and this Joint Proxy Statement/Prospectus. See "THE MERGER--Expenses and Fees."

     ACCOUNTING  TREATMENT.  It is anticipated that the Merger will qualify as a
"pooling-of-interests"   transaction  for  accounting  and  financial  reporting
purposes. See "THE MERGER--Accounting Treatment."

     RESALES OF SAVANNAH COMMON STOCK. The Savannah Common Stock issued in connection with the Merger will be freely transferable by the holders of such shares, except for those holders who may be deemed to be "affiliates" (generally including directors, certain executive officers, and 10% or more shareholders) of Bryan or Savannah under applicable federal securities laws. See "THE MERGER--Resales of Savannah Common Stock."

     STOCK OPTION AGREEMENTS. As an inducement and condition to Savannah's willingness to enter into the Merger Agreement, Bryan (as issuer) entered into a Stock Option Agreement with Savannah (as grantee), dated as of February 11, 1998 (the "Bryan Stock Option Agreement"), and as an inducement and condition to Bryan's willingness to enter into the Merger Agreement, Savannah (as issuer) entered into a Stock Option Agreement with Bryan (as grantee), dated as of February 11, 1998 (the "Savannah Stock Option Agreement" and, together with the Bryan Stock Option Agreement, the "Stock Option Agreements"). The Stock Option Agreements are set forth as exhibits to the Merger Agreement.

     Pursuant to the Bryan Stock Option Agreement, Bryan granted to Savannah an irrevocable option (the "Bryan Option"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of Bryan's and Savannah's knowledge, has occurred as of the date hereof, to purchase up to 100,098 shares of Bryan Common Stock for a purchase price of $47.18 per share, subject to adjustment in certain circumstances.

     Pursuant to the Savannah Stock Option Agreement, Savannah granted to Bryan an irrevocable option (the "Savannah Option" and, together with the Bryan Option, the "Options"), exercisable only under certain limited and specifically defined circumstances, none of which, to the best of Savannah's and Bryan's knowledge, has occurred as of the date hereof, to purchase up to 340,200 shares of Savannah Common Stock for a purchase price of $25.50 per share, subject to adjustment in certain circumstances.

    Under certain circumstances, if one of the Options becomes exercisable, the holder of such Option will have the right to require the issuer of the Option to repurchase such Option (or the shares purchased pursuant thereto).

     The purchase of any shares of Bryan Common Stock or Savannah Common Stock pursuant to the Options is subject to compliance with applicable law, including receipt of any necessary approvals under the BHC Act.

     The Stock Option Agreements and the Options are intended to increase the likelihood that the Merger will be consummated on the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Bryan or Savannah prior to the Merger.

     In the event that either the Bryan shareholders or the Savannah shareholders fail to approve the Merger Agreement, either Bryan or Savannah may terminate the Merger Agreement. See "THE MERGER--Amendment, Waiver, and Termination." If such termination occurs prior to the occurrence of a Purchase Event or Preliminary Purchase Event (as such terms are defined in the Stock Option Agreements) under the Stock Option Agreements, the Stock Option Agreements will automatically terminate at such time. If a Purchase Event occurs under either or both of the Stock Option Agreements, however, Bryan and/or Savannah, as applicable, will be entitled to exercise the related Option or Options in accordance with its or their terms, as applicable. See "THE MERGER--Stock Option Agreements."


    BRYAN DIRECTORS' AGREEMENTS. The current directors of Bryan have entered into certain agreements (the "Directors' Agreements"), which provide that they will vote their shares of Bryan Common Stock in favor of the Merger. See "THE MERGER--Bryan Directors' Agreements."

     DISSENTER'S RIGHTS. Each holder of Bryan Common Stock who perfects his dissenters' rights is entitled to the rights and remedies of a dissenting shareholder under Title 14, Chapter 2, Article 13 of the GBCC, subject to compliance with the procedures set forth therein. Among other things, a dissenting shareholder who has perfected his dissenter's rights is entitled to receive an amount in cash equal to the "fair value" of such holder's shares. A copy of Title 14, Chapter 2, Article 13 of the GBCC is set forth in APPENDIX D of this Joint Proxy Statement/Prospectus and a summary thereof is included under "THE Merger--Dissenters' Rights." TO PERFECT DISSENTERS' RIGHTS, A SHAREHOLDER MUST COMPLY WITH TITLE 14, CHAPTER 2, ARTICLE 13 OF THE GBCC WHICH REQUIRES, AMONG OTHER THINGS, THAT THE SHAREHOLDER MUST DELIVER TO BRYAN, PRIOR TO THE VOTE OF THE SHAREHOLDERS OF BRYAN AT THE BRYAN SPECIAL MEETING, WRITTEN NOTICE OF SUCH HOLDER'S INTENTION TO DEMAND PAYMENT FOR HIS SHARES IF THE MERGER IS EFFECTUATED AND THAT SUCH SHAREHOLDER NOT VOTE SUCH HOLDER'S SHARES IN FAVOR OF THE MERGER AGREEMENT. ANY BRYAN SHAREHOLDER WHO RETURNS A SIGNED PROXY BUT FAILS TO PROVIDE INSTRUCTIONS AS TO THE MANNER IN WHICH SUCH HOLDER'S SHARES ARE TO BE VOTED WILL BE DEEMED TO HAVE VOTED IN FAVOR OF THE MERGER AGREEMENT AND THUS WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS. The holders of Savannah Common Stock are not entitled to such dissenters' rights under the GBCC. See "THE MERGER--Dissenters' Rights."


CONTINGENT ELECTION OF DIRECTORS

     At the Savannah Special Meeting, Savannah shareholders will be asked to consider and vote upon the election, contingent on consummation of the Merger,
L. Carlton Gill, Robert T. Thompson, Jr., James W. Royal, James Toby Roberts, Sr. and E. James Burnsed, each of whom serves as a current director of Bryan, to the Savannah Board of Directors, of whom Messrs. Gill and Thompson, Jr. shall serve until the Annual Meeting of Shareholders in 1999, Messrs. Royal and Roberts shall serve until the Annual Meeting of Shareholders in 2000, and Mr.
Burnsed shall serve until the Annual Meeting of Shareholders in 2001, in each case until their successors have been elected and qualified. See "CONTINGENT ELECTION OF DIRECTORS."


RISK FACTORS

     In considering whether to approve the Merger Agreement and the transactions contemplated thereby, the shareholders of Bryan should consider the various risks associated with an investment in Savannah Common Stock. For a discussion of the risks associated with the Merger and the securities associated therewith, see "RISK FACTORS."

MARKET PRICES AND DIVIDENDS

     Savannah Common Stock is traded in the over-the-counter market and quoted on the Nasdaq National Market under the symbol "SAVB." The Bryan Common Stock is not traded in any established market. On February 10, 1998, the last day prior to public announcement that Savannah and Bryan had executed the Merger Agreement, the last reported sale price per share of Savannah Common Stock on the Nasdaq National Market was $25.50, or an equivalent pro forma price per share of Bryan Common Stock (based on the 1.85 Exchange Ratio) of $47.18. On October 30, 1998, the latest practicable date prior to the mailing of this Joint Proxy Statement/Prospectus, the last reported sale price per share of Savannah Common Stock on the Nasdaq National Market was $21.63, or an equivalent pro forma price per share of Bryan Common Stock of $40.01. There can be no assurance as to what the market price of the Savannah Common Stock will be if and when the Merger is consummated.

     The following table sets forth the high and low sale prices per share of Savannah Common Stock on The SmallCap Market of The Nasdaq Stock Market through March of 1997, and thereafter on the Nasdaq National Market, and the dividends paid per share of Savannah Common Stock for the indicated periods. All per share data have been restated to give effect to a 3-for-2 stock split effected February 24, 1997.

                                           SALE PRICE PER SHARE   DIVIDENDS
                                               OF SAVANNAH         DECLARED
                                               COMMON STOCK       PER SHARE
                                            -------  -------     OF SAVANNAH
1996                                         HIGH     LOW       COMMON STOCK
----                                        -------  -------     ------------
First Quarter........................       $14.00    $12.67        $0.02
Second Quarter.......................       $14.00    $12.67        $0.02
Third Quarter........................       $13.83    $12.67        $0.02
Fourth Quarter.......................       $16.33    $12.67        $0.02

1997
----
First Quarter........................       $19.25    $15.00        $0.02
Second Quarter.......................       $23.00    $18.63        $0.04
Third Quarter........................       $23.25    $20.00        $0.04
Fourth Quarter.......................       $24.00    $21.50        $0.04

1998
----
First Quarter .......................       $31.00    $23.94        $0.04
Second Quarter.......................       $28.25    $25.50        $0.10
Third Quarter .......................       $27.00    $21.50        $0.10
Fourth Quarter (through October 30, 1998)   $22.00    $21.00        $0.10

SAVANNAH SHAREHOLDERS AND BRYAN SHAREHOLDERS SHOULD OBTAIN CURRENT MARKET QUOTATIONS FOR SAVANNAH COMMON STOCK.

     There is no established public trading market for the Bryan Common Stock, and no reliable information is available as to trades of such shares or the prices at which such shares have traded. Based upon the limited information available to it, Bryan believes that the following table sets forth the high and low prices and the dividends paid per share of Bryan Common Stock for the past two years.



                                                                   DIVIDENDS
                                          SALE PRICE PER SHARE      DECLARED
                                              COMMON STOCK         PER SHARE
                                            -------  -------        OF BRYAN
                                             HIGH      LOW        COMMON STOCK
1996                                        -------  -------     --------------
----
First Quarter......................         $20.00    $18.00          $0.70
Second Quarter.....................           N/A*      N/A*            -
Third Quarter......................           N/A*      N/A*            -
Fourth Quarter.....................         $20.00    $20.00            -

1997
----
First Quarter......................         $25.00    $25.00          $0.85
Second Quarter.....................         $25.00    $25.00            -
Third Quarter......................         $25.00    $25.00            -
Fourth Quarter.....................         $25.00    $25.00            -

1998
----
First Quarter......................         $25.00    $25.00          $1.00
Second Quarter.....................           N/A*      N/A*            -
Third Quarter .....................           N/A*      N/A*          $0.185
Fourth Quarter (through October 30, 1998)     N/A*      N/A*          $0.185

* N/A = No known trading activity.

     The holders of Savannah Common Stock are entitled to receive dividends when and if declared by the Board of Directors out of funds legally available therefor. Savannah has paid regular quarterly cash dividends on its Common Stock since 1995. Although Savannah currently intends to continue to pay quarterly cash dividends on the Savannah Common Stock, the declaration and payment of dividends in the future will depend upon business conditions, operating results, capital and reserve requirements, and the Board of Directors' consideration of other relevant factors. Bryan has agreed, consistent with its recent practices, not to declare or pay any dividends during the pendency of the Merger, other than the dividend referred to in the table above. See "THE MERGER--Conduct of Business Pending the Merger."

     Savannah and Bryan are each legal entities separate and distinct from their respective subsidiaries, and their revenues depend in significant part on the payment of dividends from their respective subsidiary depository institutions. National banking associations and Georgia banks such as Savannah Bank and Bryan Bank, respectively, are subject to certain legal restrictions on the amount of dividends they are permitted to pay. See "RISK FACTORS - Restrictions on Dividends."

COMPARATIVE PER SHARE DATA

     The following table sets forth certain unaudited comparative per share data relating to income, cash dividends, and book value on (i) an historical basis for Savannah and Bryan; (ii) a pro forma combined basis per share of Savannah Common Stock, giving effect to the Merger; and (iii) an equivalent pro forma basis per share of Bryan Common Stock, giving effect to the Merger. The Bryan and Savannah pro forma combined information and the Bryan pro forma Merger equivalent information give effect to the Merger on a pooling-of-interests accounting basis and reflects the Exchange Ratio of 1.85 shares of Savannah Common Stock for each share of Bryan Common Stock. See "THE MERGER--Accounting Treatment." The pro forma data are presented for informational purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Merger been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position.

     The information shown below should be read in conjunction with, and is qualified in its entirety by, the historical financial statements of Savannah and Bryan, including the respective notes thereto, and the pro forma financial information incorporated by reference herein. See "DOCUMENTS INCORPORATED BY REFERENCE," "--Selected Financial Data," "--Selected Pro Forma Financial Data," and "PRO FORMA FINANCIAL INFORMATION."

                                      AS OF AND FOR THE
                                      SIX MONTHS ENDED    AS OF AND FOR THE
                                          JUNE 30,      YEAR ENDED DECEMBER 31,
                                            1998         1997     1996    1995
                                        -------------    ----     ----    ----
EARNINGS PER COMMON SHARE
Savannah historical (5):
  Basic..........................         $   0.58     $ 1.03  $ 0.89    $ 0.70
  Diluted........................             0.54       0.97    0.85      0.69
Bryan historical:
  Basic..........................             1.23       2.30    2.01      1.77
  Diluted........................             1.20       2.25    1.98      1.75
Savannah and Bryan pro forma combined (1):
  Basic..........................             0.61       1.10    0.96      0.80
  Diluted........................             0.58       1.06    0.93      0.78
Bryan pro forma equivalent (2):
  Basic..........................             1.13       2.04    1.78      1.48
  Diluted........................             1.07       1.96    1.72      1.44

DIVIDENDS DECLARED PER
  COMMON SHARE
Savannah historical (5)..........         $   0.14     $ 0.14  $ 0.08    $ 0.07
Bryan historical (6).............             1.00       0.85    0.70      0.60
Savannah and Bryan pro forma
  combined (1)(3)................             0.14       0.14    0.08      0.07
Bryan pro forma equivalent (4)...             0.26       0.26    0.15      0.13
BOOK VALUE PER COMMON
  SHARE (PERIOD END)
Savannah historical..............         $   9.18     $ 8.76
Bryan historical.................            15.04      14.75
Savannah and Bryan pro forma
  combined (1)...................             8.51       8.18
Bryan pro forma equivalent (2)...            15.74      15.13


(1) Represents the pro forma combined information of Savannah and Bryan as if the Merger were consummated at the beginning of the period, and were accounted for as a pooling-of-interests.
(2) Represents the pro forma combined per common share amounts multiplied by the Exchange Ratio of 1.85 shares of Savannah Common Stock for each share of Bryan Common Stock.
(3) Represents historical dividends paid by Savannah. Savannah increased its quarterly dividend to ten cents per share in the second quarter of 1998.

(4) Represents historical dividends declared per share by Savannah multiplied by the Exchange Ratio of 1.85 shares of Savannah Common Stock for each share of Bryan Common Stock.
(5) All Savannah historical per share data has been restated to give effect to a 3-for-2 stock split effected on February 24, 1997.
(6) The June 30, 1998 dividends include Bryan's annual dividend declared in March 1998.

SELECTED FINANCIAL DATA

     The following tables present certain selected historical financial information for Savannah and Bryan and are derived from the respective consolidated financial statements of Savannah and Bryan. The data should be read in conjunction with the historical consolidated financial statements, including the respective notes thereto, and other financial information concerning Savannah and Bryan incorporated by reference herein. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."

                SELECTED FINANCIAL DATA OF SAVANNAH (HISTORICAL)
                (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)

     The following table sets forth selected historical financial data of Savannah and should be read in conjunction with Savannah's Annual Report on Form 10-KSB for the year ended December 31, 1997, and Savannah's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, which are incorporated by reference herein. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."


                               AS OF AND FOR THE
                                  SIX MONTHS
                                ENDED JUNE 30,          AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                 1998      1997       1997      1996      1995      1994      1993
                               --------  --------   --------  --------  --------  --------  --------
BALANCE SHEET DATA
 Total assets..................$169,190  $140,124   $163,659  $137,452  $115,088  $ 90,434  $ 71,834
 Loans, net.................... 106,570    96,055    104,541    87,409    74,766    60,320    51,257
 Deposits...................... 148,346   122,105    144,464   121,401    99,547    78,378    59,296
 Stockholders' equity..........  15,874    14,042     14,976    13,285    12,163    10,858    10,528

STATEMENT OF INCOME DATA
 Net interest income...........$  3,302  $  2,746   $  6,048  $  5,144  $  4,519  $  3,755  $  2,622
 Provision for loan losses.....     100       115        300       195       172       125       257
 Noninterest income............     628       419        953       654       470       201       235
 Noninterest expense...........   2,309     1,916      4,016     3,290     2,914     2,407     2,003
 Net income....................     986       812      1,753     1,507     1,204       906       529

PER SHARE DATA (1)
 Book value (at period end)....$   9.18  $   8.21   $   8.76  $   7.81   $  7.15 $    6.20  $   5.90
 Net income:
   Basic........................   0.58      0.48       1.03      0.89      0.70      0.51      0.29
   Diluted......................   0.54      0.45       0.97      0.85      0.69      0.51      0.29
 Cash dividends.................   0.14      0.06       0.14      0.08      0.07      0.03       -

Total shares outstanding (at
   period end)..................  1,730     1,710      1,710     1,701     1,701     1,750     1,783
Weighted average shares
   outstanding-basic............  1,714     1,706      1,708     1,701     1,711     1,762     1,783
Weighted average shares
   outstanding-diluted..........  1,815     1,789      1,802     1,763     1,747     1,762     1,783

RATIO DATA
 Return on average assets.......  1.18%     1.18%      1.22%     1.20%     1.18%     1.09%     0.80%
 Return on average stockholders'
   equity....................... 12.96%    12.04%     12.48%    12.01%    10.53%     8.43%     5.15%
 Average equity to average
   assets.......................  9.11%     9.83%      9.79%    10.03%    11.20%    12.89%    15.48%
 Average loans to average
   deposits..................... 71.80%    74.40%     75.39%    73.29%    76.58%    80.39%    84.94%


(1) All share and per share data has been revised to reflect the effect of a 3-for-2 stock split effected on February 24, 1997.

                 SELECTED FINANCIAL DATA OF BRYAN (HISTORICAL)
                (IN THOUSANDS, EXCEPT PER SHARE AND RATIO DATA)

     The following table sets forth selected historical financial data of Bryan and should be read in conjunction with Bryan's Annual Report on Form 10-KSB for the year ended December 31, 1997 and Bryan's Quarterly Report on Form 10-QSB for the quarter ended June 30, 1998, which are incorporated by reference herein. See "AVAILABLE INFORMATION" and "DOCUMENTS INCORPORATED BY REFERENCE."


                               AS OF AND FOR THE
                                  SIX MONTHS
                                 ENDED JUNE 30,        AS OF AND FOR THE YEAR ENDED DECEMBER 31,
                                 1998      1997       1997      1996      1995      1994      1993
                               --------  --------   --------  --------  --------  --------  --------
BALANCE SHEET DATA
 Total assets..................$ 71,043  $ 61,000   $ 65,513  $ 60,213  $ 51,797  $ 46,618  $ 42,225
 Loans, net....................  51,600    45,344     47,614    41,805    36,451    32,565    25,109
 Deposits......................  59,508    52,757     55,980    52,604    43,497    40,499    37,147
 Stockholders' equity..........   7,620     6,910      7,421     6,771     6,374     5,484     4,656

STATEMENT OF INCOME DATA
 Net interest income...........$  1,739  $  1,589  $   3,276  $  2,912  $  2,646  $  2,194  $  1,681
 Provision for loan losses.....      90        90        180        90        85        20        50
 Noninterest income............     468       362        720       548       420       391       340
 Noninterest expense...........   1,197     1,018      2,078     1,841     1,608     1,507     1,359
 Net income....................     620       562      1,158     1,021       917       727       406

PER SHARE DATA
 Book value (period end).......$  15.04  $  13.71  $   14.75  $  13.41  $  12.33 $   10.61  $  11.73
 Net income:
   Basic.......................    1.23      1.11       2.30      2.01      1.77      1.70      1.02
   Diluted.....................    1.20      1.08       2.25      1.98      1.75      1.68       .91
 Cash dividends................    1.00      0.85       0.85      0.70       .60      2.50       -

Total shares outstanding (at
  period end)..................     507       504        503       505       517       517       397
Weighted average shares
   outstanding-basic...........     503       504        504       508       517       427       400
Weighted average shares
   outstanding-diluted.........     518       520        516       515       525       434       446

RATIO DATA
 Return on average assets......   1.83%     1.93%      1.88%     1.87%     1.85%     1.67%     1.11%
 Return on average stockholders'
   equity......................  16.63%    16.57%     16.56%    15.78%    15.24%    14.73%     9.30%
 Average equity to average
   assets......................  11.00%    11.67%     11.37%    11.84%    12.16%    11.37%    11.91%
 Average loans to average
   deposits....................  86.65%    86.90%     85.91%    83.80%    86.45%    75.30%    64.87%


SELECTED PRO FORMA FINANCIAL DATA

     The following table sets forth selected pro forma combined financial information for the years ended December 31, 1997 and 1996 and the six months ended June 30, 1998, giving effect to the Merger using the pooling-of-interests method of accounting. See "THE MERGER-Accounting Treatment." The pro forma information is provided for informational purposes only and is not necessarily indicative of actual results that would have been achieved had the Merger been consummated at the beginning of the periods presented or of future results. The selected pro forma combined financial information is derived from the Unaudited Pro Forma Combined Financial Information appearing elsewhere herein. This information should be read in conjunction with the historical financial statements of Savannah and Bryan, including the respective notes thereto, incorporated by reference herein. See "AVAILABLE INFORMATION," "DOCUMENTS INCORPORATED BY REFERENCE," and "PRO FORMA COMBINED FINANCIAL DATA."

                       SELECTED PRO FORMA FINANCIAL DATA
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                FOR THE
                                               SIX MONTHS
                                                 ENDED      FOR THE YEAR ENDED
                                                JUNE 30,        DECEMBER 31,
                                                  1998        1997      1996
                                                --------    --------  --------
EARNINGS DATA
Interest income.............................    $  9,336    $ 16,667  $ 14,444
Interest expense............................       4,296       7,343     6,388
Net interest income.........................       5,040       9,324     8,056
Provision for loan losses...................         190         480       285
Noninterest income..........................       1,096       1,673     1,202
Noninterest expense.........................       3,506       6,094     5,131
Income taxes................................         834       1,512     1,314
Net income..................................       1,606       2,911     2,528

Earnings per share:
   Basic....................................   $    0.61    $   1.10  $    0.96
   Diluted..................................   $    0.58    $   1.06  $    0.93


                                                  AS OF       AS OF
                                                 JUNE 30,  DECEMBER 31,
                                                  1998        1997
                                                --------    --------
BALANCE SHEET DATA
Total assets................................    $240,233     $229,172
Federal funds sold..........................      15,448       13,225
Investment securities.......................      52,503       42,152
Loan, net...................................     156,642      152,155
Deposits....................................     207,854      200,444
Other borrowings............................       7,459        4,970
Stockholders' equity........................      22,694       21,597


                                  RISK FACTORS


     IN CONSIDERING WHETHER TO APPROVE THE MERGER AGREEMENT AND THE TRANSACTIONS CONTEMPLATED THEREBY, THE SHAREHOLDERS OF BRYAN SHOULD CONSIDER THE FOLLOWING RISKS ASSOCIATED WITH AN INVESTMENT IN SAVANNAH COMMON STOCK:


LIMITED MARKET FOR SHARES OF SAVANNAH COMMON STOCK

     While Savannah Common Stock is listed and traded on the Nasdaq National Market, the average daily trading volume of Savannah Common Stock has been historically low. The average daily trading volume of Savannah Common Stock over the six-month period ending June 30, 1998 was approximately 400 shares, and on some days during that period the trading volume for shares of Savannah Common Stock was zero. It is not anticipated that the Merger of Bryan with and into Savannah will cause any significant change in the average daily trading volumes for Savannah Common Stock.


RESTRICTIONS ON DIVIDENDS

     Although Savannah has regularly paid cash dividends in the past, dividends will be payable on Savannah Common Stock only when, as and if declared by the Board of Directors of Savannah out of funds available therefor. Any dividends to be declared by the Savannah Board of Directors must comply with the GBCC and the applicable rules and regulations of appropriate regulatory authorities. In addition, Savannah's only source of income will be dividends and other payments made to Savannah by Savannah Bank and Bryan Bank, and certain statutory and regulatory restrictions exist on the payment of dividends by those subsidiaries.


POSSIBLE COSTS ASSOCIATED WITH THE INTEGRATION OF BRYAN

     The ability of Savannah, as the surviving corporation, to perform with financial success is dependent upon the integration of Bryan into Savannah, as the surviving corporation. The Merger involves the integration of two companies that have previously operated independently, and no assurance can be given that Savannah will be able to integrate the operations of Bryan without encountering unanticipated costs or delays in the integration or experiencing the loss of key Bryan employees or customers, or that the cost-savings and other benefits expected from such integration will be realized. The potential benefits of the integration of Savannah and Bryan include: higher lending limits to individual customers of Bryan and Savannah, Bryan customers having access to Savannah banking offices and Automated Teller Machines ("ATMs"), joint advertising and marketing, combining of certain backoffice operational and accounting functions and reduction of certain regulatory reporting and audit costs. In connection with the Merger, Savannah and Bryan expect to incur after-tax merger-related costs of approximately $800,000, of which approximately $600,000 comprises advisory, legal, accounting and printing costs associated with the Merger, and estimated after-tax integration costs of approximately $200,000 relating to data processing contract termination costs with another data processing vendor on a contract Bryan entered into in late 1997, as well as severance and other associated discontinuance costs. These costs will be expensed upon the closing of the transaction. No significant capital costs are expected.


GOVERNMENTAL REGULATION

     Savannah, Bryan, and their respective subsidiaries are currently subject to extensive governmental regulation. Both Savannah and Bryan, as bank holding companies, are primarily regulated by the Federal Reserve. Savannah Bank, Savannah's wholly owned banking subsidiary, is a national banking association regulated by the Federal Deposit Insurance Corporation (the "FDIC") and the Office of the Comptroller of the Currency ("OCC"). Bryan Bank, Bryan's wholly owned banking subsidiary, is a Georgia bank regulated by the FDIC and the GDBF.

     As a bank holding company, Savannah is subject to certain minimum capital requirements administered by the Federal Reserve. Failure to meet minimum capital requirements can initiate certain mandatory, and possibly additional discretionary, actions by the Federal Reserve that, if undertaken, could have a direct material effect on thefinancial position or results of operations of Savannah. Savannah anticipates that it will be able to satisfy the minimum capital requirements.

     Bryan Bank and Savannah Bank will continue to be primarily regulated by the FDIC, GDBF, and the OCC. The Federal and State regulators of these entities will continue to have the ability, should the situation so require, to place significant regulatory and operational burdens upon Savannah and its subsidiaries, which could affect the profitability of those entities.

COMPETITION

     Savannah and its subsidiaries will compete directly with financial institutions which are well established, many of which will have significantly greater resources and lending limits than Savannah and its subsidiaries. As a result of those greater resources, the large financial institutions with which Savannah will compete may be able to provide a broader range of services to their customers than Savannah, may be able to afford newer and more sophisticated technology than Savannah, and may be able to provide more funds to borrowers than Savannah. The long-term success of Savannah will be dependent on the ability of its subsidiaries to compete successfully with other financial institutions in their service areas.


CONTROL BY MANAGEMENT

     Upon consummation of the Merger, the resulting directors and executive officers of Savannah will beneficially own approximately 701,791 shares of Savannah Common Stock, or approximately 24.9 percent of the total pro forma outstanding shares. In addition, the directors of Bryan Bank who will not become directors of Savannah will own approximately 234,400 shares of Savannah Common Stock, or approximately 8.8 percent of the total outstanding shares. It is therefore anticipated that resulting management of Savannah will have significant control of Savannah following the consummation of the Merger.



ANTI-TAKEOVER EFFECTS OF CERTAIN PROVISIONS OF SAVANNAH'S ARTICLES OF INCORPORATION, BYLAWS AND THE GBCC

     The Board of Directors of Savannah is empowered to issue preferred stock without shareholder action. The existence of this ability could render more difficult or discourage an attempt to obtain control of Savannah by means of a tender offer, merger, proxy contest or otherwise. Savannah's Articles of Incorporation and By-Laws divide the Board of Directors of Savannah into three classes, as nearly equal in size as possible, with staggered three-year terms. One class is elected each year. The classification of the Savannah Board of Directors could have the effect of making it more difficult for a third party to acquire control of Savannah. Savannah is also subject to certain provisions of the GBCC and of the Savannah Articles which relate to business combinations with interested shareholders. See "EFFECT OF THE MERGER ON THE RIGHTS OF SHAREHOLDERS."


YEAR 2000 ISSUES

     It is possible that Savannah's and Bryan's currently installed computer systems, software products or other business systems, or those of Savannah's or Bryan's suppliers or customers, will not always accept input of, store, manipulate and output dates in the years 1999, 2000 or thereafter without error or interruption. Savannah and Bryan have conducted reviews of their business systems, including their computer systems, to attempt to identify ways in which their systems could be affected by problems in correctly processing date information. Savannah and Bryan have engaged Year 2000 consultants and have developed a plan to ensure a smooth transition of the systems, products and vendors that they rely on into the twenty-first century. Additionally, Savannah Bank and Bryan Bank are working with their loan customers to monitor potential credit exposure that might result from a lack of their systems' readiness for the Year 2000. Savannah's and Bryan's primary software systems are licensed from an outside vendor. The core customer information system ("CIS"), loan, deposit, general ledger, automated teller machine ("ATM") and card-based systems are all maintained and processed by a third party, the largest bank-owned data processor of banks in the United States. Savannah and Bryan expect to receive commitments from their major vendors to provide the required systems modifications to ensure compliance. Management believes those commitments will be met in advance of July 1, 1999. Some software programs and some hardware will need to bemodified or replaced for Year 2000 compliance. To the extent possible, those changes will be incorporated in the normal replacement or upgrade of hardware and systems. Management believes it will be successful in the achievement of its plans and does not believe that the execution of the plan will have a material adverse effect on future operating results. The total cost for Year 2000 compliance is estimated to be between $200,000 and $300,000. However, this includes $150,000 to $200,000 in normal upgrades and salaries of existing personnel. The incremental Year 2000 expense is estimated to be between $60,000 and $100,000 for 1998 and 1999 combined. However, there can be no assurance that Savannah and Bryan will identify all date-handling problems in their business systems or those of their customers and suppliers in advance of their occurrence, or that Savannah and Bryan will be able to successfully remedy problems that are discovered.

                            MEETINGS OF SHAREHOLDERS


SHAREHOLDER MEETINGS

     SAVANNAH SPECIAL MEETING. This Joint Proxy Statement/Prospectus is being furnished to the holders of Savannah Common Stock in connection with the solicitation by the Savannah Board of Directors of proxies for use at the Savannah Special Meeting, at which Savannah shareholders will be asked to vote upon the following proposals: to approve the issuance of Savannah Common Stock pursuant to the Merger Agreement; and to elect, contingent on consummation of the Merger, five of the current directors of Bryan to the Savannah Board of Directors. The Savannah Special Meeting will be held at the Hyatt Regency Savannah, 2 West Bay Street, Savannah, Georgia 31401, on Tuesday, December 15, 1998, at 10:00 a.m., local time.

     BRYAN SPECIAL MEETING. This Joint Proxy Statement/Prospectus is being furnished to the holders of Bryan Common Stock in connection with the solicitation by the Bryan Board of Directors of proxies for use at the Bryan Special Meeting, at which Bryan shareholders will be asked to vote upon a proposal to approve the Merger Agreement and the transactions contemplated therein. The Bryan Special Meeting will be held at the corporate headquarters of Bryan, 9971 Ford Avenue, Richmond Hill, Georgia 31324, on Monday, December 14, 1998, at 6:00 p.m., local time.


RECORD DATES, VOTING RIGHTS, REQUIRED VOTES, AND REVOCABILITY OF PROXIES

     SAVANNAH. Savannah's Board of Directors has fixed the close of business on October 23, 1998, as the Savannah Record Date. Only holders of record of shares of Savannah Common Stock on the Savannah Record Date will be entitled to notice of and to vote at the Savannah Special Meeting. Each share of Savannah Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to being voted at the Savannah Special Meeting. On the Savannah Record Date, there were 1,782,598 shares of Savannah Common Stock issued, of which 1,736,798 shares were outstanding (45,800 shares were held in treasury) and were held by approximately 220 shareholders of record and by 530 additional shareholders through brokerage accounts.

     To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of Savannah Common Stock. In determining whether a quorum exists at the Savannah Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the proposal to approve the issuance of Savannah Common Stock pursuant to the Merger Agreement requires that the number of votes cast in favor of the action exceed the number of votes cast opposing the action in a meeting in which a quorum exists. The vote required for the election of directors is a plurality of the votes cast by the shares entitled to vote in the election, provided that a quorum is present. IF EITHER PROPOSAL DOES NOT RECEIVE THE REQUISITE NUMBER OF VOTES FOR APPROVAL, THE MERGER WILL NOT BE CONSUMMATED AND THE PERSONS ELECTED TO THE BOARD OF DIRECTORS OF SAVANNAH CONTINGENT ON CONSUMMATION OF THE MERGER WILL NOT TAKE OFFICE.

     As of the Savannah Record Date, all directors and executive officers of Savannah as a group (14 persons) were entitled to vote 479,266 shares of Savannah Common Stock, constituting approximately 27.6 percent of the total number of shares of Savannah Common Stock outstanding at that date, and are anticipated to vote their shares of Savannah Common Stock in favor of the issuance of Savannah Common Stock pursuant to the Merger Agreement. As of the Savannah Record Date, Bryan and its affiliates held an aggregate of 825 shares of Savannah Common Stock.


     Shares of Savannah Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" APPROVAL OF THE ISSUANCE OF SHARES OF SAVANNAH COMMON STOCK PURSUANT TO THE MERGER AGREEMENT, "FOR" THE ELECTION, CONTINGENT ON CONSUMMATION OF THE MERGER, OF THE FIVE NOMINEES FOR DIRECTOR TO THE SAVANNAH BOARD OF DIRECTORS, AND, IN THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE SAVANNAH SPECIAL MEETING. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Savannah Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposals at the time of the Savannah Special Meeting. However, in such event, no proxy holder will vote any proxies voted "against" approval of either of the forgoing proposals "for" approval of a proposal to adjourn the Savannah Special Meeting in order to permit further solicitation of proxies.


     A Savannah shareholder who has given a proxy may revoke it at any time prior to its exercise at the Savannah Special Meeting by (i) giving written notice of revocation to the Secretary of Savannah, (ii) properly submitting to Savannah a duly executed proxy bearing a later date, or (iii) attending the Savannah Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: The Savannah Bancorp, Inc., 25 Bull Street, Savannah, Georgia 31401; Attention: J. Curtis Lewis, III.

     The costs associated with the solicitation of proxies for the Savannah Special Meeting will be borne by Savannah. In addition to the solicitation of shareholders of record by mail, telephone, facsimile or personal contact, Savannah will be contacting brokers, dealers, banks, or voting trustees or their nominees who can be identified as record holders of Savannah Common Stock. Such holders, after inquiry by Savannah, will provide information concerning quantities of proxy materials and needed to supply such information to beneficial owners, and Savannah will reimburse them for the reasonable expense of mailing proxy materials to such persons.

     BRYAN. Bryan's Board of Directors has fixed the close of business on October 23, 1998, as the Bryan Record Date. Only holders of record of shares of Bryan Common Stock on the Bryan Record Date will be entitled to notice of and to vote at the Bryan Special Meeting. Each share of Bryan Common Stock is entitled to one vote. Shareholders who execute proxies retain the right to revoke them at any time prior to being voted at the Bryan Special Meeting. On the Bryan Record Date, there were 532,258 shares of Bryan Common Stock issued, of which 506,508 shares were outstanding (25,750 shares were held in treasury) and were held by approximately 410 shareholders of record and by approximately 50 additional shareholders through brokerage accounts.

     To hold a vote on any proposal, a quorum must be assembled, which is a majority of the votes entitled to be cast by the holders of the outstanding shares of Bryan Common Stock. In determining whether a quorum exists at the Bryan Special Meeting for purposes of all matters to be voted on, all votes "for" or "against," as well as all abstentions, will be counted. Approval of the Merger Agreement and the transactions contemplated therein requires the affirmative vote by holders of 66-2/3 percent (approximately 337,672 shares) of the outstanding shares of Bryan Common Stock entitled to vote at the Bryan Special Meeting. However, in such event, no proxy holder will vote any proxies voted "against" approval of the merger agreement "for" approval of a proposal to adjourn the Bryan Special Meeting in order to permit further solicitation of proxies.

     As of the Bryan Record Date, all directors and executive officers of Bryan as a group (12 persons) were entitled to vote 251,381 shares of Bryan Common Stock, constituting approximately 49.6 percent of the total number of shares of Bryan Common Stock outstanding at that date. The holders of all such shares have agreed to vote their shares of Bryan Common Stock in favor of the Merger. As of the Bryan Record Date, Savannah and its affiliates held no shares of Bryan Common Stock.

     Shares of Bryan Common Stock represented by properly executed proxies, if such proxies are received in time and not revoked, will be voted in accordance with the instructions indicated on the proxies. IF NO INSTRUCTIONS ARE INDICATED, SUCH PROXIES WILL BE VOTED "FOR" APPROVAL OF THE MERGER AGREEMENT, AND THUS THE HOLDERS OF THE SHARES OF BRYAN COMMON STOCK REPRESENTED BY SUCH PROXIES WILL NOT BE ENTITLED TO ASSERT DISSENTERS' RIGHTS (SEE "THE MERGER--DISSENTERS' RIGHTS"), AND, IN THE DISCRETION OF THE PROXY HOLDER, AS TO ANY OTHER MATTER WHICH MAY COME PROPERLY BEFORE THE BRYAN SPECIAL MEETING. If necessary, the proxy holder may vote in favor of a proposal to adjourn the Bryan Special Meeting in order to permit further solicitation of proxies in the event there are not sufficient votes to approve the foregoing proposal at the time of the Bryan Special Meeting.

     FAILURE EITHER TO VOTE BY PROXY OR IN PERSON AT THE BRYAN SPECIAL MEETING WILL HAVE THE EFFECT OF A VOTE CAST AGAINST APPROVAL OF THE MERGER AGREEMENT.

     A Bryan shareholder who has given a proxy may revoke it at any time prior to its exercise at the Bryan Special Meeting by (i) giving written notice of revocation to the Secretary of Bryan, (ii) properly submitting to Bryan a duly executed proxy bearing a later date, or (iii) attending the Bryan Special Meeting and voting in person. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Bryan Bancorp of Georgia, Inc., 9971 Ford Avenue, Richmond Hill, Georgia 31324; Attention: James W. Royal.

RECOMMENDATIONS OF THE BOARDS OF DIRECTORS

     The Board of Directors of Savannah has unanimously adopted the Merger Agreement, believes the Merger is in the best interests of Savannah and its shareholders, and unanimously recommends that shareholders of Savannah vote FOR approval of the issuance of shares of Savannah Common Stock pursuant to the Merger Agreement and FOR approval of the election, contingent on the consummation of the Merger, of the five nominees for director to the Savannah Board of Directors. See "THE MERGER--Background of and Reasons for the Merger; Savannah's Reasons for the Merger and Recommendation of Directors." IF EITHER PROPOSAL ABOVE DOES NOT RECEIVE THE REQUISITE NUMBER OF VOTES FOR APPROVAL, THE MERGER WILL NOT BE CONSUMMATED AND THE PERSONS ELECTED TO THE BOARD OF DIRECTORS OF SAVANNAH CONTINGENT ON CONSUMMATION OF THE MERGER WILL NOT TAKE OFFICE.

     The Board of Directors of Bryan has adopted the Merger Agreement, believes the Merger is in the best interests of Bryan and its shareholders, and recommends that shareholders of Bryan vote FOR adoption of the Merger Agreement and the consummation of the transactions contemplated therein. See "THE MERGER--Background of and Reasons for the Merger; Bryan's Reasons for the Merger and Recommendation of Directors."

                                   THE MERGER

     THE FOLLOWING INFORMATION DESCRIBES CERTAIN ASPECTS OF THE MERGER. THIS DESCRIPTION DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE APPENDICES HERETO, INCLUDING THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED AS APPENDIX A TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. ALL SHAREHOLDERS ARE URGED TO READ THE APPENDICES IN THEIR ENTIRETY.


BACKGROUND OF AND REASONS FOR THE MERGER

     BACKGROUND OF THE MERGER. On November 13 and 14, 1997, the directors of Bryan held a strategic planning retreat to develop the long-term objectives of Bryan. Elaine H. Demarest, CPA, P.C. ("EHD") was first contacted by Bryan management on October 6, 1997 to assist in the planning process. She prepared director questionnaires and collected all responses in advance, prepared the agenda, prepared 10-year financial planning models to demonstrate the financial impact of various expansion moves, compiled director notebooks and facilitated the discussions at the November 13 and 14, 1997 meeting. At a Board meeting held on November 18, 1997, the directors of Bryan adopted a strategic action plan resulting from the strategic planning retreat. The directors also adopted a comprehensive marketing plan and a plan for additional investments in customer, financial and management information systems. The strategic action plan instructed management to consider a full-service branch in a neighboring town, a limited service facility in Richmond Hill and a loan production office to be followed by a full-service branch in Chatham County, Georgia. Additionally, the Board of Directors instructed management to consider the acquisition of branches or strategic mergers with banks in other markets.

     In December 1997, pursuing the goals adopted by the Board, Bryan management contacted a similarly-sized financial institution located nearby to discuss its interest in a possible merger of equals. Bryan engaged EHD to assist the Board in analysis of the possible transaction and to advise the Board regarding the requirements to obtain a Nasdaq listing for the Bryan common stock. In December and early January, Bryan and the possible merger-of-equals partner exchanged information and EHD prepared analyses and a range of acceptable exchange ratios. Management of the two companies met to discuss issues related to a possible merger.

     Since formation of their respective companies, E. James Burnsed, President and Chief Executive Officer of Bryan and Archie H. Davis, President and Chief Executive Officer of Savannah have had meetings periodically to discuss the operations of the companies, financial performance, share best practices and discuss mutual customer relationships in which the respective companies participate. The potential for a future merger of the companies has been discussed repeatedly during these meetings. On January 9, 1998, Mr. Burnsed, and
G. Michael Odom, Jr., Executive Vice President of Bryan, had a casual breakfast meeting with Mr. Davis and J. Wiley Ellis, Chairman of Savannah, during which the mutual interest of Savannah and Bryan in a possible merger was again discussed. Mr. Burnsed advised Mr. Davis that, should Savannah have an interest, that interest should be communicated directly to the Board of Bryan.

     On January 13, 1998, Savannah engaged the services of T. Stephen Johnson & Associates, Inc. ("TSJ") to analyze a Savannah/Bryan merger, and to provide any other consulting services needed to investigate, negotiate and consummate a merger with Bryan, including preparation of regulatory applications if a definitive merger agreement was reached. Representatives of TSJ assisted Robert
B. Briscoe, Chief Financial Officer of Savannah, in preparing various financial analyses of a possible merger with Bryan. T. Stephen Johnson, President and CEO of TSJ, met with the Savannah management on January 19, 1998 to discuss the possible Bryan merger.

     On January 20, 1998, the directors of Bryan met with EHD and discussed the possibility of increasing the liquidity of the Bryan Common Stock through a listing of the shares on the Nasdaq National Market and to review the status of the merger discussions with the possible merger-of-equals partner. EHD reported that Bryan did not at the time meet Nasdaq listing requirements because of the small number of shares outstanding and the lack of market makers for the Bryan common stock. The Bryan Board expressed interest in continuing to pursue a possible Nasdaq listing, but no formal action was taken. EHD also presented an analysis of a potential merger with a bank about the same size as Bryan. The Board established a potential acceptable range of ratios for a share exchange.

 At the time of this meeting, Savannah had not formally expressed interest in a merger with Bryan. However, during the discussion regarding the strategic fit of the possible merger-of-equals partner, Savannah was mentioned by Directors Thompson and Roberts as another possible merger-of-equals partner which might meet the strategic objectives.

     On January 21, 1998 at the request of the Bryan Board, EHD communicated a proposed exchange ratio to the possible merger-of-equals partner. The possible partner subsequently responded that the proposal was outside an acceptable range of values and these discussions ended on January 26, 1998.

     On January 26, 1998 the directors of Savannah discussed the desirability of merging with Bryan. At that meeting, TSJ and Mr. Briscoe presented their financial analysis of the proposed merger at a range of possible exchange ratios. The Board of Directors of Savannah appointed a special committee (the "Savannah Merger Committee") comprising of Messrs. Davis, Ellis and director Russell Carpenter to contact and commence discussions and negotiations with Bryan. On that same date, at the invitation of Savannah, Messrs. Davis and Ellis met informally with two of the directors of Bryan, James W. Royal and James Toby Roberts, Sr., to discuss a possible merger.

     On January 29, 1998, the Board of Directors of Bryan met and Messrs. Royal and Roberts reported the substance of the informal meeting and discussions with Savannah. The Board of Directors of Bryan appointed a special strategic planning committee (the "Bryan Merger Committee"), comprising of Messrs. Royal, Roberts and Burnsed, and authorized the committee to commence discussions and negotiations with Savannah. The Bryan Board also authorized the engagement of EHD to act as financial advisor to the Bryan Board in the transaction.

    On January 30, 1998, Savannah and Bryan executed a mutual confidentiality agreement.

     EHD had numerous discussions with management and individual members of the Bryan Merger Committee at the end of January prior to the committee's formal organization and at a Bryan Merger Committee meeting held on February 2, 1998. During these discussions and prior to meeting with the Savannah Merger Committee, EHD reviewed the analysis of the transaction which included pro forma financial statements for the combined companies and a review of merger transactions of companies of a comparable size that had recently occurred in Georgia.

     On February 3, 1998, the Bryan Merger Committee, the Savannah Merger Committee, the executive officers of Bryan and Savannah, and representatives from EHD and TSJ met to discuss the details of a possible merger. Savannah presented a draft of a proposed agreement and plan of merger indicating a proposed exchange ratio of 1.70 shares of Savannah Common Stock for each share of Bryan Common Stock. EHD and the Bryan Merger Committee suggested that the exchange ratio should be 2.1 shares of Savannah Common Stock for each share of Bryan Common Stock. After lengthy discussion and negotiation, the Savannah Merger Committee increased its proposal to 1.75 shares of Savannah Common Stock for each share of Bryan Common Stock. The respective Merger Committees made no agreements except to report the discussions to the full Boards of Directors of both companies.

     On February 5, 1998, the Board of Directors of Bryan met to consider the merger proposal from Savannah to exchange 1.75 shares of Savannah Common Stock for each share of Bryan Common Stock. At the meeting the Bryan Board received the recommendation of its management, its financial advisor and counsel. The management of Bryan reported that the proposed merger met the goals of the strategic plan and counsel for Bryan advised that the proposed terms of the merger were legally sufficient although the proposed agreement and plan of merger had not been received and reviewed at that time. EHD presented to the Bryan Board its financial analysis of the proposed transaction. EHD indicated that the financial statements of both companies had been reviewed as well as a range of possible exchange ratios. EHD indicated that the proposal by Savannah was at the lower end of the range of values and suggested that the upper end of the range of values would be an exchange ratio of two shares of Savannah Common Stock for each share of Bryan Common Stock.

     In the events leading up to and including the February 5, 1998 Bryan Board meeting, EHD advised the Bryan Merger Committee on Bryan's franchise value in the current attractive market environment for bank acquisitions in Georgia, and that pursuing other bids might result in higher absolute dollar offers. However, Bryan Merger Committee members indicated that Savannah was clearly viewed to be the best fit as a strategic merger partner due to its strong presence in Chatham County (Bryan's #1 target market), its established Nasdaq trading history, and its community banking philosophy. The Bryan Merger Committee indicated no other potential merger partners provided such an immediate and natural fit to the strategic planning goals defined by the Bryan Board in its November 1997 planning sessions. Although the Bryan Merger Committee was made aware of the potential benefits of seeking other merger partners, the Committee's informed decision was to seek to increase the offer from Savannah to an acceptable level. If this effort failed, it was their choice to pursue their strategic goals as an independent bank because the bank was a proven performer under its current structure. Given Bryan's strategic choices, EHD's efforts were directed toward increasing the Savannah offer, and EHD did not advise the Bryan Board to pursue other potential merger partners or to remain independent. However, EHD recommended at the February 5, 1998 meeting that the Bryan Board reject the 1.75 share exchange ratio and negotiate a higher offer from Savannah.

     The Bryan Board then rejected Savannah's offer, authorized the Bryan Merger Committee to continue negotiating and authorized the execution of a letter of intent if it contemplated an exchange ratio of not less than 1.85 and permitted Bryan to pay its planned, regular annual cash dividend of $1.00 per share prior to the merger. Analysis by Bryan management and EHD indicated that the proposed
1.85 exchange ratio was fair from a financial point of view and presented value to shareholders similar to values received by similar Georgia holding companies in outright sales. Furthermore, the shareholders of Bryan, by receiving approximately 35 percent of the resulting company in the merger, would retain a significant voice in any future transactions representing a transfer of control of the resulting company. For these reasons, the Bryan Board felt it was in the best interest of the shareholders not to solicit other merger partners or otherbidders.

     The Board of Savannah met again on February 6, 1998 and, after due consideration, authorized the Savannah Merger Committee to negotiate the terms of a merger with Bryan at an exchange ratio of up to 1.85 and to execute a definitive agreement on those terms. In authorizing further negotiations and execution of a definitive agreement, the Savannah Board considered the potential for increased earnings ratios and the strategic value of the merger that would result from the transaction, as well as Bryan's share of its deposit market. Savannah's historical return on average assets ("ROA") is approximately 1.20 percent and its return on average equity ("ROE") has been approximately 12-13 percent. Bryan's ROA has been approximately 1.90 percent and its return on average equity has been between 17 and 18 percent. Combining the two companies using the pooling- of-interests accounting method, excluding one-time charges for merger and integration costs, would result in an increased ROA on a pro forma basis of approximately 1.40 percent and an increased ROE on a pro forma basis of 15-16 percent for Savannah shareholders. The strategic value of the merger would include higher lending limits for customers of both banks, the marketing benefits of adjacent market areas, the joining of compatible management teams, the ability to better serve Bryan customers who work in Savannah and the implementation of certain efficiency strategies in the operations, auditing, compliance and accounting areas.

     On February 6, 1998, the Bryan Merger Committee, the Savannah Merger Committee, EHD and the executive officers of Savannah and Bryan met for further negotiations. After detailed discussions on the value of each organization and the combined organization, Savannah offered an exchange ratio of 1.85 shares of Savannah Common Stock for each share of Bryan Common Stock. The Bryan Merger Committee accepted the offer, subject to due diligence, negotiation of a definitive agreement, and the approval of the Bryan Board of Directors.

     From February 6th through the 9th, Bryan and Savannah each conducted a due diligence review of the other company's respective financial condition. The respective teams reviewed the internal financial records, examination reports, audited financial statements and also reviewed loans exceeding $100,000, and each bank's respective investment portfolio. No due diligence concerns were discovered by either party during their reviews.

     On February 10, 1998, the Board of Directors of Bryan met. The Bryan Merger Committee presented a definitive merger agreement between Bryan and Savannah for the Bryan Board to approve. The management of Bryan gave an extensive report to the Directors of the results of the due diligence that was performed. Management and the Bryan Merger Committee reviewed again with the Bryan Board the analysis prepared by EHD of (1) the relative exchange ratios for the two companies, (2) the price of the Savannah Common Stock to be received as a multiple of earnings and book value, (3) the percentage ownership of Bryan shareholders after the merger in the resulting company, (4) the pro forma dilutive impact on Bryan Common Stock earning per share, and (5) the pro forma accretive impact on Bryan Common Stock book value per share. They advised the Bryan Board that the exchange ratio was within an acceptable range of values established by EHD and was in the opinion of EHD, fair from a financial point of view to the Bryan shareholders. Counsel for the Bryan Board advised the Bryan Board that the proposed agreement and plan of merger was legally sufficient and was fairly balanced with respect to the obligations of the parties. The agreement also embodied the offer and proposal presented by the Bryan Merger Committee. The Board of Directors of Bryan then approved the definitive agreement, with all directors voting for the agreement except Mr. Charles Stafford, Chairman of the Board of Directors of Bryan, who did not vote. The agreement was signed by the parties on February 11, 1998 (the "Original Merger Agreement"). Other potential merger partners were subsequently notified of Bryan's signing of the original Merger Agreement and none expressed further interest.

     The Original Merger Agreement provided that each of the Bryan directors, except Charles Stafford, would execute a Directors' Agreement which contained a covenant not to compete for a period of two years after consummation of the Merger. Mr. Stafford, from the beginning of the negotiations, advised the Bryan strategic planning committee and Savannah that he would not execute a covenant not to compete without compensation. The Original Merger Agreement further provided that, as a condition to the obligations of Savannah to consummate the Merger, each affiliate of Bryan would be required to execute an affiliate's agreement in order to ensure that the transaction would qualify for pooling-of-interests accounting treatment. Bryan sought to have all affiliates of Bryan execute the affiliate agreements. Each of the affiliates of Bryan signed an affiliate agreement, except Mr. Stafford.

     When approached about signing a Directors' Agreement without a covenant not to compete provision, along with an affiliate's agreement, Mr. Stafford advised the Bryan Board of Directors he would not sign either agreement because of his concern about the process followed by the Bryan Board in evaluating the Savannah proposal. Mr. Stafford indicated he was concerned about (1) the failure of the Bryan Board to pursue other offers, (2) his view that the Bryan Board had deviated from the strategic plan previously adopted, (3) the lack of information furnished to the full Bryan Board, (4) insufficient due diligence being performed before executing the Original Merger Agreement and (5) the rush to sign the Original Merger Agreement without careful deliberation.

     In response, the Bryan Board met on April 8, 1998 to review Mr. Stafford's concerns about the process. EHD, along with Edward J. Harrell, counsel for Bryan, met with the Bryan Board. At the Bryan Board meeting EHD reviewed in detail with the entire Board the material that it had reviewed with the Bryan Merger Committee. EHD displayed a comparison of recent comparable Georgia acquisitions of financial institutions: First Liberty Financial Corp.'s acquisition of Southland Bank Corp.; Regions Financial Corporation's acquisition of First Community Banking Services; SNB Bancshares, Inc.'s acquisition of Crossroads Bancshares, Inc.; FLAG Financial Corporation's acquisitions of the Three Rivers Bancshares, Inc. and Middle Georgia Bancshares, Inc.; PAB Bancshares, Inc.'s acquisition of Investors Financial Corporation; and Premier Bancshares, Inc.'s acquisitions of Lanier Bank & Trust and The Bank Holding Company.

     This peer group of financial institutions with average assets of $99 million was selected from announced mergers involving Georgia financial institutions outside the Atlanta metro area within the last six months. In comparing the multiples of book value and earnings resulting from the average consideration paid for similar financial institutions in Georgia (assuming exercise of all outstanding options to purchase shares of Bryan Common Stock), an indicated price per share would be $33.18. Based on the trading prices of Savannah Common Stock at the time, the exchange price in the Merger was approximately $47.00 per share of each share of Bryan Common Stock. EHD indicated this price range was far in excess of the average and was at the upper range of values experienced by similar institutions being acquired in Georgia over the last six months. EHD further indicated that it was prepared to render to the Bryan Board a fairness opinion.

     Management of Bryan reported to the Bryan Board that a primary element of Bryan's strategic plan was to expand a branch network into Chatham County in view of the projected reduction in the asset and income growth rates of Bryan Bank. It was determined that this very expensive process could be accomplished without capital investment through the Merger with Savannah. Development of a liquid, efficient market for the Bryan Common Stock, another goal, could also be addressed through the Merger.

     Mr. Stafford then expressed to the Bryan Board the following concerns about the process in approving the Merger:

     1. The Merger was not consistent with the strategic plan adopted by the Bryan Board in November 1997. He indicated it was his understanding that the Bryan Board had elected to remain independent while pursuing opportunities to expand into new regions.

     2. The Bryan Board failed to pursue other potential merger partners (including First Banking Company of Southeast Georgia) that had expressed an interest in pursuing merger discussions with Bryan in the weeks and months immediately preceding the approval of the Merger.

     3. The Bryan Board proceeded too rapidly in approving the Merger without carefully studying it and other potential options available.

     4. The due diligence review of Savannah performed by Bryan was not thorough enough, nor were the results of such review adequately discussed in detail with the full Bryan Board.

     The Bryan Board then discussed the Original Merger Agreement at length and revisited all aspects of the transaction including the terms, the legal effect of the Original Merger Agreement, other proposals and how the transaction fit into Bryan's strategic plan.

     The Bryan Board voted on a resolution to recommend to the shareholders that the Original Merger Agreement be adopted and approved by the shareholders and that the shareholders vote FOR approval of the Original Merger Agreement. This resolution was passed by all directors present, except Mr. Stafford, who voted against the resolution. In addition, Mr. Stafford again indicated to the Bryan Board that he would not sign a Directors' Agreement or an affiliate agreement.

     On April 13, 1998, Bryan formally notified Savannah that it could not meet the condition contained in the Original Merger Agreement requiring that all affiliates of Bryan execute an affiliate agreement. At that time, Bryan and Savannah began to discuss various issues in light of the increasing likelihood that the Merger would not be consummated within the time initially anticipated, including the fact that beginning on September 30, 1998, either party could unilaterally terminate the Original Merger Agreement. Savannah and Bryan agreed that the Original Merger Agreement should be amended and restated to provide, among other things, that (i) the date as of which the parties would have been entitled to terminate the Original Merger Agreement would be extended to December 31, 1998, and (ii) Bryan would be permitted to pay quarterly dividends after June 30, 1998 at the rate of Savannah's quarterly dividends times the Exchange Ratio.

     Thereafter Mr. Stafford offered (and subsequently withdrew his offer) to sell his Bryan Common Stock to anyone arranged by the Bryan Board at a price of $60.00 per share, approximately 28% higher than the proposal offered to the Bryan shareholders by Savannah. Savannah and Bryan then entered into extensive negotiations with Mr. Stafford which resulted in Mr. Stafford agreeing to a non-solicitation and non-disclosure agreement, a covenant not to compete, a financial disclosure agreement, and an affiliate agreement. See "--Interests of Certain Persons in the Merger; STAFFORD AGREEMENTS." In addition, after considering the additional effort made by the Bryan Board to revisit the process and to further analyze the Original Merger Agreement, and the proposed amendments thereto, and in light of the receipt of the fairness opinion from EHD, Mr. Stafford executed a Directors' Agreement agreeing to vote his shares for the Merger. See "--Bryan Directors' Agreements."

     On July 28, 1998, the Bryan Board of Directors met and voted in favor of a resolution approving the proposed amendments to the Original Merger Agreement, and recommending to Bryan shareholders that they vote FOR approval of the amended and restated Merger Agreement.

     SAVANNAH'S REASONS FOR THE MERGER AND RECOMMENDATION OF DIRECTORS. In approving the Merger Agreement and the Merger, the Savannah Board considered a number of factors concerning the benefits of the Merger. Without assigning any relative or specific weights to the factors, the Savannah Board of Directors considered the following material factors:

     (a) the information presented to the Savannah Board by the management of Savannah concerning the business, operations, earnings, asset quality, and financial condition of Bryan, including the composition of the earning assets of Bryan;

     (b) the financial terms of the Merger, including the relationship of the value of the consideration issuable in the Merger to the market value, tangible book value, and earnings per share of Bryan Common Stock;

     (c) the ability of the operations of Bryan after the Effective Time to contribute to the earnings of Savannah;

     (d) the attractiveness of the Bryan franchise, the market position of Bryan, the compatibility of the franchise of Bryan with the operations of Savannah and the ability of Bryan and Savannah to make larger loans and to consolidate their respective positions in the greater Savannah market;

     (e) the compatibility of the community bank orientation of the operations of Bryan to that of Savannah;


     (f) TSJ's review comparison of Bryan to selected peer banks and of premiums paid in other merger transactions, and the advice rendered by TSJ as to the fairness, from a financial point of view, to the shareholders of Savannah of the consideration to be issued to the Bryan shareholders;

     (g) the nonfinancial terms of the Merger, including the anticipated treatment of the Merger as a tax-free exchange of Bryan Common Stock for Savannah Common Stock for federal income tax purposes; and

     (h) the likelihood of the Merger being approved by applicable regulatory authorities without adverse conditions or delay.

     Each member of Savannah's Board individually considered the foregoing and other factors, but the Savannah Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. Savannah's Board collectively and unanimously determined, in light of the factors each member considered appropriate, that the Merger is in the best interests of Savannah and its shareholders.

     SAVANNAH'S  BOARD  OF  DIRECTORS   UNANIMOUSLY   RECOMMENDS  THAT  SAVANNAH
SHAREHOLDERS VOTE FOR APPROVAL OF THE ISSUANCE OF SHARES OF SAVANNAH COMMON STOCK PURSUANT TO THE MERGER AGREEMENT.

     In connection with the presentation by TSJ to the Savannah Board of Directors, the management of Savannah provided to TSJ and to Bryan and EHD certain operating and financial information relating to Savannah's business, including certain projected financial results for Savannah and for the combined company by the management of Savannah (the "Savannah Projections"). The Savannah Projections for Savannah on a stand alone basis were based upon Savannah's strategic plan, and did not take into account any of the potential effects of the Merger, and reflected estimates of annual diluted earnings per share of $1.11, $1.28, $1.51 $1.70 and $1.93 and estimates of average book value per share of $9.02, $9.84, $10.54, $11.67 and $12.91 for 1998, 1999, 2000, 2001 and
2002, respectively. The Savannah Projections for the combined company reflected Savannh management's independent assessment of Bryan's anticipated contribution and anticipated synergies and reflected estimated accretion to projected Savannah earnings per share of 13%, 10%, 6%, 6%, and 3%, and anticapted dilution of book value per share of 5%, 4%, 2%, 2%, and 2% for 1998, 1999, 2000, 2001, and 2002, respectively. Merger costs have been reflected only in the book value and not in the earnings per share amounts.

SAVANNAH DOES NOT, AS A MATTER OF COURSE, PUBLICLY DISCLOSE FORWARD-LOOKING INFORMATION, SUCH AS THE SAVANNAH PROJECTIONS, AS TO FUTURE REVENUES, EARNINGS OR OTHER FINANCIAL INFORMATION. THE SAVANNAH PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE SAVANNAH PROJECTIONS ARE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO TSJ AND TO BRYAN AND ITS FINANCIAL ADVISOR. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS WERE BASED UPON A VARIETY OF ASSUMPTIONS RELATING TO THE BUSINESS OF SAVANNAH, ALL OF WHICH ARE SUBJECT TO MATERIAL RISKS AND UNCERTAINTIES. ALTHOUGH THE SAVANNAH PROJECTIONS AND THE ASSUMPTIONS UPON WHICH THEY WERE BASED WERE CONSIDERED REASONABLE BY SAVANNAH AT THE TIME THEY WERE PREPARED, THE SAVANNAH PROJECTIONS ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF SAVANNAH. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE SAVANNAH PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. THE INCLUSION OF THE SAVANNAH PROJECTIONS IN THIS JOINT PROXY STATEMENT/PROSPECTUS SHOULD NOT BE REGARDED AS AN

INDICATION THAT SAVANNAH, BRYAN OR ANY OTHER PARTY WHO RECEIVED ANY SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS. NONE OF SAVANNAH, BRYAN OR ANY OTHER PARTY INTENDS TO UPDATE OR OTHERWISE PUBLICLY REVISE THE SAVANNAH PROJECTIONS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT THE SAVANNAH PROJECTIONS WILL NOT BE REALIZED. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Accordingly, Savannah identifies in the sections entitled "FORWARD LOOKING STATEMENTS" and "RISK FACTORS" important factors which could cause Savannah's and Bryan's actual results to differ materially from any such results which might be projected, forecast, estimated or budgeted by Savannah in forward-looking statements, including the Savannah Projections. The list of such factors in the sections entitled "FORWARD LOOKING STATEMENTS" and "RISK FACTORS" pursuant to the Private Securities Litigation Reform Act of 1995 should not be construed as exclusive.

    BRYAN'S REASONS FOR THE MERGER AND RECOMMENDATION OF DIRECTORS. The Bryan Board of Directors, with the assistance of outside legal and financial advisors, evaluated the financial, legal and market considerations bearing on the decision to recommend the Merger. In reaching its conclusion that the Merger Agreement is in the best interest of Bryan and its shareholders, the Bryan Board of Directors carefully considered the following material factors:

     (a) the Savannah Common Stock is listed on the Nasdaq National Market and trades at a substantially higher price than recent trades of Bryan Common Stock, although the Savannah Common Stock is relatively thinly traded as compared to larger financial institutions;

     (b) the consideration being paid to the Bryan shareholders is consistent with prices being paid in mergers involving similar financial institutions in Georgia based upon an extensive analysis of merger transactions involving similar banks over the past two years;

     (c) the percentage ownership of the Bryan shareholders of the resulting company and the number of Bryan directors to be elected to the Savannah Board will be sufficient to ensure that Bryan shareholders will have a significant voice in the management of Savannah and in decisions regarding any future change in control of Savannah, although the Bryan directors will comprise only 5 of 17 Board positions;

     (d) the information presented to the Bryan Directors by the management of Bryan concerning the business, operations, earnings, asset quality, and financial condition of Savannah, including the composition of the earning assets of Savannah;

     (e) the market coverage developed by Savannah in the Chatham County market through its network of branches, its developing Trust Department, its strong Mortgage Loan Department and the significant growth in earnings that this network is projected to provide;

     (f) the realization that the earnings and return on equity growth rates of Bryan may be slowed as the company begins to establish a branch network in Chatham County, a significant capital investment for which Savannah provides an alternative, and as new, more formidable competition enters the Bryan market;

     (g) the projected book value accretion, the strong combined equity position and the earnings stream of the combined company after the Merger due to the operating efficiencies and synergies provided by the combined company even though the proforma dividend is lower for Bryan shareholders;


     (h) the desire of Savannah for Bryan Bank to remain a separate community bank with operating independence to serve the growing banking needs of the Richmond Hill community;


     (i) the nonfinancial terms of the Merger, including the anticipated treatment of the Merger as a tax-free exchange of Bryan Common Stock for Savannah Common Stock for federal income tax purposes;

     (j) the attractiveness of the franchise and market position of the resulting company, the compatibility of the franchises of Savannah and Bryan, the ability of the resulting company to make larger loans, the ability of Savannah and Bryan to consolidate their respective positions in the greater Savannah market, and the presence of an opportunity for Bryan Bank to continue to operate as a free-standing bank to serve the needs of the local community; and

     (k) the advice rendered by EHD as to the fairness, from a financial point of view of the Exchange Ratio to the holders of Bryan Common Stock, the recommendation of Bryan's management in favor of the transaction, and the report of the outside auditors of Bryan relating to the results of the due diligence process.

     While each member of the Bryan Board individually considered the foregoing and other factors, the Bryan Board did not collectively assign any specific or relative weights to the factors considered and did not make any determination with respect to any individual factor. The Bryan Board collectively made its determination with respect to the Merger based on the conclusion reached by its members, in light of the factors that each of them consider as appropriate, that the Merger is in the best interests of the Bryan shareholders.

     The terms of the Merger, including the purchase price, were the result of arm's-length negotiations between representatives of Bryan and representatives of Savannah. Based upon its consideration of the foregoing factors, the Board of Directors of Bryan approved the Merger Agreement and the Merger as being in the best interests of Bryan and its shareholders.

     THE BRYAN BOARD OF DIRECTORS RECOMMENDS THAT THE MERGER AGREEMENT AND THE MERGER BE ADOPTED AND APPROVED BY ALL SHAREHOLDERS OF BRYAN. ALL DIRECTORS VOTED FOR THIS RECOMMENDATION EXCEPT DIRECTOR CHARLES STAFFORD, WHO VOTED AGAINST THE RECOMMENDATION.

     In connection with the presentation by EHD to the Bryan Board of Directors, the management of Bryan provided to EHD certain operating and financial information relating to Bryan's business, including certain projected financial results prepared by the management of Bryan (the "Bryan Projections"). The Bryan Projections did not take into account any of the potential effects of the Merger. The Bryan Projections were based upon varying assumptions as to Bryan's growth strategy and reflected estimated annual earning per share of $2.60, $2.69, $3.02, $3.36, and $3.59 and estimated year-end book values of $16.00, $17.78, $19.87, $22.16, and $24.58 for the years 1998, 1999, 2000, 2001 and 2002.

     BRYAN DOES NOT, AS A MATTER OF COURSE, PUBLICLY DISCLOSE FORWARD-LOOKING INFORMATION, SUCH AS THE BRYAN PROJECTIONS, AS TO FUTURE REVENUES, EARNINGS OR OTHER FINANCIAL INFORMATION. THE BRYAN PROJECTIONS WERE NOT PREPARED WITH A VIEW TO PUBLIC DISCLOSURE OR COMPLIANCE WITH PUBLISHED GUIDELINES OF THE COMMISSION OR THE GUIDELINES ESTABLISHED BY THE AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS. THE BRYAN PROJECTIONS ARE INCLUDED IN THIS JOINT PROXY STATEMENT/PROSPECTUS ONLY BECAUSE SUCH INFORMATION WAS PROVIDED TO EHD AND TO SAVANNAH AND ITS FINANCIAL ADVISOR. WHILE PRESENTED WITH NUMERICAL SPECIFICITY, THESE PROJECTIONS WERE BASED UPON A VARIETY OF ASSUMPTIONS RELATING TO THE BUSINESS OF BRYAN, ALL OF WHICH ARE SUBJECT TO MATERIAL RISKS AND UNCERTAINTIES. ALTHOUGH THE BRYAN PROJECTIONS AND THE ASSUMPTIONS UPON WHICH THEY WERE BASED WERE CONSIDERED REASONABLE BY BRYAN AT THE TIME THEY WERE PREPARED, THE BRYAN PROJECTIONS ARE SUBJECT TO SIGNIFICANT UNCERTAINTIES AND CONTINGENCIES, MANY OF WHICH ARE BEYOND THE CONTROL OF BRYAN. ACCORDINGLY, THERE CAN BE NO ASSURANCE THAT THE BRYAN PROJECTIONS WILL BE REALIZED, AND ACTUAL RESULTS MAY VARY MATERIALLY FROM THOSE SHOWN. THE INCLUSION OF THE BRYAN PROJECTIONS IN THIS JOINT PROXY STATEMENT/PROSPECTUS SHOULD NOT BE REGARDED AS AN INDICATION THAT BRYAN, SAVANNAH OR ANY OTHER PARTY WHO RECEIVED ANY SUCH INFORMATION CONSIDERS IT AN ACCURATE PREDICTION OF FUTURE EVENTS. NONE OF BRYAN, SAVANNAH OR ANY OTHER PARTY INTENDS TO UPDATE OR OTHERWISE PUBLICLY REVISE THE BRYAN PROJECTIONS EVEN IF EXPERIENCE OR FUTURE CHANGES MAKE IT CLEAR THAT THE BRYAN PROJECTIONS WILL NOT BE REALIZED. The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for forward-looking statements to encourage companies to provide prospective information about themselves without fear of litigation so long as those statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the statement. Accordingly, Bryan identifies in the sections entitled "FORWARD LOOKING
STATEMENTS" and "RISK FACTORS" important factors which could cause Bryan's actual results to differ materially from any such results which might be projected, forecast, estimated or budgeted by Bryan in forward-looking statements, including the Bryan Projections. The list of such factors in the sections entitled "FORWARD LOOKING STATEMENTS" and "RISK FACTORS" pursuant to the Private Securities Litigation Reform Act of 1995 should not be construed as exclusive.

OPINION OF SAVANNAH'S FINANCIAL ADVISOR

     TSJ is an investment banking and financial services firm located in Atlanta, Georgia. As part of its investment banking business, TSJ engages in the review of the fairness of bank merger transactions from a financial perspective and in the valuation of banks and other businesses and their securities in connection with mergers, acquisitions and other transactions. Neither TSJ nor any of its affiliates has a material financial interest in Savannah or Bryan. TSJ was selected to advise Savannah's Board of Directors based upon its familiarity with Savannah, Bryan, the regional community banking industry and its knowledge of the banking industry as a whole.

     TSJ was engaged by Savannah to act as an advisor to the Savannah Board of Directors during the negotiations with Bryan, to provide regulatory consulting services, and to render the TSJ Fairness Opinion (as defined below), for which a fee of $15,000 has been paid and an additional fee of $170,000 will be paid upon consummation of the Merger. These fees include the costs associated with rendering these services.

     TSJ has rendered its opinion, dated March 25, 1998 (the "TSJ Fairness Opinion"), to the Board of Directors of Savannah that the consideration to be paid the holders of Bryan Common Stock under the Merger Agreement is fair to the Savannah shareholders from a financial point of view. A copy of the TSJ Fairness Opinion is attached as Appendix B to this Joint Proxy Statement/Prospectus and should be read in its entirety. The summary of the TSJ Fairness Opinion set forth herein is qualified in its entirety by reference to the text of the TSJ Fairness Opinion.

     In arriving at its opinion, TSJ reviewed and analyzed audited and unaudited financial information through December 31, 1997, regarding Savannah and Bryan and reviewed the Merger Agreement, affiliate and Directors' Agreements, financial analyses performed during the merger discussions and negotiations, current trading information and various management reports and projections. TSJ also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria that it deemed relevant. In connection with its review, TSJ did not independently verify the foregoing information and relied on such information as being complete and accurate in all material respects. Financial forecasts prepared by Savannah and Bryan management and submitted to TSJ were based on assumptions believed by TSJ to be reasonable and to reflect currently available information, but TSJ did not independently verify such information. TSJ did not make an independent evaluation or appraisal of the assets of Savannah or Bryan.

     In connection with rendering the TSJ Fairness Opinion, TSJ performed a variety of financial analyses, including those summarized below. The summary set forth below does not purport to be a complete description of the analyses performed by TSJ in this regard. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Accordingly, notwithstanding the separate factors summarized below, TSJ believes that its analyses must be considered as a whole and that selecting portions of its analyses and the factors considered by it, without considering all analyses and factors, could create an incomplete view of the evaluation process underlying its opinion. In performing its analyses, TSJ made numerous assumptions with respect to industry performance, business and economic conditions and other matters, many of which are beyond Savannah's or Bryan's control. The analyses performed by TSJ are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by such analyses. The analyses do not purport to be appraisals or reflect the process by which or the prices at which businesses actually may be sold or the prices at which any securities may trade at the present time or at any time in the future.

     TSJ performed analyses to determine the effect of the Merger on the Savannah Common Stock. These analyses included a review of the current trading price of Savannah Common Stock on the Nasdaq National Market, comparing it with the trading prices of several other Georgia holding companies in terms of the current price to projected 1998 earnings ratio. This information was then used to calculate a range of non-dilutive exchange ratios based on various consolidation savings. It was determined that Savannah could offer an Exchange Ratio of 1.85 shares of Savannah Common Stock for each share of Bryan Common Stock and not dilute projected 1998 earnings per share, excluding merger costs. Additionally, TSJ reviewed management projections that earnings per share will be enhanced for each of the next four years considering minimal merger synergy revenues and savings.

     The December 31, 1997 book value of Bryan was $13.75 per share of Bryan Commons Stock, adjusted for a $1.00 per share cash dividend paid in April 1998. Applying the 1.85 to 1 Exchange Ratio to this book value would result in a Bryan book value of $7.43 per share Bryan-equivalent share of Savannah Common Stock issued in the merger. This compares to a December 31, 1997 book value of $8.76 per share of Savannah Common Stock. After the Merger, the resulting company would report a proforma book value as of December 31, 1997 of $8.29 per share of Savannah Common Stock, a $.47 reduction per Savannah share. This 5.4 percent reduction in book value should have little or no effect on the trading value of shares of Savannah Common Stock.

     Based on these analyses and others and assuming the accuracy and completeness of all the information, reports and data provided, TSJ has been able to conclude that the consideration to be paid to the Bryan shareholders under the Merger Agreement is fair to the shareholders of Savannah from a financial point of view.


OPINION OF BRYAN'S FINANCIAL ADVISOR

     Bryan retained EHD to act as its financial advisor in connection with the potential merger with Savannah. EHD has rendered an opinion to Bryan's Board of Directors as to the fairness of the consideration to be received by Bryan's shareholders pursuant to the Merger, from a financial point of view.

     EHD, as part of its practice in providing management advisory services to financial institutions, has been regularly engaged since 1984 as a financial advisor to either buyer or seller in connection with mergers and acquisitions, competitive biddings and valuations for various purposes. EHD was selected to advise Bryan's Board of Directors based upon its knowledge of Bryan, Savannah, the community banking industry in Georgia, and its extensive background in the general banking industry. EHD will be compensated for its services. Neither EHD nor any of its officers or affiliates has a material financial interest in Bryan or Savannah.

     The full text of the written opinion of EHD, which sets forth the assumptions made, matters considered and limitations on the review undertaken, is attached hereto as Appendix C and is incorporated herein by reference. Bryan shareholders are urged to read this opinion carefully in its entirety. EHD's opinion is directed only to the fairness to the Bryan shareholders, from a financial point of view, of the consideration to be received and does not address any other aspect of the Merger or related transactions and does not constitute a recommendation to any shareholder as to how such shareholder should vote at the Bryan Special Meeting. The summary of the opinion of EHD set forth in this Joint Proxy Statement/Prospectus is qualified in its entirety by reference to the full text of such opinion.

     The consideration to be received by Bryan shareholders in the Merger was determined by Bryan and Savannah in their negotiations. No limitations were imposed by the Board of Directors or management of Bryan upon EHD with respect to the investigations made or the procedures followed by EHD in rendering its opinion.

     In arriving at its opinion, EHD reviewed the Merger Agreement and held discussions with certain senior officers, directors and other representatives and advisors of Bryan and certain senior officers and other representatives and advisors of Savannah concerning the businesses, operations and prospects of Bryan and Savannah. EHD examined certain publicly available business and financial information relating to Bryan and Savannah as well as Savannah's five-year strategic plan and other data for Bryan and Savannah, which were provided to EHD by or otherwise discussed with the respective management teams of Bryan and Savannah, including information relating to certain strategic implications and operational benefits anticipated from the Merger. EHD reviewed the financial terms of the Merger as set forth in the Merger Agreement in relation to, among other things: current and historical market prices and trading volumes of Bryan Common Stock and Savannah Common Stock; the historical and projected earnings and operating data of Bryan and Savannah; and the capitalization and financial condition of Bryan and Savannah. EHD considered, to the extent publicly available, the financial terms of certain other similar transactions recently effected which EHD considered relevant in evaluating the Merger and analyzed certain financial, stock market and other publicly available information relating to the businesses of other companies whose businesses EHD considered relevant in evaluating those of Bryan and Savannah. EHD also considered the relative contributions of Bryan and Savannah to the combined company. In addition to the foregoing, EHD conducted such other analyses and examinations and considered such other financial, economic and market criteria as EHD deemed appropriate to arrive at its opinion. EHD noted that its opinion was necessarily based upon information available, and financial, stock market and other conditions and circumstances existing and disclosed, to EHD as of the date of its opinion.

     In conducting its review and analysis and in arriving at its opinion, EHD assumed and relied upon, without independent verification, the accuracy and completeness of all of the financial and other information provided to EHD or publicly available and assumed and relied upon the representations and warranties of Bryan and Savannah contained in the Merger Agreement. EHD also relied upon the managements of Bryan and Savannah as to the reasonableness and achievability of the financial and operating projections and the assumptions and bases therefore provided to EHD, and it assumed that such projections reflect the best currently available estimates and judgments of such respective managements of Bryan and Savannah and that such projections and forecasts will be realized in the amounts and time periods currently estimated by the managements of Bryan and Savannah. EHD assumed, with the consent of the Board of Directors of Bryan, that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes.

     EHD conducted no physical inspection or appraisal of any of the assets, properties or facilities of either Bryan or Savannah, nor was it furnished with any such evaluation or appraisal. EHD also assumed that the conditions to the Merger would be consummated on a timely basis in the manner contemplated in the Merger Agreement. EHD was not asked to consider, and its opinion does not address the relative merits of the Merger as compared to any alternative business strategies that might exist for Bryan or the effect of any other transaction in which Bryan might engage. The opinion rendered by EHD was based upon analyses of the foregoing factors in light of its assessment of general economic, financial and market conditions as they exist and could be evaluated by EHD as of the date of the opinion. No opinion was rendered as to the price or trading range at which shares of Savannah Common Stock will trade following the date of the opinion, or the price or trading range at which Savannah's Common Stock will trade upon completion of the Merger.

     In connection with rendering its opinion, EHD performed a variety of financial analyses. The preparation of a fairness opinion of this nature involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances, and, therefore, is not readily susceptible to partial analysis or summary description. EHD believes that its analyses must be considered together as a whole and that selecting portions of such analyses and the facts considered therein, without considering all other factors and analyses, could create an incomplete view of the analyses and the process underlying EHD's opinion. In its analyses, EHD made numerous assumptions with respect to industry performance, business and economic conditions, and other matters, many of which are beyond the control of Bryan and Savannah and which may not be realized. Any estimates contained in EHD's analyses are not necessarily predictive of future results or values, which may be significantly more or less favorable than such estimates. Estimates of values of companies do not purport to be appraisals or necessarily reflect the prices at which such companies or their securities may actually be sold.

     VALUATION METHODOLOGIES. The following is a summary of the principal analyses performed by EHD in connection with its opinion.

     SUMMARY TRANSACTION ANALYSIS. EHD reviewed the terms of the proposed transaction, including the Exchange Ratio and the aggregate transaction value. EHD reviewed the implied value of the consideration offered based upon the $25.75 per share closing price of Savannah's Common Stock on April 8, 1998, which indicates an implied value of $47.64 per share of Bryan Common Stock. Since Bryan Common Stock is not traded on any organized exchange and has no established market, a comparison can be made only to the limited trading activity known to Bryan management. The sales price per share of Bryan Common Stock traded during 1997 and the first quarter of 1998 has been $25.00 according to limited information available to Bryan management. The implied value of $47.64 per share represents an 91% premium over Bryan trades during 1997 and the first quarter of 1998. Assuming 506,508 total outstanding shares of Bryan Common Stock, this indicates an aggregate transaction value of approximately $24.1 million. EHD calculated that, as of December 31, 1997, the aggregate transaction value represented 36.8% of the total assets of Bryan, 3.25 times Bryan's stated book value, and 20.84 times Bryan's earnings for the trailing twelve months ended December 31, 1997.

     CONTRIBUTION ANALYSIS. EHD reviewed certain historical financial and operating information for Bryan, Savannah and the pro forma combined entity resulting from the Merger based on financial data reported by Bryan and Savannah. Financial data provided to EHD as of December 31, 1997 was audited. EHD analyzed the relative balance sheet contribution of Bryan and Savannah for certain data to the combined company on a pro forma basis as of December 31, 1997. This analysis indicated that Bryan would have contributed 28.6% to combined total assets, 31.3% to combined loans (net of allowances for losses), 27.9% to combined deposits and 34.4% to combined stockholders' equity. EHD also analyzed the relative income statement contributions of Bryan and Savannah for certain data to the combined company on a pro forma basis. This analysis indicated that, for the latest twelve months ended December 31, 1997, Bryan would have contributed 35.1% to combined net interest income and 39.8% to combined net income. At the Exchange Ratio of one share of Bryan Common Stock for 1.85 shares of Savannah Common Stock, the holders of outstanding Bryan
Common Stock would own approximately 35.2% of Savannah's post-Merger basic shares outstanding, and 34.0% of Savannah Common Stock on a fully diluted basis as if both entities exercised all outstanding stock options at December 31, 1997, allowing for the conversion of Bryan Rights into rights with respect to Savannah Common Stock.

     COMPARABLE COMPANY ANALYSIS FOR BRYAN. EHD reviewed and compared certain financial information for Bryan to corresponding financial information for similar companies in Georgia. Peers were determined to be profitable one-bank holding companies in Georgia, not publicly traded, with consolidated assets between $50 and $100 million as of December 31, 1997, with the bank subsidiary at least five years old, with investments in the subsidiary bank between $5 and $8 million and with no nonbank subsidiaries. These parameters produced a peer sample of 43 other bank holding companies. The peer companies had a mean asset size of $74 million and a median asset size of $72 million, compared to Bryan's $66 million in assets at December 31, 1997. Bryan had a return on average assets ("ROA") of 1.88% for the year ended December 31, 1997, compared to a mean ROA of 1.28% and a median ROA of 1.31% for the peer companies. Bryan had a return on average equity ("ROE") of 16.56% compared to a 12.98% mean ROE and a 12.39% median ROE for the peer group. This indicates that Bryan's financial performance was above the average of similar companies. Discussions with management indicate that Bryan's rates of return are expected to lessen somewhat in the future due to the need to develop a branch network and the probable addition of new competitors in the Bryan County market area in the future.

     A similar peer group was determined for Bryan Bank, the wholly owned subsidiary of Bryan. Bryan Bank's peers were determined to be Georgia banks with total assets between $50 and $100 million with no branches and between 5 and 10 years old. Non-traditional or special purpose banks were excluded. Of the 10 peer banks in the sample, total assets indicated a mean of $72 million and a median of $69 million, compared to $65 million for Bryan Bank. Bryan Bank's ROA was 1.91% for 1997 versus a 1.18% mean and 1.17% median for the peers. Bryan
Bank's ROE was 17.92% versus a 12.03% mean and 12.83% median for the peers. Bryan Bank's net interest rate margin averaged 5.81% during 1997, compared to a 4.93% mean and a 5.12% median for the peers. Bryan Bank's nonperforming assets to total assets was .48% at December 31, 1997, versus a .76% mean and a .37% median for the peers. Bryan Bank compared favorably to most key ratios analyzed for the peer group.

     COMPARABLE COMPANY ANALYSIS FOR SAVANNAH. EHD compared selected balance sheet data, asset quality, capitalization and profitability measures and market statistics using financial data for the twelve months ended December 31, 1997 and market data as of July 23, 1998 for Savannah to a group of selected Georgia bank holding companies which EHD deemed to be relevant.

     The group of selected Georgia banking companies included: Summit Bank Corporation, Atlanta; Golden Isles Financial Holdings, Brunswick; Habersham Bancorp, Cornelia; First Sterling Banks, Inc., Kennesaw; SNB Bancshares, Inc., Macon; Southwest Georgia Financial Corp., Moultrie; First Banking Co. of SE GA, Statesboro; Merit Holding Corporation, Tucker and PAB Bankshares, Inc., Valdosta (collectively, the "Savannah Peers"). The total assets for the group at December 31, 1997 amounted to $240 million at the mean and $214 million at the median, compared to $164 million for Savannah. The analysis indicated that Savannah's ROA for the year 1997 was 1.22% compared to a 1.36% mean ROA and a 1.35% median ROA for the peer group. Savannah's ROE was 12.48% versus a 13.54% mean ROE and a 14.33% median ROE for the group. Savannah's net interest rate margin for 1997 was 4.52% compared to a 5.26% mean and a 5.22% median for the group. Savannah's 1997 dividend payout ratio was 13.59% versus a 20.95% mean payout and a 20.53% median payout for the group. This indicates that Savannah's financial performance fell slightly below the selected peers.

     STOCK TRADING ANALYSIS. Since Bryan's stock is not liquidly traded, no stock trading comparisons were attempted to other banking companies with a more established trading market, and EHD placed no weight on the market price of Bryan Common Stock.

     EHD reviewed and analyzed the price performance and the historical trading volume for Savannah's Common Stock for the period from April 1997 to March 1998. A comparison of Savannah's Common Stock performance for the last twelve months versus the S&P 500 Index indicates that Savannah has generally outperformed the S&P Index for the period. EHD also compared the recent price performance of the Savannah Common Stock to the nine Savannah Peers. The ratio of closing stock prices at April 8, 1998 to trailing 12 months earnings per share for the peer banks ranged from multiples of 16.7 to 31.5, compared to 26.5 for Savannah. These stock prices as a multiple of book value ranged from 1.5 to 4.2, compared to 2.9 for Savannah. EHD deemed the trading volume of Savannah Common Stock to be generally light, averaging less than 400 traded shares per day over the most recent quarter measured. However, EHD concluded that Savannah's listing on the Nasdaq National Market provides a more liquid market than is currently available to Bryan shareholders.

     COMPARABLE TRANSACTION ANALYSIS. EHD performed an analysis of premiums paid in acquisitions of banking organizations with comparable characteristics to the Merger. Savannah has not executed any mergers prior to its proposed Merger with Bryan. There are therefore no Savannah comparable transactions. Two sets of comparable transactions were analyzed as follows. The first set of comparable transactions reflects a comparison of the Bryan/Savannah Merger to 100% acquisitions occurring in 1997 in the state of Georgia. During 1997, EHD noted thirteen 100% acquisition transactions of banks and S&L companies in Georgia, which yielded mean premiums of 2.16 times the sellers' book value, and 19.83 times the sellers' last twelve months trailing earnings. This compares to pending multiples for Bryan's proposed merger of 3.25 times book value and 20.84 times trailing earnings if measured based on Bryan financial data through December 31, 1997.

     EHD also compared the Merger to certain financial information relating to eight selected pending or recently completed Georgia bank mergers. The comparable transactions were (acquiror/acquiree): First Liberty Financial Corp. / Southland Bank Corp.; Regions Financial / First Community Banking Services; SNB Bancshares, Inc. / Crossroads Bancshares, Inc.; Flag Financial Corp. / Three Rivers Bancshares; PAB Bankshares, Inc. / Investors Financial Corp.; Premier Bancshares, Inc. / Lanier Bank & Trust; Premier Bancshares, Inc. / The Bank Holding Company; and Flag Financial / Middle Georgia Bankshares, Inc. EHD considered, among other factors, the earnings, capital, asset size and quality of assets of the acquired companies. EHD compared the transaction prices to stated book values, earnings, assets and deposits. The eight recent comparable transactions had an average price to tangible book value of 2.57 times, a price to earnings multiple of 19.58 times, a price to total assets multiple of 23.99, and a price to total deposits multiple of 27.55. The consideration to be paid to Bryan, based on Savannah's closing stock price of $25.75 as of April 8, 1998, would result in a price to book value of 3.25 times, a price to earnings multiple of 20.84 times, a price to assets multiple of 36.83, and a price to total deposits multiple of 43.10.

     No company or transaction used in EHD's analyses is identical to Bryan or the proposed Merger. Accordingly, an analysis of the results of the foregoing necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of Bryan and other factors that could affect the public trading value of the companies to which they are being compared. Mathematical analysis (such as determining the mean or median) is not in itself a meaningful method of using comparable transaction data or comparable company data.

     DISCOUNTED CASH FLOW ANALYSIS. EHD calculated the present value of Bryan assuming that Bryan remained an independent bank. For purposes of this analysis, EHD utilized certain projections of Bryan's future earnings and dividends. EHD assumed that the Bryan Common Stock would be sold at the end of five years at 250% of projected book value. This value was then discounted to present value using discount rates from 15% to 19%. These rates were selected as an estimate of probable rates that investors in securities such as Bryan Common Stock would expect in view of the potential appreciation and risks in the stock. Based on these assumptions, EHD calculated that the present value of Bryan as an independent bank ranged from $14.9 million to $18.3 million. The aggregate consideration of the proposed Merger would provide a value of $24.1 million, which is above the high end of this present value range. The present value analysis was included because it is a widely used valuation method, but EHD noted that the results of this method are dependent on the numerous assumptions that must be made, including earnings assumptions, dividend payout policies, terminal values and appropriate discount rates.

     Pursuant to an engagement letter between Bryan and EHD, Bryan agreed to the payment of a fee for EHD's services related to EHD's fairness opinion, and to indemnify and hold harmless EHD and its officers and employees against certain liabilities in connection with its services, except for liabilities resulting from the negligence of EHD. Total fees paid to EHD for its role as financial advisor to Bryan and for its fairness opinion total approximately $45,000.


EXCHANGE RATIO

     At the Effective Time, each share of Bryan Common Stock then issued and outstanding (excluding shares held by Bryan, Savannah, or their respective subsidiaries, in each case other than shares held in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by Bryan shareholders who perfect their statutory dissenters' rights) will be converted into and exchanged for the right to receive 1.85 shares of Savannah Common Stock.

     As of the Bryan Record Date, there were 532,258 shares of Bryan Common Stock issued, of which 506,508 shares were outstanding and 25,750 shares were held in treasury. Based on the number of shares of Bryan Common Stock outstanding on the Bryan Record Date and the Exchange Ratio of 1.85, it is
anticipated that upon consummation of the Merger, Savannah would issue approximately 937,040 shares of Savannah Common Stock to holders of Bryan Common Stock. Accordingly, following consummation of the Merger, Savannah will have approximately 2,673,838 shares of Savannah Common Stock outstanding, based on the number of shares of Savannah Common Stock issued and outstanding on the Savannah Record Date.


FRACTIONAL SHARES

     No fractional shares of Savannah Common Stock will be issued. Rather, cash (without interest) will be paid in lieu of any fractional share interest to which any Bryan shareholder would be entitled upon consummation of the Merger, in an amount equal to such fractional part of a share of Savannah Common Stock multiplied by the market value of one share of Savannah Common Stock at the Effective Time. The market value of one share of Savannah Common Stock at the Effective Time will be the last sale price of such common stock on The Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Savannah) on the last trading day preceding the Effective Time. No Bryan shareholder who would have been entitled to receive fractional shares of Savannah Common Stock will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.

CONVERSION OF STOCK OPTIONS

     The Merger Agreement provides that, at the Effective Time, the Bryan Rights, which are outstanding at the Effective Time, whether or not exercisable, will be converted into and become rights with respect to Savannah Common Stock, and Savannah will assume each Bryan Right, in accordance with the terms of the stock option agreement by which it is evidenced, except that from and after the Effective Time:

    (i) Savannah and its compensation committee will be substituted for Bryan and the committee of Bryan's Board of Directors (including, if applicable, the entire Board of Directors of Bryan) administering such Bryan Rights;

   (ii) each Bryan Right assumed by Savannah may be exercised solely for shares of Savannah Common Stock (or cash, if so provided under the terms of such Bryan Right);

  (iii) the number of shares of Savannah Common Stock subject to such Bryan Right will be equal to the number of shares of Bryan Common Stock subject to such Bryan Right immediately prior to the Effective Time multiplied by the Exchange Ratio; and

   (iv) the per share exercise price under each such Bryan Right will be adjusted by dividing the per share exercise price under each such Bryan Right by the Exchange Ratio and rounding up to the nearest cent.

The Merger Agreement also provides that, notwithstanding the provisions of clause (iii) of the preceding sentence, Savannah will not be obligated to issue any fraction of a share of Savannah Common Stock upon the exercise of any Bryan Rights and any fraction of a share of Savannah Common Stock that otherwise would be subject to a converted Bryan Right will represent the right to receive a cash payment upon exercise of such converted Bryan Right equal to the product of such fraction and the difference between the market value of one share of Savannah Common Stock at the time of exercise of such Bryan Right and the per share exercise price of such Bryan Right. The market value of one share of Savannah Common Stock at the time of exercise of a Bryan Right will be the last sale price of such common stock on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Savannah) on the last trading day preceding the date of exercise.


EFFECTIVE TIME

     Subject to the conditions to the obligations of the parties to effect the Merger, the Effective Time will occur on the date and at the time that the Certificate of Merger is declared effective with the Secretary of State of the State of Georgia. Unless otherwise agreed upon in writing by Bryan and Savannah, and subject to the conditions to the obligations of the parties to effect the Merger, the parties will use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day following the last to occur of
(i) the effective date (including expiration of any applicable waiting period) of the last required consent of any regulatory authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Bryan and Savannah approve the Merger Agreement.

     No assurance can be provided that the necessary shareholder and regulatory approvals can be obtained or that other conditions precedent to the Merger can or will be satisfied. Bryan and Savannah anticipate that all conditions to consummation of the Merger will be satisfied so that the Merger can be consummated during the fourth quarter of 1998. However, delays in the consummation of the Merger could occur.

     The Board of Directors of either Bryan or Savannah generally may terminate the Merger Agreement if the Merger is not consummated by December 31, 1998, unless the failure to consummate by that date is the result of a breach of the Merger Agreement by the party seeking termination. See "--Conditions to Consummation of the Merger" and "--Amendment, Waiver, and Termination."


DISTRIBUTION OF SAVANNAH CERTIFICATES

     Promptly after the Effective Time, Savannah will cause the Exchange Agent to mail to each holder of record of Certificates which, immediately prior to the Effective Time, represented outstanding shares of Bryan Common Stock, appropriate transmittal materials and instructions for use in effecting the surrender and cancellation of the Certificates in exchange for certificates representing shares of Savannah Common Stock.

     HOLDERS OF BRYAN COMMON STOCK SHOULD NOT SEND IN THEIR CERTIFICATES UNTIL THEY RECEIVE THE APPROPRIATE TRANSMITTAL MATERIALS AND INSTRUCTIONS.

     Upon surrender to the Exchange Agent of Certificates for Bryan Common Stock, together with the properly completed transmittal materials, there will be issued and mailed to each holder of Bryan Common Stock (other than shares as to which holders have perfected dissenters' rights) surrendering such items a certificate or certificates representing the number of shares of Savannah Common Stock to which such holder is entitled, if any, and a check for the amount to be paid in lieu of any fractional share (without interest), together with all undelivered dividends or distributions in respect of such shares (without interest thereon).

     After the Effective Time, to the extent permitted by law, holders of Bryan Common Stock of record as of the Effective Time will be entitled to vote at any meeting of Savannah shareholders the number of whole shares of Savannah Common Stock into which their shares of Bryan Common Stock have been converted, regardless of whether such shareholders have surrendered their Bryan Common Stock Certificates. Whenever a dividend or other distribution is declared by Savannah on Savannah Common Stock, the record date for which is at or after the Effective Time, the declaration will include dividends or other distributions on all shares issuable pursuant to the Merger Agreement, but no dividend or other distribution payable after the Effective Time with respect to Savannah Common Stock will be paid to the holder of any unsurrendered Bryan Common Stock Certificate until the holder duly surrenders such certificate. Upon surrender of such Bryan Common Stock Certificate, however, both the Savannah Common Stock certificate, together with all undelivered dividends or other distributions (without interest) and any undelivered cash payments to be paid in lieu of fractional shares (without interest), will be delivered and paid with respect to each share represented by such certificate. In no event will the holder of any surrendered Bryan Common Stock Certificate(s) be entitled to receive interest on any cash to be issued to such holder, and in no event will Savannah or the Exchange Agent be liable to any holder of Bryan Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat, or similar law.

     After the Effective Time, no transfers of shares of Bryan Common Stock on Bryan's stock transfer books will be recognized. If Certificates representing shares of Bryan Common Stock are presented for transfer after the Effective Time, they will be canceled and exchanged for the shares of Savannah Common Stock and a check for the amount due in lieu of fractional shares, if any, deliverable in respect thereof.

     After the Effective Time, holders of Bryan Certificates will have no rights with respect to the shares of Bryan Common Stock formerly represented thereby other than the right to surrender such Certificates and receive in exchange therefor the shares of Savannah Common Stock, if any, to which such holders are entitled, as described above, or the right to perfect their dissenters' rights.

     If any certificate for Savannah Common Stock is to be issued in a name other than that in which the Bryan Certificate surrendered for exchange is issued, the Bryan Certificate so surrendered will be properly endorsed and otherwise in proper form for transfer, and the person requesting such exchange will affix any requisite stock transfer tax stamps to the certificates surrendered, will provide funds for their purchase, or will establish to the exchange agent's satisfaction that such taxes are not payable.

FEDERAL INCOME TAX CONSEQUENCES

     THE FOLLOWING IS A DISCUSSION OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER TO HOLDERS OF BRYAN COMMON STOCK. THE DISCUSSION MAY NOT APPLY TO SPECIAL SITUATIONS, SUCH AS BRYAN SHAREHOLDERS, IF ANY, WHO HOLD BRYAN COMMON STOCK OTHER THAN AS A CAPITAL ASSET, WHO RECEIVED BRYAN COMMON STOCK UPON THE EXERCISE OF EMPLOYEE STOCK OPTIONS OR OTHERWISE AS COMPENSATION, WHO HOLD BRYAN COMMON STOCK AS PART OF A "STRADDLE" OR "CONVERSION TRANSACTION," OR WHO ARE INSURANCE COMPANIES, SECURITIES DEALERS, FINANCIAL INSTITUTIONS OR FOREIGN PERSONS, AND DOES NOT DISCUSS ANY ASPECTS OF STATE, LOCAL, OR FOREIGN TAXATION. THIS DISCUSSION IS BASED UPON LAWS, REGULATIONS, RULINGS AND DECISIONS NOW IN EFFECT AND ON PROPOSED REGULATIONS, ALL OF WHICH ARE SUBJECT TO CHANGE (POSSIBLY WITH RETROACTIVE EFFECT) BY LEGISLATION, ADMINISTRATIVE ACTION, OR JUDICIAL DECISION.

     No ruling has been or will be requested from the Internal Revenue Service on any matter relating to the tax consequences of the Merger. Instead, consummation of the Merger is conditioned upon receipt by Savannah and Bryan of an opinion from Alston & Bird LLP, special counsel to Savannah, concerning the material federal income tax consequences of the Merger. Based upon the assumption that the Merger is consummated in accordance with the Merger Agreement and upon the factual representations made by Savannah and Bryan, it is such firm's opinion that:

     (a) The Merger  will  constitute  a  reorganization  within the  meaning of
Section 368(a) of the Code and Bryan and Savannah will each be a party to the reorganization within the meaning of Section 368(b) of the Code.

     (b) No gain or loss will be recognized by holders of Bryan Common Stock upon the exchange in the Merger of all of their Bryan Common Stock solely for shares of Savannah Common Stock (except with respect to any cash received in lieu of a fractional share interest in Savannah Common Stock).

     (c) The aggregate tax basis of the Savannah Common Stock received by the Bryan shareholders in the Merger will, in each instance, be the same as the aggregate tax basis of the Bryan Common Stock surrendered in exchange therefor, less the basis of any fractional share of Savannah Common Stock settled by cash payment.

     (d) The holding period of the Savannah Common Stock received by the Bryan shareholders in the Merger will, in each instance, include the holding period of the Bryan Common Stock surrendered in exchange therefor, provided that such Bryan Common Stock is held as a capital asset at the Effective Time.

     (e) The payment of cash to Bryan shareholders in lieu of fractional share interests of Savannah Common Stock will be treated for federal income tax purposes as if the fractional shares were distributed as part of the exchange and then were redeemed by Savannah. These cash payments will be treated as having been received as distributions in full payment in exchange for the stock redeemed, as provided in Section 302(a) of the Code.

     (f) Where solely cash is received by a Bryan shareholder in exchange for Bryan Common Stock pursuant to the exercise of dissenters' rights, such cash will be treated as having been received in redemption of such holder's Bryan Common Stock, subject to the provisions and limitations of Section 302 of the Code.

     THE TAX OPINION DOES NOT ADDRESS ANY STATE, LOCAL, FOREIGN, OR OTHER TAX CONSEQUENCES OF THE MERGER. BRYAN STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED TRANSACTION TO THEM INDIVIDUALLY, INCLUDING TAX REPORTING REQUIREMENTS AND TAX CONSEQUENCES UNDER STATE, LOCAL, OR FOREIGN LAW.


MANAGEMENT AND OPERATIONS AFTER THE MERGER

     Savannah will be the surviving corporation resulting from the Merger and Bryan Bank will become a wholly owned subsidiary of Savannah. The Merger Agreement provides that the directors of Savannah in office immediately prior to the Effective Time, together with E. James Burnsed, James W. Royal, James Toby Roberts, Sr., L. Carlton Gill and Robert T. Thompson, Jr., each of whom serves as a current director of Bryan, will serve as a director of Savannah from and after the Effective Time in accordance with Savannah's Bylaws. The officers of Savannah in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, will serve as the officers of Savannah from and after the Effective Time in accordance with the Bylaws of Savannah; provided, that E. James Burnsed will be elected Vice Chairman of Savannah. Of the five directors of Bryan who will serve as directors of Savannah, assuming they are elected by the shareholders of Savannah and the merger is consummated, Messrs. Gill and Thompson shall serve until the Annual Meeting of Shareholders in 1999, Messrs. Royal and Roberts shall serve until the Annual Meeting of Shareholders in 2000, and Mr. Burnsed shall serve until the Annual Meeting of Shareholders in 2001, in each case until their successors have been elected and qualified. See "CONTINGENT ELECTION OF DIRECTORS."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     Savannah will be the surviving corporation resulting from the Merger. Following consummation of the Merger, Bryan Bank and Savannah Bank will continue as banking subsidiaries of Savannah. The officers of Savannah in office immediately prior to the Effective Time shall continue to serve as officers of Savannah after the Effective Time. Subsequent to the consummation of the Merger,E. James Burnsed, James W. Royal, James Toby Roberts, Sr., L. Carlton Gill, and Robert T. Thompson, Jr., current directors of Bryan, will become members of the Savannah Board of Directors. E. James Burnsed, current President and Chief Executive Officer of Bryan Bank, will become Vice Chairman of the Board of Directors of Savannah. Archie H. Davis will become a member of the Bryan Bank Board of Directors. In addition, the Merger Agreement provides that, in the event Savannah removes, or fails to re-elect a director (other than Charles Stafford) to the board of Bryan Bank during the 24 month period following the closing date of the Merger, Savannah will pay such director, immediately, an amount equal to the director's fees he or she would have earned during the remainder of such 24 month period. Currently, Bryan Bank pays each of its directors $500 per month in director's fees.For information concerning the current directors and management of Savannah, see "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT--Savannah." As of the Savannah Record Date, the directors and officers of Bryan were entitled to vote an aggregate of 825 shares of Savannah Common Stock. As of the Bryan Record Date, the directors and officers of Savannah were not entitled to vote any shares of Bryan Common Stock.

     INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The Merger Agreement provides that, for a period of six years after the Effective Time, Savannah will indemnify and hold harmless the present and former directors, officers, employees, and agents of the Bryan companies against all liabilities arising out of actions or omissions arising out of the indemnified party's service as a director, officer, employee or agent of Bryan, or at Bryan's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including transactions contemplated by the Merger Agreement) to the full extent permitted under Georgia law and by Bryan's Articles of Incorporation or By-Laws as in effect on the date of the Merger Agreement, including provisions related to advances of expenses incurred in the defense of any litigation regardless of whether any Savannah company is insured against such matter. In any case in which approval by Savannah is required to effectuate any indemnification, Savannah will direct, at the election of the indemnified party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Savannah and the indemnified party.

     DIRECTOR AND OFFICER INSURANCE. The Merger Agreement provides that Savannah shall use reasonable efforts (with the cooperation of Bryan prior to the Effective Time) to maintain in effect for three years after the Effective Time Bryan's existing directors' and officers' liability insurance policy (provided that Savannah may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are no less advantageous or
(ii) with the consent of Bryan given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance. However, Savannah is not obligated to make aggregate premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Bryan's directors and officers, 150% of the annual premium payments on Bryan's current policy in effect as of the date of the Merger Agreement. If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds this amount, Savannah will use reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to this amount.

     EMPLOYMENT AGREEMENTS. Savannah and Bryan Bank shall enter into an employment agreement with E. James Burnsed (the "Burnsed Agreement") as of the Effective Time. The terms of the Burnsed Agreement are substantially similar to the terms in Savannah's other employment agreements with executive officers. The Burnsed Agreement has a one-year term but may terminate at the earliest of the following: one year from the date of theBurnsed Agreement; the mutual agreement of the parties; the death or disability of Burnsed or Burnsed's voluntary retirement; or immediately upon written notice by Savannah and Bryan Bank of termination for cause.

     The Burnsed Agreement provides for a base salary of $90,000; the assumption by Savannah of Burnsed's stock option agreement granting Burnsed stock options to purchase 12,000 shares of Bryan Common Stock (at a price of $10.66 per share for 4,000 shares, $11.75 per share for 4,000 shares, and $10.65 per share for 4,000 shares); the grant of incentive options to purchase 10,000 shares of Savannah Common Stock at market price on the same terms and conditions as other Savannah executives; executive life insurance; and other compensation, including cash incentives payable under the same terms and conditions as were payable under Bryan Bank's Officer Cash Incentive Plan in effect at the time of execution of the Merger Agreement, and the right to participate in all current and future employee benefit, retirement, and compensation plans generally available to employees of Savannah Bank, consistent with his salary and positions with Savannah and Bryan Bank.

     The Burnsed Agreement provides for Mr. Burnsed's termination for cause, including: (i) conviction of or pleading guilty to any acts of fraud, misappropriation, embezzlement, or any felony; (ii) commission of acts or conduct materially damaging to the business of Savannah or Bryan Bank; and (iii) Mr. Burnsed's failure, without reasonable cause, to devote his full business time and best efforts to the business of Bryan Bank. The Burnsed Agreement contains a change in control provision under which Savannah and Bryan Bank agree to assume the obligations of Bryan under the Change in Control Agreement with Burnsed dated May 22, 1996 (the "Burnsed Control Agreement.") However, Burnsed, by executing the Burnsed Agreement, waives any rights under the Burnsed Control Agreement to payments resulting from the Merger and agrees to accept the benefits of the Burnsed Agreement in full payment in lieu of rights under the Burnsed Control Agreement, except in the event of a "change in control" of Savannah as defined therein.

     Savannah and Bryan Bank have also entered into an employment agreement with George Michael Odom, Jr. (the "Odom Agreement") as of the Effective Time. The terms of the Odom Agreement are substantially similar to the terms in Savannah's other employment agreements with executive officers. The Odom Agreement has a one-year term but may terminate at the earliest of the following: one year from the date of the Odom Agreement; the mutual agreement of the parties; the death or disability of Odom or Odom's voluntary retirement; or immediately upon written notice by Savannah and Bryan Bank of termination for cause.

     The Odom Agreement provides for a base salary of $80,000; the assumption by Savannah of Odom's stock option agreements pursuant to Bryan's 1997 Incentive Stock Option Plan, dated August 12, 1996, which grant Odom stock options to purchase 5,000 shares of Bryan Common Stock at a price of $19.00 per share and the option, dated February 10, 1998, to purchase 2,500 shares at a price of $47.17 per share; executive life insurance; and other compensation, including cash incentives payable under the same terms and conditions as were payable under Bryan Bank's Officer Cash Incentive Plan in effect at the time of execution of the Merger Agreement, and the right to participate in all current and future employee benefit, retirement, and compensation plans generally available to employees of Savannah Bank, consistent with his salary and position with Bryan Bank.

     The Odom Agreement provides for Mr. Odom's termination for cause, including: (i) conviction of or pleading guilty to any acts of fraud, misappropriation, embezzlement, or any felony; (ii) commission of acts or conduct materially damaging to the business of Savannah or Bryan Bank; and (iii) Mr. Odom's failure, without reasonable cause, to devote his full business time and best efforts to the business of Bryan Bank. The Odom Agreement contains a change in control provision under which Savannah and Bryan Bank agree to assume the obligations of Bryan under the Change in Control Agreement with Odom dated May 22, 1996 (the "Odom Control Agreement.") However, Odom, by executing the Odom Agreement, waives any rights under the Odom Control Agreement to payments resulting from the Merger and agrees to accept the benefits of the Odom Agreement in full payment in lieu of rights under the Odom Agreement, except in the event of a "change in control" of Savannah.

     CHANGE IN CONTROL AGREEMENTS. The Burnsed Control Agreement and the Odom Control Agreement (the "Control Agreements") allow Burnsed and Odom (the "Bryan Officers") each to retain his salary, bonus, and benefits if a "change in control," as defined in the Burnsed and Odom Control Agreements, occurs and that Bryan Officer is terminated (either by Bryan, other than for "Cause" as defined in the Control Agreements, or by reason of the Bryan Officer's disability, retirement, or death, or termination by the principal pursuant to involuntary termination) within three years following the change in control.

     A "change in control" under the Control Agreements includes (i) the acquisition of 25% of Savannah or Bryan Bank's voting power by any person within any twelve month period; (ii) the change in Directors such that the Directors remaining at the end of any two year period who were also Directors at the beginning of the period no longer constitute a majority of the Board of Directors, unless the election of each new Director was approved in advance by a vote of at least a majority of the Directors then still in office who were directors at the beginning of the period; (iii) the consummation of a merger, consolidation, or business combination (other than one in which Savannah or Bryan Bank would continue to represent at least 60% of the outstanding common stock of Savannah or Bryan Bank); (iv) the consummation of a plan of complete liquidation of Savannah or Bryan Bank or an agreement for the sale or disposition of all or substantially all of Savannah's or Bryan Bank's assets; or
(v) the occurrence of any other event or circumstance which the Board of Directors determines to affect control of Savannah or Bryan Bank and adopts a resolution that such event or circumstance constitutes a Change in Control for the purposes of the Control Agreement. "Cause" under the Control Agreements includes (i) any fraud, dishonesty, felony, or gross malfeasance of duty on the part of the Bryan Officer which directly results in material injury to Savannah or to Bryan Bank; or (ii) any conduct by the Bryan Officer that is grossly inappropriate and demonstrably likely to lead to the material injury of Savannah or Bryan Bank, as determined by the Board of Directors acting reasonably and in good faith (except where the Board does not deliver to the Bryan Officer notice detailing such conduct and allowing a reasonable period of time, but at least 30 days, in which to remedy such action).

     The Burnsed Control Agreement and the Odom Control Agreement contain substantially the same terms and conditions, except that the Burnsed Control Agreement reduces the percentage of benefits and bonuses payable to Burnsed by twenty percent each year for the years 2001 to 2005, in the event that Burnsed is still employed at that time, until the year 2005, at which time no benefits or bonuses will be payable to Burnsed as a result of termination pursuant to a change in control. There are no provisions for such reductions in the Odom Control Agreement.

     Archie H. Davis, R. Stephen Stramm, and Robert B. Briscoe, all executive officers of Savannah Bank (the "Savannah Officers"), have entered into Change in Control Agreements with Savannah under substantially the same terms and conditions (the "Change in Control Agreements"). Each Change in Control Agreement allows the Executive Officer to terminate his employment within one year following the date of a "change in control," as defined in the Change in Control Agreements, and to continue to receive compensation for a one-year period if the executive officer is terminated "without cause," as defined in the Change in Control Agreements, or if the executive officer's rate of compensation is involuntarily reduced, within one year following a change in control. A "change in control" includes (i) the sale of all, or a substantial portion of, the assets of the Savannah, (ii) a merger or other reorganization whereby the Savannah is not the surviving entity, or (iii) a change in control of Savannah as defined or determined by the OCC and whether by acquisition of stock or assets of Savannah. "Without cause" is defined as termination for any reason other than: (a) conviction of, or being found guilty of, pleading guilty to, pleading nolo contendere to, or taking first offender treatment to a felony or any crime involving moral turpitude; or (b) engaging in any misappropriation, embezzlement, or other intentional fraud upon Savannah. Upon any such termination by an executive officer or termination without cause by Savannah following a change in control, that executive officer's base salary, will continue for one year.

     OFFICER STOCK OPTIONS. Bryan has granted stock options to certain of its officers under the Bryan Stock Option Plan (the "Bryan Option Plan") with respect to an aggregate of 19,500 shares of Bryan Common Stock. Options granted include incentive stock options and nonqualified stock options which vest immediately upon grant or in not more than ten years from the date of grant unless accelerated in accordance with the Bryan Option Plan or individual option agreement, including upon a change in control (as defined in the Bryan Option
Plan).

     Such stock options will be assumed by Savannah in the Merger in accordance with the terms of the stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Savannah and its Compensation Committee shall be substituted for Bryan and the Committee of Bryan's Board of Directors administering such options; (ii) each option assumed by Savannah may be exercised solely for shares of Savannah Common Stock (or cash if so provided under the terms of the option); (iii) the number of shares of Savannah Common Stock subject to such options shall be equal to the number of shares of Bryan Common Stock subject to the options immediately prior to the Effective Time multiplied by the Exchange Ratio; and (iv) the per share exercise price under each such option shall be adjusted by dividing the per share exercise price under each option by the Exchange Ratio and rounding up to the nearest cent.


     Each option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension, or renewal of the option within the meaning of Section 424(h) of the Internal Revenue Code.

    See "--Conversion of Stock Options."

     OTHER  MATTERS  RELATING  TO  BRYAN  EMPLOYEE  BENEFIT  PLANS.  The  Merger
Agreement also provides that, after the Effective Time, Savannah will provide generally to officers and employees of the Bryan companies benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Savannah Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by Savannah to its similarly situated officers and employees. For purposes of participation, vesting, and (except in the case of Savannah retirement plans) benefit accrual under Savannah's employee benefit plans, the service of the employees of the Bryan companies prior to the Effective Time shall be treated as service with a Savannah company participating in such employee benefit plans.

     The Merger Agreement further provides that Savannah also shall honor and shall cause its subsidiaries to honor in accordance with their terms all employment, severance, consulting, and other compensation Contracts disclosed to Savannah between any Bryan company and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other amounts earned or accrued through the Effective Time under the Bryan benefit plans.

     STAFFORD AGREEMENTS. On July 21, 1998, Mr. Charles Stafford signed an affiliate agreement, the terms of which were substantially similar to the terms of the affiliate agreements that were signed by the other Bryan directors and affiliates. Mr. Stafford also signed a Directors' Agreement to vote his shares of Bryan Common Stock in favor of the Merger. See "--Bryan Directors'

Agreements." In addition, Mr. Stafford entered into a Covenant not to Compete (the "Stafford Noncompete"), whereby Mr. Stafford agreed that, for a period of 40 months following the consummation of the Merger, he would not, without the prior written consent of Bryan, directly or indirectly, serve as a consultant to, serve as a management official of, or be or become a greater than 5% shareholder of any financial institution having its headquarters or principal office in Bryan County, Georgia, or having, during the first 12 months of its affiliation with Mr. Stafford, its largest deposit office in Bryan County, Georgia. In consideration for Mr. Stafford's entering into the Stafford Noncompete, he will receive payments totaling $200,000, payable in 40 monthly installments of $5,000 each. In connection with the Stafford Noncompete, Mr. Stafford also entered into a Nonsolicitation and Nondisclosure Agreement, which generally provides that Mr. Stafford may not, for a period of 40 months following the consummation of the Merger, (i) cause or solicit any employee of Bryan Bank to leave the employ of Bryan Bank, or (ii) disclose certain confidential business information relating to Bryan and Bryan Bank. Mr. Stafford also entered into a Financial Disclosure Agreement with Savannah, which provides that (i) Savannah will provide all publicly released information, including press releases, and quarterly earnings reports, and notice filing of all Commission filings to Mr. Stafford on a priority basis, (ii) Savannah will add Mr. Stafford to its priority fax list for press releases and will provide notice of Commission filings within twenty-four hours of filing, and (iii) Savannah's consolidated quarterly highlights (which will include information relating to the following ratios for the current and prior periods: loan-to-deposit ratio, efficiency ratio, return on average equity, return on average assets and allowance for loan losses to total loans) will be publicly available by the third Monday following each calendar quarter, except the fourth quarter when it will be available on the fourth Monday in January.


CONDITIONS TO CONSUMMATION

     Consummation of the Merger is subject to various conditions, including the following:

    o receipt of the approval of the Merger Agreement by the shareholders of Bryan as required by any law or by the provisions of any governing instruments of Bryan;

    o receipt of the approval of the issuance of shares of Savannah Common Stock pursuant to the Merger Agreement by the shareholders of Savannah Common Stock as required by the Savannah Articles of Incorporation, the GBCC and rules of the Nasdaq National Market;


    o receipt of certain regulatory approvals required for consummation of the Merger (see "--Regulatory Approvals");

    o receipt of all consents required for consummation of the Merger or for the preventing of any default under any contract or permit which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a material adverse effect;

    o the absence of any law or order or any action taken by any court, governmental, or regulatory authority prohibiting, restricting, or making illegal the consummation of the transactions contemplated by the Merger Agreement;

    o the Registration Statement being declared effective and all necessary Commission and state approvals relating to the issuance or trading of the shares of Savannah Common Stock issuable pursuant to the Merger will have been received;

    o approval of the shares of Savannah Common Stock issuable pursuant to the Merger for listing on the Nasdaq National Market;

    o receipt by Savannah and Bryan of a letter from Arthur Andersen LLP to the effect the Merger will qualify for pooling-of-interests accounting treatment;

    o receipt of an opinion of Alston & Bird LLP as to the qualification of the Merger as a tax-free reorganization (see "--Federal Income Tax Consequences");

    o the accuracy, as of the date of the Merger Agreement and as of the Effective Time, of the representations and warranties of Bryan and Savannah as set forth in the Merger Agreement;

    o the performance of all agreements and the compliance with all covenants of Bryan and Savannah as set forth in the Merger Agreement; and

    o satisfaction of certain other conditions, including the receipt of certain agreements of the affiliates of Bryan relating to restrictions of the transfers of the Savannah Common Stock to be obtained by those individuals, the receipt of various certificates from the officers of Bryan and Savannah and the execution by Savannah of employment agreements with E. James Burnsed and George Michael Odom, Jr.


     No assurance can be provided as to when or if all of the conditions precedent to the Merger can or will be satisfied or waived by the party permitted to do so. In the event that either the Savannah or the Bryan board of directors elects to waive the condition relating to the receipt of a pooling letter from Savannah's independent accountants (relating to the accounting treatment of the Merger), then the board of directors of the party that so elects to waive such condition will resolicit the approval of the shareholders of that party. In the event the Merger is not effected on or before December 31, 1998, the Merger Agreement may be terminated and the Merger abandoned by either Bryan or Savannah. See "--Amendment, Waiver, and Termination."



REGULATORY APPROVALS

     As noted above, the Merger required the approval of the Federal Reserve and the GDBF. On September 16, 1998, the GDBF issued its final order approving the Merger. The GDBF's approval is due to expire on September 16, 1999, unless the Merger is either consummated before that date or the GDBF extends its approval. It is currently anticipated that the Merger will be consummated before September 16, 1999. In addition, on September 23, 1998, the Federal Reserve issued its approval, which is due to expire on December 23, 1998. It is possible that the Merger may not be consummated before the Federal Reserves approval expires. Savannah intends to seek an extension from the Federal Reserve of its approval if it becomes apparent that the Merger will not be consummated before December 23, 1998. There can be no assurance that the Federal Reserve will grant such an extension or as to the timing of any such extension.

AMENDMENT, WAIVER, AND TERMINATION

     To the extent permitted by applicable law, Bryan and Savannah may amend the Merger Agreement by written agreement at any time before or after approval of the Merger Agreement by Bryan and the approval of the issuance of Savannah Common Stock pursuant to the Merger Agreement by the Savannah shareholders; provided, however, that after any such approval by the holders of Bryan Common Stock, no amendment will be made that, pursuant to the GBCC, requires further approval by such shareholders without the further approval of such shareholders. After approval by the holders of Savannah Common Stock, the provisions of the Merger Agreement relating to the manner or basis in which shares of Bryan Common Stock will be exchanged for shares of Savannah Common Stock will not be amended after the Meetings in a manner adverse to the holders of Savannah Common Stock without any requisite approval of the holders of the issued and outstanding shares of Savannah Common Stock entitled to vote thereon. In addition, prior to or at the Effective Time, either Bryan or Savannah, or both, acting through their respective Board of Directors, chief executive officer or other authorized officers may waive any default in the performance of any term of the Merger Agreement by the other party, may waive or extend the time for the compliance or fulfillment by the other party of any and all of its obligations under the Merger Agreement, and may waive any of the conditions precedent to the obligations of such party under the Merger Agreement, except any condition that, if not satisfied, would result in the violation of any applicable law or governmental regulation. No such waiver will be effective unless written and unless signed by a duly authorized officer of Bryan or Savannah, as the case may be.

     The Merger Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time

     (i)  by the mutual consent of Bryan and Savannah; or,

    (ii)  by either party

          (a) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, in the event of any material breach of any representation or warranty of the other party contained in the Merger Agreement which cannot be or has not been cured within 30 days after giving written notice to the breaching party of such inaccuracy and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a Bryan Material Adverse Effect or Savannah Material Adverse Effect (as defined in the Merger Agreement), as applicable, on the breaching party,

          (b) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach,

          (c) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, if (1) any approval of any regulatory authority required for consummation of the Merger and the other transactions contemplated by the Merger Agreement has been denied by final nonappealable action, or if any action taken by such authority is not appealed within the time limit for appeal or (2) the shareholders of Bryan or Savannah fail to vote their approval of the matters submitted for the approval by such shareholders at the Meetings,

          (d) if the Merger is not consummated by December 31, 1998, provided that the failure to consummate is not due to the breach by the party electing to terminate, or

          (e) provided that the terminating party is not then in material breach of any representation, warranty, covenant, or other agreement contained in the Merger Agreement, in the event that any of the conditions precedent to the obligations of such party to consummate the Merger cannot be satisfied or fulfilled by December 31, 1998.

     If the Merger is terminated as described above, the Merger Agreement will become void and have no effect, except that certain provisions of the Merger Agreement, including those relating to the obligations to maintain the confidentiality of certain information obtained, will survive. In addition, termination of the Merger Agreement will not relieve any breaching party from liability for any uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. Furthermore, termination of the Merger Agreement may not relieve either party of their obligations under the Stock Option Agreements. See "--Stock Option Agreements."


CONDUCT OF BUSINESS PENDING THE MERGER

     Pursuant to the Merger Agreement, Bryan and Savannah have agreed that unless the prior written consent of the other party has been obtained, and except as otherwise expressly contemplated in the Merger Agreement, each of Bryan and Savannah will, and will cause its respective subsidiaries to (i) operate its business only in the usual, regular, and ordinary course, (ii) preserve intact its business organization and assets and maintain its rights and franchises, and (iii) take no action which would (a) materially adversely affect the ability of any party to obtain any consents required for the transactions contemplated by the Merger Agreement without the imposition of a condition or restriction of the type referred to in the last sentences of Section 9.1(b) or 9.1(c) of the Merger Agreement, or (b) materially adversely affect the ability of any party to perform its covenants and agreements under the Merger Agreement.

     In addition, Bryan has agreed that, from the date of the Merger Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless the prior written consent of Savannah will have been obtained, and except as otherwise expressly contemplated by the Merger Agreement, Bryan will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

     o amend the Articles of Incorporation, Bylaws or other governing instruments of any Bryan entity;

     o incur any additional debt obligation or other obligation for borrowed money (other than indebtednes of a Bryan entity to another Bryan entity) in excess of an aggregate of $50,000 (for the Bryan entities on a consolidated basis) except in the ordinary course of the business of the Bryan subsidiaries consistent with past practices
        (which  will  include,  for  Bryan  subsidiaries  that are  depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan
        Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any Bryan entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to Savannah by Bryan);

    o repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Bryan entity, or declare or pay any dividend or make any other distribution in respect of Bryan's capital stock, provided that Bryan may (to the extent legally and contractually permitted to do so), but will not be obligated to, declare and pay a regular annual cash dividend on the shares of Bryan Common Stock in accordance with past practice as previously disclosed to Savannah by Bryan, but not in excess of $1.00 per share of Bryan Common Stock, and further provided that, after June 30, 1998, Bryan may declare and pay quarterly cash dividends in amounts equal to the quarterly cash dividend amounts declared and paid by Savannah to Savannah shareholders times the Exchange Ratio of 1.85, on the record dates and payment dates declared by Savannah;

    o except for the Merger Agreement, or pursuant to the Bryan Stock Option Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to Savannah by Bryan, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Bryan Common Stock or any other capital stock of any Bryan entity, or any stock appreciation rights, or any option, warrant, or other equity right;

    o adjust, split, combine or reclassify any shares of Bryan Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Bryan Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (i) any shares of capital stock of any Bryan subsidiary (unless any such shares of stock are sold or otherwise transferred to another Bryan entity) or (ii) any asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration;

    o except for purchases of U.S. Treasury securities, U.S. Government agency securities or obligations of the State of Georgia, or any subdivisions thereof, which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly owned Bryan subsidiary, or otherwise acquire direct or indirect control over any entity, other than in connection with (i) internal reorganizations or consolidations involving existing subsidiaries, (ii) foreclosures in the ordinary course of business, (iii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iv) the creation of new wholly owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

    o grant any increase in compensation or benefits to the employees or officers of any Bryan entity, except in accordance with past practice previously disclosed to Savannah by Bryan or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to Savannah by Bryan; enter into or amend any severance agreements with officers of any Bryan entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Bryan entity except in accordance with past practice previously disclosed to Savannah by Bryan; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

    o enter into or amend any employment contract between any Bryan entity and any person (unless such amendment is required by law) that the Bryan entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time of the Merger;

    o adopt any new employee benefit plan of any Bryan entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Bryan entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by law, the terms of such plans or consistent with past practice;

    o make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in tax laws or regulatory accounting requirements or GAAP;

    o commence any litigation other than in accordance with past practice or settle any litigation involving any liability of any Bryan entity for material money damages or restrictions upon the operations of any Bryan entity; or

    o except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any material rights or claims.

     The  Merger  Agreement  also  provides  that  from the  date of the  Merger
Agreement until the earlier of the Effective Time or the termination of the Merger Agreement, unless the prior written consent of Bryan will have been obtained, and except as otherwise expressly contemplated by the Merger Agreement, Savannah will not do or agree or commit to do, or permit any of its subsidiaries to do or agree or commit to do, any of the following:

    o amend the Articles of Incorporation or Bylaws of Savannah in any manner adverse to the holders of Bryan Common Stock;

    o incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Savannah entity to another Savannah entity) in excess of an aggregate of $100,000 (for the Savannah entities on a consolidated basis) except in the ordinary course of the business of Savannah subsidiaries consistent with past practices (which will include, for Savannah subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any asset of any Savannah entity of any lien or permit any such lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and liens in effect as of the date of the Merger Agreement that were previously disclosed to Bryan by Savannah);

    o repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Savannah entity, or declare or pay any dividend or make any other distribution in respect of Savannah's capital stock, provided that Savannah may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Savannah Common Stock in accordance with past practice previously disclosed to Bryan, but not in excess of $0.12 per share of Savannah Common Stock;

    o except for the Merger Agreement, or pursuant to the Savannah Stock Option Agreement, or pursuant to the exercise of stock options outstanding as of the date thereof and pursuant to the terms thereof in existence on the date thereof, or as previously disclosed to Bryan by Savannah, issue, sell, pledge, encumber, authorize the issuance of, enter into any contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Savannah Common Stock or any other capital stock of any Savannah entity, or any stock appreciation rights, or any option, warrant, conversion, or other equity right;

    o adjust, split, combine or reclassify any shares of Savannah Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Savannah Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Savannah subsidiary (unless any such shares of stock are sold or otherwise transferred to another Savannah entity) or any asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration;

    o except for purchases of U.S. Treasury securities, U.S. Government agency securities or obligations of the State of Georgia, or any subdivisions thereof, which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, asset transfers, or purchase of any assets, in any entity other than a wholly owned Savannah subsidiary, or otherwise acquire direct or indirect control over any entity, other than in connection with (i) internal reorganizations or consolidations involving existing subsidiaries, (ii) foreclosures in the ordinary course of business, (iii) acquisitions of control by a depository institution subsidiary in its fiduciary capacity, or (iv) the creation of new wholly owned subsidiaries organized to conduct or continue activities otherwise permitted by the Merger Agreement;

    o grant any increase in compensation or benefits to the employees or officers of any Savannah entity, except in accordance with past practice as previously disclosed to Bryan by Savannah or as required by law; pay any severance or termination pay or any bonus other than pursuant to written policies or written contracts in effect on the date of the Merger Agreement and previously disclosed to Bryan by Savannah or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of the Merger Agreement; enter into or amend any severance agreements with officers of any Savannah entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Savannah entity except in accordance with past practice previously disclosed to Bryan by Savannah; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other equity rights;

    o enter into or amend any employment contract between any Savannah entity and any person (unless such amendment is required by law) that the Savannah entity does not have the unconditional right to terminate without liability (other than liability for services already rendered), at any time on or after the Effective Time;

    o adopt any new employee benefit plan of any Savannah entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Savannah entity other than any such change that is required by law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans except as required by law, the terms of such plans, or consistent with past practice;

    o make any significant change in any tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in applicable tax laws or regulatory accounting requirements or GAAP;

    o commence any litigation other than in accordance with past practice or settle any litigation involving any liability of any Savannah entity for material money damages or restrictions upon the operations of any Savannah entity; or

    o except in the ordinary course of business, enter into, modify, amend or terminate any material contract (including any loan contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any material rights or claims.

EXPENSES AND FEES

     The Merger Agreement provides that, except as otherwise provided in the Merger Agreement, each of Savannah and Bryan will bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated under the Merger Agreement, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the parties to the Merger Agreement will bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement/Prospectus and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement/Prospectus.

     Notwithstanding the foregoing, the Merger Agreement provides that:

      (i) if the Merger Agreement is terminated by either party (provided that the terminating party is not then in material breach of any of its representations, warranties, covenants, or other agreements contained within the Merger Agreement): because of a material breach by the other party of its representations and warranties contained within the Merger Agreement that cannot or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach is reasonably likely, in the opinion of the nonbreaching party, to result in, individually or in the aggregate, a material adverse effect on the breaching party; in the event of a material breach by either party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; because the shareholders of the other party fail to vote their approval of the Merger (that is, the failure by the shareholders of Bryan to approve the Merger Agreement and the transactions contemplated thereby at the Bryan Special Meeting, or the failure by the shareholders of Savannah to approve the issuance of shares of Savannah Common Stock pursuant to the Merger Agreementat the Savannah Special Meeting, as the case may be); or in the event that any of the conditions precedent to the obligations of either party to consummate the Merger cannot be satisfied or fulfilled by December 31, 1998
      (but only on the basis of the failure of such party to satisfy specified conditions set forth in the Merger Agreement), or

      (ii) if the Merger is not consummated as a result of the failure of the other party to satisfy specified conditions set forth in the Merger Agreement,

then the non-terminating party will promptly pay to the terminating party all the out-of-pocket costs and expenses of the terminating party, including costs of counsel, investment bankers, actuaries and accountants up to but not exceeding an additional $100,000, excluding percentage based fees payable to a consultant or broker retained by the terminating party.

     Furthermore, the Merger Agreement provides that, if, after the date of the execution of the Merger Agreement and within twelve (12) months following

      (i) any termination of the Merger Agreement by either party (provided that such party is not then in material breach of any of its representations, warranties, covenants, or other agreements contained within the Merger Agreement): because of a material breach by the other party of its representations and warranties contained within the Merger Agreement that cannot or has not been cured within 30 days after the giving of written notice to the breaching party of such breach and which breach is reasonably likely, in the opinion of the non-breaching party, to have, individually or in the aggregate, a material adverse effect on the breaching party; in the event of a material breach by the other party of any covenant or agreement contained in the Merger Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching party of such breach; or in the event that any of the conditions precedent to the obligations of the other party to consummate the Merger cannot be satisfied or fulfilled by December 31, 1998 (but only on the basis of the failure of such party to satisfy specified conditions set forth in the Merger Agreement), or any termination by either party to the Merger Agreement due to the failure of the other party's shareholders to approve the Merger Agreement and the transactions contemplated thereby or the issuance of shares of Savannah Common Stock pursuant to the Merger Agreement, as the case may be, or

     (ii) a failure to consummate the Merger by reason of any failure of the other party to satisfy specified conditions set forth in the Merger Agreement,

and any third-party acquires, merges with, combines with, purchases a significant amount of the assets of, or engages in any other business combination with, or purchases any equity securities involving an acquisition of 20% or more of the voting stock of the non-terminating party, or enters into any binding agreement to do any of the foregoing (collectively, a "Business Combination"), such third-party that is a party to the Business Combination will pay to the terminating party, prior to the earlier of consummation of the Business Combination or execution of anyletter of intent or definitive agreement with the non-terminating party relating to such Business Combination, an amount in cash equal to the sum of (x) the direct costs and expenses or portion thereof incurred by or on behalf of the terminating party in connection with the transactions contemplated by the Merger Agreement, plus (y) 5% of the aggregate fair market value of the consideration received by the shareholders of the non-terminating party in such Business Combination, less (z) any amounts previously paid by the non-terminating party to the terminating party.


ACCOUNTING TREATMENT

     It is anticipated that the Merger will be accounted for as a pooling of interests. Under the pooling-of-interests method of accounting, the recorded amounts of the assets and liabilities of Bryan will be carried forward and recorded on the financial statements of Savannah at their previously recorded amounts.

     In order for the Merger to qualify for pooling-of-interests accounting treatment, substantially all (90% or more) of the outstanding Bryan Common Stock must be exchanged for Savannah Common Stock with substantially similar terms. There are certain other criteria that must be satisfied in order for the Merger to qualify as a pooling of interests, some of which criteria cannot be satisfied until after the Effective Time.

     For information concerning certain conditions to be imposed on the exchange of Bryan Common Stock for Savannah Common Stock in the Merger by affiliates of Bryan and certain restrictions to be imposed on the transferability of the Savannah Common Stock received by those affiliates in the Merger in order, among other things, to ensure the availability of pooling-of-interests accounting treatment, see "--Resales of Savannah Common Stock."


RESALES OF SAVANNAH COMMON STOCK

     The shares of Savannah Common Stock issued in connection with the Merger will be freely transferable under the Securities Act, except for shares issued to any shareholder who may be deemed to be an "affiliate" (generally including, without limitation, directors, certain executive officers, and beneficial owners of 10% or more of any class of capital stock) of Bryan for purposes of Rule 145 under the Securities Act as of the date of the Annual Meeting or for purposes of applicable interpretations regarding pooling-of-interests accounting treatment. Such affiliates may not sell, transfer or otherwise dispose of their interests in, or reduce their risk relative to, any shares of Savannah Common Stock acquired in connection with the Merger except pursuant to an effective registration statement under the Securities Act or other applicable exemption from the registration requirements of the Securities Act and until such time as financial results covering at least 30 days of combined operations of Savannah and Bryan after the consummation of the Merger have been published. Savannah may place restrictive legends on certificates representing Savannah Common Stock issued to all persons who are deemed to be "affiliates" of Bryan under Rule 145. In addition, Bryan has agreed to use its reasonable efforts to cause each person or entity that is an "affiliate" to enter into a written agreement in substantially the form attached to the Merger Agreement relating to such restrictions on sale or other transfer. Such agreements by Bryan affiliates are conditions to the obligation of Savannah to close the Merger. This Joint Proxy Statement/Prospectus does not cover resales of Savannah Common Stock received by any person who may be deemed to be an affiliate of Bryan.


STOCK OPTION AGREEMENTS

     As an inducement and condition to Savannah's willingness to enter into the Merger Agreement, Bryan entered into the Bryan Stock Option Agreement with Savannah, and as an inducement and condition to Bryan's willingness to enter into the Merger Agreement, Savannah entered into the Savannah Stock Option

Agreement with Bryan. Pursuant to the Stock Option Agreements, Bryan granted the Bryan Option to Savannah and Savannah granted the Savannah Option to Bryan. The purchase of any shares of Bryan Common Stock or Savannah Common Stock pursuant to the Options is subject to compliance with applicable law, including receipt of any necessary approvals under the BHC Act.

     For purposes of the following summary of the material provisions of the Stock Option Agreements, the term (i) "Issuer" means Savannah with respect to the Savannah Stock Option Agreement and Bryan with respect to the Bryan Option Agreement, and (ii) "Grantee" means Bryan with respect to the Savannah Stock Option Agreement and Savannah with respect to the Bryan Stock Option Agreement.

     If Grantee is not in material breach of the related Stock Option Agreement or the Merger Agreement and if no injunction or other court order against delivery of shares covered by the related Option is in effect, Grantee may exercise the Option, in whole or in part, at any time and from time to time following the happening of certain events (each a "Purchase Event"), including:

      (i) without Grantee's prior written consent, Issuer taking certain actions (each an "Acquisition Transaction"), including authorizing, recommending, proposing, or entering into an agreement with any third party to effect (a) a merger, consolidation or similar transaction involving Issuer or any of its subsidiaries (other than transactions solely between Issuer's subsidiaries), (b) the sale, lease, exchange or other disposition of 25% or more of the consolidated assets of Issuer and its subsidiaries, or (c) the issuance, sale or other disposition of 25% or more of the voting power of Issuer or any of its subsidiaries, in each case except as otherwise permitted by the Merger Agreement or the related Stock Option Agreement; or

      (ii) any third party acquiring or having the right to acquire beneficial ownership of 25% or more of the then-outstanding shares of Issuer Common Stock.

     Notwithstanding the foregoing, the related Option will terminate upon the earliest to occur of certain events, including:

      (i) the Effective Time;

      (ii) termination of the Merger Agreement prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (as defined below) (other than a termination by Grantee under certain circumstances (each a "Default Termination"));

      (iii) 12 months after a Default Termination (PROVIDED, that if, within 12 months after such termination of the Merger Agreement, a Purchase Event or a Preliminary Purchase Event occurs, then notwithstanding anything to the contrary contained in the related Stock Option Agreement, the related Option will terminate 12 months after the first occurrence of such an event); and

      (iv) 12 months after any termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event.

     The term "Preliminary Purchase Event" means the occurrence of certain events, including:

      (i) the commencement by any third party of a tender offer or the filing of a registration statement under the Securities Act by a third party with respect to an exchange offer to purchase 25% or more of the outstanding shares of Issuer Common Stock; or

      (ii) the failure of the shareholders of Issuer to approve the Merger Agreement, the failure of Issuer to hold a meeting of shareholders at which the shareholders of Issuer would have voted on the approval of the Merger Agreement (or Issuer's cancellation of such a meeting of shareholders) prior to termination of the Merger Agreement, or the withdrawal or modification by the Issuer's Board of Directors in a manner adverse to Grantee of the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after a third party has:

        (a) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction;

        (b) commenced a tender offer or filed a registration statement under the Securities Act with respect to an exchange offer; or

        (c) filed an application or given a notice under certain federal statutes relating to the regulation of banks and other financial institutions seeking the consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

     Upon the occurrence of certain events set forth in the related Stock Option Agreement, at the election of Grantee the related Option (or shares issued
pursuant  to  the  exercise   thereof)  must  be   repurchased  by  Issuer  (the
"Repurchase") or converted into, or exchanged for, an option of another corporation or Issuer (the "Substitute Option"). In addition, the related Stock Option Agreement grants certain registration rights ("Registration Rights") to Grantee with respect to the shares represented by the related Option. The terms of such Repurchase, Substitute Option and Registration Rights, are set forth in the Stock Option Agreements.

     The Stock Option Agreements and the Options are intended to increase the likelihood that the Merger will be consummated according to the terms set forth in the Merger Agreement, and may be expected to discourage offers by third parties to acquire Bryan or Savannah prior to the Merger.

     To the knowledge of Bryan and Savannah, no event giving rise to exercise of either of the Options has occurred as of the date of this Joint Proxy Statement/Prospectus.

     Copies of the Stock Option Agreements are set forth as exhibits to the Merger Agreement, and reference is made thereto for the complete terms of the Stock Option Agreements and the Options. The foregoing discussion is qualified in its entirety by reference to the Stock Option Agreements.

BRYAN DIRECTORS' AGREEMENTS

     The current directors of Bryan have entered into the Directors' Agreements, which provide that they will vote their shares of Bryan Common Stock in favor of the Merger. The Directors' Agreements also provide that such directors of Bryan will not approve or ratify any agreement pursuant to which their shares of Bryan Common Stock would be transferred to any other party as a result of a consolidation, merger, reorganization, or acquisition.

     Each Bryan director, other than Mr. Stafford, also agreed in the Directors' Agreement that, for a period of two years after the Merger, the director would not directly or indirectly serve as a consultant to, or "management official" of, or be or become a 2% or greater shareholder of, any financial institution having an office in Bryan County, Georgia or Chatham County, Georgia.

DISSENTERS' RIGHTS

     If the Merger Agreement and the transactions contemplated thereby are consummated, any shareholder of Bryan who properly dissents from the Merger in connection with the Bryan Special Meeting may be entitled to receive in cash the fair value of such shareholder's shares of Bryan Common Stock determined immediately prior to the Merger, excluding any appreciation or depreciation in anticipation of the Merger. FAILURE TO COMPLY WITH THE PROCEDURES PRESCRIBED BY APPLICABLE LAW WILL RESULT IN THE LOSS OF DISSENTERS' RIGHTS.

     Any shareholder of Bryan entitled to vote on the Merger Agreement has the right to receive payment of the fair value of his or her shares of Bryan Common Stock upon compliance with the applicable provisions of the GBCC. A record shareholder may assert dissenters' rights as to fewer than all of the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under Section 14-2-1303 of the GBCC are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders. Any Bryan shareholder intending to enforce the right to dissent (i) may not vote in favor of the Merger Agreement, and (ii) must file a written notice of intent to demand payment for his or her shares (the "Objection Notice") with Bryan Bancorp of Georgia, Inc., 9971 Ford Avenue, Richmond Hill, Georgia 31324 (telephone:
(912) 756-4444, Attention: Corporate Secretary), before the vote on the proposal to approve the Merger Agreement and the transactions contemplated thereby is taken at the meeting. The Objection Notice must state that the shareholder intends to demand payment for his or her shares of Bryan Common Stock if the Merger is effected. A VOTE AGAINST APPROVAL OF THE MERGER AGREEMENT, IN AND OF ITSELF, WILL NOT CONSTITUTE AN OBJECTION NOTICE SATISFYING THE REQUIREMENTS OF THE GBCC.

     If the Merger Agreement is approved by Bryan's shareholders at the Bryan Special Meeting, each shareholder who has properly filed an Objection Notice and who has not voted in favor of the Merger Agreement will be notified by Bryan of such approval within ten days of the Bryan Special Meeting ("Dissenters' Notice"). Such Dissenters' Notice will contain the following information: (i) where the payment demand must be sent and where and when the certificates representing the Bryan Common Stock must be deposited; (ii) the extent to which the transfer of uncertificated shares will be restricted after the payment demand is received; (iii) the date by which the corporation must receive the payment demand (which date may not be fewer than 30 nor more than 60 days after the Dissenters' Notice is delivered); and (iv) a copy of Title 14, Chapter 2,
Article 13 of the GBCC (relating to dissenters' rights).

     Following the receipt of such Dissenters' Notice, any shareholder electing to dissent must demand payment of the fair value of such shares and deposit the certificates representing the Bryan Common Stock in accordance with the terms of, and by the date set out in the Dissenters' Notice. Such shareholder will retain all other rights of a shareholder until those rights are canceled or modified by the consummation of the Merger. A RECORD SHAREHOLDER WHO DOES NOT DEMAND PAYMENT OR DEPOSIT SUCH HOLDER'S SHARE CERTIFICATES WHERE REQUIRED, EACH BY THE DATE SET IN THE DISSENTERS' NOTICE, IS NOT ENTITLED TO PAYMENT FOR SUCH HOLDER'S SHARES UNDER TITLE 14, CHAPTER 2, ARTICLE 13 OF THE GBCC.

     Except as described below, within ten days of the later of the date the proposed corporate action is taken or the date of receipt of a payment demand, Bryan must by written notice offer to each shareholder who has properly filed a payment demand, and who has deposited his or her certificates representing the Bryan Common Stock, to pay an amount Bryan estimates to be a fair value for the shareholder's shares, plus accrued interest from the Effective Time. Such offer of payment must be accompanied by (i) certain of Bryan's recent financial statements, (ii) a statement of Bryan's estimate of the fair value of the shares involved, (iii) an explanation of how the interest was calculated, (iv) a statement of the dissenter's right to demand payment under Section 14-2-1327 of the GBCC, and (v) a copy of Title 14, Chapter 2, Article 13 of the GBCC. Any shareholder who accepts such offer by written notice to Bryan within 30 days of the offer, or who is deemed to have accepted such offer due to his or her failure to respond to such offer within 30 days, will receive payment for the dissenting Shareholder's shares within 60 days of such offer to pay or consummation of the Merger, whichever is later. If the Merger is not consummated within 60 days following the date set for demanding payment and depositing share certificates, Bryan must return the deposited certificates and release the transfer restrictions imposed on uncertified shares. If Bryan then consummates the Merger, it must send a new Dissenters' Notice and repeat the payment demand procedure.

     In the event that Bryan fails to make any payment offer within ten days of the later of the date the proposed corporate action is taken or the date of receipt of a payment demand, Bryan must provide certain information to the shareholder (the financial statements and other information required to accompany Bryan's payment offer) within ten days after receipt of a written demand from such dissenting shareholder for such information. Additionally, such dissenting shareholder may, at any time within the three years following the consummation of the Merger, notify Bryan of his own estimate of the fair value of his shares and the interest due thereon, and demand payment of such amounts. If (i) a dissenting shareholder is dissatisfied with an offer for payment made by Bryan within the time period set forth above, or (ii) Bryan, having failed to effect the Merger, does not return the deposited certificates of release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment, such dissenting shareholder may notify Bryan in writing of his own estimate of the fair value of his shares and the interest due thereon, and demand payment of such amounts. A DISSENTING SHAREHOLDER WAIVES SUCH HOLDER'S RIGHT TO DEMAND PAYMENT UNDER SECTION 14-2-1327 OF THE GBCC UNLESS SUCH HOLDER NOTIFIES BRYAN OF SUCH HOLDER'S DEMAND IN WRITING WITHIN 30 DAYS AFTER BRYAN MAKES OR OFFERS PAYMENT FOR SUCH HOLDER'S SHARES.

If such a demand for payment from any dissenting shareholder remains unsettled, within 60 days following the receipt by Bryan of such demand for payment, Bryan must institute proceedings in the superior court of the county where Bryan's registered office is located (the "Court") requesting a nonjury equitable determination of the fair value of such dissenting shareholder's shares and the accrued interest owed to such dissenting shareholder. If Bryan fails to file such action within the 60 day time period, Bryan must pay each dissenting shareholder whose demand remains unsettled the amount demanded by such dissenting shareholder. Bryan is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each such dissenting shareholder. The court may, in its discretion, appoint an appraiser to receive evidence and recommend a decision on the question of fair value. Each dissenting shareholder made a party to the proceeding will be entitled to judgment for the amount which the court finds to be the fair value of his or her shares, plus interest to the date of judgment.

     The Court will determine and assess the costs and expenses of such proceeding (including reasonable compensation for and the expenses of the appraiser, but excluding fees and expenses of counsel and experts) against Bryan, except that the Court may assess such costs and expenses as it deems appropriate against any or all of the dissenting shareholders if it finds that their demand for additional payment was arbitrary, vexatious or otherwise not in good faith. The Court may award fees and expenses of counsel and experts in amounts the Court finds equitable: (i) against Bryan if Bryan did not substantially comply with the requirements of the corporation as set out in Title 14, Chapter 2, Article 13, Part 2 of the GBCC; (ii) against either Bryan or the dissenting shareholder(s), if the Court finds that either parties' actions were arbitrary, vexatious or otherwise not in good faith; or (iii) if the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should not be assessed against Bryan, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited. NO ACTION BY ANY DISSENTING SHAREHOLDER TO ENFORCE DISSENTERS' RIGHTS MAY BE BROUGHT MORE THAN THREE YEARS AFTER THE CORPORATE ACTION WAS TAKEN, REGARDLESS OF WHETHER NOTICE OF THE CORPORATE ACTION AND OF THE RIGHT TO DISSENT WAS GIVEN BY BRYAN IN COMPLIANCE WITH THE DISSENTERS' NOTICE AND PAYMENT OFFER REQUIREMENTS OF SECTIONS 14-2-1320 AND 14-2-1322 OF THE GBCC.

     THE FOREGOING SUMMARY OF THE APPLICABLE  PROVISIONS OF TITLE 14, CHAPTER 2,
ARTICLE 13 OF THE GBCC IS NOT INTENDED TO BE A COMPLETE STATEMENT OF SUCH PROVISIONS, AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SUCH SECTIONS, WHICH ARE INCLUDED AS APPENDIX D HEREOF. THE PROVISIONS OF THE STATUTES ARE TECHNICAL IN NATURE AND COMPLEX. IT IS SUGGESTED THAT ANY BRYAN SHAREHOLDER WHO DESIRES TO EXERCISE THE RIGHT TO OBJECT TO THE MERGER AGREEMENT CONSULT COUNSEL. FAILURE TO COMPLY WITH THE PROVISIONS OF THE STATUTE MAY DEFEAT A SHAREHOLDER'S RIGHT TO DISSENT. NO FURTHER NOTICE OF THE EVENTS GIVING RISE TO DISSENTERS' RIGHTS OR ANY STEPS ASSOCIATED THEREWITH WILL BE FURNISHED TO BRYAN SHAREHOLDERS, EXCEPT AS INDICATED ABOVE OR OTHERWISE REQUIRED BY LAW.

     Any dissenting Bryan shareholder who perfects such holder's right to be paid the value of such holder's shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes. See "--Federal Income Tax Consequences."

                       PRO FORMA CONDENSED FINANCIAL DATA
                                  (UNAUDITED)

     The following unaudited Pro Forma Condensed Combined Balance Sheet as of June 30, 1998, combines the historical consolidated balance sheets of Savannah and Bryan as if the Merger had been effective on June 30, 1998, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Information.

     The unaudited Pro Forma Condensed Combined Statements of Income for the six months ended June 30, 1998, and for the years ended December 31, 1997 and 1996, present the combined results of operations of Savannah and Bryan as if the Merger had been effective at the beginning of each period, after giving effect to certain adjustments described in the attached Notes to Unaudited Pro Forma Condensed Financial Data.

     The unaudited Pro Forma Combined Financial Data and accompanying notes reflect the application of the pooling-of-interests method of accounting for the Merger. Under this method of accounting, the recorded assets, liabilities, shareholders' equity, income and expenses of Savannah and Bryan are combined and reflected at their historical amounts.

     The pro forma earnings, which do not reflect any direct costs or potential savings which may result from the Merger or the transaction and other costs associated with effecting the Merger, are not necessarily indicative of the results of future operations.


                  THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                   PRO FORMA CONDENSED COMBINED BALANCE SHEET
                                 JUNE 30, 1998
                                 (In thousands)
                                  (Unaudited)


                                                          PRO FORMA      PRO
                                                         ADJUSTMENTS    FORMA
                                      SAVANNAH   BRYAN   DEBIT/CREDIT  COMBINED
                                      --------  -------- ------------ ---------
ASSETS
Cash and due from banks...........    $  6,100  $  2,602               $  8,702
Federal funds sold................      12,508     2,940                 15,448
Securities available for sale,
at fair value.....................      40,615     8,025                 48,640
Securities held to maturity.......        -        3,863                  3,863
Loans.............................     106,570    52,186                158,756
Less allowance for loan losses....      (1,528)     (586)                (2,114)
                                      --------  -------- ------------- --------
     Net loans....................     105,042    51,600         -      156,642
Premises and equipment, net.......       2,893     1,198                  4,091
Other assets......................       2,032       815                  2,847
                                      --------  -------- ------------- --------
     TOTAL ASSETS.................    $169,190  $ 71,043         -     $240,233
                                      ========  ======== ============= ========
LIABILITIES
Deposits:
Non interest-bearing..............    $ 19,865  $ 10,243               $ 30,108
Interest-bearing..................     128,481    49,265                177,746
                                      --------  -------- ------------- --------
     Total deposits...............     148,346    59,508         -      207,854
Federal funds purchased and securities
sold under repurchase agreements..       3,827      -                     3,827
Federal Home Loan Bank advances...        -        3,532                  3,532
Other borrowings..................        -          100                    100
Other liabilities.................       1,143       283  (2)     800     2,226
                                      --------  -------- ------------- --------
     TOTAL LIABILITIES............     153,316    63,423          800   217,539
                                      --------  -------- ------------- --------
SHAREHOLDERS' EQUITY
Common Stock......................    $  1,783   $   532       $  407  $  2,722
Contributed capital...............       8,924     5,052         (928)   13,048
Retained earnings.................       5,394     2,558   (2)   (800)    7,152
Treasury stock ...................        (379)     (521)  (3)    521      (379)
Unrealized gains (losses) on
  securities available for sale,
  net of tax......................         152        (1)                   151
                                      --------  -------- ------------- --------
      Total shareholders' equity..      15,874     7,620         (800)   22,694
                                      --------  -------- ------------- --------
     TOTAL LIABILITIES AND
       SHAREHOLDERS' EQUITY.........  $169,190  $ 71,043         -     $240,233
                                      ========  ======== ============= ========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.


                  THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (In thousands, except per share data)
                                  (Unaudited)



                                                          PRO FORMA   PRO FORMA
                                     SAVANNAH    BRYAN   ADJUSTMENTS   COMBINED
                                     --------  --------- -----------  ---------
Interest income..................     $ 6,339    $ 2,997                $ 9,336
Interest expense.................       3,037      1,259                  4,296
                                     --------  --------- ----------  ---------
Net interest income..............       3,302      1,738                  5,040
Provision for loan losses........         100         90                    190
                                     --------  ---------  ----------  ---------
Net interest income after
  provision for loan losses......       3,202      1,648                  4,850
                                     --------  ---------  ----------  ---------
Other income:
   Service charges on deposit
     accounts....................         212        155                    367
   Mortgage origination fees.....         265        123                    388
   Other income..................         151        133                    284
                                     --------  ---------  ----------  ---------
      Total other operating revenue.      628        411                  1,039
   Gains on sales of assets......          -          57                     57
                                     --------  ---------  ----------  ---------
      Total other income.........         628        468                  1,096
                                     --------  ---------  ----------  ---------
Other expense:
   Salaries and employee benefits       1,286        688                  1,974
   Occupancy and equipment expense        361        156                    517
   Other operating expenses......         662        353                  1,015
                                     --------  ---------  ----------  ---------
      Total other expense........       2,309      1,197                  3,506
                                     --------  ---------  ----------  ---------
Income before provision for
income taxes.....................       1,521        919                  2,440
Provision for income taxes.......         535        299                    834
                                     --------  ---------  ----------  ---------
Net income.......................       $ 986      $ 620                $ 1,606
                                     ========  =========  ==========  =========

Earnings per share
    Basic........................      $ 0.58     $ 1.23                 $ 0.61
                                     ========  =========  ==========  =========
    Diluted......................      $ 0.54     $ 1.20                 $ 0.58
                                     ========  =========  ==========  =========

Weighted average shares outstanding
    Basic........................       1,714        503         428      2,645
                                     ========  =========  ==========  =========
    Diluted......................       1,815        518         440      2,773
                                     ========  =========  ==========  =========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.


                  THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (In thousands, except per share data)
                                  (Unaudited)




                                                          PRO FORMA   PRO FORMA
                                     SAVANNAH  BRYAN     ADJUSTMENTS   COMBINED
                                     --------  --------- -----------  ---------
Interest income..................     $11,132    $ 5,535               $ 16,667
Interest expense.................       5,084      2,259                  7,343
                                     --------  ---------  ----------  ---------
Net interest income..............       6,048      3,276                  9,324
Provision for loan losses........         300        180                    480
                                     --------  ---------  ----------  ---------
Net interest income after
  provision for loan losses......       5,748      3,096                  8,844
                                     --------  ---------  ----------  ---------
Other income:
   Service charges on deposit
     accounts....................         404        345                    749
   Mortgage origination fees.....         356        123                    479
   Other income..................         191        250                    441
                                     --------  ---------  ----------  ---------
      Total other operating revenue.      951        718                  1,669
   Gains on sales of securities..           2          2                      4
                                     --------  ---------  ----------  ---------
      Total other income.........         953        720                  1,673
                                     --------  ---------  ----------  ---------
Other expense:
   Salaries and employee benefits...    2,192      1,213                  3,405
   Occupancy and equipment expense..      652        314                    966
   Other operating expenses......       1,172        551                  1,723
                                     --------  ---------  ----------  ---------
      Total other expense........       4,016      2,078                  6,094
                                     --------  ---------  ----------  ---------
Income before provision for income      2,685      1,738                  4,423
taxes............................
Provision for income taxes.......         932        580                  1,512
                                     --------  ---------  ----------  ---------

Net income.......................     $ 1,753    $ 1,158                $ 2,911
                                     ========  =========  ==========  =========

Earnings per share
    Basic........................      $ 1.03     $ 2.30                 $ 1.10
                                     ========  =========  ==========  =========
    Diluted......................      $ 0.97     $ 2.25                 $ 1.06
                                     ========  =========  ==========  =========

Weighted average shares outstanding
    Basic........................       1,708        504         428      2,640
                                     ========  =========  ==========  =========
    Diluted......................       1,802        516         439      2,757
                                     ========  =========  ==========  =========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.


                  THE SAVANNAH BANCORP, INC. AND SUBSIDIARIES
                PRO FORMA CONDENSED COMBINED STATEMENT OF INCOME
                      FOR THE YEAR ENDED DECEMBER 31, 1996
                     (In thousands, except per share data)
                                  (Unaudited)




                                                         PRO FORMA   PRO FORMA
                                     SAVANNAH    BRYAN  ADJUSTMENTS   COMBINED
                                    --------  --------- -----------  ---------
Interest income..................    $ 9,617    $ 4,827                $14,444
Interest expense.................      4,473      1,915                  6,388
                                    --------  ---------  ----------  ---------
Net interest income..............      5,144      2,912                  8,056
Provision for loan losses........        195         90                    285
                                    --------  ---------  ----------  ---------
Net interest income after
  provision for loan losses......      4,949      2,822                  7,771
                                    --------  ---------  ----------  ---------
Other income:
   Service charges on deposit            373        369                    742
     accounts....................
   Mortgage origination fees.....        200         11                    211
   Other income..................         81        168                    249
                                    --------  ---------  ----------  ---------
      Total other operating revenue.     654        548                  1,202
   Gains (losses) on sales of
     securities..................         -          -                      -
                                    --------  ---------  ----------  ---------
      Total other income.........        654        548                  1,202
                                    --------  ---------  ----------  ---------
Other expense:
   Salaries and employee benefits...   1,719      1,003                  2,722
   Occupancy and equipment expense..     534        324                    858
   Other operating expenses......      1,037        514                  1,551
                                    --------  ---------  ----------  ---------
      Total other expense........      3,290      1,841                  5,131
                                    --------  ---------  ----------  ---------
Income before provision for
   income taxes..................      2,313      1,529                  3,842
Provision for income taxes.......        806        508                  1,314
                                    --------  ---------  ----------  ---------
Net income.......................    $ 1,507    $ 1,021                $ 2,528
                                     ========  =========  ==========  =========

Earnings per share
    Basic........................      $ 0.89     $ 2.01                $ 0.96
                                     ========  =========  ==========  =========
    Diluted......................      $ 0.85     $ 1.98                $ 0.93
                                     ========  =========  ==========  =========

Weighted average shares outstanding
    Basic........................       1,701        508         432      2,621
                                     ========  =========  ==========  =========
    Diluted......................       1,763        515         438      2,716
                                     ========  =========  ==========  =========

The accompanying notes are an integral part of these pro forma condensed consolidated financial statements.

                        NOTES TO THE UNAUDITED PRO FORMA
                            CONDENSED FINANCIAL DATA


NOTE 1 -- BASIS OF PRESENTATION

     Savannah and Bryan entered into the Merger Agreement as of February 11, 1998. The Merger Agreement calls for a tax-free exchange of 1.85 shares of Savannah Common Stock for each share of Bryan Common Stock.

     The unaudited Pro Forma Condensed Financial Data has been prepared assuming that the Merger will be accounted for under the pooling-of-interests method and is based on the historical consolidated financial statements of Savannah and Bryan.

     The pro forma adjustments represent management's best estimate based on available information at this time. Actual adjustments will differ from those reflected in the unaudited Pro Forma Condensed Financial Data.

     The unaudited Pro Forma Condensed Financial Data should be read in conjunction with the historical consolidated financial statements and the related notes thereto of each of Savannah and Bryan incorporated by reference herein.

NOTE 2 -- MERGER AND INTEGRATION COSTS

     In connection with the Merger, Savannah and Bryan expects to incur after-tax merger-related costs of approximately $800,000 of which approximately $600,000 comprises advisory, legal, accounting and printing costs associated with the Merger, and estimated after-tax integration costs of approximately $200,000 relating to data processing contract termination costs with another data processing vendor on a contract Bryan entered into in late 1997, as well as severance and other associated discontinuance costs. These costs will be expensed upon closing of the transaction. No significant capital costs are expected.

NOTE 3 -- SHAREHOLDERS' EQUITY

     In conjunction with the Merger, Savannah will exchange 1.85 shares of Savannah Common Stock for each outstanding share of Bryan Common Stock. Bryan had 506,508 shares of Bryan Common Stock outstanding as of June 30, 1998. In addition, Bryan has 25,750 shares held in treasury which will be retired.

               EFFECT OF THE MERGER ON THE RIGHTS OF SHAREHOLDERS

     AS A RESULT OF THE MERGER, HOLDERS OF BRYAN COMMON STOCK WILL BE EXCHANGING THEIR SHARES OF A GEORGIA CORPORATION GOVERNED BY THE GBCC AND BRYAN'S ARTICLES OF INCORPORATION (THE "BRYAN ARTICLES"), AND BYLAWS, FOR SHARES OF SAVANNAH COMMON STOCK, A GEORGIA CORPORATION GOVERNED BY THE GBCC AND SAVANNAH'S ARTICLES OF INCORPORATION (THE "SAVANNAH ARTICLES"), AND BYLAWS. CERTAIN SIGNIFICANT DIFFERENCES EXIST BETWEEN THE RIGHTS OF BRYAN SHAREHOLDERS AND THOSE OF SAVANNAH SHAREHOLDERS. THE DIFFERENCES DEEMED MATERIAL BY BRYAN AND SAVANNAH ARE SUMMARIZED BELOW. THE FOLLOWING DISCUSSION IS NECESSARILY GENERAL; IT IS NOT INTENDED TO BE A COMPLETE STATEMENT OF ALL THE DIFFERENCES AFFECTING THE RIGHTS OF SHAREHOLDERS, AND THEIR RESPECTIVE ENTITIES, AND IT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE GBCC AS WELL AS TO SAVANNAH'S ARTICLES AND BYLAWS AND BRYAN'S ARTICLES AND BYLAWS.


AUTHORIZED CAPITAL STOCK

     SAVANNAH. The Savannah Articles authorize the issuance of an aggregate of 20,000,00 shares of Savannah Common Stock, par value $1.00 per share, of which 1,782,598 shares were issued, 1,736,798 shares were outstanding, and 45,800 shares were held in treasury as of the Savannah Record Date. The Savannah Articles also authorize the issuance, in one or more series, of up to 10,000,000 shares of preferred stock ("Savannah Preferred Stock").

     Shares of Savannah Common Stock have unlimited voting rights and are entitled to receive the net assets of Savannah upon the dissolution of the corporation. The Savannah Bylaws provide that each share of Savannah Common Stock is entitled to one vote per share for all purposes.

     Savannah's Board of Directors may authorize the issuance of authorized but unissued shares of Savannah Common Stock without further action by Savannah's shareholders. Savannah's shareholders do not have the pre-emptive right to purchase or subscribe to any unissued authorized shares of Savannah Common Stock or Savannah Preferred Stock or any option or warrant for the purchase thereof.

     The authority to issue additional shares of Savannah Common Stock provides Savannah with the flexibility necessary to meet its future needs without the delay resulting from seeking shareholder approval. The authorized but unissued shares of Savannah Common Stock will be issuable from time to time for any corporate purpose, including, without limitation, stock splits, stock dividends, employee benefit and compensation plans, acquisitions, and public or private sales for cash as a means of raising capital. Such shares could be used to dilute the stock ownership of persons seeking to obtain control of Savannah. In addition, the sale of a substantial number of shares of Savannah Common Stock to persons who have an understanding with Savannah concerning the voting of such shares, or the distribution or declaration of a dividend of shares of Savannah Common Stock (or the right to receive Savannah Common Stock) to Savannah shareholders, may have the effect of discouraging or increasing the cost of unsolicited attempts to acquire control of Savannah.

     BRYAN. Bryan's authorized capital stock consists of 10,000,000 shares of Bryan Common Stock, par value $1.00 per share, of which 532,258 shares were issued, 506,508 shares were outstanding, and 25,750 shares were held in treasury as of the Bryan Record Date. Each share of Bryan Common Stock is entitled to one vote per share for all purposes. Bryan's shareholders do not have the preemptive right to purchase or subscribe to any unissued authorized shares of Bryan Common Stock or any option or warrant for the purchase thereof. In addition, the Board of Directors of Bryan has the ability to increase or decrease the number of issued and outstanding shares of Bryan Common Stock without the approval of the shareholders, within the maximum number of shares authorized by the Bryan Articles and the minimum capitalization requirements of the Bryan Articles or the GBCC.


AMENDMENT OF ARTICLES OF INCORPORATION AND BYLAWS

     SAVANNAH. With several specific exceptions, the Savannah Articles and Bylaws are generally silent with respect to amendment of the Savannah Articles, and thus, the GBCC otherwise dictates the requirements for making such an amendment. The GBCC generally provides that other than in the case of certain routine amendments which may be made by a corporation's board of directors without shareholder action (such as changing the corporate name), and other amendments which the GBCC specifically allows without shareholder action, the corporation's board of directors must recommend any amendment of the Savannah Articles to the shareholders (unless the board elects to make no such recommendation because of a conflict of interest or other special circumstances, and the board communicates the reasons for its election to the shareholders) and the affirmative vote of a majority of the votes entitled to be cast on the amendment by each voting group entitled to vote on the amendment (unless the GBCC, the articles of incorporation, or the board require a greater vote or a vote by voting groups) is required to amend a corporation's articles of incorporation.

     The Savannah Articles provide that the provisions regarding the approval required for certain business combinations may only be changed by the affirmative vote of at least 75% of the outstanding voting shares of the corporation and the affirmative vote of the holders of at least 75% of the outstanding voting shares of the corporation other than those of which are interested shareholders is the beneficial owner. The Savannah Articles also provide that the provisions regarding the applicability of Article II, Parts 2 and 3 of the GBCC to Savannah may only be repealed by both the affirmative vote of at least two-thirds of the continuing directors and a majority of the votes entitled to be cast by voting shares of Savannah, in addition to any other vote required by the Savannah Articles .

     The Savannah Bylaws generally provide that the Bylaws may be altered or amended by the Savannah Board of Directors at any annual or special meeting of the shareholders or by the Savannah Board of Directors at any regular or special meeting of the Savannah Board of Directors.

     BRYAN. The Bryan Articles and Bylaws also are generally silent with respect to the amendment of the Bryan Articles, and thus, the GBCC dictates the requirements for making such amendments. The same provisions of the GBCC regarding amendment of the Savannah Articles discussed above also apply to the amendment of the Bryan Articles.

     In general, Bryan's Bylaws may be altered or amended by the shareholders or the Bryan Board of Directors at any regular or special meeting of the Bryan Board of Directors; however, if such action is to be taken at a meeting of the shareholders, notice of the general nature of the proposed change in the Bryan Bylaws is to be given in the notice of the meeting. Action taken by the shareholders with respect to the Bryan Bylaws must be taken by an affirmative vote of a majority of all shares entitled to elect directors, and action by the Bryan Board of Directors with respect to the Bryan Bylaws must be taken by an affirmative vote of a majority of all directors then holding office. In addition, the Bryan Bylaws require that there must be approval by the holders of at least two-thirds of the outstanding shares of Bryan Common Stock of any sale or merger of Bryan.


CLASSIFIED BOARD OF DIRECTORS AND ABSENCE OF CUMULATIVE VOTING

     SAVANNAH. Savannah's Bylaws generally provide that the number of directors constituting the Savannah Board of Directors shall be between five and 15 members; however, Savannah's Board of Directors has approved, contingent on consummation of the Merger, an amendment to the Savannah Bylaws increasing the maximum number of directors from 15 to 18. The Savannah Board of Directors is classified. The Savannah Articles provide that Savannah's Board of Directors is divided into three classes, with each class to be as nearly equal in number as possible. The directors in each class serve three-year terms of office. The effect of Savannah having a classified Board of Directors is that only approximately one-third of the members of the Savannah Board of Directors are elected each year, which effectively requires two annual meetings for Savannah's shareholders to change a majority of the members of the Savannah Board of Directors. The Savannah Bylaws provide that in the event of a vacancy on the Savannah Board of Directors, including any vacancy created by reason of an increase in the number of directors, such vacancy may be filled by vote of a majority of the remaining directors, though less than a quorum, for a term corresponding to the unexpired term of his or her predecessor in office. Savannah shareholders do not have cumulative voting rights with respect to the election of directors. All elections for directors are decided by a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     BRYAN. Like the Savannah Board of Directors, the Bryan Board is also classified. Although the Bryan Bylaws provide for ten directors, the number of directors may be increased or decreased by the Bryan Board of Directors or the Bryan shareholders from time to time by amendment to the Bryan Bylaws. The Bryan Articles provide that the numbers of directors shall not be less than three. Directors are elected by the affirmative vote of a majority of the shares represented at the annual meeting of Bryan shareholders.

REMOVAL OF DIRECTORS

     SAVANNAH. Under the Savannah Articles, any one or more directors of Savannah may be removed from office, with or without cause. Such removal must be effected by the affirmative vote of the holders of at least 75% of the outstanding shares of Savannah, and the affirmative vote of the holders of at least 75% of the outstanding voting shares of Savannah other than those of which an interested shareholder, as defined in the Savannah Articles, is a beneficial owner.

     BRYAN. The Bryan Articles provide, that any director may be removed from office, but only for cause, by the affirmative vote at a meeting called for that purpose, of at least two-thirds in interest of the holders of voting stock of Bryan issued and outstanding.

     The Savannah Articles provide less restrictive requirements for the removal of Savannah directors than do the Bryan Articles and Bylaws with respect to Bryan directors. The effect of these differences in the parties' governing documents is that the directors of Savannah are afforded less protection against their removal by the vote of the Savannah shareholders than are the directors of Bryan.


INDEMNIFICATION

     SAVANNAH. The Savannah Articles generally provide that any director will be indemnified against liability to Savannah or its shareholders for monetary damages for breach of the duty of care as a director or officer; provided, however, that Savannah will not indemnify any director for any liability or expenses incurred by such director (i) for any appropriation, in violation of his duties, of any business opportunity of Savannah; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law;
(iii) for the types of liability  set forth in Section  14-2-832 of the GBCC; or
(iv) for any transaction from which the director derives an improper personal benefit. The Savannah Articles further provide that, notwithstanding the foregoing, the liability of a director or officer shall be eliminated or limited to the fullest extent permitted by the GBCC. Savannah's Bylaws provide that expenses incurred by any persons who are, were, or are threatened to be made a party to any threatened, pending, or completed action, suit or proceeding, whether formal or informal, by reason of the fact that he is or was a director, officer, employee or agent of Savannah, or was serving at the request of Savannah as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, may be paid by Savannah in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors upon an undertaking by or on behalf of the director, officer, employee or agent to repay such amount if it is ultimately determined he is not entitled to be indemnified by Savannah.

     BRYAN. The Bryan Articles provide that no Bryan directors shall be personally liable to Bryan or its stockholders for monetary damages for breach of care or other duty as a director. However, this provision does not eliminate or limit the liability of a director (i) for appropriation, in violation of his duties, of any business opportunity of Bryan, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law,
(iii) for the type of liability set forth in Section 14-2-154 of the GBCC (or any successor provisions), or (iv) for any transaction from which the director derived an improper personal benefit. The Articles provide that, in the event of modification of the GBCC, the liability of each director is to be eliminated or limited to the fullest extent permitted by the GBCC as amended.

     The Bryan Bylaws provide for the indemnification of directors, officers, employees, or agents of Bryan for any action or proceeding, whether by Bryan or by persons other than Bryan, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, provided such person acted in a manner which he reasonably believed to be in the best interests of the corporation, and, with respect to criminal actions by persons other than Bryan, he had no reasonable cause to believe his conduct was unlawful. However, in actions by Bryan, the Bylaws provide that no indemnification shall be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to Bryan, unless the court in which such action or suit was brought determines that such person is fairly and reasonably entitled to indemnity for such expenses. Such indemnification must be made only as authorized by Bryan upon a determination that such
                                      -62-
indemnification is proper in the circumstances because such person has met the applicable standard of conduct delineated above.

     The Bryan Bylaws also provide that any officer, director, employee, or agent who successfully defends a suit or proceeding shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. The indemnification provisions state that they are non-exclusive of any other rights to which the person seeking indemnification or advancement of expenses hereunder may be entitled under the Bryan Bylaws or any resolution or agreement that would come before the shareholders. The Bryan Bylaws also allow for the purchase of insurance by Bryan against any liability of such person arising from his duties in such position, and the survival of such indemnification to that person's heirs, executors, and administrators. The Bylaws also mandate the notification of Bryan shareholders of any indemnification paid to any such persons.


SPECIAL MEETINGS OF SHAREHOLDERS

     SAVANNAH. Savannah's Bylaws provide that such meetings may be called at any time by the President, or, by any holder or holders of at least 25% of all issued and outstanding capital stock of Savannah upon written request to the President.

     BRYAN. Bryan's Bylaws provide that such meetings may be called at any time by the President or the Chairman of the Board, or, by any holder or holders of at least 25% of all issued and outstanding capital stock of Bryan upon written request to the President.


ACTIONS BY SHAREHOLDERS WITHOUT A MEETING

     SAVANNAH. The Savannah Bylaws provide that any action that may be taken at a meeting of the shareholders of Savannah may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all of the shareholders entitled to vote with respect to the subject matter thereof and any further requirements of law pertaining to such consents have been complied with.

     BRYAN. The Bryan Bylaws provide that any action that may be taken at a meeting of Bryan shareholders may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the shareholders entitled to vote with respect to the subject matter thereof. However, no consent is effective as approval of a plan or merger or plan of consolidation pursuant to the GBCC unless (1) prior to the execution of the consent, the shareholders have been given (i) a clear and concise statement that if the plan of merger or consolidation is effected, any dissenting shareholders are entitled to be paid the fair value of their shares upon prior written objection to the plan and compliance with the GBCC regarding the rights of dissenting shareholders, (ii) a copy of the plan of merger or consolidation or any outline of the material features of the plan, and (iii) a copy of the most recent annual balance sheet and annual profit and loss statement of each of the merging or consolidating corporations and of each other's corporate securities which are to be delivered pursuant to the plan of merger or consolidation; or (2) the written consent itself conspicuously and specifically states that waiver of the right to receive such information is expressly made.


MERGERS, CONSOLIDATIONS AND SALES OF ASSETS

     SAVANNAH. The Savannah Articles generally require the unanimous approval of the "continuing directors" of Savannah (as defined in the Savannah Articles) for "business combinations" with an "interested shareholder" (generally, the beneficial owner of 10% of the outstanding voting stock of Savannah), provided that the continuing directors constitute at least three members of the board of directors at the time of such approval or that such business combinations must be recommended by at least two-thirds of the continuing directors and approved by a majority of the votes entitled to be cast by holders of voting shares, other than voting shares beneficially owned by the interested shareholder who is, or whose affiliate is, a party to the business combination. However such vote shall not be required under the Savannah Articles if: (A) the aggregate amount of the cash, and the fair market value of consideration other than cash, to be received by holders of any class or series of common or preferred shares is equal to the highest of (i) the highest per share price paid by the interested shareholder for any shares of the same class or series acquired by it in the greater of (a) the previous two years or (b) the transaction in which it became an interested shareholder, (ii) the fair market value per share of such class or series on the higher of the announcement and determination dates, or
(iii) the highest preferential amount per share to which the holders of preferred shares are entitled in the event of liquidation, dissolution, or winding up of Savannah; (B) the consideration to be received by holders of any class or series of outstanding shares is to be in cash or in the same form as the interested shareholder has previously paid for shares of any class or series of shares; (C) after the interested shareholder has become an interested shareholder and prior to the consummation of such business combination there shall have been (unless approved by a majority of the continuing directors): (a) no failure to declare and pay at the regular date therefor any full periodic dividends on any outstanding preferred shares of Savannah, (b) no reduction in the annual rate of dividends paid on any class of common shares, except as necessary to reflect any subdivision of the shares, (c) any increases in the annual rate of dividends as are necessary to reflect any reclassification, including any reverse share split, recapitalization, reorganization, or any similar transaction which has the effect of reducing the number of outstanding shares, and (d) no increase in the interested shareholder's percentage ownership of any class or series of Savannah shares by more than 1% in any 12-month period; (D) the interested shareholder has not received, since becoming an interested shareholder, the benefit of any loans, advances, guarantees, pledges, or other financial assistance or any tax credits or other tax advantages provided by Savannah or its subsidiaries.

     The provisions governing the approval required for business combinations also shall not apply if, during the three-year period immediately preceding the consummation of the business combination, the interested shareholder has not at any time during such period ceased to be an interested shareholder or increased its percentage ownership of any class or series of common or preferred shares of Savannah by more than 1% in any 12-month period.

     The Savannah Articles also generally provide that Savannah shall not engage in any business combinations with any interested shareholder for a period of five years following the date that such shareholder became an interested director, unless the business combination or interested shareholder transaction was approved by the Savannah Board of Directors or the interested shareholder was, prior to the transaction, or became, as a result of the transaction, the beneficial owner of at least 90% of the outstanding voting shares of Savannah.

     The provisions of the Savannah Articles relating to business combinations are designed as anti-takeover measures, and for the protection of the minority shareholders of Savannah against some of the inequities which arise in certain hostile takeover attempts. Bryan's Articles and Bylaws do not contain such provisions.

     BRYAN. In general, transactions effectuating a plan of merger or share exchange, or a sale of assets other than in the regular course of business are governed by the Bryan Bylaws. The Bryan Bylaws provide that approval of such transactions requires that the Board of Directors of Bryan recommend the transaction to the shareholders and that the shareholders entitled to vote must approve the plan by a two-thirds vote.


SHAREHOLDERS' RIGHTS TO EXAMINE BOOKS AND RECORDS

     SAVANNAH. The Savannah Bylaws provide that any person who is the holder of record of, or is authorized in writing by the holders of record of, more than 2% of the outstanding shares of any class or series of Savannah shall have the right to inspect excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee thereof while acting in place of the Board of Directors on behalf of Savannah, minutes of any meeting of shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, accounting records of Savannah, and the record of shareholders, and to make copies therefrom. The GBCC provides that a shareholder is entitled to inspect and copy certain books and records (such as the corporation's articles of incorporation or bylaws) upon written demand at least five days before the date on which he wishes to inspect such records. A shareholder is entitled to inspect certain other documents (such as minutes of the meetings of the board of directors, accounting records and the record of shareholders of the corporation) provided that such inspection must occur at reasonable times, and any such demand for inspection will only be permitted if the following conditions are met: (i) the demand for inspection is made in good faith, or made for a proper purpose (a purpose reasonably relevant to such person's legitimate interest as a shareholder); (ii) the shareholder describes with particularity his or her purpose for the inspection and the documents which he wishes to inspect; (iii) the records requested for inspection by the shareholder are directly connected with his or her stated purpose; and (iv) the records are to be used solely for the shareholder's stated purpose.

     BRYAN. Bryan's Articles and Bylaws are silent with respect to the inspection of books and records by shareholders, and thus the GBCC controls the proceedings through which Bryan shareholders may inspect corporate records.


DIVIDENDS

     SAVANNAH. Dividends upon the Savannah Common Stock may be paid in cash, property, or shares of Savannah's capital stock. Section 14-2-640 of the GBCC provides, generally, that no distribution, including dividends, may be made by a corporation if, after giving the distribution effect: (i) the corporation would not be able to pay its debts as they become due in the usual course of business; or (ii) the corporation's total assets would be less than the sum of its total liabilities plus any amount that would be needed, if the corporation were to be dissolved at the time of the distribution, to satisfy the preferential rights upon dissolution of shareholders whose preferential rights are superior to those receiving the distribution.

     In addition, the Savannah Articles provide that dividends may only be paid on the common stock or on any series or class of stock entitled to participate as to dividends, out of any asset legally available for the payment of dividends, when there shall have been paid or declared to the holders of the outstanding shares of any class of stock having preference over the common stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement fund or other retirement payments, to which such holders are respectively entitled.

     BRYAN. The Bryan Bylaws are generally silent regarding the declaration and payment of dividends; thus, the declaration and payment of dividends by Bryan are governed by the GBCC. Under the GBCC, dividends may be declared only to the extent that such dividends are declared and paid from Bryan's unreserved and unrestricted earned surplus, or out of the unreserved and unrestricted net earnings of the current fiscal year, computed to the date of declaration of the dividend, or the preceding fiscal year. Dividends may also be declared by the Bryan Board of Directors and paid in the shares of Bryan out of any treasury shares which have been reacquired out of the capital funds of the corporation. In addition, dividends may be declared by the Bryan Board of Directors and paid in the authorized but unissued shares of the corporation out of the retained earnings of Bryan, provided that such shares may not be issued at less than par value, and that, at the time such a dividend is paid, certain adjustments provided for in the Bryan Bylaws are made with regard to Bryan's retained earnings and capital stock.

CONTINGENT ELECTION OF DIRECTORS

     Pursuant to the Merger Agreement, Savannah has agreed to nominate five of the current directors of Bryan (the "Bryan Director Nominees") for election to the Savannah Board of Directors, contingent on consummation of the Merger. At the Savannah Special Meeting, Savannah shareholders will be asked to consider and vote upon the election, contingent on consummation of the Merger, of the Bryan Director Nominees, of whom Messrs. Gill and Thompson, Jr. shall serve until the Annual Meeting of Shareholders in 1999, Messrs. Royal and Roberts shall serve until the Annual Meeting of Shareholders in 2000, and Mr. Burnsed shall serve until the Annual Meeting of Shareholders in 2001, in each case until their successors have been elected and qualified. Certain information about the Bryan Director Nominees is listed below.

         NAME                              POSITION WITH BRYAN
---------------------------  --------------------------------------------------
E. James Burnsed             Director, President and Chief Executive Officer
L. Carlton Gill              Director
James Toby Roberts, Sr.      Director
James W. Royal               Director, Secretary
Robert T. Thompson, Jr.      Director

     Each of the above persons has been a director of Bryan since March 1989.

     E. James Burnsed, age 58, has served as President and Chief Executive Officer of Bryan since March 1989 and of Bryan Bank since April 1989. From 1958 to 1989, Mr. Burnsed served in various capacities with First Union Bank of Savannah (formerly Savannah Bank and Trust Company), including most recently, Regional Consumer Banking Manager.

     L. Carlton Gill, age 57, has been employed by S. A. Allen, Inc. as a procurement forester since 1964.

     James Toby Roberts, Sr., age 53, has been the owner-manager of Roberts Trucks Center, Savannah, Georgia since 1969.

     James W. Royal, age 49, has served as Secretary of Bryan since March 1994. In addition, he has been President of Royal Brothers, Inc., engaged in the retail hardware business in the Richmond Hill area under the name of Royal True Value and Village True Value Hardware Stores, since 1980.

     Robert T. Thompson, Jr., age 57, has been employed by CSX Incorporated, a railroad company, since 1962. In addition, from 1989 to 1990, he served as the owner of The Hub, a men's clothing store, and from 1985 to 1989, he served as the general manager for Superior Sanitation Service, Inc.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT



SAVANNAH

     The following table sets forth certain information as of September 30, 1998, with respect to ownership of the outstanding Savannah Common Stock by (i) all persons known to Savannah to own beneficially more than 5% of the outstanding shares of Savannah Common Stock, (ii) each director and "Named Executive Officer" of Savannah, and (iii) all executive officers and directors of Savannah as a group, and the pro forma ownership of Savannah Common Stock of those persons, giving effect to the Merger.

                            AMOUNT AND
                            NATURE OF        PERCENT    PRO FORMA    PRO FORMA
 NAME AND ADDRESS           BENEFICIAL         OF       BENEFICIAL    PERCENT
OF BENEFICIAL OWNER        OWNERSHIP (1)     CLASS(2)   OWNERSHIP     OF CLASS
-------------------        --------------    --------    ----------   --------

Russell W. Carpenter            16,500          0.95%       16,500       0.62%

Archie H. Davis                102,473 (3)      5.72%      102,473       3.76%
P.O. Box 188
Savannah, Georgia  31402

Robert H. Demere, Jr.           30,509 (4)      1.76%       30,509       1.14%


Julius Edel                     34,995 (5)      2.01%       34,995       1.31%


J. Wiley Ellis                  23,265 (6)      1.34%       23,265       0.87%


Robert W. Groves III            20,625          1.18%       20,625       0.77%


Jack M. Jones                   17,425 (7)      1.00%       17,425       0.65%


Aaron M. Levy                   21,450 (8)      1.23%       21,450       0.80%


J. Curtis Lewis III             39,165 (9)      2.25%       39,165       1.46%


M. Lane Morrison                25,575 (10)     1.47%       25,575       0.96%


Jack W. Shearouse               32,725          1.88%       32,725       1.22%


Penelope S. Wirth               28,875          1.66%       28,875       1.08%


R. Stephen Stramm               31,377 (11)     1.78%       31,377       1.16%


All directors and executive
officers as a group (14
persons)                       445,566         24.00%      445,566      15.95%


(1) Information relating to beneficial ownership by directors is based upon information furnished by each director using "beneficial ownership" concepts set forth in rules promulgated by the Commission under Section 13(d) of the Exchange
      Act. If not footnoted, the shares are owned with voting and dispositive rights.
(2) The percent of class is calculated on the assumption that a person's options have been exercised and that the total number of issued and outstanding shares of Savannah have been increased correspondingly.
(3) Includes 53,625 of exerciseable option shares. Of the remaining shares beneficially owned by Mr. Davis, 24,750 are owned individually, 16,410 are in his IRA, 5,250 are owned by children, 1,305 are owned by his wife and 1,133 shares are in his 401(k) balance.
(4) Of the 30,509 shares beneficially owned by Mr. Demere, 23,255 are owned individually, 1,650 shares are in his IRA, and 5,604 shares are owned by his children.
(5) Of the 34,995 shares beneficially owned by Mr. Edel, 25,425 are owned individually, and 9,570 shares are in his IRA.
(6) Of the 23,265 shares beneficially owned by Mr. Ellis, 6,765 are owned individually, 12,375 shares are in his IRA, and 4,125 are owned in trust for his wife.
(7) Of the 17,425 shares beneficially owned by Mr. Jones, 13,300 shares are in his IRA, and 4,125 shares represent exerciseable option shares.
(8) Of the 21,450 shares beneficially owned by Mr. Levy, 4,125 are owned individually, 12,375 shares are in his company, 825 shares are owned by his wife and 4,125 shares represent exerciseable option shares.
(9) Of the 39,165 shares beneficially owned by Mr. Lewis, 20,460 are owned individually, 9,750 shares are in his IRA and money purchase retirement plan, 4,830 are owned by his children and 4,125 shares represent exerciseable option shares.
(10) Of the 25,575 shares beneficially owned by Mr. Morrison, 10,725 are owned individually, 4,125 shares are in his IRA, 6,600 share in a income trust for his benefit and 4,125 shares represent exerciseable option shares.
(11) Includes 24,750 incentive stock options. Of the remaining shares beneficially owned by Mr. Stramm, 15 are owned individually, 4,455 are in his IRA and 2,157 shares are in his 401(k) plan balance.

BRYAN

     The following table sets forth certain information as of September 30, 1998, with respect to ownership of the outstanding Bryan Common Stock by the Bryan Director Nominees, and the pro forma ownership of Savannah Common Stock to be held by such persons following the Merger.


                               BRYAN COMMON STOCK       SAVANNAH COMMON STOCK
                           --------------------------   -----------------------
                                                         PRO FORMA
                            AMOUNT AND                   SHARES OF    PRO FORMA
                            NATURE OF        PERCENT     SAVANNAH     SAVANNAH
 NAME AND ADDRESS           BENEFICIAL         OF       BENEFICIALLY   PERCENT
OF BENEFICIAL OWNER         OWNERSHIP (1)     CLASS(2)     OWNED      OF CLASS
-------------------        --------------    --------    ----------  ---------
E. James Burnsed              33,599 (2)      6.48% (3)     62,983       2.34%
  173 Davis Road
  Richmond Hill, Georgia
  31324

L. Carlton Gill               35,735 (4)      7.06%         66,110       2.47%
  P.O. Box 59
  Richmond Hill, Georgia
  31324

James Toby Roberts, Sr.       26,062 (5)      5.15%         48,215       1.80%
  415 Whitehall Lane
  Richmond Hill, Georgia
  31324

James W. Royal                21,263 (6)      4.20%         39,337       1.47%
  P.O. Box 1096
  Richmond Hill, Georgia
  31324

Robert T. Thompson, Jr.       21,395 (7)      4.22%         39,581       1.48%
  2369 Fort McAllister Rd.
  Richmond Hill, Georgia
  31324
-------------------------

(1) Information relating to beneficial ownership by Bryan director nominees is based upon information furnished by each nominee using "beneficial ownership" concepts set forth in rules promulgated by the Commission under
      Section 13(d) of the Exchange Act.
(2) Includes 12,000 shares subject to presently exercisable stock options granted in connection with Mr. Burnsed's Employment Agreement. Of the remaining shares beneficially owned by Mr. Burnsed, 11,256 shares are owned individually, 5,653 shares are in his IRA, 200 shares are owned by his wife individually, and 490 shares are in his wife's IRA. Mr. Burnsed also owns 825 shares of Savannah Common Stock.
(3) Mr. Burnsed's percent of class is calculated on the assumption that he has exercised the 12,000 options owned by him, and that the total number of issued and outstanding shares of Bryan has been correspondingly increased.
(4) Of the 35,735 shares beneficially owned by Mr. Gill, 22,265 shares are owned jointly with his wife, 1,070 shares are in his IRA, 1,200 shares are in his wife's IRA, and 10,600 shares are owned by the Estate of Louis C. Gill, of which he is the Executor, and 600 shares are owned by his children.
(5) Of the 26,062 shares beneficially owned by Mr. Roberts, 20,487 shares are owned individually, 2,975 shares are in his IRA, 600 shares are owned by his wife, and 2,000 shares are owned by his children.
(6) Of the 21,263 shares beneficially owned by Mr. Royal, 19,263 shares are owned individually, 1,800 shares are in his IRA, and 200 shares are owned jointly with his children.
(7) Of the 21,395 shares beneficially owned by Mr. Thompson, Jr., 18,009 shares are owned individually, 1,079 shares are in his IRA, 1,807 shares are in his wife's IRA, and 500 shares are owned by his children.


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     A representative of Arthur Andersen LLP is expected to attend the Savannah Special Meeting and will be given the opportunity to make a statement on behalf of the firm if he so desires. A representative of Arthur Andersen LLP is also expected to respond to appropriate questions from shareholders.

                                    EXPERTS

     The 1996 and 1997 consolidated financial statements of The Savannah Bancorp, Inc. incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in this registration statement have been audited by Arthur Andersen LLP, independent certified public accountants, as indicated in their reports with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     The 1995 consolidated financial statements of The Savannah Bancorp, Inc. incorporated by reference in this Joint Proxy Statement/Prospectus and elsewhere in this registration statement have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

     The consolidated financial statements of Bryan, incorporated by reference in this registration statement, have been audited by Moore Stephens Tiller LLC (formerly Tiller, Stewart & Company, LLC), independent certified public accountants, for the periods indicated in their report thereon which is included in Bryan's Annual Report on Form 10-KSB for the year ended December 31, 1997. The financial statements audited by Moore Stephens Tiller LLC have been incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said reports.


                                 LEGAL MATTERS

     The legality of the shares of Savannah Common Stock to be issued in the Merger is being passed upon for Savannah by Ellis, Painter, Ratterree & Bart, LLP, Savannah, Georgia. Alston & Bird LLP, Atlanta, Georgia, will opine as to certain federal income tax consequences of the Merger. See "THE MERGER--Federal Income Tax Consequences."


                             SHAREHOLDER PROPOSALS

     Proposals of shareholders of Savannah intended to be presented at the 1999 Annual Meeting of Shareholders must be received by Savannah at its principal executive offices on or before February 15, 1999, in order to be included in Savannah's Proxy Statement and form of proxy relating to the 1999 Annual Meeting of Shareholders. Only proper proposals which are timely received will be included in such Proxy Statement and proxy. Proposals should be directed to The Savannah Bancorp, Inc., 25 Bull Street, Savannah, Georgia 31401, Attention: J. Curtis Lewis, III, Secretary.


                                 OTHER MATTERS

     Management of Savannah does not know of any matters to be brought before the Savannah Special Meeting other than those described above. If any other matters properly come before the Savannah Special Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment. Management of Bryan does not know of any matters to be brought before the Bryan Special Meeting other than those described above. If any other matters properly come before the Bryan Special Meeting, the persons designated as proxies will vote on such matters in accordance with their best judgment.

                                   APPENDIX A





                              AMENDED AND RESTATED

                          AGREEMENT AND PLAN OF MERGER

                                 BY AND BETWEEN


                           THE SAVANNAH BANCORP, INC.

                                      AND

                         BRYAN BANCORP OF GEORGIA, INC.

                         DATED AS OF FEBRUARY 11, 1998

                               TABLE OF CONTENTS
                                                                 PAGE

Parties ........................................................  A-6
Preamble........................................................  A-6
ARTICLE 1 - TRANSACTIONS AND TERMS OF MERGER....................  A-6


        1.1       Merger........................................  A-6

        1.2       Time and Place of Closing.....................  A-6

        1.3       Effective Time................................  A-7

        1.4       Execution of Stock Option Agreements..........  A-7

ARTICLE 2 - TERMS OF MERGER.....................................  A-7

        2.1       Charter.......................................  A-7

        2.2       Bylaws........................................  A-7

        2.3       Directors and Officers........................  A-7

ARTICLE 3 - MANNER OF CONVERTING SHARES.........................  A-7

        3.1       Conversion of Shares..........................  A-7

        3.2       Anti-Dilution Provisions......................  A-8

        3.3       Shares Held by Bryan or Savannah..............  A-8

        3.4       Dissenting Shareholders.......................  A-8

        3.5       Fractional Shares.............................  A-8

        3.6       Conversion of Stock Options...................  A-9

ARTICLE 4 - EXCHANGE OF SHARES..................................  A-9

        4.1       Exchange Procedures...........................  A-10

        4.2       Rights of Former Bryan Shareholders...........  A-10

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BRYAN.............  A-10

        5.1       Organization, Standing, and Power.............  A-10

        5.2       Authority of Bryan; No Breach By Agreement....  A-10

        5.3       Capital Stock.................................  A-11

        5.4       Bryan Subsidiaries............................  A-11

        5.5       SEC Filings; Financial Statements.............  A-12

        5.6       Absence of Undisclosed Liabilities............  A-12

        5.7       Absence of Certain Changes or Events..........  A-12

        5.8       Tax Matters...................................  A-12

        5.9       Allowance for Possible Loan Losses............  A-13

        5.10      Assets........................................  A-14

        5.11      Intellectual Property.........................  A-14

        5.12      Environmental Matters.........................  A-14

        5.13      Compliance with Laws..........................  A-15

        5.14      Labor Relations...............................  A-15

        5.15      Employee Benefit Plans........................  A-16

        5.16      Material Contracts............................  A-17

        5.17      Legal Proceedings.............................  A-17

        5.18      Reports.......................................  A-18

        5.19      Statements True and Correct...................  A-18

        5.20      Accounting, Tax and Regulatory Matters........  A-18

        5.21      State Takeover Laws...........................  A-18

        5.22      Charter Provisions............................  A-18

        5.23      Directors' Agreements.........................  A-18

        5.24      Board Recommendation..........................  A-18

ARTICLE 6 - REPRESENTATIONS AND WARRANTIES OF SAVANNAH..........  A-19

        6.1       Organization, Standing, and Power.............  A-19

        6.2       Authority; No Breach By Agreement.............  A-19

        6.3       Capital Stock.................................  A-20

        6.4       Savannah Subsidiaries.........................  A-20

        6.5       SEC Filings; Financial Statements.............  A-20

        6.6       Absence of Undisclosed Liabilities............  A-21

        6.7       Absence of Certain Changes or Events..........  A-21

        6.8       Tax Matters...................................  A-21

        6.9       Allowance for Possible Loan Losses............  A-22

        6.10      Assets........................................  A-22

        6.11      Intellectual Property.........................  A-23

        6.12      Environmental Matters.........................  A-23

        6.13      Compliance With Laws..........................  A-24

        6.14      Labor Relations...............................  A-24

        6.15      Employee Benefit Plans........................  A-24

        6.16      Material Contracts............................  A-26

        6.17      Legal Proceedings.............................  A-26

        6.18      Reports.......................................  A-26

        6.19      Statements True and Correct...................  A-27

        6.20      Accounting, Tax and Regulatory Matters........  A-27

        6.21      State Takeover Laws...........................  A-27

        6.22      Charter Provisions............................  A-27

        6.23      Board Recommendation..........................  A-27

ARTICLE 7 - CONDUCT OF BUSINESS PENDING CONSUMMATION............  A-27

        7.1       Affirmative Covenants of Each Party...........  A-27

        7.2       Negative Covenants of Bryan...................  A-28

        7.3       Negative Covenants of Savannah................  A-29

        7.4       Adverse Changes in Condition..................  A-31

        7.5       Reports.......................................  A-31

ARTICLE 8 - ADDITIONAL AGREEMENTS...............................  A-31

        8.1       Registration Statement; Proxy Statement;
                  Shareholder Approval..........................  A-31

        8.2       Exchange Listing..............................  A-32

        8.3       Applications..................................  A-34

        8.4       Filings with State Offices....................  A-32

        8.5       Agreement as to Efforts to Consummate.........  A-32

        8.6       Investigation and Confidentiality.............  A-32

        8.7       Press Releases................................  A-32

        8.8       Certain Actions...............................  A-33

        8.9       Accounting and Tax Treatment..................  A-33

        8.10      State Takeover Laws...........................  A-33

        8.11      Charter Provisions............................  A-33

        8.12      Agreements of Affiliates......................  A-33

        8.13      Employee Benefits and Contracts...............  A-33

        8.14      Indemnification...............................  A-34

ARTICLE 9 - CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE...  A-35

        9.1       Conditions to Obligations of Each Party.......  A-35

        9.2       Conditions to Obligations of Savannah.........  A-36

        9.3       Conditions to Obligations of Bryan............  A-37

ARTICLE 10 - TERMINATION........................................  A-37

        10.1      Termination...................................  A-37

        10.2      Effect of Termination.........................  A-38

        10.3      Non-Survival of Representations and Covenants.  A-38

ARTICLE 11 - MISCELLANEOUS......................................  A-39

        11.1      Definitions...................................  A-39

        11.2      Expenses......................................  A-45

        11.3      Brokers and Finders...........................  A-47

        11.4      Entire Agreement..............................  A-47

        11.5      Amendments....................................  A-47

        11.6      Waivers.......................................  A-47

        11.7      Assignment....................................  A-47

        11.8      Notices.......................................  A-47

        11.9      Governing Law.................................  A-48

        11.10     Counterparts..................................  A-48

        11.11     Captions; Articles and Sections...............  A-48

        11.12     Interpretations...............................  A-48


        11.13     Enforcement of Agreement......................  A-49

        11.14     Severability..................................  A-49

Signatures......................................................  A-49










                                LIST OF EXHIBITS


EXHIBIT NUMBER    DESCRIPTION

         1.       Form of Bryan Stock Option Agreement.  (Section 1.4).

         2.       Form of Savannah Stock Option Agreement.  (Section 1.4).

         3.       Form of Directors' Agreement.  (Section 5.23)

         4.       Form of agreement of affiliates of Bryan.
                  (Sections 8.12, 9.2(d)).

         5. Form of Employment Agreements with E. James Burnsed and George Michael Odom, Jr.

                              AMENDED AND RESTATED
                          AGREEMENT AND PLAN OF MERGER


               THIS AMENDED AND RESTATED AGREEMENT AND PLAN OF MERGER (this "Agreement") is dated as of February 11, 1998, by and between The Savannah Bancorp, Inc. ("Savannah"), a Georgia corporation; and Bryan Bancorp of Georgia, Inc. ("Bryan"), a Georgia corporation.


                                    PREAMBLE

               The respective Boards of Directors of Bryan and Savannah are of the opinion that the transactions described herein are in the best interests of the parties to this Agreement and their respective shareholders. This Agreement provides for the merger of Bryan with and into Savannah. At the effective time of such merger, the outstanding shares of the capital stock of Bryan shall be converted into the right to receive shares of the common stock of Savannah (except as provided herein). As a result, shareholders of Bryan shall become shareholders of Savannah and Savannah shall continue to conduct the business and operations of Bryan. The transactions described in this Agreement are subject to the approvals of the shareholders of Bryan, the shareholders of Savannah, the Board of Governors of the Federal Reserve System, Department of Banking and Finance of the State of Georgia, and the satisfaction of certain other conditions described in this Agreement. It is the intention of the parties to this Agreement that the Merger for federal income tax purposes shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code, and for accounting purposes shall qualify for treatment as a pooling of interests.

               Immediately after the execution and delivery of this Agreement, as a condition and inducement to Savannah's willingness to enter into this Agreement, Bryan and Savannah are entering into a stock option agreement pursuant to which Bryan is granting to Savannah an option to purchase shares of Bryan Common Stock. Immediately after the execution and delivery of this Agreement, as a condition and inducement to Bryan's willingness to enter into this Agreement, Savannah and Bryan are entering into a stock option agreement pursuant to which Savannah is granting to Bryan an option to purchase shares of Savannah Common Stock.

               Certain terms used in this Agreement are defined in Section 11.1 of this Agreement.

               On February 11, 1998 the parties hereto signed the original Agreement and Plan of Merger, and such parties desire to amend and restate such Agreement as of such date. This Amended and Restated Agreement and Plan of Merger is being executed on July 28, 1998 as of February 11, 1998;

               NOW, THEREFORE, in consideration of the above and the mutual warranties, representations, covenants, and agreements set forth herein, the parties agree as follows:


                                   ARTICLE 1
                        TRANSACTIONS AND TERMS OF MERGER

               1.1 MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time, Bryan shall be merged with and into Savannah in accordance with the provisions of Section 14-2-1101 of the GBCC and with the effect provided in Sections 14-2-1106 and 14-2-1107 of the GBCC (the "Merger"). Savannah shall be the Surviving Corporation resulting from the Merger and shall continue to be governed by the Laws of the State of Georgia. The Merger shall be consummated pursuant to the terms of this Agreement, which has been approved and adopted by the respective Boards of Directors of Bryan and Savannah.


     1.2 TIME AND PLACE OF CLOSING. The closing of the transactions contemplated hereby (the "Closing") will take place at 9:00 A.M. on the date that the Effective Time occurs (or the immediately preceding day if the Effective Time is earlier than 9:00 A.M.), or at such other time as the Parties, acting through their authorized officers, may mutually agree. The Closing shall be held at such location as may be mutually agreed upon by the Parties.

               1.3 EFFECTIVE TIME. The Merger and other transactions contemplated by this Agreement shall become effective on the date and at the time the Certificate of Merger reflecting the Merger shall become effective with the Secretary of State of the State of Georgia (the "Effective Time"). Subject to the terms and conditions hereof, unless otherwise mutually agreed upon in writing by the authorized officers of each Party, the Parties shall use their reasonable efforts to cause the Effective Time to occur on or before the fifth business day following the last to occur of (i) the effective date (including expiration of any applicable waiting period) of the last required Consent of any Regulatory Authority having authority over and approving or exempting the Merger, and (ii) the date on which the shareholders of Bryan and Savannah approve this Agreement to the extent such approval is required by applicable Law.



               1.4 EXECUTION OF STOCK OPTION AGREEMENTS. Simultaneously with the execution of thisAgreement by the Parties and as a condition thereto, Bryan is executing and delivering to Savannah a stock option agreement (the "Bryan Stock Option Agreement"), in substantially the form of Exhibit 1 hereto, pursuant to which Bryan is granting to Savannah an option to purchase shares of Bryan Common Stock, and Savannah is executing and delivering to Bryan a stock option agreement (the "Savannah Stock Option Agreement"), in substantially the form of Exhibit 2 hereto, pursuant to which Savannah is granting to Bryan an option to purchase shares of Savannah Common Stock.


                                   ARTICLE 2
                                TERMS OF MERGER

               2.1 CHARTER. The Articles ofIncorporation of Savannah in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed.

               2.2 BYLAWS. The Bylaws of Savannah ineffect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation until duly amended or repealed.

               2.3 DIRECTORS AND OFFICERS. The directors of Savannah in office immediately prior to the Effective Time, together with E. James Burnsed and four other directors of Bryan selected by the Bryan Board of Directors prior to the Effective Time, shall serve as the initial directors of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation. The officers of Savannah in office immediately prior to the Effective Time, together with such additional persons as may thereafter be elected, shall serve as the officers of the Surviving Corporation from and after the Effective Time in accordance with the Bylaws of the Surviving Corporation; provided, that E. James Burnsed shall be elected Vice Chairman of the Surviving Corporation. Of the five directors of Bryan who shall serve as directors of the Surviving Corporation, two shall serve until the Annual Meeting of Shareholders in 1999, two shall serve until the Annual Meeting of Shareholders in 2000, and one shall serve until the Annual Meeting of Shareholders in 2001.


                                   ARTICLE 3
                          MANNER OF CONVERTING SHARES

               3.1   CONVERSION OF SHARES. Subject to the provisions of this
Article 3, at the Effective Time, by virtue of the Merger and without any action on the part of Savannah, Bryan, or the shareholders of either of the foregoing, the shares of the constituent corporations shall be converted as follows:

                      (a) Each share of capital stock of Savannah issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding from and after the Effective Time.

                      (b) Each share of Bryan Common Stock (excluding shares held by any Bryan Entity or any Savannah Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, and excluding shares held by shareholders who perfect their statutory dissenters' rights as provided in Section 3.4) issued and outstanding immediately prior to the Effective Time shall cease to be outstanding and shall be converted into and exchanged for the right to receive 1.85 shares of Savannah Common Stock (the "Exchange Ratio").

               3.2 ANTI-DILUTION PROVISIONS. In the event Savannah changes the number of shares of Savannah Common Stock issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, or similar recapitalization with respect to such stock and the record date therefor (in the case of a stock dividend) or the effective date thereof (in the case of a stock split or similar recapitalization for which a record date is not established) shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted (to the nearest one-thousandth of a share).

               3.3 SHARES HELD BY Bryan OR Savannah. Each of the shares of Bryan Common Stock held by any Bryan Entity or by any Savannah Entity, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the Effective Time and no consideration shall be issued in exchange therefor.

               3.4 DISSENTING SHAREHOLDERS. Any holder of shares of Bryan Common Stock who perfects his dissenters' rights in accordance with and as contemplated by Article 13, Part 2 of Title 14 of the GBCC shall be entitled to receive the value of such shares in cash as determined pursuant to such provision of Law; provided, that no such payment shall be made to any dissenting shareholder unless and until such dissenting shareholder has complied with the applicable provisions of the GBCC and surrendered to Bryan the certificate or certificates representing the shares for which payment is being made. In the event that after the Effective Time a dissenting shareholder of Bryan fails to perfect, or effectively withdraws or loses, his right to appraisal and of payment for his shares, Savannah shall issue and deliver the consideration to which such holder of shares of Bryan Common Stock is entitled under this Article 3 (without interest) upon surrender by such holder of the certificate or certificates representing shares of Bryan Common Stock held by him. If and to the extent required by applicable Law, Bryan will establish (or cause to be established) an escrow account with an amount sufficient to satisfy the maximum aggregate payment that may be required to be paid to dissenting shareholders. Upon satisfaction of all claims of dissenting shareholders, the remaining escrowed amount, reduced by payment of the fees and expenses of the escrow agent, will be returned to the Surviving Corporation.

               3.5 FRACTIONAL SHARES. Notwithstanding any other provision of this Agreement, each holder of shares of Bryan Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a share of Savannah Common Stock (after taking into account all certificates delivered by such holder) shall receive, in lieu thereof, cash (without interest) in an amount equal to such fractional part of a share of Savannah Common Stock multiplied by the market value of one share of Savannah Common Stock at the Effective Time. The market value of one share of Savannah Common Stock at the Effective Time shall be the last sale price of such common stock on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Savannah) on the last trading day preceding the Effective Time. No such holder will be entitled to dividends, voting rights, or any other rights as a shareholder in respect of any fractional shares.


               3.6   CONVERSION OF STOCK OPTIONS.

     (a) At the Effective Time, each option or other Equity Right to purchase shares of Bryan Common Stock pursuant to stock options ("Bryan Options") granted by Bryan, which are outstanding at the Effective Time, whether or not exercisable, shall be converted into and become rights with respect to Savannah Common Stock, and Savannah shall assume each Bryan Option, in accordance with the terms of the stock option agreement by which it is evidenced, except that from and after the Effective Time, (i) Savannah and its Compensation Committee shall be substituted for Bryan and the Committee of Bryan's Board of Directors (including, if applicable, the entire Board of Directors of Bryan) administering such Bryan Options, (ii) each Bryan Option assumed by Savannah may be exercised solely for shares of Savannah Common Stock (or cash, if so provided under the terms of such Bryan Option), (iii) the number of shares of Savannah Common Stock subject to such Bryan Option shall be equal to the number of shares of Bryan Common Stock subject to such Bryan Option immediately prior to the Effective Time multiplied by the Exchange Ratio, and (iv) the per share exercise price under each such Bryan Option shall be adjusted by dividing the per share exercise price under each such Bryan Option by the Exchange Ratio and rounding up to the nearest cent. Notwithstanding the provisions of clause (iii) of the preceding sentence, Savannah shall not be obligated to issue any fraction of a share of Savannah Common Stock upon exercise of Bryan Options and any fraction of a share of Savannah Common Stock that otherwise would be subject to a converted Bryan Option shall represent the right to receive a cash payment upon exercise of such converted Bryan Option equal to the product of such fraction and the difference between the market value of one share of Savannah Common Stock at the time of exercise of such Option and the per share exercise price of such Option. The market value of one share of Savannah Common Stock at the time of exercise of an Option shall be the last sale price of such common stock on the Nasdaq National Market (as reported by THE WALL STREET JOURNAL or, if not reported thereby, any other authoritative source selected by Savannah) on the last trading day preceding the date of exercise. In addition, notwithstanding the provisions of clauses (iii) and (iv) of the first sentence of this Section 3.6, each Bryan Option which is an "incentive stock option" shall be adjusted as required by Section 424 of the Internal Revenue Code, and the regulations promulgated thereunder, so as not to constitute a modification, extension or renewal of the option, within the meaning of Section 424(h) of the Internal Revenue Code. Each of Bryan and Savannah agrees to take all necessary steps to effectuate the foregoing provisions of this Section 3.6, including using its reasonable efforts to obtain from each holder of a Bryan Option any Consent or Contract that may be deemed necessary or advisable in order to effect the transactions contemplated by this Section 3.6. Anything in this Agreement to the contrary notwithstanding, Savannah shall have the right, in its sole discretion, not to deliver the consideration provided in this Section 3.6 to a former holder of a Bryan Option who has not delivered such Consent or Contract.

                      (b) As soon as practicable after the Effective Time, Savannah shall deliver to each holder of a Bryan Option an appropriate notice setting forth such holder's rights pursuant thereto and the grants subject to such Bryan Option shall continue in effect on the same terms and conditions (subject to the adjustments required by Section 3.6(a) after giving effect to the Merger). At or prior to the Effective Time, Savannah shall take all corporate action necessary to reserve for issuance sufficient shares of Savannah Common Stock for delivery upon exercise of Bryan Options assumed by it in accordance with this Section 3.6.


                                   ARTICLE 4
                               EXCHANGE OF SHARES



     4.1 EXCHANGE PROCEDURES. Promptly after the Effective Time, Savannah and Bryan shall cause Reliance Trust Company, Savannah's transfer agent, acting as the exchange agent (the "Exchange Agent"), to mail to each holder of record of a certificate or certificates which represented shares of Bryan Common Stock immediately prior to the Effective Time (the "Certificates") appropriate transmittal materials and instructions (which shall specify that delivery shall be effected, and risk of loss and title to such Certificates shall pass, only upon proper delivery of such Certificates to the Exchange Agent). The Certificate or Certificates of Bryan Common Stock so delivered shall be duly endorsed as the Exchange Agent may require. In the event of a transfer of ownership of shares of Bryan Common Stock represented by Certificates that are not registered in the transfer records of Bryan, the consideration provided in
Section 3.1 may be issued to a transferee if the Certificates representing such shares are delivered to the Exchange Agent, accompanied by all documents required to evidence such transfer and by evidence satisfactory to the Exchange Agent that any applicable stock transfer taxes have been paid. If any Certificate shall have been lost, stolen, mislaid or destroyed, upon receipt of
(i) an affidavit of that fact from the holder claiming such Certificate to be lost, mislaid, stolen or destroyed, (ii) such bond, security or indemnity as Savannah and the Exchange Agent may reasonably require and (iii) any other documents necessary to evidence and effect the bona fide exchange thereof, the Exchange Agent shall issue to such holder the consideration into which the shares represented by such lost, stolen, mislaid or destroyed Certificate shall have been converted. The Exchange Agent may establish such other reasonable and customary rules and procedures in connection with its duties as it may deem appropriate. After the Effective Time, each holder of shares of Bryan Common Stock (other than shares to be canceled pursuant to Section 3.3 or as to which statutory dissenters' rights have been perfected as provided in Section 3.4) issued and outstanding at the Effective Time shall surrender the Certificate or Certificates representing such shares to the Exchange Agent and shall promptly upon surrender thereof receive in exchange therefor the consideration provided in Section 3.1, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 4.2. To the extent required by Section 3.5, each holder of shares of Bryan Common Stock issued and outstanding at the Effective Time also shall receive, upon surrender of the Certificate or Certificates, cash in lieu of any fractional share of Savannah Common Stock to which such holder may be otherwise entitled (without interest). Savannah shall not be obligated to deliver the consideration to which any former holder of Bryan Common Stock is entitled as a result of the Merger until such holder surrenders such holder's Certificate or Certificates for exchange as provided in this Section 4.1. Any other provision of this Agreement notwithstanding, neither Savannah nor the Exchange Agent shall be liable to a holder of Bryan Common Stock for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property, escheat or similar Law.

               4.2 RIGHTS OF FORMER BRYAN SHAREHOLDERS. At the Effective Time, the stock transfer books of Bryan shall be closed as to holders of Bryan Common Stock immediately prior to the Effective Time and no transfer of Bryan Common Stock by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 4.1, each Certificate theretofore representing shares of Bryan Common Stock (other than shares to be canceled pursuant to Sections 3.3 and 3.4) shall from and after the Effective Time represent for all purposes only the right to receive the consideration provided in Sections 3.1 and 3.5 in exchange therefor, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which have been declared or made by Bryan in respect of such shares of Bryan Common Stock in accordance with the terms of this Agreement and which remain unpaid at the Effective Time. To the extent permitted by Law, former shareholders of record of Bryan shall be entitled to vote after the Effective Time at any meeting of Savannah shareholders the number of whole shares of Savannah Common Stock into which their respective shares of Bryan Common Stock are converted, regardless of whether such holders have exchanged their Certificates for certificates representing Savannah Common Stock in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by Savannah on the Savannah Common Stock, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares of Savannah Common Stock issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Savannah Common Stock as of any time subsequent to the Effective Time shall be delivered to the holder of any Certificate until such holder surrenders such Certificate for exchange as provided in Section 4.1. However, upon surrender of such Certificate, both the Savannah Common Stock certificate (together with all such undelivered dividends or other distributions without interest) and any undelivered dividends and cash payments payable hereunder (without interest) shall be delivered and paid with respect to each share represented by such Certificate.


                                   ARTICLE 5
                    REPRESENTATIONS AND WARRANTIES OF BRYAN

               Bryan hereby represents and warrants to Savannah as follows:

               5.1 ORGANIZATION, STANDING, AND POWER. Bryan is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets.
Bryan  is  duly  qualified  or  licensed  to  transact  business  as  a  foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. The minute book and other organizational documents for Bryan have been made available to Savannah for its review and, except as disclosed in
Section 5.1 of the Bryan Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.

               5.2  AUTHORITY OF BRYAN: NO BREACH BY AGREEMENT.

                      (a) Bryan has the corporate power and authority necessary to execute, deliver, and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Bryan, subject to the approval of this Agreement by the holders of two-thirds of the outstanding shares of Bryan Common Stock, which is the only shareholder vote required for approval of this Agreement and consummation of the Merger by Bryan. Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Bryan, enforceable against Bryan in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                      (b) Neither the execution and delivery of this Agreement by Bryan, nor the consummation by Bryan of the transactions contemplated hereby, nor compliance by Bryan with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Bryan's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Bryan Subsidiary or any resolution adopted by the board of directors or the shareholders of any Bryan Entity, or (ii) except as disclosed in Section 5.2 of the Bryan Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Bryan Entity under, any Contract or Permit of any Bryan Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in
Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Bryan Entity or any of their respective material Assets (including any Savannah Entity or any Bryan Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Savannah Entity or any Bryan Entity being reassessed or revalued by any Taxing authority).

                      (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, no notice to, filing with, or Consent of, any public body or authority is necessary for the consummation by Bryan of the Merger and the other transactions contemplated in this Agreement.

               5.3   CAPITAL STOCK.

                      (a) The authorized capital stock of Bryan consists of 10,000,000 shares of Bryan Common Stock, of which 528,258 shares are issued, 503,008 shares are outstanding and 25,250 shares are held in treasury as of the date of this Agreement. All of the issued and outstanding shares of capital stock of Bryan are duly and validly issued and outstanding and are fully paid and nonassessable under the GBCC. None of the outstanding shares of capital stock of Bryan has been issued in violation of any preemptive rights of the current or past shareholders of Bryan.

                      (b) Except as set forth in Section 5.3(a), or as provided in the Bryan Stock Option Agreement, or as disclosed in Section 5.3(b) of the Bryan Disclosure Memorandum, there are no shares of capital stock or other equity securities of Bryan outstanding and no outstanding Equity Rights relating to the capital stock of Bryan.


     5.4 BRYAN SUBSIDIARIES. Bryan has disclosed in Section 5.4 of the Bryan Disclosure Memorandum all of the Bryan Subsidiaries that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Bryan Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section
5.4 of the Bryan Disclosure Memorandum, Bryan or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Bryan Subsidiary. No capital stock (or other equity interest) of any Bryan Subsidiary is or may become required to be issued (other than to another Bryan Entity) by reason of any Equity Rights, and there are no Contracts by which any Bryan Subsidiary is bound to issue (other than to another Bryan Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Bryan Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Bryan Subsidiary (other than to another Bryan Entity). There are no Contracts relating to the rights of any Bryan Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Bryan Subsidiary. All of the shares of capital stock (or other equity interests) of each Bryan Subsidiary held by a Bryan Entity are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the Bryan Entity free and clear of any Lien. Except as disclosed in Section 5.4 of the Bryan Disclosure Memorandum, each

Bryan Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease, and operate its Assets and to carry on its business as now conducted. Each Bryan Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Each Bryan Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

               5.5   FINANCIAL STATEMENTS.

                      (a) Bryan has timely filed and made available to Savannah all SEC Documents required to be filed by Bryan since December 31, 1994 (the "Bryan SEC Reports"). The Bryan SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Bryan SEC Reports or necessary in order to make the statements in such Bryan SEC Reports, in light of the circumstances under which they were made, not misleading. No Bryan Subsidiary is required to file any SEC Documents.

                      (b) Each of the Bryan Financial Statements (including, in each case, any related notes) contained in the Bryan SEC Reports, including any Bryan SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Bryan and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.


     5.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Bryan Entity has any Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Bryan as of December 31, 1997, included in the Bryan Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Bryan Entity has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect or (ii) in connection with the transactions contemplated by this Agreement.



               5.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the Bryan Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.7 of the Bryan Disclosure Memorandum, (i) there have been no events, changes, or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, and (ii) the Bryan Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Bryan provided in Article 7.

               5.8   TAX MATTERS.

                      (a) All Tax Returns required to be filed by or on behalf of any of the Bryan Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Bryan Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Bryan Material Adverse Effect, except as reserved against in the Bryan Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 5.8 of the Bryan Disclosure Memorandum. Bryan's federal income Tax Returns have not been audited by the IRS.
                                     A-12

All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Bryan Entities, except for any such Liens which are not reasonably likely to have a Bryan Material Adverse Effect.

                      (b) None of the Bryan Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                      (c) The provision for any Taxes due or to become due for any of the Bryan Entities for the period or periods through and including the date of the respective Bryan Financial Statements that has been made and is reflected on such Bryan Financial Statements is sufficient to cover all such Taxes.

                      (d) Deferred Taxes of the Bryan Entities have been provided for in accordance with GAAP.

                      (e) Except for a Tax Allocation Agreement between Bryan and Bryan Bank & Trust, none of the Bryan Entities is a party to any Tax allocation or sharing agreement and none of the Bryan Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Bryan) or has any Liability for Taxes of any Person (other than Bryan and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign
Law) as a transferee or successor or by Contract or otherwise.

                     (f)each of the Bryan Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                      (g) Except as disclosed in Section 5.8 of the Bryan Disclosure Memorandum, none of the Bryan Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code.

                      (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Bryan Entities that occurred during or after any Taxable Period in which the Bryan Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.


               5.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. In the opinion of management of Bryan, the allowance for possible loan or credit losses (the "Allowance") shown on the consolidated balance sheets of Bryan included in the most recent Bryan Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Bryan included in the Bryan Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Bryan Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Bryan Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Bryan Material Adverse Effect.

               5.10   ASSETS.

                      (a) Except as disclosed in Section 5.10 of the Bryan Disclosure Memorandum or as disclosed or reserved against in the Bryan Financial Statements delivered prior to the date of this Agreement, the Bryan Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Bryan Material Adverse Effect. All tangible properties used in the businesses of the Bryan Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Bryan's past practices.

                      (b) All Assets which are material to Bryan's business on a consolidated basis, held under leases or subleases by any of the Bryan Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                      (c) The Bryan Entities currently maintain insurance similar in amounts, scope, and coverage to that maintained by other peer banking organizations. None of the Bryan Entities has received notice from any insurance carrier that (i) any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims for amounts exceeding in any individual case $10,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Bryan Entity under such policies.

                      (d) The Assets of the Bryan Entities include all Assets required to operate the business of the Bryan Entities as presently conducted.



               5.11 INTELLECTUAL PROPERTY. Each Bryan Entity owns or has a license to use all of the Intellectual Property used by such Bryan Entity in the course of its business. Each Bryan Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Bryan Entity in connection with such Bryan Entity's business operations, and such Bryan Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Bryan Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Bryan threatened, which challenge the rights of any Bryan Entity with respect to Intellectual Property used, sold or licensed by such Bryan Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Bryan Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 5.11 of the Bryan Disclosure Memorandum, no Bryan Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 5.11 of the Bryan Disclosure Memorandum, no officer, director or employee of any Bryan Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Bryan Entity.


               5.12   ENVIRONMENTAL MATTERS.

                      (a) To the Knowledge of Bryan, each Bryan Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                      (b) To the Knowledge of Bryan, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Bryan Entity or any of its Operating Properties or Participation Facilities (or Bryan in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Bryan Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                      (c) During the period of (i) any Bryan Entity's ownership or operation of any of their respective current properties, (ii) any Bryan Entity's participation in the management of any Participation Facility, or
(iii) any Bryan Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Prior to the period of (i) any Bryan Entity's ownership or operation of any of their respective current properties, (ii) any Bryan Entity's participation in the management of any Participation Facility, or (iii) any Bryan Entity's holding of a security interest in a Operating Property, to the Knowledge of Bryan, there were no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.



               5.13 COMPLIANCE WITH LAWS. Bryan is duly registered as a bank holding company under the BHC Act. Each Bryan Entity has in effect all Permits necessary for it to own, lease, or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Except as disclosed in Section 5.13 of the Bryan Disclosure Memorandum, none of the Bryan
Entities:

               (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments);

                (b) is in Default under any Laws, Orders, or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect; or

               (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Bryan Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, or (iii) requiring any Bryan Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment, or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Savannah.

               5.14 LABOR RELATIONS. No Bryan Entity is the subject of any Litigation asserting that it or any other Bryan Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Bryan Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Bryan Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Bryan Entity, pending or threatened, or to the Knowledge of Bryan, is there any activity involving any Bryan Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.

               5.15   EMPLOYEE BENEFIT PLANS.

                      (a) Bryan has disclosed in Section 5.15 of the Bryan Disclosure Memorandum, and has delivered or made available to Savannah prior to the execution of this Agreement copies in each case of, all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Bryan Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Bryan Benefit Plans"). Any of the Bryan Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Bryan ERISA Plan." Each Bryan ERISA Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the Internal Revenue Code) is referred to herein as a "Bryan Pension Plan." No Bryan Pension Plan is or has been a multiemployer plan within the meaning of Section 3(37) of ERISA.

                      (b) All Bryan Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Each Bryan ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Bryan is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Bryan Entity has engaged in a transaction with respect to any Bryan Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Bryan Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                      (c) No Bryan Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of any Bryan Pension Plan, (ii) no change in the actuarial assumptions with respect to any Bryan Pension Plan, and
(iii) no increase in benefits under any Bryan Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Bryan Pension Plan nor any "single-employer plan," within the meaning of Section 4001(a)(15) of ERISA, currently or formerly maintained by any Bryan Entity, or the single-employer plan of any entity which is considered one employer with Bryan under Section 4001 of ERISA or Section 414 of the Internal Revenue Code or
Section 302 of ERISA (whether or not waived) (an "ERISA Affiliate") has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Bryan Material Adverse Effect. No Bryan Entity has provided, or is required to provide, security to a Bryan Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                      (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Bryan Entity with respect to any ongoing, frozen, or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Bryan Material Adverse Effect. No Bryan Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Bryan Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Bryan Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                      (e) Except as disclosed in Section 5.15 of the Bryan Disclosure Memorandum, no Bryan Entity has any Liability for retiree health and life benefits under any of the Bryan Benefit Plans and there are no restrictions on the rights of such Bryan Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Bryan Material Adverse Effect.

                      (f) Except as disclosed in Section 5.15 of the Bryan Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Bryan Entity from any Bryan Entity under any Bryan Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Bryan Benefit Plan, or (iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect.

                      (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Bryan Entity and their respective beneficiaries, other than entitlements accrued pursuant to funded retirement plans subject to the provisions of Section 412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Bryan Financial Statements to the extent required by and in accordance with GAAP.


               5.16 MATERIAL CONTRACTS. Except as disclosed in Section 5.16 of the Bryan Disclosure Memorandum or otherwise reflected in the Bryan Financial Statements, none of the Bryan Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting, or retirement Contract, (ii) any Contract relating to the borrowing of money by any Bryan Entity or the guarantee by any Bryan Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), (iii) any Contract which prohibits or restricts any Bryan Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Bryan Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Bryan Entity,
(vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $25,000),
(viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (ix) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-KSB filed by Bryan with the SEC as of the date of this Agreement that has not been filed as an exhibit to Bryan's Form 10-K filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Savannah (together with all Contracts referred to in Sections 5.10 and 5.15(a), the "Bryan Contracts"). With respect to each Bryan Contract and except as disclosed in Section 5.16 of the Bryan Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Bryan Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect; (iii) no Bryan Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Bryan, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any Bryan Entity for money borrowed is prepayable at any time by such Bryan Entity without penalty or premium.



               5.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Bryan, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Bryan Entity, or against any director, employee or employee benefit plan of any Bryan Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Bryan Entity, that are reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect. Section
5.17 of the Bryan Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Bryan Entity is a party and which names a Bryan Entity as a defendant or cross-defendant or for which any Bryan Entity has any potential Liability.

               5.18 REPORTS. SinceJanuary 1, 1993, or the date of organization if later, each Bryan Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.



               5.19 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Bryan Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Savannah with the SEC will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Bryan Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by a Bryan Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Bryan and Savannah, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Bryan Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.

               5.205.20"sec_TargetAccounting5.20sec_TargetAccounting ACCOUNTING,
TAX AND REGULATORY MATTERS. No Bryan Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in
Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.



               5.21 STATE TAKEOVER LAWS. Each Bryan Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.



               5.22 CHARTER PROVISIONS. Each Bryan Entity has taken all action so that the entering into of this Agreement and the Bryan Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, including the acquisition of shares pursuant to, or other exercise of rights under, the Bryan Stock Option Agreement, do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Bryan Entity or restrict or impair the ability of Savannah or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Bryan Entity that may be directly or indirectly acquired or controlled by them.



               5.23 DIRECTORS' AGREEMENTS. Each of the directors of Bryan (except Charles Stafford) has executed and delivered to Savannah an agreement in substantially the form of Exhibit 3 (the "Bryan Directors' Agreements"). In the event Savannah removes, or fails to re-elect a director (other than Charles Stafford) to the board of Bryan Bank during the 24 month period following the Closing Date, Savannah will pay such director, immediately, an amount equal to the directors fees he or she would have earned during the remainder of such 24 month period.



               5.24 BOARD RECOMMENDATION. The Board of Directors of Bryan, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this

Agreement and the transactions contemplated hereby, including the Merger, and the Bryan Stock Option Agreement and the Bryan Directors' Agreements and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Bryan Common Stock approve this Agreement.


                                   ARTICLE 6
                   REPRESENTATIONS AND WARRANTIES OF SAVANNAH

               Savannah hereby represents and warrants to Bryan as follows:

               6.1 ORGANIZATION, STANDING, AND POWER. Savannah is a corporation duly organized, validly existing, and in good standing under the Laws of the State of Georgia, and has the corporate power and authority to carry on its business as now conducted and to own, lease and operate its material Assets. Savannah is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. The minute book and other organizational documents for Savannah have been made available to Bryan for its review and, except as disclosed in
Section 6.1 of the Savannah Disclosure Memorandum, are true and complete in all material respects as in effect as of the date of this Agreement and accurately reflect in all material respects all amendments thereto and all proceedings of the Board of Directors and shareholders thereof.


               6.2   AUTHORITY; NO BREACH BY AGREEMENT.

                      (a) Savannah has the corporate power and authority necessary to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein, including the Merger, have been duly and validly authorized by all necessary corporate action in respect thereof on the part of Savannah, subject to the receipt of the requisite approvals of Savannah's shareholders referenced in Section 9.1(a). Subject to such requisite shareholder approval, this Agreement represents a legal, valid, and binding obligation of Savannah, enforceable against Savannah in accordance with its terms (except in all cases as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, conservatorship, moratorium, or similar Laws affecting the enforcement of creditors' rights generally and except that the availability of the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding may be brought).

                      (b) Neither the execution and delivery of this Agreement by Savannah, nor the consummation by Savannah of the transactions contemplated hereby, nor compliance by Savannah with any of the provisions hereof, will (i) conflict with or result in a breach of any provision of Savannah's Articles of Incorporation or Bylaws or the certificate or articles of incorporation or bylaws of any Savannah Subsidiary or any resolution adopted by the board of directors or the shareholders of any Savannah Entity, or (ii) except as disclosed in Section 6.2 of the Savannah Disclosure Memorandum, constitute or result in a Default under, or require any Consent pursuant to, or result in the creation of any Lien on any Asset of any Savannah Entity under, any Contract or Permit of any Savannah Entity, where such Default or Lien, or any failure to obtain such Consent, is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, or, (iii) subject to receipt of the requisite Consents referred to in Section 9.1(b), constitute or result in a Default under, or require any Consent pursuant to, any Law or Order applicable to any Savannah Entity or any of their respective material Assets (including any Savannah Entity or any Bryan Entity becoming subject to or liable for the payment of any Tax or any of the Assets owned by any Savannah Entity or any Bryan Entity being reassessed or revalued by any Taxing authority).

                      (c) Other than in connection or compliance with the provisions of the Securities Laws, applicable state corporate and securities Laws, and rules of the Nasdaq National Market, and other than Consents required from Regulatory Authorities, and other than notices to or filings with the Internal Revenue Service or the Pension Benefit Guaranty Corporation with respect to any employee benefit plans, and other than Consents, filings, or notifications which, if not obtained or made, are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, no notice


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to, filing with, or Consent of, any public body or authority is necessary for the consummation by Savannah of the Merger and the other transactions contemplated in this Agreement.

               6.3   CAPITAL STOCK.

                      (a) The authorized capital stock of Savannah consists of (i) 20,000,000 shares of Savannah Common Stock, of which 1,782,598 shares are issued, 1,730,173 shares are outstanding and 52,425 shares are held in treasury as of the date of this Agreement, and (ii) 10,000,000 shares of preferred stock, none of which are issued and outstanding. All of the issued and outstanding shares of Savannah Common Stock are, and all of the shares of Savannah Common Stock to be issued in exchange for shares of Bryan Common Stock upon consummation of the Merger, when issued in accordance with the terms of this Agreement, will be, duly and validly issued and outstanding and fully paid and nonassessable under the GBCC. None of the outstanding shares of Savannah Common Stock has been, and none of the shares of Savannah Common Stock to be issued in exchange for shares of Bryan Common Stock upon consummation of the Merger will be, issued in violation of any preemptive rights of the current or past shareholders of Savannah.

                      (b) Except as set forth in Section 6.3(a), or as provided in the Savannah Stock Option Agreement, or as disclosed in Section 6.3 of the Savannah Disclosure Memorandum, there are no shares of capital stock or other equity securities of Savannah outstanding and no outstanding Equity Rights relating to the capital stock of Savannah.



               6.4 SUBSIDIARIES. Savannah has disclosed in Section 6.4 of the Savannah Disclosure Memorandum all of the Savannah Subsidiaries as of the date of this Agreement that are corporations (identifying its jurisdiction of incorporation, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the number of shares owned and percentage ownership interest represented by such share ownership) and all of the Savannah Subsidiaries that are general or limited partnerships, limited liability companies, or other non-corporate entities (identifying the Law under which such entity is organized, each jurisdiction in which the character of its Assets or the nature or conduct of its business requires it to be qualified and/or licensed to transact business, and the amount and nature of the ownership interest therein). Except as disclosed in Section 6.4 of the Savannah Disclosure Memorandum, Savannah or one of its wholly owned Subsidiaries owns all of the issued and outstanding shares of capital stock (or other equity interests) of each Savannah Subsidiary. No capital stock (or other equity interest) of any Savannah Subsidiary are or may become required to be issued (other than to another Savannah Entity) by reason of any Equity Rights, and there are no Contracts by which any Savannah Subsidiary is bound to issue (other than to another Savannah Entity) additional shares of its capital stock (or other equity interests) or Equity Rights or by which any Savannah Entity is or may be bound to transfer any shares of the capital stock (or other equity interests) of any Savannah Subsidiary (other than to another Savannah Entity). There are no Contracts relating to the rights of any Savannah Entity to vote or to dispose of any shares of the capital stock (or other equity interests) of any Savannah Subsidiary. All of the shares of capital stock (or other equity interests) of each Savannah Subsidiary held by a Savannah Entity are fully paid and (except pursuant to 12 USC Section 55 in the case of national banks and comparable, applicable state Law, if any, in the case of state depository institutions) nonassessable and are owned by the Savannah Entity free and clear of any Lien. Except as disclosed in Section 6.4 of the Savannah Disclosure Memorandum, each Savannah Subsidiary is either a bank or a corporation, and each such Subsidiary is duly organized, validly existing, and (as to corporations) in good standing under the Laws of the jurisdiction in which it is incorporated or organized, and has the corporate power and authority necessary for it to own, lease and operate its Assets and to carry on its business as now conducted. Each Savannah Subsidiary is duly qualified or licensed to transact business as a foreign corporation in good standing in the States of the United States and foreign jurisdictions where the character of its Assets or the nature or conduct of its business requires it to be so qualified or licensed, except for such jurisdictions in which the failure to be so qualified or licensed is not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Each Savannah Subsidiary that is a depository institution is an "insured institution" as defined in the Federal Deposit Insurance Act and applicable regulations thereunder.

               6.5   SEC FILINGS; FINANCIAL STATEMENTS.

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
                      (a) Savannah has timely filed and made available to Bryan all SEC Documents required to be filed by Savannah since December 31, 1994 (the "Savannah SEC Reports"). The Savannah SEC Reports (i) at the time filed, complied in all material respects with the applicable requirements of the Securities Laws and other applicable Laws and (ii) did not, at the time they were filed (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated in such Savannah SEC Reports or necessary in order to make the statements in such Savannah SEC Reports, in light of the circumstances under which they were made, not misleading. No Savannah Subsidiary is required to file any SEC Documents.

                      (b) Each of the Savannah Financial Statements (including, in each case, any related notes) contained in the Savannah SEC Reports, including any Savannah SEC Reports filed after the date of this Agreement until the Effective Time, complied as to form in all material respects with the applicable published rules and regulations of the SEC with respect thereto, was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes to such financial statements or, in the case of unaudited interim statements, as permitted by Form 10-Q of the SEC), and fairly presented in all material respects the consolidated financial position of Savannah and its Subsidiaries as at the respective dates and the consolidated results of operations and cash flows for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount or effect.


               6.6 ABSENCE OF UNDISCLOSED LIABILITIES. No Savannah Entity has any Liabilities of a nature required to be reflected on a balance sheet prepared in accordance with GAAP that are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, except Liabilities which are accrued or reserved against in the consolidated balance sheets of Savannah as of December 31, 1997, included in the Savannah Financial Statements delivered prior to the date of this Agreement or reflected in the notes thereto. No Savannah Entity has incurred or paid any Liability since December 31, 1997, except for such Liabilities incurred or paid (i) in the ordinary course of business consistent with past business practice and which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect or
(ii) in connection with the transactions contemplated by this Agreement.



6.7 ABSENCE OF CERTAIN CHANGES OR EVENTS. Since December 31, 1997, except as disclosed in the Savannah Financial Statements delivered prior to the date of this Agreement or as disclosed in Section 6.7 of the Savannah Disclosure Memorandum, (i) there have been no events, changes or occurrences which have had, or are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, and (ii) the Savannah Entities have not taken any action, or failed to take any action, prior to the date of this Agreement, which action or failure, if taken after the date of this Agreement, would represent or result in a material breach or violation of any of the covenants and agreements of Savannah provided in Article 7.

               6.8   TAX MATTERS.

                      (a) All Tax Returns required to be filed by or on behalf of any of the Savannah Entities have been timely filed or requests for extensions have been timely filed, granted, and have not expired for periods ended on or before December 31, 1996, and on or before the date of the most recent fiscal year end immediately preceding the Effective Time, except to the extent that all such failures to file, taken together, are not reasonably likely to have a Savannah Material Adverse Effect, and all Tax Returns filed are complete and accurate in all material respects. All Taxes shown on filed Tax Returns have been paid. There is no audit examination, deficiency, or refund Litigation with respect to any Taxes that is reasonably likely to result in a determination that would have, individually or in the aggregate, a Savannah Material Adverse Effect, except as reserved against in the Savannah Financial Statements delivered prior to the date of this Agreement or as disclosed in
Section 6.8 of the Savannah Disclosure Memorandum. Savannah's federal income Tax Returns have not been audited by the IRS. All Taxes and other Liabilities due with respect to completed and settled examinations or concluded Litigation have been paid. There are no Liens with respect to Taxes upon any of the Assets of the Savannah Entities, except for any such Liens which are not reasonably likely to have a Savannah Material Adverse Effect.

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

                      (b) None of the Savannah Entities has executed an extension or waiver of any statute of limitations on the assessment or collection of any Tax due (excluding such statutes that relate to years currently under examination by the Internal Revenue Service or other applicable taxing authorities) that is currently in effect.

                      (c) The provision for any Taxes due or to become due for any of the Savannah Entities for the period or periods through and including the date of the respective Savannah Financial Statements that has been made and is reflected on such Savannah Financial Statements is sufficient to cover all such Taxes.

                      (d) Deferred Taxes of the Savannah Entities have been provided for in accordance with GAAP.

                      (e) None of the Savannah Entities is a party to any Tax allocation or sharing agreement and none of the Savannah Entities has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was Savannah) or has any Liability for Taxes of any Person (other than Savannah and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law) as a transferee or successor or by Contract or otherwise.

                      (f) Each of the Savannah Entities is in compliance with, and its records contain all information and documents (including properly completed IRS Forms W-9) necessary to comply with, all applicable information reporting and Tax withholding requirements under federal, state, and local Tax Laws, and such records identify with specificity all accounts subject to backup withholding under Section 3406 of the Internal Revenue Code, except for such instances of noncompliance and such omissions as are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                      (g) Except as disclosed in Section 6.8 of the Savannah Disclosure Memorandum, none of the Savannah Entities has made any payments, is obligated to make any payments, or is a party to any Contract that could obligate it to make any payments that would be disallowed as a deduction under
Section 280G or 162(m) of the Internal Revenue Code.

                      (h) There has not been an ownership change, as defined in Internal Revenue Code Section 382(g), of the Savannah Entities that occurred during or after any Taxable Period in which the Savannah Entities incurred a net operating loss that carries over to any Taxable Period ending after December 31, 1996.


               6.9 ALLOWANCE FOR POSSIBLE LOAN LOSSES. In the opinion of management of Savannah, the Allowance shown on the consolidated balance sheets of Savannah included in the most recent Savannah Financial Statements dated prior to the date of this Agreement was, and the Allowance shown on the consolidated balance sheets of Savannah included in the Savannah Financial Statements as of dates subsequent to the execution of this Agreement will be, as of the dates thereof, adequate (within the meaning of GAAP and applicable regulatory requirements or guidelines) to provide for all known or reasonably anticipated losses relating to or inherent in the loan and lease portfolios (including accrued interest receivables) of the Savannah Entities and other extensions of credit (including letters of credit and commitments to make loans or extend credit) by the Savannah Entities as of the dates thereof, except where the failure of such Allowance to be so adequate is not reasonably likely to have a Savannah Material Adverse Effect.

               6.10   ASSETS.

                      (a) Except as disclosed in Section 6.10 of the Savannah Disclosure Memorandum or as disclosed or reserved against in the Savannah Financial Statements delivered prior to the date of this Agreement, the Savannah Entities have good and marketable title, free and clear of all Liens, to all of their respective Assets, except for any such Liens or other defects of title which are not reasonably likely to have a Savannah Material Adverse Effect. All tangible properties used in the businesses of the Savannah Entities are in good condition, reasonable wear and tear excepted, and are usable in the ordinary course of business consistent with Savannah's past practices.

                      (b) All Assets which are material to Savannah's business on a consolidated basis, held under leases or subleases by any of the Savannah Entities, are held under valid Contracts enforceable in accordance with their respective terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other Laws affecting the enforcement of creditors' rights generally and except that the availability of

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

the equitable remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceedings may be brought), and each such Contract is in full force and effect.

                      (c) The Savannah Entities currently maintain insurance similar in amounts, scope and coverage to that maintained by other peer banking organizations. None of the Savannah Entities has received notice from any insurance carrier that (i)any policy of insurance will be canceled or that coverage thereunder will be reduced or eliminated, or (ii) premium costs with respect to such policies of insurance will be substantially increased. There are presently no claims pending under such policies of insurance for amounts exceeding in any individual case $20,000 pending under such policies of insurance and no notices of claims in excess of such amounts have been given by any Savannah Entity under such policies.

                      (d) The Assets of the Savannah Entities include all assets required to operate the business of the Savannah Entities as presently conducted.



               6.11 INTELLECTUAL PROPERTY. Each Savannah Entity owns or has a license to use all of the Intellectual Property used by such Savannah Entity in the course of its business. Each Savannah Entity is the owner of or has a license to any Intellectual Property sold or licensed to a third party by such Savannah Entity in connection with such Savannah Entity's business operations, and such Savannah Entity has the right to convey by sale or license any Intellectual Property so conveyed. No Savannah Entity is in Default under any of its Intellectual Property licenses. No proceedings have been instituted, or are pending or to the Knowledge of Savannah threatened, which challenge the rights of any Savannah Entity with respect to Intellectual Property used, sold or licensed by such Savannah Entity in the course of its business, nor has any person claimed or alleged any rights to such Intellectual Property. The conduct of the business of the Savannah Entities does not infringe any Intellectual Property of any other person. Except as disclosed in Section 6.11 of the Savannah Disclosure Memorandum, no Savannah Entity is obligated to pay any recurring royalties to any Person with respect to any such Intellectual Property. Except as disclosed in Section 6.11 of the Savannah Disclosure Memorandum, no officer, director or employee of any Savannah Entity is party to any Contract which restricts or prohibits such officer, director or employee from engaging in activities competitive with any Person, including any Savannah Entity.


               6.12   ENVIRONMENTAL MATTERS.

                      (a) To the Knowledge of Savannah, each Savannah Entity, its Participation Facilities, and its Operating Properties are, and have been, in compliance with all Environmental Laws, except for violations which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                      (b) To the Knowledge of Savannah, there is no Litigation pending or threatened before any court, governmental agency, or authority or other forum in which any Savannah Entity or any of its Operating Properties or Participation Facilities (or Savannah in respect of such Operating Property or Participation Facility) has been or, with respect to threatened Litigation, may be named as a defendant (i) for alleged noncompliance (including by any predecessor) with any Environmental Law or (ii) relating to the release, discharge, spillage, or disposal into the environment of any Hazardous Material, whether or not occurring at, on, under, adjacent to, or affecting (or potentially affecting) a site owned, leased, or operated by any Savannah Entity or any of its Operating Properties or Participation Facilities, except for such Litigation pending or threatened that is not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, nor is there any reasonable basis for any Litigation of a type described in this sentence, except such as is not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                      (c) During the period of (i) any Savannah Entity's ownership or operation of any of their respective current properties, (ii) any Savannah Entity's participation in the management of any Participation Facility, or (iii) any Savannah Entity's holding of a security interest in a Operating Property, there have been no releases, discharges, spillages, or disposals of Hazardous Material in, on, under, adjacent to, or affecting (or potentially affecting) such properties, except such as are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Prior to the period of (i) any Savannah Entity's ownership or operation of any of their respective current properties, (ii) any Savannah Entity's participation in the management of any Participation Facility, or (iii) any Savannah Entity's holding of a security interest in a Operating Property, to the Knowledge of Savannah, there were no releases, discharges, spillages, or disposals of Hazardous


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Material in, on, under, or affecting any such property, Participation Facility or Operating Property, except such as are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.


               6.13 COMPLIANCE WITH LAWS. Savannah is duly registered as a bank holding company under the BHC Act. Each Savannah Entity has in effect all Permits necessary for it to own, lease or operate its material Assets and to carry on its business as now conducted, except for those Permits the absence of which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, and there has occurred no Default under any such Permit, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Except as disclosed in Section 6.13 of the Savannah Disclosure Memorandum, none of the Savannah Entities:

               (a) is in Default under any of the provisions of its Articles of Incorporation or Bylaws (or other governing instruments); or

               (b) is in Default under any Laws, Orders or Permits applicable to its business or employees conducting its business, except for Defaults which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect; or

               (c) since January 1, 1993, has received any notification or communication from any agency or department of federal, state, or local government or any Regulatory Authority or the staff thereof (i) asserting that any Savannah Entity is not in compliance with any of the Laws or Orders which such governmental authority or Regulatory Authority enforces, where such noncompliance is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, (ii) threatening to revoke any Permits, the revocation of which is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, or (iii) requiring any Savannah Entity to enter into or consent to the issuance of a cease and desist order, formal agreement, directive, commitment or memorandum of understanding, or to adopt any Board resolution or similar undertaking, which restricts materially the conduct of its business, or in any manner relates to its capital adequacy, its credit or reserve policies, its management, or the payment of dividends.

Copies of all material reports, correspondence, notices and other documents relating to any inspection, audit, monitoring or other form of review or enforcement action by a Regulatory Authority have been made available to Bryan.



6.14 LABOR RELATIONS. No Savannah Entity is the subject of any Litigation asserting that it or any other Savannah Entity has committed an unfair labor practice (within the meaning of the National Labor Relations Act or comparable state law) or seeking to compel it or any other Savannah Entity to bargain with any labor organization as to wages or conditions of employment, nor is any Savannah Entity party to any collective bargaining agreement, nor is there any strike or other labor dispute involving any Savannah Entity, pending or threatened, or to the Knowledge of Savannah, is there any activity involving any Savannah Entity's employees seeking to certify a collective bargaining unit or engaging in any other organization activity.


               6.15   EMPLOYEE BENEFIT PLANS.

                      (a) Savannah has disclosed in Section 6.15 of the Savannah Disclosure Memorandum, and has delivered or made available to Bryan prior to the execution of this Agreement copies in each case of all pension, retirement, profit-sharing, deferred compensation, stock option, employee stock ownership, severance pay, vacation, bonus, or other incentive plan, all other written employee programs, arrangements, or agreements, all medical, vision, dental, or other health plans, all life insurance plans, and all other employee benefit plans or fringe benefit plans, including "employee benefit plans" as that term is defined in Section 3(3) of ERISA, currently adopted, maintained by, sponsored in whole or in part by, or contributed to by any Savannah Entity or ERISA Affiliate thereof for the benefit of employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries and under which employees, retirees, dependents, spouses, directors, independent contractors, or other beneficiaries are eligible to participate (collectively, the "Savannah Benefit Plans"). Any of the Savannah Benefit Plans which is an "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, is referred to herein as a "Savannah ERISA Plan." Each Savannah ERISA

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Plan which is also a "defined benefit plan" (as defined in Section 414(j) of the
Internal Revenue Code) is referred to herein as a "Savannah Pension Plan." No Savannah Pension Plan is or has been a multiemployer plan within the meaning of
Section 3(37) of ERISA.

                      (b) All Savannah Benefit Plans are in compliance with the applicable terms of ERISA, the Internal Revenue Code, and any other applicable Laws the breach or violation of which are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Each Savannah ERISA Plan which is intended to be qualified under Section 401(a) of the Internal Revenue Code has received a favorable determination letter from the Internal Revenue Service, and Savannah is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No Savannah Entity has engaged in a transaction with respect to any Savannah Benefit Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject any Savannah Entity to a Tax imposed by either Section 4975 of the Internal Revenue Code or Section 502(i) of ERISA in amounts which are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                      (c) No Savannah Pension Plan has any "unfunded current liability," as that term is defined in Section 302(d)(8)(A) of ERISA, based on actuarial assumptions set forth for such plan's most recent actuarial valuation. Since the date of the most recent actuarial valuation, there has been (i) no material change in the financial position of a Savannah Pension Plan, (ii) no change in the actuarial assumptions with respect to any Savannah Pension Plan, and (iii) no increase in benefits under any Savannah Pension Plan as a result of plan amendments or changes in applicable Law which is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect or materially adversely affect the funding status of any such plan. Neither any Savannah Pension Plan nor any "single-employer plan," within the meaning of
Section 4001(a)(15) of ERISA, currently or formerly maintained by any Savannah Entity, or the single-employer plan of any ERISA Affiliate has an "accumulated funding deficiency" within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA, which is reasonably likely to have a Savannah Material Adverse Effect. No Savannah Entity has provided, or is required to provide, security to a Savannah Pension Plan or to any single-employer plan of an ERISA Affiliate pursuant to Section 401(a)(29) of the Internal Revenue Code.

                      (d) Within the six-year period preceding the Effective Time, no Liability under Subtitle C or D of Title IV of ERISA has been or is expected to be incurred by any Savannah Entity with respect to any ongoing, frozen or terminated single-employer plan or the single-employer plan of any ERISA Affiliate, which Liability is reasonably likely to have a Savannah Material Adverse Effect. No Savannah Entity has incurred any withdrawal Liability with respect to a multiemployer plan under Subtitle B of Title IV of ERISA (regardless of whether based on contributions of an ERISA Affiliate), which Liability is reasonably likely to have a Savannah Material Adverse Effect. No notice of a "reportable event," within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Savannah Pension Plan or by any ERISA Affiliate within the 12-month period ending on the date hereof.

                      (e) Except as disclosed in Section 6.15 of the Savannah Disclosure Memorandum, no Savannah Entity has any Liability for retiree health and life benefits under any of the Savannah Benefit Plans and there are no restrictions on the rights of such Savannah Entity to amend or terminate any such retiree health or benefit Plan without incurring any Liability thereunder, which Liability is reasonably likely to have a Savannah Material Adverse Effect.

                      (f) Except as disclosed in Section 6.15 of the Savannah Disclosure Memorandum, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) result in any payment (including severance, unemployment compensation, golden parachute, or otherwise) becoming due to any director or any employee of any Savannah Entity from any Savannah Entity under any Savannah Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Savannah Benefit Plan, or
(iii) result in any acceleration of the time of payment or vesting of any such benefit, where such payment, increase, or acceleration is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect.

                      (g) The actuarial present values of all accrued deferred compensation entitlements (including entitlements under any executive compensation, supplemental retirement, or employment agreement) of employees and former employees of any Savannah Entity and their respective beneficiaries, other than entitlements
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accrued pursuant to funded retirement plans subject to the provisions of Section
412 of the Internal Revenue Code or Section 302 of ERISA, have been fully reflected on the Savannah Financial Statements to the extent required by and in accordance with GAAP.

               6.16 MATERIAL CONTRACTS. Except as disclosed in Section 6.16 of the Savannah Disclosure Memorandum or otherwise reflected in the Savannah Financial Statements, none of the Savannah Entities, nor any of their respective Assets, businesses, or operations, is a party to, or is bound or affected by, or receives benefits under, (i) any employment, severance, termination, consulting or retirement Contract, (ii) any Contract relating to the borrowing of money by any Savannah Entity or the guarantee by any Savannah Entity of any such obligation (other than Contracts evidencing deposit liabilities, purchases of federal funds, fully-secured repurchase agreements, and Federal Home Loan Bank advances of depository institution Subsidiaries, trade payables and Contracts relating to borrowings or guarantees made in the ordinary course of business), or (iii) any Contract which prohibits or restricts any Savannah Entity from engaging in any business activities in any geographic area, line of business or otherwise in competition with any other Person, (iv) any Contract between or among Savannah Entities, (v) any Contract involving Intellectual Property (other than Contracts entered into in the ordinary course with customers and "shrink-wrap" software licenses), (vi) any Contract relating to the provision of data processing, network communication, or other technical services to or by any Savannah Entity, (vii) any Contract relating to the purchase or sale of any goods or services (other than Contracts entered into in the ordinary course of business and involving payments under any individual Contract not in excess of $25,000), (viii) any exchange-traded or over-the-counter swap, forward, future, option, cap, floor, or collar financial Contract, or any other interest rate or foreign currency protection Contract not included on its balance sheet which is a financial derivative Contract, and (ix) any other Contract or amendment thereto that would be required to be filed as an exhibit to a Form 10-K filed by Savannah with the SEC as of the date of this Agreement that has not been filed as an exhibit to Savannah's Form 10-KSB filed for the fiscal year ended December 31, 1996, or in an SEC Document and identified to Bryan (together with all Contracts referred to in Sections 6.10 and 6.15(a), the "Savannah Contracts"). With respect to each Savannah Contract and except as disclosed in Section 6.16 of the Savannah Disclosure Memorandum: (i) the Contract is in full force and effect; (ii) no Savannah Entity is in Default thereunder, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect; (iii) no Savannah Entity has repudiated or waived any material provision of any such Contract; and (iv) no other party to any such Contract is, to the Knowledge of Savannah, in Default in any respect, other than Defaults which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, or has repudiated or waived any material provision thereunder. All of the indebtedness of any Savannah Entity for money borrowed is prepayable at any time by such Savannah Entity without penalty or premium.

               6.17 LEGAL PROCEEDINGS. There is no Litigation instituted or pending, or, to the Knowledge of Savannah, threatened (or unasserted but considered probable of assertion and which if asserted would have at least a reasonable probability of an unfavorable outcome) against any Savannah Entity, or against any director, employee or employee benefit plan of any Savannah Entity, or against any Asset, interest, or right of any of them, that is reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect, nor are there any Orders of any Regulatory Authorities, other governmental authorities, or arbitrators outstanding against any Savannah Entity, that are reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect. Section 6.17 of the Savannah Disclosure Memorandum contains a summary of all Litigation as of the date of this Agreement to which any Savannah Entity is a party and which names a Savannah Entity as a defendant or cross-defendant or for which any Savannah Entity has any potential Liability.

               6.18 REPORTS. Since January 1, 1993, or the date of organization if later, each Savannah Entity has timely filed all reports and statements, together with any amendments required to be made with respect thereto, that it was required to file with Regulatory Authorities (except, in the case of state securities authorities, failures to file which are not reasonably likely to have, individually or in the aggregate, a Savannah Material Adverse Effect). As of their respective dates, each of such reports and documents, including the financial statements, exhibits, and schedules thereto, complied in all material respects with all applicable Laws. As of its respective date, each such report and document did not, in all material respects, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

               6.19 STATEMENTS TRUE AND CORRECT. None of the information supplied or to be supplied by any Savannah Entity or any Affiliate thereof for inclusion in the Registration Statement to be filed by Savannah with the SEC, will, when the Registration Statement becomes effective, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein not misleading. None of the information supplied or to be supplied by any Savannah Entity or any Affiliate thereof for inclusion in the Joint Proxy Statement to be mailed to each Party's shareholders in connection with the Shareholders' Meetings, and any other documents to be filed by any Savannah Entity or any Affiliate thereof with the SEC or any other Regulatory Authority in connection with the transactions contemplated hereby, will, at the respective time such documents are filed, and with respect to the Joint Proxy Statement, when first mailed to the shareholders of Bryan and Savannah, be false or misleading with respect to any material fact, or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, or, in the case of the Joint Proxy Statement or any amendment thereof or supplement thereto, at the time of the Shareholders' Meetings, be false or misleading with respect to any material fact, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of any proxy for the Shareholders' Meetings. All documents that any Savannah Entity or any Affiliate thereof is responsible for filing with any Regulatory Authority in connection with the transactions contemplated hereby will comply as to form in all material respects with the provisions of applicable Law.


               6.20 ACCOUNTING, TAX AND REGULATORY MATTERS. No Savannah Entity or any Affiliate thereof has taken or agreed to take any action or has any Knowledge of any fact or circumstance that is reasonably likely to (i) prevent the Merger from qualifying for pooling-of-interests accounting treatment or as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, or (ii) materially impede or delay receipt of any Consents of Regulatory Authorities referred to in Section 9.1(b) or result in the imposition of a condition or restriction of the type referred to in the last sentence of such Section.

               6.21 STATE TAKEOVER LAWS. Each Savannah Entity has taken all necessary action to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable "moratorium," "fair price," "business combination," "control share," or other anti-takeover Laws (collectively, "Takeover Laws"), including Sections 14-2-1111 and 14-2-1132 of the GBCC.

               6.22 CHARTER PROVISIONS. Each Savannah Entity has taken all action so that the entering into of this Agreement and the Savannah Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby and thereby, including the acquisition of shares pursuant to, or other exercise of rights under, the Savannah Stock Option Agreement, do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Savannah Entity or restrict or impair the ability of Bryan or any Bryan shareholder to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of Savannah Common Stock that may be directly or indirectly acquired or controlled by them.

               6.23 BOARD RECOMMENDATION. The Board of Directors of Savannah, at a meeting duly called and held, has by unanimous vote of the directors present (who constituted all of the directors then in office) (i) determined that this Agreement and the transactions contemplated hereby, including the Merger, and the Savannah Stock Option Agreement and the transactions contemplated thereby, taken together, are fair to and in the best interests of the shareholders and (ii) resolved to recommend that the holders of the shares of Savannah Common Stock approve this Agreement.


                                   ARTICLE 7
                    CONDUCT OF BUSINESS PENDING CONSUMMATION



               7.1 AFFIRMATIVE COVENANTS OF EACH PARTY. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of the other Party shall have been obtained, and except as otherwise expressly contemplated herein, each Party shall and shall cause each of its Subsidiaries to (a) operate its business only in the usual, regular, and ordinary course, (b) preserve intact its business organization and Assets and maintain its rights and franchises, and (c) take no action which would (i) materially adversely affect the ability of either Party to obtain any Consents required for the transactions contemplated hereby without imposition of a

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

condition or restriction of the type referred to in the last sentences of
Section 9.1(b) or 9.1(c), or (ii) materially adversely affect the ability of either Party to perform its covenants and agreements under this Agreement.



               7.2 NEGATIVE COVENANTS OF Bryan. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Savannah shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Bryan covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                      (a) amend the Articles of Incorporation, Bylaws or other governing instruments of any Bryan Entity, or

                      (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Bryan Entity to another Bryan Entity) in excess of an aggregate of $50,000 (for the Bryan Entities on a consolidated basis) except in the ordinary course of the business of Bryan Subsidiaries consistent with past practices (which shall include, for Bryan Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Bryan Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Bryan Disclosure Memorandum); or

                      (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Bryan Entity, or declare or pay any dividend or make any other distribution in respect of Bryan's capital stock; provided, that Bryan may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay a regular annual cash dividend on the shares of Bryan Common Stock in accordance with past practice disclosed in Section 7.2(c) of the Bryan Disclosure Memorandum, but not in excess of $1.00 per share of Bryan Common Stock, and further provided that, after June 30, 1998, Bryan may declare and pay quarterly cash dividends in amounts equal to the quarterly cash dividend amounts declared and paid by Savannah to Savannah shareholders times the Exchange Ratio of 1.85, on the record dates and payment dates declared by Savannah; or

                      (d) except for this Agreement, or pursuant to the Bryan Stock Option Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.2(d) of the Bryan Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Bryan Common Stock or any other capital stock of any Bryan Entity, or any stock appreciation rights, or any option, warrant, or other Equity Right; or

                      (e) adjust, split, combine or reclassify any shares of Bryan Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Bryan Common Stock, or sell, lease, mortgage or otherwise dispose of or otherwise encumber (x) any shares of capital stock of any Bryan Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Bryan Entity) or (y) any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                      (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities or obligations of the State of Georgia, or any subdivisions thereof, which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Bryan Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business, (iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iv) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                      (g) grant any increase in compensation or benefits to the employees or officers of any Bryan Entity, except in accordance with past practice disclosed in Section 7.2(g) of the Bryan Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.2(g) of the Bryan Disclosure Memorandum; and enter into or amend any severance agreements with officers of any Bryan Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Bryan Entity except in accordance with past practice disclosed in Section 7.2(g) of the Bryan Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

                      (h) enter into or amend any employment Contract between any Bryan Entity and any Person (unless such amendment is required by Law) that the Bryan Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time; or

                      (i) adopt any new employee benefit plan of any Bryan Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Bryan Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any distributions from such employee benefit plans, except as required by Law, the terms of such plans or consistent with past practice; or

                      (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in Tax Laws or regulatory accounting requirements or GAAP; or

                      (k) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Bryan Entity for material money damages or restrictions upon the operations of any Bryan Entity; or

                      (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any material rights or claims.

               7.3 NEGATIVE COVENANTS OF SAVANNAH. From the date of this Agreement until the earlier of the Effective Time or the termination of this Agreement, unless the prior written consent of Bryan shall have been obtained, which consent shall not be unreasonably withheld, and except as otherwise expressly contemplated herein, Savannah covenants and agrees that it will not do or agree or commit to do, or permit any of its Subsidiaries to do or agree or commit to do, any of the following:

                      (a) amend the Articles of Incorporation or Bylaws of Savannah, in each case, in any manner adverse to the holders of Bryan Common Stock, or

                      (b) incur any additional debt obligation or other obligation for borrowed money (other than indebtedness of a Savannah Entity to another Savannah Entity) in excess of an aggregate of $100,000 (for the Savannah Entities on a consolidated basis) except in the ordinary course of the business of Savannah Subsidiaries consistent with past practices (which shall include, for Savannah Subsidiaries that are depository institutions, creation of deposit liabilities, purchases of federal funds, advances from the Federal Reserve Bank or Federal Home Loan Bank, and entry into repurchase agreements fully secured by U.S. government or agency securities), or impose, or suffer the imposition, on any Asset of any Savannah Entity of any Lien or permit any such Lien to exist (other than in connection with deposits, repurchase agreements, bankers acceptances, "treasury tax and loan" accounts established in the ordinary course of business, the satisfaction of legal requirements in the


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

exercise of trust powers, and Liens in effect as of the date hereof that are disclosed in the Savannah Disclosure Memorandum); or

                      (c) repurchase, redeem, or otherwise acquire or exchange (other than exchanges in the ordinary course under employee benefit plans), directly or indirectly, any shares, or any securities convertible into any shares, of the capital stock of any Savannah Entity, or declare or pay any dividend or make any other distribution in respect of Savannah's capital stock, provided that Savannah may (to the extent legally and contractually permitted to do so), but shall not be obligated to, declare and pay regular quarterly cash dividends on the shares of Savannah Common Stock in accordance with past practice disclosed in Section 7.3(c) of the Savannah Disclosure Memorandum, but not in excess of $0.12 per share of Savannah Common Stock; or

                      (d) except for this Agreement, or pursuant to the Savannah Stock Option Agreement, or pursuant to the exercise of stock options outstanding as of the date hereof and pursuant to the terms thereof in existence on the date hereof, or as disclosed in Section 7.3(d) of the Savannah Disclosure Memorandum, issue, sell, pledge, encumber, authorize the issuance of, enter into any Contract to issue, sell, pledge, encumber, or authorize the issuance of, or otherwise permit to become outstanding, any additional shares of Savannah Common Stock or any other capital stock of any Savannah Entity, or any stock appreciation rights, or any option, warrant, conversion, or other Equity Right; or

                      (e) adjust, split, combine or reclassify any shares of Savannah Common Stock or issue or authorize the issuance of any other securities in respect of or in substitution for shares of Savannah Common Stock or sell, lease, mortgage or otherwise dispose of or otherwise encumber any shares of capital stock of any Savannah Subsidiary (unless any such shares of stock are sold or otherwise transferred to another Savannah Entity) or any Asset having a book value in excess of $25,000 other than in the ordinary course of business for reasonable and adequate consideration; or

                      (f) except for purchases of U.S. Treasury securities, U.S. Government agency securities or obligations of the State of Georgia, or any subdivisions thereof, which have maturities of seven years or less, purchase any securities or make any material investment, either by purchase of stock of securities, contributions to capital, Asset transfers, or purchase of any Assets, in any Person other than a wholly owned Savannah Subsidiary, or otherwise acquire direct or indirect control over any Person, other than in connection with (i) internal reorganizations or consolidations involving existing Subsidiaries, (ii) foreclosures in the ordinary course of business,
(iii) acquisitions of control by a depository institution Subsidiary in its fiduciary capacity, or (iv) the creation of new wholly owned Subsidiaries organized to conduct or continue activities otherwise permitted by this Agreement; or

                      (g) grant any increase in compensation or benefits to the employees or officers of any Savannah Entity, except in accordance with past practice disclosed in Section 7.3(g) of the Savannah Disclosure Memorandum or as required by Law; pay any severance or termination pay or any bonus other than pursuant to written policies or written Contracts in effect on the date of this Agreement and disclosed in Section 7.3(g) of the Savannah Disclosure Memorandum or the provisions of any applicable program or plan adopted by its Board of Directors prior to the date of this Agreement; enter into or amend any severance agreements with officers of any Savannah Entity; grant any material increase in fees or other increases in compensation or other benefits to directors of any Savannah Entity except in accordance with past practice disclosed in Section 7.3(g) of the Savannah Disclosure Memorandum; or voluntarily accelerate the vesting of any stock options or other stock-based compensation or employee benefits or other Equity Rights; or

                       (h) enter into or amend any employment Contract between any Savannah Entity and any Person (unless such amendment is required by Law) that the Savannah Entity does not have the unconditional right to terminate without Liability (other than Liability for services already rendered), at any time on or after the Effective Time;

                      (i) adopt any new employee benefit plan of any Savannah Entity or terminate or withdraw from, or make any material change in or to, any existing employee benefit plans of any Savannah Entity other than any such change that is required by Law or that, in the opinion of counsel, is necessary or advisable to maintain the tax qualified status of any such plan, or make any

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

distributions from such employee benefit plans except as required by Law, the terms of such plans, or consistent with past practice; or

                      (j) make any significant change in any Tax or accounting methods or systems of internal accounting controls, except as may be appropriate to conform to changes in applicable Tax Laws or regulatory accounting requirements or GAAP; or

                      (k) commence any Litigation other than in accordance with past practice, or settle any Litigation involving any Liability of any Savannah Entity for material money damages or restrictions upon the operations of any Savannah Entity; or

                      (l) except in the ordinary course of business, enter into, modify, amend or terminate any material Contract (including any loan Contract with an unpaid balance exceeding $25,000) or waive, release, compromise or assign any material rights or claims.



               7.4 ADVERSE CHANGES IN CONDITION. Each Party agrees to give written notice promptly to the other Party upon becoming aware of the occurrence or impending occurrence of any event or circumstance relating to it or any of its Subsidiaries which (i) is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect or a Savannah Material Adverse Effect, as applicable, or (ii) would cause or constitute a material breach of any of its representations, warranties, or covenants contained herein, and to use its reasonable efforts to prevent or promptly to remedy the same.

               7.5 REPORTS. Each Party and its Subsidiaries shall file all reports required to be filed by it with Regulatory Authorities between the date of this Agreement and the Effective Time and shall deliver to the other Party copies of all such reports promptly after the same are filed. If financial statements are contained in any such reports filed with the SEC, such financial statements will fairly present the consolidated financial position of the entity filing such statements as of the dates indicated and the consolidated results of operations, changes in shareholders' equity, and cash flows for the periods then ended in accordance with GAAP (subject in the case of interim financial statements to normal recurring year-end adjustments that are not material). As of their respective dates, such reports filed with the SEC will comply in all material respects with the Securities Laws and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Any financial statements contained in any other reports to another Regulatory Authority shall be prepared in accordance with Laws applicable to such reports.


                                   ARTICLE 8
                             ADDITIONAL AGREEMENTS


         8.1   REGISTRATION STATEMENT; PROXY STATEMENT; SHAREHOLDER APPROVAL.
As soon as reasonably practicable after execution of this Agreement, Savannah shall prepare and file the Registration Statement with the SEC, and shall use its reasonable efforts to cause the Registration Statement to become effective under the 1933 Act and take any action required to be taken under the applicable state Blue Sky or securities Laws in connection with the issuance of the shares of Savannah Common Stock upon consummation of the Merger. Bryan shall cooperate in the preparation and filing of the Registration Statement and shall furnish all information concerning it and the holders of its capital stock as Savannah may reasonably request in connection with such action. Bryan shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of this Agreement and such other related matters as it deems appropriate. Savannah shall call a Shareholders' Meeting, to be held as soon as reasonably practicable after the Registration Statement is declared effective by the SEC, for the purpose of voting upon approval of the issuance of shares of Savannah Common Stock pursuant to the Merger and such other related matters as it deems appropriate. In connection with the Shareholders' Meetings,
(i) Bryan and Savannah shall prepare and file with the SEC a Joint Proxy Statement and mail such Joint Proxy Statement to their respective shareholders,
(ii) the Parties shall furnish to each other all information concerning them that they may reasonably request in connection with such Joint Proxy Statement,
(iii) the Board of Directors of Bryan and Savannah shall recommend to their respective shareholders the approval of the matters submitted for approval, and
(iv) the

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

Board of Directors and officers of Bryan and Savannah shall use their reasonable efforts to obtain such shareholders' approval. Savannah and Bryan shall make all necessary filings with respect to the Merger under the Securities Laws.

               8.28 EXCHANGE LISTING. Savannah shall use its reasonable efforts to list, prior to the Effective Time, on the Nasdaq National Market the shares of Savannah Common Stock to be issued to the holders of Bryan Common Stock pursuant to the Merger, and Savannah shall give all notices and make all filings with the Nasdaq National Market required in connection with the transactions contemplated herein.

               8.3 APPLICATIONS. Savannah shall prepare and file, and Bryan shall cooperate in the preparation and, where appropriate, filing of, applications with all Regulatory Authorities having jurisdiction over the transactions contemplated by this Agreement seeking the requisite Consents necessary to consummate the transactions contemplated by this Agreement. The Parties shall deliver to each other copies of all filings, correspondence and orders to and from all Regulatory Authorities in connection with the transactions contemplated hereby.



               8.4 FILINGS WITH STATE OFFICES. Upon the terms and subject to the conditions of this Agreement, Savannah shall execute and file the Certificate of Merger with the Secretary of State of the State of Georgia in connection with the Closing.



               8.5 AGREEMENT AS TO EFFORTS TO CONSUMMATE. Subject to the term and conditions of this Agreement, each Party agrees to use, and to cause its Subsidiaries to use, its reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper, or advisable under applicable Laws to consummate and make effective, as soon as reasonably practicable after the date of this Agreement, the transactions contemplated by this Agreement, including using its reasonable efforts to lift or rescind any Order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article 9; provided, that nothing herein shall preclude either Party from exercising its rights under this Agreement or the respective Stock Option Agreements. Each Party shall use, and shall cause each of its Subsidiaries to use, its reasonable efforts to obtain all Consents necessary or desirable for the consummation of the transactions contemplated by this Agreement.


               8.6   INVESTIGATION AND CONFIDENTIALITY.

                      (a) Prior to the Effective Time, each Party shall keep the other Party advised of all material developments relevant to its business and to consummation of the Merger and shall permit the other Party to make or cause to be made such investigation of the business and properties of it and its Subsidiaries and of their respective financial and legal conditions as the other Party reasonably requests, provided that such investigation shall be reasonably related to the transactions contemplated hereby and shall not interfere unnecessarily with normal operations. No investigation by a Party shall affect the representations and warranties of the other Party.

                      (b) In addition to the Parties' respective obligations under the Confidentiality Agreement, which is hereby reaffirmed and adopted, and incorporated by reference herein each Party shall, and shall cause its advisers and agents to, maintain the confidentiality of all confidential information furnished to it by the other Party concerning its and its Subsidiaries' businesses, operations, and financial positions and shall not use such information for any purpose except in furtherance of the transactions contemplated by this Agreement. If this Agreement is terminated prior to the Effective Time, each Party shall promptly return or certify the destruction of all documents and copies thereof, and all work papers containing confidential information received from the other Party.

                      (c) Each Party agrees to give the other Party notice as soon as practicable after any determination by it of any fact or occurrence relating to the other Party which it has discovered through the course of its investigation and which represents, or is reasonably likely to represent, either a material breach of any representation, warranty, covenant or agreement of the other Party or which has had or is reasonably likely to have a Bryan Material Adverse Effect or a Savannah Material Adverse Effect, as applicable.

               8.7 PRESS RELEASES. Prior to the Effective Time, Bryan and Savannah shall consult with each other as to the form and substance of any press release or other public disclosure materially related to this Agreement or any other transaction contemplated hereby; provided, that nothing in this Section
8.7 shall be deemed to prohibit any Party from making any disclosure which its

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

counsel deems necessary or advisable in order to satisfy such Party's disclosure obligations imposed by Law.



               8.8 CERTAIN ACTIONS. Except with respect to this Agreement and the transactions contemplated hereby, neither Party nor any Affiliate thereof nor any Representatives thereof retained by either Party shall directly or indirectly solicit any Acquisition Proposal by any Person. Neither Party nor any Affiliate or Representative thereof shall furnish any non-public information that it is not legally obligated to furnish, negotiate with respect to, or enter into any Contract with respect to, any Acquisition Proposal, but a Party may communicate information about such an Acquisition Proposal to its shareholders if and to the extent that it is required to do so in order to comply with obligations under Section 14 of the 1934 Act. Each Party shall promptly advise the other Party following the receipt of any Acquisition Proposal and the details thereof, and advise the other Party of any developments with respect to such Acquisition Proposal promptly upon the occurrence thereof.


               8.9 ACCOUNTING AND TAX TREATMENT. Each of the Parties undertakes and agrees to use its reasonable efforts to cause the Merger, and to take no action which would cause the Merger not, to qualify for treatment as a pooling of interests for accounting purposes or as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code for federal income tax purposes.



               8.10 STATE TAKEOVER LAWS. Each Bryan Entity shall take all necessary steps to exempt the transactions contemplated by this Agreement from, or if necessary to challenge the validity or applicability of, any applicable Takeover Law, including Sections 14-2-1111 and 14-2-1132 of the GBCC.



               8.11 CHARTER PROVISIONS. Each Bryan Entity shall take all necessary action to ensure that the entering into of this Agreement and the Bryan Stock Option Agreement and the consummation of the Merger and the other transactions contemplated hereby do not and will not result in the grant of any rights to any Person under the Articles of Incorporation, Bylaws or other governing instruments of any Bryan Entity or restrict or impair the ability of Savannah or any of its Subsidiaries to vote, or otherwise to exercise the rights of a shareholder with respect to, shares of any Bryan Entity that may be directly or indirectly acquired or controlled by them.



               8.12   AGREEMENT OF AFFILIATES. Bryan has disclosed in Section
8.12 of the Bryan Disclosure Memorandum all Persons whom it reasonably believes is an "affiliate" of Bryan for purposes of Rule 145 under the 1933 Act. Bryan shall use its reasonable efforts to cause each such Person to deliver to Savannah not later than 30 days after the date of this Agreement, a written agreement, substantially in the form of Exhibit 44"ex_affil_agr4ex_affil_agr, providing that such Person will not sell, pledge, transfer, or otherwise dispose of the shares of Bryan Common Stock held by such Person except as contemplated by such agreement or by this Agreement and will not sell, pledge, transfer, or otherwise dispose of the shares of Savannah Common Stock to be received by such Person upon consummation of the Merger except in compliance with applicable provisions of the 1933 Act and the rules and regulations thereunder and, if the Merger is accounted for by the pooling-of-interests method of accounting, until such time as financial results covering at least 30 days of combined operations of Savannah and Bryan have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies. If the Merger is accounted for using the pooling-of-interests method of accounting, shares of Savannah Common Stock issued to such affiliates of Bryan in exchange for shares of Bryan Common Stock shall not be transferable until such time as financial results covering at least 30 days of combined operations of Savannah and Bryan have been published within the meaning of Section 201.01 of the SEC's Codification of Financial Reporting Policies, regardless of whether each such affiliate has provided the written agreement referred to in this Section 8.12 (and Savannah shall be entitled to place restrictive legends upon certificates for shares of Savannah Common Stock issued to affiliates of Bryan pursuant to this Agreement to enforce the provisions of this Section 8.12). Savannah shall not be required to maintain the effectiveness of the Registration Statement under the 1933 Act for the purposes of resale of Savannah Common Stock by such affiliates.


               8.13 EMPLOYEE BENEFITS AND CONTRACTS. Following the Effective Time, Savannah shall provide generally to officers and employees of the Bryan Entities employee benefits under employee benefit and welfare plans (other than stock option or other plans involving the potential issuance of Savannah Common Stock), on terms and conditions which when taken as a whole are substantially similar to those currently provided by the Savannah Entities to their similarly situated officers and employees. For purposes of participation, vesting and (except in the case of Savannah retirement plans) benefit accrual under

Savannah's employee benefit plans, the service of the employees of the Bryan Entities prior to the Effective Time shall be treated as service with a Savannah Entity participating in such employee benefit plans. Savannah also shall, and shall cause its Subsidiaries to, honor in accordance with their terms all employment, severance, consulting and other compensation Contracts disclosed in
Section 8.13 of the Bryan Disclosure Memorandum between any Bryan Entity and any current or former director, officer, or employee thereof, and all provisions for vested benefits or other vested amounts earned or accrued through the Effective Time under the Bryan Benefit Plans.


               8.14   INDEMNIFICATION.

                      (a) For a period of six years after the Effective Time, Savannah shall indemnify, defend and hold harmless the present and former directors, officers, employees and agents of the Bryan Entities (each, an "Indemnified Party") against all Liabilities arising out of actions or omissions arising out of the Indemnified Party's service or services as directors, officers, employees or agents of Bryan or, at Bryan's request, of another corporation, partnership, joint venture, trust or other enterprise occurring at or prior to the Effective Time (including the transactions contemplated by this Agreement) to the fullest extent permitted under Georgia Law and by Bryan's Articles of Incorporation and Bylaws as in effect on the date hereof, including provisions relating to advances of expenses incurred in the defense of any Litigation and whether or not any Savannah Entity is insured against any such matter. Without limiting the foregoing, in any case in which approval by the Surviving Corporation is required to effectuate any indemnification, the Surviving Corporation shall direct, at the election of the Indemnified Party, that the determination of any such approval shall be made by independent counsel mutually agreed upon between Savannah and the Indemnified Party.

                      (b) Savannah shall use its reasonable efforts (and Bryan shall cooperate prior to the Effective Time in these efforts) to maintain in effect for a period of three years after the Effective Time Bryan's existing directors' and officers' liability insurance policy (provided that Savannah may substitute therefor (i) policies of at least the same coverage and amounts containing terms and conditions which are substantially no less advantageous or
(ii) with the consent of Bryan given prior to the Effective Time, any other policy) with respect to claims arising from facts or events which occurred prior to the Effective Time and covering persons who are currently covered by such insurance; provided, that the Surviving Corporation shall not be obligated to make aggregate premium payments for such three-year period in respect of such policy (or coverage replacing such policy) which exceed, for the portion related to Bryan's directors and officers, 150% of the annual premium payments on Bryan's current policy in effect as of the date of this Agreement (the "Maximum Amount"). If the amount of the premiums necessary to maintain or procure such insurance coverage exceeds the Maximum Amount, Savannah shall use its reasonable efforts to maintain the most advantageous policies of directors' and officers' liability insurance obtainable for a premium equal to the Maximum Amount.

                       (c) Any Indemnified Party wishing to claim indemnification under paragraph (a) of this Section 8.14, upon learning of any such Liability or Litigation, shall promptly notify Savannah thereof. In the event of any such Litigation (whether arising before or after the Effective
Time), (i) the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or counsel for the Indemnified Parties advises that there are substantive issues which raise conflicts of interest between the Surviving Corporation and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received; provided, that the Surviving Corporation shall be obligated pursuant to this paragraph (c) to pay for only one firm of counsel for all Indemnified Parties in any jurisdiction, (ii) the Indemnified Parties will cooperate in the defense of any such Litigation, and
(iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent; and provided further that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall determine, and such determination shall have become final, that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

                      (d) If the Surviving Corporation or any successors or assigns shall consolidate with or merge into any other Person and shall not be the continuing or surviving Person of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 8.14.

                      (e) The provisions of this Section 8.14 are intended to be for the benefit of and shall be enforceable by, each Indemnified Party and their respective heirs and representatives.


                                   ARTICLE 9
               CONDITIONS PRECEDENT TO OBLIGATIONS TO CONSUMMATE

               9.19 CONDITIONS TO OBLIGATIONS OF EACH PARTY. The respective obligations of each Party to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by both Parties pursuant to Section 11.6:

                      (a) SHAREHOLDER APPROVAL. The shareholders of Bryan shall have approved this Agreement, and the consummation of the transactions contemplated hereby, including the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the Nasdaq National Market. The shareholders of Savannah shall have approved the issuance of shares of Savannah Common Stock pursuant to the Merger, as and to the extent required by Law, by the provisions of any governing instruments, or by the rules of the Nasdaq National Market, and shall have approved the election of the five current directors of Bryan to the Savannah Board of Directors as contemplated by
Section 2.3.

                      (b) REGULATORY APPROVALS. All Consents of, filings and registrations with, and notifications to, all Regulatory Authorities required for consummation of the Merger shall have been obtained or made and shall be in full force and effect and all waiting periods required by Law shall have expired. No Consent obtained from any Regulatory Authority which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner (including requirements relating to the raising of additional capital or the disposition of Assets) which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                      (c) CONSENTS AND APPROVALS. Each Party shall have obtained any and all Consents required for consummation of the Merger (other than those referred to in Section 9.1(b)) or for the preventing of any Default under any Contract or Permit of such Party which, if not obtained or made, is reasonably likely to have, individually or in the aggregate, a Bryan Material Adverse Effect or a Savannah Material Adverse Effect, as applicable. No Consent so obtained which is necessary to consummate the transactions contemplated hereby shall be conditioned or restricted in a manner which in the reasonable judgment of the Board of Directors of either Party would so materially adversely impact the economic or business benefits of the transactions contemplated by this Agreement that, had such condition or requirement been known, such Party would not, in its reasonable judgment, have entered into this Agreement.

                      (d) LEGAL PROCEEDINGS. No court or governmental or regulatory authority of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any Law or Order (whether temporary, preliminary or permanent) or taken any other action which prohibits, restricts or makes illegal consummation of the transactions contemplated by this Agreement.

                      (e) REGISTRATION STATEMENT. The Registration Statement shall be effective under the 1933 Act, no stop orders suspending the effectiveness of the Registration Statement shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities Laws or the 1933 Act or 1934 Act relating to the issuance or trading of the shares of Savannah Common Stock issuable pursuant to the Merger shall have been received.

                      (f) EXCHANGE LISTING. The shares of Savannah Common Stock issuable pursuant to the Merger shall have been approved for listing on the Nasdaq National Market.

                      (g) POOLING LETTERS. Each of the Parties shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to Savannah, in form and substance reasonably acceptable to Savannah, from Arthur Andersen LLP to the effect that the Merger will qualify for pooling-of-interests accounting treatment. Each of the Parties also shall have received letters, dated as of the date of filing of the Registration Statement with the SEC and as of the Effective Time, addressed to Savannah, in form and substance reasonably acceptable to Savannah, from Tiller, Stewart & Company, LLC to the effect that such firm is not aware of any matters relating to Bryan and its Subsidiaries which would preclude the Merger from qualifying for pooling-of-interests accounting treatment.

                      (h) TAX MATTERS. Each Party shall have received a written opinion of counsel from Alston & Bird LLP, in form reasonably satisfactory to such Parties (the "Tax Opinion"), to the effect that (i) the Merger will constitute a reorganization within the meaning of Section 368(a) of the Internal Revenue Code, (ii) the exchange in the Merger of Bryan Common Stock for Savannah Common Stock will not give rise to gain or loss to the shareholders of Bryan with respect to such exchange (except to the extent of any cash received), and (iii) none of Bryan or Savannah will recognize gain or loss as a consequence of the Merger (except for amounts resulting from any required change in accounting methods and any income and deferred gain recognized pursuant to Treasury regulations issued under Section 1502 of the Internal Revenue Code). In rendering such Tax Opinion, such counsel shall be entitled to rely upon representations of officers of Bryan and Savannah reasonably satisfactory in form and substance to such counsel.

               9.2 CONDITIONS TO OBLIGATIONS OF SAVANNAH. The obligations of Savannah to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Savannah pursuant to Section 11.6(a):

                      (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.2(a), the accuracy of the representations and warranties of Bryan set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties set forth in Section 5.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties set forth in Sections 5.21, and 5.22 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Bryan set forth in this Agreement (including the representations and warranties set forth in Sections 5.3, 5.21, and 5.22) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Bryan Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                      (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Bryan to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                      (c) CERTIFICATES. Bryan shall have delivered to Savannah (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Bryan and in
Section 9.2(a) and 9.2(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Bryan's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Savannah and its counsel shall request.

                      (d) AFFILIATES AGREEMENTS. Savannah shall have received from each affiliate of Bryan the affiliates letter referred to in Section 8.12, to the extent necessary to assure in the reasonable judgment of Savannah that the transactions contemplated hereby will qualify for pooling-of-interests accounting treatment.

               9.3 CONDITIONS TO OBLIGATIONS OF BRYAN. The obligations of Bryan to perform this Agreement and consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction of the following conditions, unless waived by Bryan pursuant to Section 11.6(b):

                      (a) REPRESENTATIONS AND WARRANTIES. For purposes of this Section 9.3(a), the accuracy of the representations and warranties of Savannah set forth in this Agreement shall be assessed as of the date of this Agreement and as of the Effective Time with the same effect as though all such representations and warranties had been made on and as of the Effective Time (provided that representations and warranties which are confined to a specified date shall speak only as of such date). The representations and warranties of Savannah set forth in Section 6.3 shall be true and correct (except for inaccuracies which are de minimus in amount). The representations and warranties of Savannah set forth in Section 6.20 shall be true and correct in all material respects. There shall not exist inaccuracies in the representations and warranties of Savannah set forth in this Agreement (including the representations and warranties set forth in Sections 6.3 and 6.20) such that the aggregate effect of such inaccuracies has, or is reasonably likely to have, a Savannah Material Adverse Effect; provided that, for purposes of this sentence only, those representations and warranties which are qualified by references to "material" or "Material Adverse Effect" or to the "Knowledge" of any Person shall be deemed not to include such qualifications.

                      (b) PERFORMANCE OF AGREEMENTS AND COVENANTS. Each and all of the agreements and covenants of Savannah to be performed and complied with pursuant to this Agreement and the other agreements contemplated hereby prior to the Effective Time shall have been duly performed and complied with in all material respects.

                      (d) CERTIFICATES. Savannah shall have delivered to Bryan (i) a certificate, dated as of the Effective Time and signed on its behalf by its chief executive officer and its chief financial officer, to the effect that the conditions set forth in Section 9.1 as relates to Savannah and in
Section 9.3(a) and 9.3(b) have been satisfied, and (ii) certified copies of resolutions duly adopted by Savannah's Board of Directors and shareholders evidencing the taking of all corporate action necessary to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, all in such reasonable detail as Bryan and its counsel shall request.

                      (d) EMPLOYMENT AGREEMENTS. Savannah has executed employment agreements with E. James Burnsed and George Michael Odom, Jr. in the form attached hereto as Exhibit 5.


                                   ARTICLE 10
                                  TERMINATION

               10.1 TERMINATION. Notwithstanding any other provision of this Agreement, and notwithstanding the approval of this Agreement by the shareholders of Bryan and Savannah or both, this Agreement may be terminated and the Merger abandoned at any time prior to the Effective Time:

                      (a)    By mutual consent of Savannah and Bryan; or

                      (b) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any representation or warranty contained in this Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach and which breach is reasonably likely, in the opinion of the non-breaching Party, to have, individually or in the aggregate, a Bryan Material Adverse Effect or a Savannah Material Adverse Effect, as applicable, on the breaching Party; or

                      (c) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event of a material breach by the other Party of any covenant or agreement contained in this

Agreement which cannot be or has not been cured within 30 days after the giving of written notice to the breaching Party of such breach; or

                      (d) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event (i) any Consent of any Regulatory Authority required for consummation of the Merger and the other transactions contemplated hereby shall have been denied by final nonappealable action of such authority or if any action taken by such authority is not appealed within the time limit for appeal, or (ii) the shareholders of Bryan or Savannah fail to vote their approval of the matters relating to this Agreement and the transactions contemplated hereby at the Shareholders' Meetings where such matters were presented to such shareholders for approval and voted upon; or

                      (e) By either Party in the event that the Merger shall not have been consummated by December 31, 1998, if the failure to consummate the transactions contemplated hereby on or before such date is not caused by any breach of this Agreement by the Party electing to terminate pursuant to this
Section 10.1(e); or

                      (f) By either Party (provided that the terminating Party is not then in material breach of any representation, warranty, covenant, or other agreement contained in this Agreement) in the event that any of the conditions precedent to the obligations of such Party to consummate the Merger cannot be satisfied or fulfilled by the date specified in Section 10.1(e).



               10.2 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement pursuant to Section 10.1, this Agreement shall become void and have no effect, except that (i) the provisions of this Section
10.2 and Article 11 and Section 8.6(b) shall survive any such termination and abandonment, and (ii) a termination pursuant to Sections 10.1(b), 10.1(c) or 10.1(f) shall not relieve the breaching Party from Liability for an uncured willful breach of a representation, warranty, covenant, or agreement giving rise to such termination. The Stock Option Agreements shall be governed by its own terms as to its termination.


               10.3 NON-SURVIVAL OF REPRESENTATIONS AND COVENANTS. The respective representations, warranties, obligations, covenants, and agreements of the Parties shall not survive the Effective Time except this Section 10.3 and Articles 1, 2, 3, 4 and 11 and Sections 8.12, 8.13 and 8.14.

                                   ARTICLE 11
                                 MISCELLANEOUS

               11.1   DEFINITIONS.

                      (a) Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

               "1933 ACT" shall mean the Securities Act of 1933, as amended.

               "1934 ACT" shall mean the Securities Exchange Act of 1934, as amended.

               "ACQUISITION PROPOSAL" with respect to a Party shall mean any tender offer or exchange offer or any proposal for a merger, acquisition of all of the stock or assets of, or other business combination involving the acquisition of such Party or any of its Subsidiaries or the acquisition of a substantial equity interest in, or a substantial portion of the assets of, such Party or any of its Subsidiaries.

               "AFFILIATE" of a Person shall mean: (i) any other Person directly, or indirectly through one or more intermediaries, controlling, controlled by or under common control with such Person; (ii) any officer, director, partner, employer, or direct or indirect beneficial owner of any 10% or greater equity or voting interest of such Person; or (iii) any other Person for which a Person described in clause (ii) acts in any such capacity.

               "AGREEMENT" shall mean this Agreement and Plan of Merger, including the Exhibits delivered pursuant hereto and incorporated herein by reference.

               "ASSETS" of a Person shall mean all of the assets, properties, businesses and rights of such Person of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued or contingent, or otherwise relating to or utilized in such Person's business, directly or indirectly, in whole or in part, whether or not carried on the books and records of such Person, and whether or not owned in the name of such Person or any Affiliate of such Person and wherever located.

               "BHC ACT" shall mean the federal Bank Holding Company Act of 1956, as amended.

               "BRYAN COMMON STOCK" shall mean the $1.00 par value common stock of Bryan.

               "BRYAN DISCLOSURE MEMORANDUM" shall mean the written information entitled "Bryan Bancorp of Georgia, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Savannah describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

               "BRYAN ENTITIES" shall mean, collectively, Bryan and all Bryan Subsidiaries.

               "BRYAN FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Bryan as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Bryan in SEC Documents, (ii) the consolidated balance sheets (including related notes and schedules, if any) of Bryan as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as delivered by Bryan to Savannah prior to execution of this Agreement, and (iii) the consolidated balance sheets of Bryan (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents (including financial statements covering the periods in clause
      (ii) above) filed with respect to periods ended subsequent to September 30, 1997.

               "BRYAN MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Bryan and its Subsidiaries, taken as a whole, or (ii) the ability of Bryan to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of Bryan (or any of its Subsidiaries) taken with the prior informed written Consent of Savannah in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Bryan, including expenses incurred by Bryan in consummating the transactions contemplated by this Agreement.

               "BRYAN SUBSIDIARIES" shall mean the Subsidiaries of Bryan, which shall include the Bryan Subsidiaries described in Section 5.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Bryan in the future and held as a Subsidiary by Bryan at the Effective Time.

               "CERTIFICATE OF MERGER" shall mean the Certificate of Merger to be executed by Savannah and filed with the Secretary of State of the State of Georgia relating to the Merger as contemplated by Section 1.1.

               "CLOSING DATE" shall mean the date on which the Closing occurs.

               "CONFIDENTIALITY AGREEMENT" shall mean that certain Confidentiality Agreement, dated January 30, 1998, between Bryan and Savannah.

               "CONSENT" shall mean any consent, approval, authorization, clearance, exemption, waiver, or similar affirmation by any Person pursuant to any Contract, Law, Order, or Permit.

               "CONTRACT" shall mean any written or oral agreement, arrangement, authorization, commitment, contract, indenture, instrument, lease, obligation, plan, practice, restriction, understanding, or undertaking of any kind or character, or other document to which any Person is a party or that is binding on any Person or its capital stock, Assets or business.

               "DATE OF THIS AGREEMENT" and words of similar import (such as "date hereof") shall mean February 11, 1998.

               "DEFAULT" shall mean (i) any breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit,
(ii) any occurrence of any event that with the passage of time or the giving of notice or both would constitute a breach or violation of, default under, contravention of, or conflict with, any Contract, Law, Order, or Permit, or
(iii) any occurrence of any event that with or without the passage of time or the giving of notice would give rise to a right of any Person to exercise any remedy or obtain any relief under, terminate or revoke, suspend, cancel, or modify or change the current terms of, or renegotiate, or to accelerate the maturity or performance of, or to increase or impose any Liability under, any Contract, Law, Order, or Permit.

               "ENVIRONMENTAL LAWS" shall mean all Laws relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface, or subsurface strata) and which are administered, interpreted, or enforced by the United States Environmental Protection Agency and state and local agencies with jurisdiction over, and including common law in respect of, pollution or protection of the environment, including the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. 9601 ET SEQ. ("CERCLA"), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. 6901 et seq. ("RCRA"), and other Laws relating to emissions, discharges, releases, or threatened releases of any Hazardous Material, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of any Hazardous Material.

               "EQUITY RIGHTS" shall mean all arrangements, calls, commitments, Contracts, options, rights to subscribe to, scrip, understandings, warrants, or other binding obligations of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of the capital stock of a Person or by which a Person is or may be bound to issue additional shares of its capital stock or other Equity Rights.

               "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

               "EXHIBITS" 1 through 4, inclusive, shall mean the Exhibits so marked, copies of which are attached to this Agreement. Such Exhibits are hereby incorporated by reference herein and made a part hereof, and may be referred to in this Agreement and any other related instrument or document without being attached hereto.

               "GAAP" shall mean generally accepted accounting principles, consistently applied during the periods involved.

               "GBCC" shall mean the Georgia Business Corporation Code.

               "HAZARDOUS MATERIAL" shall mean (i) any hazardous substance, hazardous material, hazardous waste, regulated substance, or toxic substance (as those terms are defined by any applicable Environmental
      Laws) and (ii) any chemicals, pollutants, contaminants, petroleum, petroleum products, or oil (and specifically shall include asbestos requiring abatement, removal, or encapsulation pursuant to the requirements of governmental authorities and any polychlorinated biphenyls).

               "INTELLECTUAL PROPERTY" shall mean copyrights, patents, trademarks, service marks, service names, trade names, applications therefor, technology rights and licenses, computer software (including any source or object codes therefor or documentation relating thereto), trade secrets, franchises, know-how, inventions, and other intellectual property rights.

               "INTERNAL REVENUE CODE" shall mean the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

               "JOINT PROXY STATEMENT" shall mean the proxy statement used by Bryan and Savannah to solicit the approval of their respective shareholders of the transactions contemplated by this Agreement, which shall include the prospectus of Savannah relating to the issuance of the Savannah Common Stock to holders of Bryan Common Stock.

               "KNOWLEDGE" as used with respect to a Person (including references to such Person being aware of a particular matter) shall mean the personal knowledge after due inquiry of the chairman, president, chief financial officer, chief accounting officer, chief operating officer, chief credit officer, general counsel, any assistant or deputy general counsel, or any senior, executive or other vice president of such Person and the knowledge of any such persons obtained or which would have been obtained from a reasonable investigation.

                  "LAW" shall mean any code, law (including common law), ordinance, regulation, reporting or licensing requirement, rule, or statute applicable to a Person or its Assets, Liabilities, or business, including those promulgated, interpreted or enforced by any Regulatory Authority.

               "LIABILITY" shall mean any direct or indirect, primary or secondary, liability, indebtedness, obligation, penalty, cost or expense (including costs of investigation, collection and defense), claim, deficiency, guaranty or endorsement of or by any Person (other than endorsements of notes, bills, checks, and drafts presented for collection or deposit in the ordinary course of business) of any type, whether accrued, absolute or contingent, liquidated or unliquidated, matured or unmatured, or otherwise.

               "LIEN" shall mean any conditional sale agreement, default of title, easement, encroachment, encumbrance, hypothecation, infringement, lien, mortgage, pledge, reservation, restriction, security interest, title retention or other security arrangement, or any adverse right or interest, charge, or claim of any nature whatsoever of, on, or with respect to any property or property interest, other than (i) Liens for current property Taxes not yet due and payable, (ii) for depository institution Subsidiaries of a Party, pledges to secure deposits and other Liens incurred in the ordinary course of the banking business, and (iii) Liens which do not materially impair the use of or title to the Assets subject to such Lien.

               "LITIGATION" shall mean any action, arbitration, cause of action, claim, complaint, criminal prosecution, governmental or other examination or investigation, hearing, administrative or other proceeding relating to or affecting a Party, its business, its Assets (including Contracts related to it), or the transactions contemplated by this Agreement, but shall not include regular, periodic examinations of depository institutions and their Affiliates by Regulatory Authorities.

               "MATERIAL" for purposes of this Agreement shall be determined in light of the facts and circumstances of the matter in question; provided that any specific monetary amount stated in this Agreement shall determine materiality in that instance.

               "NASDAQ NATIONAL MARKET" shall mean the National Market System of the Nasdaq Stock Market, Inc.

               "OPERATING PROPERTY" shall mean any property owned, leased, or operated by the Party in question or by any of its Subsidiaries or in which such Party or Subsidiary holds a security interest or other interest (including an interest in a fiduciary capacity), and, where required by the context, includes the owner or operator of such property, but only with respect to such property.

               "ORDER" shall mean any administrative decision or award, decree, injunction, judgment, order, quasi-judicial decision or award, ruling, or writ of any federal, state, local or foreign or other court, arbitrator, mediator, tribunal, administrative agency, or Regulatory Authority.

               "PARTICIPATION FACILITY" shall mean any facility or property in which the Party in question or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such facility or property, but only with respect to such facility or property.

               "PARTY" shall mean either Bryan or Savannah, and "PARTIES" shall mean both Bryan and Savannah.

               "PERMIT" shall mean any federal, state, local, and foreign governmental approval, authorization, certificate, easement, filing, franchise, license, notice, permit, or right to which any Person is a party or that is or may be binding upon or inure to the benefit of any Person or its securities, Assets, or business.

               "PERSON" shall mean a natural person or any legal, commercial or governmental entity, such as, but not limited to, a corporation, general partnership, joint venture, limited partnership, limited liability company, trust, business association, group acting in concert, or any person acting in a representative capacity.

               "REGISTRATION STATEMENT" shall mean the Registration Statement on Form S-4, or other appropriate form, including any pre-effective or post-effective amendments or supplements thereto, filed with the SEC by Savannah under the 1933 Act with respect to the shares of Savannah Common Stock to be issued to the shareholders of Bryan in connection with the transactions contemplated by this Agreement.

               "REGULATORY AUTHORITIES" shall mean, collectively, the SEC, the Nasdaq National Market the Federal Trade Commission, the United States Department of Justice, the Board of the Governors of the Federal Reserve System, the Office of the Comptroller of the Currency, the Federal Deposit Insurance Corporation, the Department of Banking and Finance of the State of Georgia, and all other federal, state, county, local or other governmental or regulatory agencies, authorities (including self-regulatory authorities), instrumentalities, commissions, boards or bodies having jurisdiction over the Parties and their respective Subsidiaries.

               "REPRESENTATIVE" shall mean any investment banker, financial advisor, attorney, accountant, consultant, or other representative engaged by a Person.

               "SAVANNAH COMMON STOCK" shall mean the $1.00 par value common stock of Savannah.

               "SAVANNAH DISCLOSURE MEMORANDUM" shall mean the written information entitled "The Savannah Bancorp, Inc. Disclosure Memorandum" delivered prior to the date of this Agreement to Bryan describing in reasonable detail the matters contained therein and, with respect to each disclosure made therein, specifically referencing each Section of this Agreement under which such disclosure is being made. Information disclosed with respect to one Section shall not be deemed to be disclosed for purposes of any other Section not specifically referenced with respect thereto.

               "SAVANNAH ENTITIES" shall mean, collectively, Savannah and all Savannah Subsidiaries.

               "SAVANNAH FINANCIAL STATEMENTS" shall mean (i) the consolidated balance sheets (including related notes and schedules, if any) of Savannah as of December 31, 1996 and 1995, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1996, 1995 and 1994, as filed by Savannah in SEC Documents, (ii) the consolidated balance sheets (including related notes and schedules, if any) of Savannah as of December 31, 1997 and 1996, and the related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) for each of the three fiscal years ended December 31, 1997, 1996 and 1995, as delivered by Savannah to Bryan prior to execution of this Agreement, and (iii) the consolidated balance sheets of Savannah (including related notes and schedules, if any) and related statements of income, changes in shareholders' equity, and cash flows (including related notes and schedules, if any) included in SEC Documents (including financial statements covering the periods in clause (ii) above) filed with respect to periods ended subsequent to September 30, 1997.

               "SAVANNAH MATERIAL ADVERSE EFFECT" shall mean an event, change or occurrence which, individually or together with any other event, change or occurrence, has a material adverse impact on (i) the financial position, business, or results of operations of Savannah and its Subsidiaries, taken as a whole, or (ii) the ability of Savannah to perform its obligations under this Agreement or to consummate the Merger or the other transactions contemplated by this Agreement, provided that "Material Adverse Effect" shall not be deemed to include the impact of (a) changes in banking and similar Laws of general applicability or interpretations thereof by courts or governmental authorities, (b) changes in generally accepted accounting principles or regulatory accounting principles generally applicable to banks and their holding companies, (c) actions and omissions of Savannah (or any of its Subsidiaries) taken with the prior informed written Consent of Bryan in contemplation of the transactions contemplated hereby, and (d) the direct effects of compliance with this Agreement on the operating performance of Savannah, including expenses incurred by Savannah in consummating the transactions contemplated by this Agreement.

               "SAVANNAH SUBSIDIARIES" shall mean the Subsidiaries of Savannah, which shall include the Savannah Subsidiaries described in Section 6.4 and any corporation, bank, savings association, or other organization acquired as a Subsidiary of Savannah in the future and held as a Subsidiary by Savannah at the Effective Time.

               "SEC DOCUMENTS" shall mean all forms, proxy statements, registration statements, reports, schedules, and other documents filed, or required to be filed, by a Party or any of its Subsidiaries with any Regulatory Authority pursuant to the Securities Laws.

               "SECURITIES LAWS" shall mean the 1933 Act, the 1934 Act, the Investment Company Act of 1940, as amended, the Investment Advisors Act of 1940, as amended, the Trust Indenture Act of 1939, as amended, and the rules and regulations of any Regulatory Authority promulgated thereunder.

               "SHAREHOLDERS' MEETINGS" shall mean the respective meetings of the shareholders of Bryan and Savannah to be held pursuant to Section 8.1, including any adjournment or adjournments thereof.

            "SUBSIDIARIES" shall mean all those corporations, associations, or other business entities of which the entity in question either (i) owns or controls 50% or more of the outstanding equity securities either directly or through an unbroken chain of entities as to each of which 50% or more of the outstanding equity securities is owned directly or indirectly by its parent (provided, there shall not be included any such entity the equity securities of which are owned or controlled in a fiduciary capacity), (ii) in the case of partnerships, serves as a general partner, (iii) in the case of a limited liability company, serves as a managing member, or (iv) otherwise has the ability to elect a majority of the directors, trustees or managing members thereof.

               "SURVIVING CORPORATION" shall mean Savannah as the surviving corporation resulting from the Merger.

               "TAX RETURN" shall mean any report, return, information return, or other information required to be supplied to a taxing authority in connection with Taxes, including any return of an affiliated or combined or unitary group that includes a Party or its Subsidiaries.

               "TAX" or "TAXES" shall mean any federal, state, county, local, or foreign taxes, charges, fees, levies, imposts, duties, or other assessments, including income, gross receipts, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, environmental, federal highway use, commercial rent, customs duties, capital stock, paid-up capital, profits, withholding, Social Security, single business and unemployment, disability, real property, personal property, registration, ad valorem, value added, alternative or add-on minimum, estimated, or other tax or governmental fee of any kind whatsoever, imposes or required to be withheld by the United States or any state, county, local or foreign government or subdivision or agency thereof, including any interest, penalties, and additions imposed thereon or with respect thereto.

                      (b) The terms set forth below shall have the meanings ascribed thereto in the referenced sections:

           Allowance                                   Section 5.9
           Bryan Benefit Plans                         Section 5.15
           Bryan Contracts                             Section 5.16
           Bryan ERISA Plan                            Section 5.15
           Bryan Options                               Section 3.6
           Bryan Pension Plan                          Section 5.15
           Bryan SEC Reports                           Section 5.5(a)
           Bryan Stock Option Agreement                Section 1.4
           Closing                                     Section 1.2
           Directors' Agreements                       Section 5.23
           Effective Time                              Section 1.3
           ERISA Affiliate                             Section 5.15(b)
           Exchange Agent                              Section 4.1
           Exchange Ratio                              Section 3.1(c)
           Maximum Amount                              Section 8.14
           Merger                                      Section 1.1
           Savannah Benefit Plans                      Section 6.15
           Savannah Contracts                          Section 6.16
           Savannah ERISA Plan                         Section 6.15
           Savannah Pension Plan                       Section 6.15
           Savannah SEC Reports                        Section 6.5(a)
           Savannah Stock Option Agreement             Section 1.4
           Takeover Laws                               Section 5.21
           Tax Opinion                                 Section 9.1(h)

                      (c) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

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

               11.2   EXPENSES.

                      (a) Except as otherwise provided in this Section 11.2, each of the Parties shall bear and pay all direct costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including filing, registration and application fees, printing fees, and fees and expenses of its own financial or other consultants, investment bankers, accountants, and counsel, except that each of the Parties shall bear and pay one-half of the filing fees payable in connection with the Registration Statement and the Joint Proxy Statement and printing costs incurred in connection with the printing of the Registration Statement and the Joint Proxy Statement.

                      (b)    Notwithstanding the foregoing,

                      (i) if this Agreement is terminated by Savannah pursuant to any of Sections 10.1(b), 10.1(c), 10.1(d)(ii) (as relates to approval of Bryan's shareholders) or 10.1(f) (but only on the basis of the failure of Bryan to satisfy any of the conditions enumerated in Section 9.2), or

                      (ii) if the Merger is not consummated as a result of the failure of Bryan to satisfy any of the conditions set forth in Section 9.2, then Bryan shall promptly pay Savannah all the out-of-pocket costs and expenses of Savannah, including costs of counsel, investment bankers, actuaries and accountants up to but not exceeding an additional $100,000, excluding percentage based fees payable to a consultant or broker retained by Savannah.

                      (c)    Notwithstanding the foregoing,

                      (i) if this Agreement is terminated by Bryan pursuant to either of Sections 10.1(b), 10.1(c), 10.1(d)(ii) (as relates to approval of Savannah's shareholders), or 10.1(f) (but only on the basis of the failure of Savannah to satisfy any of the conditions enumerated in Section 9.3), or

                      (ii) if the Merger is not consummated as a result of the failure of Savannah to satisfy any of the conditions set forth in Section 9.3,

then Savannah shall promptly pay Bryan all the out-of-pocket costs and expenses of Bryan, including costs of counsel, investment bankers, actuaries and accountants up to but not exceeding an additional $100,000, excluding percentage based fees payable to a consultant or broker retained by Bryan.

                      (d) In addition to the foregoing, if, after the date of this Agreement and within twelve (12) months following

                      (i) any termination of this Agreement

                             (1) by Savannah pursuant to Sections 10.1(b), 10.1(c), 10.1(f) (but only on the basis of the failure of Bryan to satisfy any of the conditions enumerated in Section 9.2), or

                             (2) by either Party pursuant to Section 10.1(d)(ii) (with respect to approval of the shareholders of Bryan), or

                      (ii) failure to consummate the Merger by reason of any failure of Bryan to satisfy the conditions enumerated in Section 9.2 or in
      Section 9.1(a) (as such section relates to approval by the shareholders of Bryan),

any third-party shall acquire, merge with, combine with, purchase a significant amount of Assets of, or engage in any other business combination with, or purchase any equity securities involving an acquisition of 20% or more of the voting stock of, Bryan, or enter into any binding agreement to do any of the foregoing (collectively, a "Business Combination"), such third-party that is a

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

party to the Business Combination shall pay to Savannah, prior to the earlier of consummation of the Business Combination or execution of any letter of intent or definitive agreement with Bryan relating to such Business Combination, an amount in cash equal to the sum of

                      (x) the direct costs and expenses or portion thereof referred to in subsection (a) above incurred by or on behalf of Savannah in connection with the transactions contemplated by this Agreement, plus

                      (y) 5% of the aggregate fair market value of the consideration received by the shareholders of Bryan in such Business Combination, less

                      (z) any amounts previously paid by Bryan to Savannah pursuant to subsection (b) of this Section 11.2,

which sum represents additional compensation for Savannah's loss as the result of the transactions contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts within ten days of demand therefor by Savannah, the amounts shall be an obligation of Bryan and shall be paid by Bryan promptly upon notice to Bryan by Savannah.

                      (e) In addition to the foregoing, if, after the date of this
Agreement and within twelve (12) months following

                      (i) any termination of this Agreement

                             (1) by Bryan pursuant to Sections 10.1(b), 10.1(c), 10.1(f) (but only on the basis of the failure of Savannah to satisfy any of the conditions enumerated in Section 9.3), or

                             (2) by either Party pursuant to Section 10.1(d)(ii) (with respect to approval of the shareholders of Savannah), or

                      (ii) failure to consummate the Merger by reason of any failure of Savannah to satisfy the conditions enumerated in Section 9.3 or in Section 9.1(a) (as such section relates to approval by the shareholders of Savannah), any third-party shall acquire, merge with, combine with, purchase a significant amount of Assets of, or engage in any other business combination with, or purchase any equity securities involving an acquisition of 20% or more of the voting stock of, Savannah, or enter into any binding agreement to do any of the foregoing (collectively, a "Business Combination"), such third-party that is a party to the Business Combination shall pay to Bryan, prior to the earlier of consummation of the Business Combination or execution of any letter of intent or definitive agreement with Savannah relating to such Business Combination, an amount in cash equal to the sum of

                      (x) the direct costs and expenses or portion thereof referred to in subsection (a) above incurred by or on behalf of Bryan in connection with the transactions contemplated by this Agreement, plus

                      (y) 5% of the aggregate fair market value of the consideration received by the shareholders of Savannah in such Business Combination, less

                      (z) any amounts previously paid by Savannah to Bryan pursuant to subsection (c) of this Section 11.2,

which sum represents additional compensation for Bryan's loss as the result of the transactions contemplated by this Agreement not being consummated. In the event such third-party shall refuse to pay such amounts within ten days of demand therefor by Bryan, the amounts shall be an obligation of Savannah and shall be paid by Savannah promptly upon notice to Savannah by Bryan.

                      (f) The Parties acknowledge that the loss to either Party resulting from breach of this Agreement by the other Party or other failure of the Merger to be consummated is not susceptible of ready measurement and, therefore, that the payments provided in this Section 11.2 are intended by the Parties to constitute liquidated damages for any breach by a Party of the terms of this Agreement, and not a penalty.

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

               11.3 BROKERS AND FINDERS. Except for T. Stephen Johnson & Associates, Inc. as to Savannah, each of the Parties represents and warrants that neither it nor any of its officers, directors, employees, or Affiliates has employed any broker or finder or incurred any Liability for any financial advisory fees, investment bankers' fees, brokerage fees, commissions, or finders' fees in connection with this Agreement or the transactions contemplated hereby. In the event of a claim by any broker or finder based upon his or its representing or being retained by or allegedly representing or being retained by Bryan or by Savannah, each of Bryan and Savannah, as the case may be, agrees to indemnify and hold the other Party harmless of and from any Liability in respect of any such claim.

               11.4 ENTIRE AGREEMENT. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) constitutes the entire agreement between the Parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral (except, as to Section 8.6(b), for the Confidentiality Agreement). Nothing in this Agreement expressed or implied, is intended to confer upon any Person, other than the Parties or their respective successors, any rights, remedies, obligations, or liabilities under or by reason of this Agreement, other than as provided in Section 8.14.

               11.5 AMENDMENTS. To the extent permitted by Law, this Agreement may be amended by a subsequent writing signed by each of the Parties upon the approval of each of the Parties, whether before or after shareholder approval of this Agreement has been obtained; provided, that after any such approval by the holders of Bryan Common Stock, there shall be made no amendment that pursuant to
Section 14-2-1106 of the GBCC requires further approval by such shareholders without the further approval of such shareholders; and further provided, that after any such approval by the holders of Savannah Common Stock, the provisions of this Agreement relating to the manner or basis in which shares of Bryan Common Stock will be exchanged for shares of Savannah Common Stock shall not be amended after the Savannah Shareholders' Meeting in a manner adverse to the holders of Savannah Common Stock without any requisite approval of the holders of the issued and outstanding shares of Savannah Common Stock entitled to vote thereon.

               11.6   WAIVERS.

                      (a) Prior to or at the Effective Time, Savannah, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Bryan, to waive or extend the time for the compliance or fulfillment by Bryan of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Savannah under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Savannah.

                      (b) Prior to or at the Effective Time, Bryan, acting through its Board of Directors, chief executive officer or other authorized officer, shall have the right to waive any Default in the performance of any term of this Agreement by Savannah, to waive or extend the time for the compliance or fulfillment by Savannah of any and all of its obligations under this Agreement, and to waive any or all of the conditions precedent to the obligations of Bryan under this Agreement, except any condition which, if not satisfied, would result in the violation of any Law. No such waiver shall be effective unless in writing signed by a duly authorized officer of Bryan.

                      (c) The failure of any Party at any time or times to require performance of any provision hereof shall in no manner affect the right of such Party at a later time to enforce the same or any other provision of this Agreement. No waiver of any condition or of the breach of any term contained in this Agreement in one or more instances shall be deemed to be or construed as a further or continuing waiver of such condition or breach or a waiver of any other condition or of the breach of any other term of this Agreement.

               11.7 ASSIGNMENT. Except as expressly contemplated hereby, neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any Party hereto (whether by operation of Law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the Parties and their respective successors and assigns.

               11.8 NOTICES. All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered

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


by hand, by facsimile transmission, by registered or certified mail, postage pre-paid, or by courier or overnight carrier, to the persons at the addresses set forth below (or at such other address as may be provided hereunder), and shall be deemed to have been delivered as of the date so delivered:

                      Bryan:          Bryan Bancorp of Georgia, Inc.
                                      9971 Ford Avenue
                                      Richmond Hill, Georgia 31324
                                      Telecopy Number: (912) 756-4617

                                      Attention: E. James Burnsed

                      With a copy to: Martin, Snow, Grant & Napier, LLP
                                      240 Third Street
                                      P.O. Box 1606
                                      Macon, Georgia 31202
                                      Telecopy Number: (912) 743-4204

                                      Attention: Edward J. Harrell

                      Savannah:       The Savannah Bancorp, Inc.
                                      25 Bull Street
                                      Savannah, Georgia 31401
                                      Telecopy Number: (912) 651-4141

                                      Attention:   Archie H. Davis,
                                      President and Chief Executive Officer

                      With copies to: Ellis, Painter, Ratterree & Bart, LLP
                                      Two East Bryan Street
                                      Tenth Floor
                                      Savannah, Georgia 31401
                                      Telecopy Number: (912) 233-2281

                                      Attention:   J. Wiley Ellis

                                      Alston & Bird LLP
                                      One Atlantic Center
                                      1201 West Peachtree Street
                                      Atlanta, Georgia  30309-3424
                                      Telecopy Number:  (404) 881-4777

                                      Attention: David E. Brown, Jr.

               11.9 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Laws of the State of Georgia, without regard to any applicable conflicts of Laws.

               11.10 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.


               11.11 CAPTIONS; The captions contained in this Agreement are for reference purposes only and are not part of this Agreement. Unless otherwise indicated, all references to particular Articles or Sections shall mean and refer to the referenced Articles and Sections of this Agreement.

               11.12 INTERPRETATIONS. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against any party, whether under any rule of construction or otherwise. No party to this Agreement shall be considered the draftsman. The parties acknowledge and agree that this Agreement has been reviewed, negotiated, and accepted by all parties and their attorneys and shall be construed and interpreted according to the ordinary meaning of the words used so as fairly to accomplish the purposes and intentions of all parties hereto.


               11.13 ENFORCEMENT. The Parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

               11.14 SEVERABILITY. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

               IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed on its behalf by its duly authorized officers as of the day and year first above written.

                                    The Savannah Bancorp, Inc.


                                    By: /s/ ARCHIE H. DAVIS
                                       ------------------------------
                                    President and Chief Executive Officer



                                    Bryan Bancorp of Georgia, Inc.


                                    By: /s/ E. JAMES BURNSED
                                       -------------------------------
                                    President and Chief Executive Officer

                                   EXHIBIT 1

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of February 11, 1998, by and between Bryan Bancorp of Georgia, Inc., a Georgia corporation ("Issuer"), and The Savannah Bancorp, Inc., a Georgia corporation ("Grantee").

         WHEREAS, Grantee and Issuer have entered into that certain Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Issuer with and into Grantee, with Grantee as the surviving entity; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

          1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

          2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 100,098 shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, $1.00 par value per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (subject to adjustment as set forth herein, the "Purchase Price") equal to the product of 1.85 and the closing price per share of the common stock of Grantee on February 11, 1998, as reported on Nasdaq.

          3. Exercise of Option.

                  (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of its agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.1(c) thereof or by Grantee and Issuer pursuant to Section 10.1(a) thereof if Grantee shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.1(c) thereof (each a "Default Termination")), (C) 12 months after a Default Termination (provided, that if, within 12 months after such termination of the Merger Agreement, a Purchase Event or a Preliminary Purchase Event shall occur, then notwithstanding anything to the contrary contained herein (including clause (D) of this sentence), this Option shall terminate 12 months after the first occurrence of such an event), and (D) 12 months after any termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is the Grantee. The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.
                (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

                  (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries), (B) except as permitted pursuant to Section 7.1 of the Merger Agreement, the disposition, by sale, lease, exchange or otherwise, of Assets of Issuer or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing, an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any of its Subsidiaries of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Issuer Common Stock.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

                  (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then-outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                  (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation (including a notice filed under the HSR Act) seeking the Consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (d) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior Consent of any governmental or regulatory agency or authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for such Consent and the obtaining of such Consent and the Closing shall occur immediately following receipt of such Consents (and expiration of any mandatory waiting periods).

                  (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:

                  (i) Holder's (taking into account all other Holders) Total Profit (as defined below) exceed $2,000,000 and, if it otherwise would exceed such amount, Holder, at its sole election, shall either (A) reduce the number of shares of Issuer Common Stock subject to the Option, (B) deliver to Issuer for cancellation without consideration Option Shares previously purchased by Holder,
(C) pay cash to Issuer, or (D) any combination of the foregoing, so that Holder's actually realized Total Profit (together with the Total Profit realized by all other Holders) shall not exceed $2,000,000 after taking into account the foregoing actions; and

                  (ii) the Option be exercised for a number of shares of Issuer Common Stock as would, as of the date of exercise, result in Holder's (taking into account all other Holders) Notional Total Profit (as defined below) of more than $2,000,000; provided, that nothing in this clause (ii) shall restrict any exercise of the Option permitted hereby on any subsequent date.

         As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) the amount received by Holder pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8; (ii) (x) the amount received by Holder pursuant to Issuer's repurchase of Option Shares pursuant to Section 8, less (y) Holder's purchase price for such Option Shares; (iii) (x) the net cash amounts received by Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated person, less (y) Holder's purchase price of such Option Shares; and (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated person.

         As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares of Issuer Common Stock as to which Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Holder and its affiliates as of such date, were sold for cash at the closing sale price per share of Issuer Common Stock as quoted on the Nasdaq National Market (or, if Issuer Common Stock is not then quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) as of the close of business on the preceding trading day (less customary brokerage commissions).

         The provisions of this Section 3(e) shall apply to any Substitute Option (as defined below).

         4.       Payment and Delivery of Certificates.

                  (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.

                  (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and
(B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                  (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF FEBRUARY __, 1998. A COPY

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

OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         5. Representations and Warranties of Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (b) Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

         6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

         7.       Adjustment upon Changes in Capitalization, etc.

              (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

              (b) In the event that Issuer  shall  enter into an  agreement:
(i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its Assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such person being referred to as the "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. The Substitute Option Issuer shall also enter into an agreement with each Holder of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                  (e) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or any substantial part of the Issuer's assets (or the Assets of its Subsidiaries).

                  (ii) "Substitute Common Stock" shall mean the common stock having the greatest voting rights to be issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee or any Subsidiary of Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than Grantee or any Subsidiary of Grantee) pursuant to an agreement with Issuer, and (z) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder (or by a majority in interest of the Holders if there shall be more than one Holder (a "Holder Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Holder and Issuer (or if applicable, Acquiring

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

Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Holder. (If there shall be more than one Holder, any such selection shall be made by a Holder Majority.)

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merger person, as Holder may elect.

                  (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder (or a Holder Majority).

                  (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

                  (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

         8.       Repurchase at the Option of Holder.

                  (a) Subject to Section 3(e) and the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Purchase Event and ending 12 months immediately thereafter, Issuer shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired by Holder pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any governmental or regulatory agency or authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for Consent and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such Consent). If any governmental or regulatory agency or authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any governmental or regulatory agency or authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such agency or authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                  (c) For purposes of this Agreement, the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's Assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         9.       Registration Rights.

                  (a) Following termination of the Merger Agreement, Issuer shall, subject to the conditions of subparagraph (c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Holder"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Selling Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                  (b) If Issuer at any time  after the  exercise  of the  Option proposes to register any shares of Issuer Common Stock under the Securities Laws in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling Holder), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registrations of resales; provided, further, that such election pursuant to clause (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Selling Holders and any other person (other than Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Holder bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale.

                  (c) Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Laws pursuant to subparagraph (a) above:

                  (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Section 10.1 thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 9.1(a) of the Merger Agreement, and (c) a Purchase Event or a Preliminary Purchase Event;

                  (ii)     on more than two occasions;

                  (iii) more than once during any calendar year;

                  (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the Selling Holders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                  (v) unless a request therefor is made to Issuer by Selling Holders holding at least 25% or more of the aggregate number of Option Shares then outstanding.

                       In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and xpenses (including the fees and expenses of counsel), accounting expenses, legal expenses including the reasonable fees and expenses of one counsel to the Selling Holders, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by Selling Holders) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Selling Holders and any other expenses incurred by such Selling Holders in connection with any such registration shall be borne by such Selling Holders.

                  (e) In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the Selling Holders, and each underwriter

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

thereof, including each person, if any, who controls such holder or underwriter within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                       Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party either agrees to pay the same, (ii) the indemnifying party falls to assume the defense of such action with counsel' satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                       If the indemnification  provided for in this subparagraph
(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, all selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, all selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall any Selling Holder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                       In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each Selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

                  (f) Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time, including, without limitation, Rules 144 and 144A. Issuer shall at its expense provide Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

                  (g) Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

         10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.      Miscellaneous.

                  (a) Expenses. Except as otherwise provided in Section 10, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

(c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state governmental or regulatory agency or authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section 7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to any applicable conflicts of law rules.

                  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement(or at such other address for a party as shall be specified by like notice).

                  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.


         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.

ATTEST:           BRYAN BANCORP OF GEORGIA, INC.



By:.____________________            By: ___________________________


[CORPORATE SEAL]


ATTEST:           THE SAVANNAH BANCORP, INC.



By:.____________________            By: ___________________________


[CORPORATE SEAL]

                                   EXHIBIT 2

                             STOCK OPTION AGREEMENT


         THIS STOCK OPTION AGREEMENT (this "Agreement") is made and entered into as of February 11, 1998, by and between The Savannah Bancorp, Inc., a Georgia corporation ("Issuer"), and Bryan Bancorp of Georgia, Inc., a Georgia corporation ("Grantee").

         WHEREAS, Grantee and Issuer have entered into that certain Agreement and Plan of Merger, dated as of February 11, 1998 (the "Merger Agreement"), providing for, among other things, the merger of Grantee with and into Issuer, with Issuer as the surviving entity; and

         WHEREAS, as a condition and inducement to Grantee's execution of the Merger Agreement, Grantee has required that Issuer agree, and Issuer has agreed, to grant Grantee the Option (as defined below);

         NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein and in the Merger Agreement, and intending to be legally bound hereby, Issuer and Grantee agree as follows:

         1. Defined Terms. Capitalized terms which are used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement.

         2. Grant of Option. Subject to the terms and conditions set forth herein, Issuer hereby grants to Grantee an irrevocable option (the "Option") to purchase up to 340,200 shares (as adjusted as set forth herein, the "Option Shares," which shall include the Option Shares before and after any transfer of such Option Shares) of common stock, $1.00 par value per share ("Issuer Common Stock"), of Issuer at a purchase price per Option Share (subject to adjustment as set forth herein, the "Purchase Price") equal to the closing price per share of the common stock of Grantee on February 11, 1998, as reported on Nasdaq.

         3.       Exercise of Option.

                  (a) Provided that (i) Grantee or Holder (as hereinafter defined), as applicable, shall not be in material breach of its agreements or covenants contained in this Agreement or the Merger Agreement, and (ii) no preliminary or permanent injunction or other order against the delivery of shares covered by the Option issued by any court of competent jurisdiction in the United States shall be in effect, Holder may exercise the Option, in whole or in part, at any time and from time to time following the occurrence of a Purchase Event; provided that the Option shall terminate and be of no further force and effect upon the earliest to occur of (A) the Effective Time, (B) termination of the Merger Agreement in accordance with the terms thereof prior to the occurrence of a Purchase Event or a Preliminary Purchase Event (other than a termination of the Merger Agreement by Grantee pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.1 (c) thereof or by Grantee and Issuer pursuant to Section 10.1(a) thereof if Grantee shall at that time have been entitled to terminate the Merger Agreement pursuant to Section 10.1(b) (but only if such termination was a result of a willful breach by Issuer) or Section 10.1(c) thereof (each a "Default Termination")), (C) 12 months after a Default Termination (provided, that if, within 12 months after such termination of the Merger Agreement, a Purchase Event or a Preliminary Purchase Event shall occur, then notwithstanding anything to the contrary contained herein (including clause
(D) of this sentence), this Option shall terminate 12 months after the first occurrence of such an event), and (D) 12 months after any termination of the Merger Agreement (other than a Default Termination) following the occurrence of a Purchase Event or a Preliminary Purchase Event; provided further, that any purchase of shares upon exercise of the Option shall be subject to compliance with applicable law. The term "Holder" shall mean the holder or holders of the Option from time to time, and which initially is the Grantee. The rights set forth in Section 8 shall terminate when the right to exercise the Option terminates (other than as a result of a complete exercise of the Option) as set forth herein.

                  (b) As used herein, a "Purchase Event" means any of the following events subsequent to the date of this Agreement:

                  (i) without Grantee's prior written consent, Issuer shall have authorized, recommended, publicly proposed or publicly announced an intention to authorize, recommend or propose, or entered into an agreement with any person (other than Grantee or any Subsidiary of Grantee) to effect an Acquisition Transaction (as defined below). As used herein, the term Acquisition Transaction shall mean (A) a merger, consolidation or similar transaction involving Issuer or any of its Subsidiaries (other than transactions solely between Issuer's Subsidiaries), (B) except as permitted pursuant to Section 7.1 of the Merger Agreement, the disposition, by sale, lease, exchange or otherwise, of Assets of Issuer or any of its Subsidiaries representing in either case 25% or more of the consolidated assets of Issuer and its Subsidiaries, or (C) the issuance, sale or other disposition of (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 25% or more of the voting power of Issuer or any of its Subsidiaries (any of the foregoing, an "Acquisition Transaction"); or

                  (ii) any person (other than Grantee or any Subsidiary of Grantee) shall have acquired beneficial ownership (as such term is defined in Rule 13d-3 promulgated under the Exchange Act) of or the right to acquire beneficial ownership of, or any "group" (as such term is defined under the Exchange Act), other than a group of which Grantee or any of its Subsidiaries of Grantee is a member, shall have been formed which beneficially owns or has the right to acquire beneficial ownership of, 25% or more of the then-outstanding shares of Issuer Common Stock.

                  (c) As used herein, a "Preliminary Purchase Event" means any of the following events:

     (i) any person (other than Grantee or any Subsidiary of Grantee) shall have commenced (as such term is defined in Rule 14d-2 under the Exchange Act), or shall have filed a registration statement under the Securities Act with respect to, a tender offer or exchange offer to purchase any shares of Issuer Common Stock such that, upon consummation of such offer, such person would own or control 25% or more of the then-outstanding shares of Issuer Common Stock (such an offer being referred to herein as a "Tender Offer" or an "Exchange Offer," respectively); or

                  (ii) the holders of Issuer Common Stock shall not have approved the Merger Agreement at the meeting of such shareholders held for the purpose of voting on the Merger Agreement, such meeting shall not have been held or shall have been canceled prior to termination of the Merger Agreement, or Issuer's Board of Directors shall have withdrawn or modified in a manner adverse to Grantee the recommendation of Issuer's Board of Directors with respect to the Merger Agreement, in each case after any person (other than Grantee or any Subsidiary of Grantee) shall have (A) made, or disclosed an intention to make, a proposal to engage in an Acquisition Transaction, (B) commenced a Tender Offer or filed a registration statement under the Securities Act with respect to an Exchange Offer, or (C) filed an application (or given a notice), whether in draft or final form, under any federal or state statute or regulation (including a notice filed under the HSR Act) seeking the Consent to an Acquisition Transaction from any federal or state governmental or regulatory authority or agency.

As used in this Agreement, "person" shall have the meaning specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

                  (d) In the event Holder wishes to exercise the Option, it shall send to Issuer a written notice (the date of which being herein referred to as the "Notice Date") specifying (i) the total number of Option Shares it intends to purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 15 business days from the Notice Date for the closing (the "Closing") of such purchase (the "Closing Date"). If prior Consent of any governmental or regulatory agency or authority is required in connection with such purchase, Issuer shall cooperate with Holder in the filing of the required notice or application for such Consent and the obtaining of such Consent and the Closing shall occur immediately following receipt of such Consents (and expiration of any mandatory waiting periods).

                  (e) Notwithstanding any other provision of this Agreement to the contrary, in no event shall:


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
                  (i) Holder's (taking into account all other Holders) Total Profit (as defined below) exceed $2,000,000 and, if it otherwise would exceed such amount, Holder, at its sole election, shall either (A) reduce the number of shares of Issuer Common Stock subject to the Option, (B) deliver to Issuer for cancellation without consideration Option Shares previously purchased by Holder,
(C) pay cash to Issuer, or (D) any combination of the foregoing, so that Holder's actually realized Total Profit (together with the Total Profit realized by all other Holders) shall not exceed $2,000,000 after taking into account the foregoing actions; and

     (ii) the Option be exercised for a number of shares of Issuer Common Stock as would, as of the date of exercise, result in Holder's (taking into account all other Holders) Notional Total Profit (as defined below) of more than $2,000,000; provided, that nothing in this lause (ii) shall restrict any exercise of the Option permitted hereby on any subsequent date.

         As used in this Agreement, the term "Total Profit" shall mean the aggregate sum (prior to the payment of taxes) of the following: (i) the amount received by Holder pursuant to Issuer's repurchase of the Option (or any portion thereof) pursuant to Section 8; (ii) (x) the amount received by Holder pursuant to Issuer's repurchase of Option Shares pursuant to Section 8, less (y) Holder's purchase price for such Option Shares; (iii) (x) the net cash amounts received by Holder pursuant to the sale of Option Shares (or any other securities into which such Option Shares shall be converted or exchanged) to any unaffiliated person, less (y) Holder's purchase price of such Option Shares; and (iv) any amounts received by Grantee on the transfer of the Option (or any portion thereof) to any unaffiliated person.

         As used in this Agreement, the term "Notional Total Profit" with respect to any number of shares of Issuer Common Stock as to which Holder may propose to exercise the Option shall be the Total Profit determined as of the date of such proposed exercise, assuming that the Option were exercised on such date for such number of shares and assuming that such shares, together with all other Option Shares held by Holder and its affiliates as of such date, were sold for cash at the closing sale price per share of Issuer Common Stock as quoted on the Nasdaq National Market (or, if Issuer Common Stock is not then quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) as of the close of business on the preceding trading day (less customary brokerage commissions).

         The provisions of this Section 3(e) shall apply to any Substitute Option (as defined below).

         4.       Payment and Delivery of Certificates.

                  (a) On each Closing Date, Holder shall (i) pay to Issuer, in immediately available funds by wire transfer to a bank account designated by Issuer, an amount equal to the Purchase Price multiplied by the number of Option Shares to be purchased on such Closing Date, and (ii) present and surrender this Agreement to the Issuer at the address of the Issuer specified in Section 12(f) hereof.

                  (b) At each Closing, simultaneously with the delivery of immediately available funds and surrender of this Agreement as provided in
Section 4(a), (i) Issuer shall deliver to Holder (A) a certificate or certificates representing the Option Shares to be purchased at such Closing, which Option Shares shall be free and clear of all liens, claims, charges and encumbrances of any kind whatsoever and subject to no pre-emptive rights, and
(B) if the Option is exercised in part only, an executed new agreement with the same terms as this Agreement evidencing the right to purchase the balance of the shares of Issuer Common Stock purchasable hereunder, and (ii) Holder shall deliver to Issuer a letter agreeing that Holder shall not offer to sell or otherwise dispose of such Option Shares in violation of applicable federal and state law or of the provisions of this Agreement.

                  (c) In addition to any other legend that is required by applicable law, certificates for the Option Shares delivered at each Closing shall be endorsed with a restrictive legend which shall read substantially as follows:

THE TRANSFER OF THE STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ARISING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND PURSUANT TO THE TERMS OF A STOCK OPTION AGREEMENT DATED AS OF FEBRUARY __, 1998. A COPY


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

OF SUCH AGREEMENT WILL BE PROVIDED TO THE HOLDER HEREOF WITHOUT CHARGE UPON RECEIPT BY THE ISSUER OF A WRITTEN REQUEST THEREFOR.

It is understood and agreed that the above legend shall be removed by delivery of substitute certificate(s) without such legend if Holder shall have delivered to Issuer a copy of a letter from the staff of the SEC, or an opinion of counsel in form and substance reasonably satisfactory to Issuer and its counsel, to the effect that such legend is not required for purposes of the Securities Act.

         5. Representations and Warranties o Issuer. Issuer hereby represents and warrants to Grantee as follows:

         (a) Issuer has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Issuer. This Agreement has been duly executed and delivered by Issuer.

         (b) Issuer has taken all necessary corporate and other action to authorize and reserve and to permit it to issue, and, at all times from the date hereof until the obligation to deliver Issuer Common Stock upon the exercise of the Option terminates, will have reserved for issuance, upon exercise of the Option, the number of shares of Issuer Common Stock necessary for Holder to exercise the Option, and Issuer will take all necessary corporate action to authorize and reserve for issuance all additional shares of Issuer Common Stock or other securities which may be issued pursuant to Section 7 upon exercise of the Option. The shares of Issuer Common Stock to be issued upon due exercise of the Option, including all additional shares of Issuer Common Stock or other securities which may be issuable pursuant to Section 7, upon issuance pursuant hereto, shall be duly and validly issued, fully paid, and nonassessable, and shall be delivered free and clear of all liens, claims, charges, and encumbrances of any kind or nature whatsoever, including any preemptive rights of any stockholder of Issuer.

         6. Representations and Warrants of Grantee. Grantee hereby represents and warrants to Issuer that:

         (a) Grantee has all requisite corporate power and authority to enter into this Agreement and, subject to any approvals or consents referred to herein, to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Grantee. This Agreement has been duly executed and delivered by Grantee.

         (b) This Option is not being, and any Option Shares or other securities acquired by Grantee upon exercise of the Option will not be, acquired with a view to the public distribution thereof and will not be transferred or otherwise disposed of except in a transaction registered or exempt from registration under the Securities Laws.

         7.       Adjustment upon Changes in Capitalization, etc.

                  (a) In the event of any change in Issuer Common Stock by reason of a stock dividend, stock split, split-up, recapitalization, combination, exchange of shares or similar transaction, the type and number of shares or securities subject to the Option, and the Purchase Price therefor, shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction so that Holder shall receive, upon exercise of the Option, the number and class of shares or other securities or property that Holder would have received in respect of Issuer Common Stock if the Option had been exercised immediately prior to such event, or the record date therefor, as applicable. If any additional shares of Issuer Common Stock are issued after the date of this Agreement (other than pursuant to an event described in the first sentence of this Section 7(a)), the number of shares of Issuer Common Stock subject to the Option shall be adjusted so that, after such issuance, it, together with any shares of Issuer Common Stock previously issued pursuant hereto, equals 19.9% of the number of shares of Issuer Common Stock then issued and outstanding, without giving effect to any shares subject to or issued pursuant to the Option.

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

                  (b) In the event that Issuer  shall  enter into an  agreement:
(i) to consolidate with or merge into any person, other than Grantee or one of its Subsidiaries, and shall not be the continuing or surviving corporation of such consolidation or merger; (ii) to permit any person, other than Grantee or one of its Subsidiaries, to merge into Issuer and Issuer shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Issuer Common Stock shall be changed into or exchanged for stock or other securities of Issuer or any other person or cash or any other property or the outstanding shares of Issuer Common Stock immediately prior to such merger shall after such merger represent less than 50% of the outstanding shares and share equivalents of the merged company; or (iii) to sell or otherwise transfer all or substantially all of its Assets to any person, other than Grantee or one of its Subsidiaries, then, and in each such case, the agreement governing such transaction shall make proper provisions so that the Option shall, upon the consummation of any such transaction and upon the terms and conditions set forth herein, be converted into, or exchanged for, an option (the "Substitute Option"), at the election of Holder, of either (x) the Acquiring Corporation (as defined below), (y) any person that controls the Acquiring Corporation, or (z) in the case of a merger described in clause (ii), the Issuer (in each case, such person being referred to as the "Substitute Option Issuer").

                  (c) The Substitute Option shall have the same terms as the Option, provided that, if the terms of the Substitute Option cannot, for legal reasons, be the same as the Option, such terms shall be as similar as possible and in no event less advantageous to Holder. The Substitute Option Issuer shall also enter into an agreement with each Holder of the Substitute Option in substantially the same form as this Agreement, which shall be applicable to the Substitute Option.

                  (d) The Substitute Option shall be exercisable for such number of shares of the Substitute Common Stock (as hereinafter defined) as is equal to the Assigned Value (as hereinafter defined) multiplied by the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable, divided by the Average Price (as hereinafter defined). The exercise price of the Substitute Option per share of the Substitute Common Stock (the "Substitute Purchase Price") shall then be equal to the Purchase Price multiplied by a fraction in which the numerator is the number of shares of the Issuer Common Stock for which the Option was theretofore exercisable and the denominator is the number of shares for which the Substitute Option is exercisable.

                  (e) The following terms have the meanings indicated:

                  (i) "Acquiring Corporation" shall mean (x) the continuing or surviving corporation of a consolidation or merger with Issuer (if other than Issuer), (y) Issuer in a merger in which Issuer is the continuing or surviving person, and (z) the transferee of all or any substantial part of the Issuer's assets (or the Assets of its Subsidiaries).

                  (ii) "Substitute Common Stock" shall mean the common stock having the greatest voting rights to be issued by the Substitute Option Issuer upon exercise of the Substitute Option.

                  (iii) "Assigned Value" shall mean the highest of (x) the price per share of the Issuer Common Stock at which a Tender Offer or Exchange Offer therefor has been made by any person (other than Grantee or any Subsidiary of Grantee), (y) the price per share of the Issuer Common Stock to be paid by any person (other than Grantee or any Subsidiary of Grantee) pursuant to an agreement with Issuer, and (z) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share on any day as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) within the six-month period immediately preceding the agreement; provided, that in the event of a sale of less than all of Issuer's assets, the Assigned Value shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by a nationally recognized investment banking firm selected by Holder (or by a majority in interest of the Holders if there shall be more than one Holder (a "Holder Majority")), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. In the event that an exchange offer is made for the Issuer Common Stock or an agreement is entered into for a merger or consolidation involving consideration other than cash, the value of the securities or other property issuable or deliverable in exchange for the Issuer Common Stock shall be determined by a nationally recognized investment banking firm mutually selected by Holder and Issuer (or if applicable, Acquiring

Corporation), provided that if a mutual selection cannot be made as to such investment banking firm, it shall be selected by Holder. (If there shall be more than one Holder, any such selection shall be made by a Holder Majority.)

                  (iv) "Average Price" shall mean the average closing price of a share of the Substitute Common Stock for the one year immediately preceding the consolidation, merger or sale in question, but in no event higher than the closing price of the shares of the Substitute Common Stock on the day preceding such consolidation, merger or sale; provided that if Issuer is the issuer of the Substitute Option, the Average Price shall be computed with respect to a share of common stock issued by Issuer, the person merging into Issuer or by any company which controls or is controlled by such merger person, as Holder may elect.

                  (f) In no event pursuant to any of the foregoing paragraphs shall the Substitute Option be exercisable for more than 19.9% of the aggregate of the shares of the Substitute Common Stock outstanding prior to exercise of the Substitute Option. In the event that the Substitute Option would be exercisable for more than 19.9% of the aggregate of the shares of Substitute Common Stock but for this clause (f), the Substitute Option Issuer shall make a cash payment to Holder equal to the excess of (i) the value of the Substitute Option without giving effect to the limitation in this clause (f) over (ii) the value of the Substitute Option after giving effect to the limitation in this clause (f). This difference in value shall be determined by a nationally recognized investment banking firm selected by Holder (or a Holder Majority).

                  (g) Issuer shall not enter into any transaction described in subsection (b) of this Section 7 unless the Acquiring Corporation and any person that controls the Acquiring Corporation assume in writing all the obligations of Issuer hereunder and take all other actions that may be necessary so that the provisions of this Section 7 are given full force and effect (including, without limitation, any action that may be necessary so that the shares of Substitute Common Stock are in no way distinguishable from or have lesser economic value than other shares of common stock issued by the Substitute Option Issuer).

                  (h) The provisions of Sections 8, 9 and 10 shall apply, with appropriate adjustments, to any securities for which the Option becomes exercisable pursuant to this Section 7 and, as applicable, references in such sections to "Issuer," "Option," "Purchase Price" and "Issuer Common Stock" shall be deemed to be references to "Substitute Option Issuer," "Substitute Option," "Substitute Purchase Price" and "Substitute Common Stock," respectively.

         8.       Repurchase at the Option of Holder.

                  (a) Subject to Section 3(e) and the last sentence of Section 3(a), at the request of Holder at any time commencing upon the first occurrence of a Purchase Event and ending 12 months immediately thereafter, Issuer shall repurchase from Holder the Option and all shares of Issuer Common Stock purchased by Holder pursuant hereto with respect to which Holder then has beneficial ownership. The date on which Holder exercises its rights under this
Section 8 is referred to as the "Request Date." Such repurchase shall be at an aggregate price (the "Section 8 Repurchase Consideration") equal to the sum of:

                  (i) the aggregate Purchase Price paid by Holder for any shares of Issuer Common Stock acquired by Holder pursuant to the Option with respect to which Holder then has beneficial ownership;

                  (ii) the excess, if any, of (x) the Applicable Price (as defined below) for each share of Issuer Common Stock over (y) the Purchase Price (subject to adjustment pursuant to Section 7), multiplied by the number of shares of Issuer Common Stock with respect to which the Option has not been exercised; and

                  (iii) the excess, if any, of the Applicable Price over the Purchase Price (subject to adjustment pursuant to Section 7) paid (or, in the case of Option Shares with respect to which the Option has been exercised but the Closing Date has not occurred, payable) by Holder for each share of Issuer Common Stock with respect to which the Option has been exercised and with respect to which Holder then has beneficial ownership, multiplied by the number of such shares.

                  (b) If Holder exercises its rights under this Section 8, Issuer shall, within ten business days after the Request Date, pay the Section 8 Repurchase Consideration to Holder in immediately available funds, and contemporaneously with such payment Holder shall surrender to Issuer the Option

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

and the certificates evidencing the shares of Issuer Common Stock purchased thereunder with respect to which Holder then has beneficial ownership, and Holder shall warrant that it has sole record and beneficial ownership of such shares and that the same are then free and clear of all liens, claims, charges and encumbrances of any kind whatsoever. Notwithstanding the foregoing, to the extent that prior notification to or Consent of any governmental or regulatory agency or authority is required in connection with the payment of all or any portion of the Section 8 Repurchase Consideration, Holder shall have the ongoing option to revoke its request for repurchase pursuant to Section 8, in whole or in part, or to require that Issuer deliver from time to time that portion of the
Section 8 Repurchase Consideration that it is not then so prohibited from paying and promptly file the required notice or application for Consent and expeditiously process the same (and each party shall cooperate with the other in the filing of any such notice or application and the obtaining of any such Consent). If any governmental or regulatory agency or authority disapproves of any part of Issuer's proposed repurchase pursuant to this Section 8, Issuer shall promptly give notice of such fact to Holder. If any governmental or regulatory agency or authority prohibits the repurchase in part but not in whole, then Holder shall have the right (i) to revoke the repurchase request or
(ii) to the extent permitted by such agency or authority, determine whether the repurchase should apply to the Option and/or Option Shares and to what extent to each, and Holder shall thereupon have the right to exercise the Option as to the number of Option Shares for which the Option was exercisable at the Request Date less the sum of the number of shares covered by the Option in respect of which payment has been made pursuant to Section 8(a)(ii) and the number of shares covered by the portion of the Option (if any) that has been repurchased. Holder shall notify Issuer of its determination under the preceding sentence within five business days of receipt of notice of disapproval of the repurchase.

                  (c) For purposes of this Agreement , the "Applicable Price" means the highest of (i) the highest price per share of Issuer Common Stock paid for any such share by the person or groups described in Section 8(d)(i), (ii) the price per share of Issuer Common Stock received by holders of Issuer Common Stock in connection with any merger or other business combination transaction described in Section 7(b)(i), 7(b)(ii) or 7(b)(iii), or (iii) the highest closing sales price per share of Issuer Common Stock quoted on the Nasdaq National Market (or if Issuer Common Stock is not quoted on the Nasdaq National Market, the highest bid price per share as quoted on the principal trading market or securities exchange on which such shares are traded as reported by a recognized source chosen by Holder) during the 60 business days preceding the Request Date; provided, however, that in the event of a sale of less than all of Issuer's Assets, the Applicable Price shall be the sum of the price paid in such sale for such assets and the current market value of the remaining assets of Issuer as determined by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer (which determination shall be conclusive for all purposes of this Agreement), divided by the number of shares of the Issuer Common Stock outstanding at the time of such sale. If the consideration to be offered, paid or received pursuant to either of the foregoing clauses (i) or (ii) shall be other than in cash, the value of such consideration shall be determined in good faith by an independent nationally recognized investment banking firm selected by Holder and reasonably acceptable to Issuer, which determination shall be conclusive for all purposes of this Agreement.

         9.       Registration Rights.

                  (a) Following termination of the Merger Agreement, Issuer shall, subject to the conditions of subparagraph (c) below, if requested by any Holder, including Grantee and any permitted transferee ("Selling Holder"), as expeditiously as possible prepare and file a registration statement under the Securities Laws if necessary in order to permit the sale or other disposition of any or all shares of Issuer Common Stock or other securities that have been acquired by or are issuable to Selling Holder upon exercise of the Option in accordance with the intended method of sale or other disposition stated by Holder in such request, including, without limitation, a "shelf" registration statement under Rule 415 under the Securities Act or any successor provision, and Issuer shall use its best efforts to qualify such shares or other securities for sale under any applicable state securities laws.

                  (b) If Issuer at any time  after the  exercise  of the  Option proposes to register any shares of Issuer Common Stock under the Securities Laws in connection with an underwritten public offering of such Issuer Common Stock, Issuer will promptly give written notice to Holder of its intention to do so and, upon the written request of Holder given within 30 days after receipt of any such notice (which request shall specify the number of shares of Issuer Common Stock intended to be included in such underwritten public offering by Selling Holder), Issuer will cause all such shares, the holders of which shall have requested participation in such registration, to be so registered and included in such underwritten public offering; provided, that Issuer may elect to not cause any such shares to be so registered (i) if the underwriters in good faith object for valid business reasons, or (ii) in the case of a registration solely to implement a dividend reinvestment or similar plan, an employee benefit plan or a registration filed on Form S-4 or any successor form, or a registration filed on a form which does not permit registrations of resales; provided, further, that such election pursuant to clause (i) may only be made two times. If some but not all the shares of Issuer Common Stock, with respect to which Issuer shall have received requests for registration pursuant to this subparagraph (b), shall be excluded from such registration, Issuer shall make appropriate allocation of shares to be registered among Selling Holders and any other person (other than Issuer or any person exercising demand registration rights in connection with such registration) who or which is permitted to register their shares of Issuer Common Stock in connection with such registration pro rata in the proportion that the number of shares requested to be registered by each Selling Holder bears to the total number of shares requested to be registered by all persons then desiring to have Issuer Common Stock registered for sale.

                  (c) Issuer shall use all reasonable efforts to cause each registration statement referred to in subparagraph (a) above to become effective and to obtain all consents or waivers of other parties which are required therefor and to keep such registration statement effective, provided, that Issuer may delay any registration of Option Shares required pursuant to subparagraph (a) above for a period not exceeding 90 days provided Issuer shall in good faith determine that any such registration would adversely affect an offering or contemplated offering of other securities by Issuer, and Issuer shall not be required to register Option Shares under the Securities Laws pursuant to subparagraph (a) above:

                  (i) prior to the earliest of (a) termination of the Merger Agreement pursuant to Section 10.1 thereof, (b) failure to obtain the requisite stockholder approval pursuant to Section 9.1(a) of the Merger Agreement, and (c) a Purchase Event or a Preliminary Purchase Event;

                  (ii)     on more than two occasions;

                  (iii) more than once during any calendar year;

                  (iv) within 90 days after the effective date of a registration referred to in subparagraph (b) above pursuant to which the Selling Holders concerned were afforded the opportunity to register such shares under the Securities Laws and such shares were registered as requested; and

                  (v) unless a request therefor is made to Issuer by Selling Holders holding at least 25% or more of the aggregate number of Option Shares then outstanding.

                       In addition to the foregoing, Issuer shall not be required to maintain the effectiveness of any registration statement after the expiration of nine months from the effective date of such registration statement. Issuer shall use all reasonable efforts to make any filings, and take all steps, under all applicable state securities laws to the extent necessary to permit the sale or other disposition of the Option Shares so registered in accordance with the intended method of distribution for such shares, provided, that Issuer shall not be required to consent to general jurisdiction or qualify to do business in any state where it is not otherwise required to so consent to such jurisdiction or to so qualify to do business.

                  (d) Except where applicable state law prohibits such payments, Issuer will pay all expenses (including without limitation registration fees, qualification fees, blue sky fees and xpenses (including the fees and expenses of counsel), accounting expenses, legal expenses including the reasonable fees and expenses of one counsel to the Selling Holders, printing expenses, expenses of underwriters, excluding discounts and commissions but including liability insurance if Issuer so desires or the underwriters so require, and the reasonable fees and expenses of any necessary special experts) in connection with each registration pursuant to subparagraph (a) or (b) above (including the related offerings and sales by Selling Holders) and all other qualifications, notifications or exemptions pursuant to subparagraph (a) or (b) above. Underwriting discounts and commissions relating to Option Shares, fees and disbursements of counsel to the Selling Holders and any other expenses incurred by such Selling Holders in connection with any such registration shall be borne by such Selling Holders.

                  (e) In connection with any registration under subparagraph (a) or (b) above Issuer hereby indemnifies the Selling Holders, and each underwriter thereof, including each person, if any, who controls such holder or underwriter

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

within the meaning of Section 15 of the Securities Act, against all expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such expenses, losses, claims, damages or liabilities of such indemnified party are caused by any untrue statement or alleged untrue statement that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon and in conformity with, information furnished in writing to Issuer by such indemnified party expressly for use therein, and Issuer and each officer, director and controlling person of Issuer shall be indemnified by such Selling Holder, or by such underwriter, as the case may be, for all such expenses, losses, claims, damages and liabilities caused by any untrue, or alleged untrue, statement, that was included by Issuer in any such registration statement or prospectus or notification or offering circular (including any amendments or supplements thereto) in reliance upon, and in conformity with, information furnished in writing to Issuer by such holder or such underwriter, as the case may be, expressly for such use.

                      Promptly upon receipt by a party indemnified under this subparagraph (e) of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party under this subparagraph (e), such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying party shall not relieve it of any liability which it may otherwise have to any indemnified party under this subparagraph (e). In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by it and satisfactory to such indemnified party. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying arty either agrees to pay the same, (ii) the indemnifying party falls to assume the defense of such action with counsel' satisfactory to the indemnified party, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnifying party that may be contrary to the interest of the indemnified party, in which case the indemnifying party shall be entitled to assume the defense of such action notwithstanding its obligation to bear fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent, which consent may not be unreasonably withheld.

                      If the  indemnification  provided for in this subparagraph
(e) is unavailable to a party otherwise entitled to be indemnified in respect of any expenses, losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such party otherwise entitled to be indemnified, shall contribute to the amount paid or payable by such party to be indemnified as a result of such expenses, losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative benefits received by Issuer, all selling shareholders and the underwriters from the offering of the securities and also the relative fault of Issuer, all selling shareholders and the underwriters in connection with the statements or omissions which resulted in such expenses, losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The amount paid or payable by a party as a result of the expenses, losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim; provided, that in no case shall any Selling Holder be responsible, in the aggregate, for any amount in excess of the net offering proceeds attributable to its Option Shares included in the offering. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Any obligation by any holder to indemnify shall be several and not joint with other holders.

                      In connection with any registration pursuant to subparagraph (a) or (b) above, Issuer and each Selling Holder (other than Grantee) shall enter into an agreement containing the indemnification provisions of this subparagraph (e).

                  (f) Issuer shall comply with all reporting requirements and will do all such other things as may be necessary to permit the expeditious sale at any time of any Option Shares by Holder in accordance with and to the extent permitted by any rule or regulation promulgated by the SEC from time to time,

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
including, without limitation, Rules 144 and 144A. Issuer shall at its expense provide Holder with any information necessary in connection with the completion and filing of any reports or forms required to be filed by them under the Securities Laws, or required pursuant to any state securities laws or the rules of any stock exchange.

                  (g) Issuer will pay all stamp taxes in connection with the issuance and the sale of the Option Shares and in connection with the exercise of the Option, and will save Holder harmless, without limitation as to time, against any and all liabilities, with respect to all such taxes.

                  10. Quotation; Listing. If Issuer Common Stock or any other securities to be acquired upon exercise of the Option are then authorized for quotation or trading or listing on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization, Issuer, upon the request of Holder, will promptly file an application, if required, to authorize for quotation or trading or listing the shares of Issuer Common Stock or other securities to be acquired upon exercise of the Option on the Nasdaq National Market or any other securities exchange or any automated quotations system maintained by a self-regulatory organization and will use its best efforts to obtain approval, if required, of such quotation or listing as soon as practicable.

     11. Division of Option. This Agreement (and the Option granted hereby) are exchangeable, without expense, at the option of Holder, upon presentation and surrender of this Agreement at the principal office of Issuer for other Agreements providing for Options of different denominations entitling the holder thereof to purchase in the aggregate the same number of shares of Issuer Common Stock purchasable hereunder. The terms "Agreement" and "Option" as used herein include any other Agreements and related Options for which this Agreement (and the Option granted hereby) may be exchanged. Upon receipt by Issuer of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Agreement, and (in the case of loss, theft or destruction) of reasonably satisfactory indemnification, and upon surrender and cancellation of this Agreement, if mutilated, Issuer will execute and deliver a new Agreement of like tenor and date. Any such new Agreement executed and delivered shall constitute an additional contractual obligation on the part of Issuer, whether or not the Agreement so lost, stolen, destroyed or mutilated shall at any time be enforceable by anyone.

         12.      Miscellaneous.

                  (a) Expenses. Except as otherwise provided in Section 10, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

                  (b) Waiver and Amendment. Any provision of this Agreement may be waived at any time by the party that is entitled to the benefits of such provision. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto.

                  (c) Entire Agreement; No Third-Party Beneficiary; Severability. This Agreement, together with the Merger Agreement and the other documents and instruments referred to herein and therein, between Grantee and Issuer (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto (other than any transferees of the Option Shares or any permitted transferee of this Agreement pursuant to Section 12(h)) any rights or remedies hereunder. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or a federal or state governmental or regulatory agency or authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option does not permit Holder to acquire, or does not require Issuer to repurchase, the full number of shares of Issuer Common Stock as provided in Sections 3 and 8 (as adjusted pursuant to Section
7), it is the express intention of Issuer to allow Holder to acquire or to require Issuer to repurchase such lesser number of shares as may be permissible without any amendment or modification hereof.

                  (d) Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Georgia without regard to any applicable conflicts of law rules.

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

                  (e) Descriptive Headings. The descriptive headings contained herein are for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  (f) Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation) or mailed by registered or certified mail (return receipt requested) to the parties at the addresses set forth in the Merger Agreement(or at such other address for a party as shall be specified by like notice).

                  (g) Counterparts. This Agreement and any amendments hereto may be executed in two counterparts, each of which shall be considered one and the same agreement and shall become effective when both counterparts have been signed, it being understood that both parties need not sign the same counterpart.

                  (h) Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder or under the Option shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party, except that Grantee may assign this Agreement to a wholly owned Subsidiary of Grantee and Grantee may assign its rights hereunder in whole or in part after the occurrence of a Purchase Event. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (i) Further Assurances. In the event of any exercise of the Option by Holder, Issuer and Holder shall execute and deliver all other documents and instruments and take all other action that may be reasonably necessary in order to consummate the transactions provided for by such exercise.

                  (j) Specific Performance. The parties hereto agree that this Agreement may be enforced by either party through specific performance, injunctive relief and other equitable relief. Both parties further agree to waive any requirement for the securing or posting of any bond in connection with the obtaining of any such equitable relief and that this provision is without prejudice to any other rights that the parties hereto may have for any failure to perform this Agreement.



         IN WITNESS WHEREOF, Issuer and Grantee have caused this Stock Option Agreement to be signed by their respective officers thereunto duly authorized, all as of the day and year first written above.
ATTEST:           THE SAVANNAH BANCORP, INC.



By:.____________________            By: ___________________________


[CORPORATE SEAL]


ATTEST:           BRYAN BANCORP OF GEORGIA, INC.



By:.____________________            By: ___________________________


[CORPORATE SEAL]

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






                                   EXHIBIT 3

                              DIRECTOR'S AGREEMENT


                  THIS DIRECTOR'S AGREEMENT ("Agreement") is made and entered into as of the 11th day of February, 1998, by and between the undersigned, ______________, a resident of __________, Georgia, and The Savannah Bancorp, Inc., a corporation organized and existing under the laws of the State of Georgia ("Savannah").

                  On even date herewith, Savannah and Bryan Bancorp of Georgia, Inc., a corporation organized and existing under the laws of the State of Georgia ("Bryan"), have entered into an Agreement and Plan of Merger (the "Merger Agreement"). The Merger Agreement generally provides for the merger of Bryan with and into Savannah ("Merger"), and the conversion of the issued and outstanding shares of the $1.00 par value common stock of Bryan ("Bryan Common Stock") into shares of the $1.00 par value common stock of Savannah. The transactions contemplated by the Merger Agreement are subject to the affirmative vote of the shareholders of Bryan, the affirmative vote of the shareholders of Savannah, the receipt of certain regulatory approvals and the satisfaction of other conditions.

                  The undersigned is a member of the Board of Directors of Bryan and is the owner of _________ shares of Bryan Common Stock and has rights by option or otherwise to acquire _________ additional shares of Bryan Common Stock ("Shares"). In order to induce Savannah to enter into the Merger Agreement, the undersigned is entering into this Agreement with Savannah to set forth certain terms and conditions governing the actions to be taken by the undersigned with respect to the Shares until consummation of the Merger.

                  NOW,   THEREFORE,   in   consideration   of  the  transactions
contemplated by the Merger Agreement and the mutual promises and covenants contained herein, the parties agree as follows:

                  1. Without the prior written consent of Savannah, the undersigned shall not transfer, sell, assign, convey or encumber any of the Shares during the term of this Agreement except to Savannah pursuant to the terms of the Merger Agreement. Without limiting the generality of the foregoing, the undersigned shall not grant to any party any option or right to purchase the Shares or any interest therein. Further, except with respect to the Merger, the undersigned shall not approve or ratify any agreement or contract pursuant to which the Shares would be transferred to any other party as a result of a consolidation, merger, reorganization or acquisition.

                  2. The undersigned intends to, and will, vote all of the Shares beneficially owned by him (and with respect to which he has sole voting power) in favor of the Merger. The undersigned will also recommend that the shareholders of Bryan approve the Merger when the same is presented to the shareholders for consideration in properly prepared proxy materials, subject only to the undersigned's legal obligations (if any) as a director of Bryan, and will use his or her best efforts to effect consummation of the Merger and the other transactions contemplated by the Merger Agreement . Further, the undersigned intends to, and will, surrender the certificate or certificates representing his or her Shares which are beneficially owned by him (and with respect to which he has sole dispositive power) to Savannah upon consummation of the Merger as described in the Merger Agreement.

                  3. The undersigned covenants and agrees with Savannah that for a period of two years after the effective time of the Merger, the undersigned shall not, without the prior written consent of Savannah, directly or indirectly serve as a consultant to, serve as a management official of, or be or become a major shareholder of any financial institution having an office in Bryan County, Georgia or Chatham County, Georgia. It is expressly understood that the covenants contained in this paragraph 4 do not apply to (i) "management official" positions which the undersigned holds with financial institutions other than Bryan and its subsidiary as of the date of this Agreement, (ii) securities holdings which cause the undersigned to be deemed a major shareholder of a financial institution, other than Bryan and its subsidiary, as of the date of this Agreement, or (iii) advisory relationships with a financial institution which the undersigned has as of the date of this Agreement or may have after the date hereof solely in the capacity as legal counsel. For the purposes of the covenants contained in this paragraph 4, the following terms shall have the following respective meanings:


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
                  (a) The term "management official" shall refer to service of any type which gives the undersigned the authority to participate, directly or indirectly, in policy-making functions of the financial institution. This includes, but is not limited to, service as an organizer, officer, director, or advisory director of the financial institution. It is expressly understood that the undersigned may be deemed a management official of the financial institution, whether or not he holds any official, elected, or appointed position with such financial institution.

                  (b) The term "financial institution" shall refer to any bank or savings association which engages in the business of accepting deposits or which owns or controls a company which engages in the business of accepting deposits.

                  (c) The term "major shareholder" shall refer to the beneficial ownership of 2% or more of any class of voting securities of such company or the ownership of 2% of the total equity interest in such company, however denominated.

In the case of an undersigned who is as of the date of this Agreement an officer or director of Bryan, the provisions of this paragraph 3 shall be of no further force and effect if the undersigned is not offered employment as an officer or director of Savannah or any of its subsidiaries at the effective time of the Merger or, if the undersigned is so employed, the undersigned's employment is involuntarily terminated by Savannah after the effective time of the Merger other than for cause.

                  4. The undersigned acknowledges and agrees that Savannah could not be made whole by monetary damages in the event of any default by the undersigned of the terms and conditions set forth in this Agreement. It is accordingly agreed and understood that Savannah in addition to any other remedy which it may have at law or in equity, shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and specifically to enforce the terms and provisions hereof in any action instituted in any court of the United States or in any state having appropriate jurisdiction.

                  5. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                  6. Except with respect to the covenants contained in paragraph 3, which shall be governed by the terms set forth therein and shall be effective only upon consummation of the Merger, the covenants and obligations set forth in this Agreement shall expire and be of no further force and effect on the later of September 30, 1998, or the date upon which the Board of Directors of Bryan shall have the right to terminate the Merger Agreement and the transactions contemplated thereby if the Merger is not consummated by such date.

                  IN WITNESS WHEREOF, this Agreement has been duly executed under seal and delivered by the undersigned as of the day and year first above written.

As to the Undersigned, signed in the presence of:

________________________                   _______________________________(SEAL)

      Name:__________________________
             (Please print or type)





ATTEST:           THE SAVANNAH BANCORP, INC.


By:______________________               By:_____________________________________
     Secretary                             President and Chief Executive Officer

[CORPORATE SEAL]

                                   EXHIBIT 4


                              AFFILIATE AGREEMENT


The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia  31401

Attention:        Archie H. Davis
                  President and Chief Executive Officer

Gentlemen:

         The undersigned is a shareholder of Bryan Bancorp of Georgia, Inc. ("Bryan"), a corporation organized and existing under the laws of the State of Georgia, and will become a shareholder of The Savannah Bancorp, Inc. ("Savannah"), a corporation organized and existing under the laws of the State of Georgia, pursuant to the transactions described in the Agreement and Plan of Merger, dated as of February 11, 1998 (the "Agreement"), by and between Savannah and Bryan. Under the terms of the Agreement, Bryan will be merged into and with Savannah (the "Merger"), and the shares of the $1.00 par value common stock of Bryan ("Bryan Common Stock") will be converted into and exchanged for shares of the $1.00 par value common stock of Savannah ("Savannah Common Stock"). This Affiliate Agreement represents an agreement between the undersigned and Savannah regarding certain rights and obligations of the undersigned in connection with the shares of Savannah to be received by the undersigned as a result of the Merger.

         In consideration of the Merger and the mutual covenants contained herein, the undersigned and Savannah hereby agree as follows:

         1. Affiliate Status. The undersigned understands and agrees that as to Bryan he is an "affiliate" under Rule 145(c) as defined in Rule 405 of the Rules and Regulations of the Securities and Exchange Commission ("SEC") under the Securities Act of 1933, as amended ("1933 Act"), and the undersigned anticipates that he will be such an "affiliate" at the time of the Merger.

         2. Initial Restriction on Disposition. The undersigned agrees that he will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of Savannah Common Stock into which his shares of Bryan Common Stock are converted upon consummation of the Merger until such time as Savannah notifies the undersigned that the requirements of SEC Accounting Series Release Nos. 130 and 135 ("ASR 130 and 135") have been met. The undersigned understands that ASR 130 and 135 relate to publication of financial results of post-Merger combined operations of Savannah and Bryan. Savannah agrees that it will publish such results within 45 days after the end of the first fiscal quarter of Savannah containing the required period of post-Merger combined operations and that it will notify the undersigned promptly following such publication.

         3. Covenants and Warranties of Undersigned.The undersigned represents, warrants and agrees that:

         (a) The Savannah Common Stock received by the undersigned as a result of the Merger will be taken for his own account and not for others, directly or indirectly, in whole or in part.

         (b) Savannah has informed the undersigned that any distribution by the undersigned of Savannah Common Stock has not been registered under the 1933 Act and that shares of Savannah Common Stock received pursuant to the Merger can only be sold by the undersigned (1) following registration under the 1933 Act, or (2) in conformity with the volume and other requirements of Rule 145(d) promulgated by the SEC as the same now exist or may hereafter be amended, or (3) to the extent some other exemption from registration under the 1933 Act might be available. The undersigned understands that Savannah is under no obligation to file a registration statement with the SEC covering the disposition of the undersigned's shares of Savannah Common Stock or to take any other action necessary to make compliance with an exemption from such registration available.

         (c) The undersigned will, and will cause each of the other parties whose shares are deemed to be beneficially owned by the undersigned pursuant to
Section 8 hereof to, have all shares of Bryan Common Stock beneficially owned by the undersigned registered in the name of the undersigned or such parties, as applicable, prior to the effective date of the Merger and not in the name of any bank, broker-dealer, nominee or clearinghouse.

         (d) During the 30 days immediately preceding the Effective Time of the Merger, the undersigned will not sell, transfer, or otherwise dispose of his interests in, or reduce his risk relative to, any of the shares of Bryan Common Stock beneficially owned by the undersigned as of the record date for determination of shareholders entitled to vote at the Shareholders' Meeting of Bryan held to approve the Merger.

         4. Restrictions on Transfer. The undersigned understands and agrees that stop transfer instructions with respect to the shares of Savannah Common Stock received by the undersigned pursuant to the Merger will be given to Savannah's Transfer Agent and that there will be placed on the certificates for such shares, or shares issued in substitution thereof, a legend stating in substance:

"The shares represented by this certificate were issued pursuant to a business combination which is accounted for as a "pooling of interests" and may not be sold, nor may the owner thereof reduce his risks relative thereto in any way, until such time as The Savannah Bancorp, Inc. ("Savannah") has published the financial results covering at least 30 days of combined operations after the effective date of the merger through which the business combination was effected. In addition, the shares represented by this certificate may not be sold, transferred or otherwise disposed of except or unless (1) covered by an effective registration statement under the Securities Act of 1933, as amended,
(2) in accordance with (i) Rule 145(d) (in the case of shares issued to an individual who is not an affiliate of Savannah) or (ii) Rule 144 (in the case of shares issued to an individual who is an affiliate of Savannah) of the Rules and Regulations of such Act, or (3) in accordance with a legal opinion satisfactory to counsel for Savannah that such sale or transfer is otherwise exempt from the registration requirements of such Act."

Such legend will also be placed on any certificate representing Savannah securities issued subsequent to the original issuance of the Savannah Common Stock pursuant to the Merger as a result of any transfer of such shares or any stock dividend, stock split, or other recapitalization as long as the Savannah Common Stock issued to the undersigned pursuant to the Merger has not been transferred in such manner to justify the removal of the legend therefrom. Upon the request of the undersigned, Savannah shall cause the certificates representing the shares of Savannah Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to restrictions on transfer by virtue of ASR 130 and 135 as soon as practicable after the requirements of ASR 130 and 135 have been met. In addition, if the provisions of Rules 144 and 145 are amended to eliminate restrictions applicable to the Savannah Common Stock received by the undersigned pursuant to the Merger, or at the expiration of the restrictive period set forth in Rule 145(d), Savannah, upon the request of the undersigned, will cause the certificates representing the shares of Savannah Common Stock issued to the undersigned in connection with the Merger to be reissued free of any legend relating to the restrictions set forth in Rules 144 and 145(d) upon receipt by Savannah of an opinion of its counsel to the effect that such legend may be removed.

         5. Understanding of Restrictions on Dispositions. The undersigned has carefully read the Agreement and this Affiliate Agreement and discussed their requirements and impact upon his ability to sell, transfer, or otherwise dispose of the shares of Savannah Common Stock received by the undersigned, to the extent he believes necessary, with his counsel or counsel for Bryan.

         6. Filing of Reports by Savannah. Savannah agrees, for a period of three years after the effective date of the Merger, to file on a timely basis all reports required to be filed by it pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, so that the public information provisions of Rule 145(d) promulgated by the SEC as the same are presently in effect will be available to the undersigned in the event the undersigned desires to transfer any shares of Savannah Common Stock issued to the undersigned pursuant to the Merger.

         7. Transfer Under Rule 145(d). If the undersigned desires to sell or otherwise transfer the shares of Savannah Common Stock received by him in connection with the Merger at any time during the restrictive period set forth in Rule 145(d), the undersigned will provide the necessary representation letter to the transfer agent for Savannah Common Stock together with such additional information as the transfer agent may reasonably request. If Savannah's counsel concludes that such proposed sale or transfer complies with the requirements of Rule 145(d), Savannah shall cause such counsel to provide such opinions as may be necessary to Savannah's Transfer Agent so that the undersigned may complete the proposed sale or transfer.

         8. Acknowledgments. The undersigned recognizes and agrees that the foregoing provisions also apply to all shares of the capital stock of Bryan and Savannah that are deemed to be beneficially owned by the undersigned pursuant to applicable federal securities laws, which the undersigned agrees may include, without limitation, shares owned or held in the name of (i) the undersigned's spouse, (ii) any relative of the undersigned or of the undersigned's spouse who has the same home as the undersigned, (iii) any trust or estate in which the undersigned, the undersigned's spouse, and any such relative collectively own at least a 10% beneficial interest or of which any of the foregoing serves as trustee, executor, or in any similar capacity, and (iv) any corporation or other organization in which the undersigned, the undersigned's spouse and any such relative collectively own at least 10% of any class of equity securities or of the equity interest. The undersigned further recognizes that, in the event that the undersigned is a director or officer of Savannah or becomes a director or officer of Savannah upon consummation of the Merger, among other things, any sale of Savannah Common Stock by the undersigned within a period of less than six months following the effective time of the Merger may subject the undersigned to liability pursuant to Section 16(b) of the Securities Exchange Act of 1934, as amended.

         9. Miscellaneous. This Affiliate Agreement is the complete agreement between Savannah and the undersigned concerning the subject matter hereof. Any notice required to be sent to any party hereunder shall be sent by registered or certified mail, return receipt requested, using the addresses set forth herein or such other address as shall be furnished in writing by the parties. This
Affiliate   Agreement   shall  be   governed   by  the  laws  of  the  State  of
Georgia/Georgia.

         This Affiliate Agreement is executed as of the ____ day of February, 1998.

Very truly yours,

---------------------------
Signature

---------------------------
Print Name

---------------------------
---------------------------
---------------------------
Address

[add below the signatures of all registered owners of shares deemed beneficially owned by the affiliate]

---------------------------
Name:



---------------------------
Name:



---------------------------
Name:

AGREED TO AND ACCEPTED as of
February __, 1998

THE SAVANNAH BANCORP, INC.


By:_________________________
        "Executive"

                              EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of ____________________, 1998, by and between BRYAN BANK & TRUST, a Georgia state Bank (the "Bank") and SAVANNAH BANCORP, INC. ("Savannah") (Bank and Savannah collectively referred to as "Employers"), and E. JAMES BURNSED, a resident of the State of Georgia (the "Executive").

     WHEREAS, Savannah, a Georgia corporation, has acquired all of the equity interest of Bank by means of a merger (the "Merger") pursuant to an Agreement and Plan of Merger between Savannah and Bryan Bancorp, Inc. dated as of February ___, 1998 (the "Merger Agreement");

     WHEREAS, the Executive was the President and Chief Executive Officer of the Bank and desires to continue as the President of the Bank and Vice Chairman of the Board of Directors of Savannah;

     WHEREAS, the Employers desire that the Executive serve in such capacities; and

     WHEREAS, the Employers and the Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of the Executive's Employment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Employment and Duties.

      (a)The Employers hereby agree to employ the Executive and Executive agrees to serve as the President of the Bank and Vice Chairman of the Board of Savannah and to act in accordance with the terms and conditions set forth herein. During the term of this Agreement, the Executive agrees that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the operation of the business of the Employers, subject to reasonable absences for vacation and illness, and that he will perform such duties, functions and responsibilities in connection with such position and consistent with the foregoing as are from time to time delegated to the Executive by the Boards of Directors of the Employers (the "Boards") or the CEO of Savannah; provided, however, that the foregoing shall not be deemed to restrict the Executive from devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as such activities do not interfere with the responsible performance of the Executive's duties hereunder. The Executive shall provide the Boards and the CEO of Savannah with periodic reports on, and keep it informed on a current basis concerning, the business and affairs of the Bank.

      (b)The Bank shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position to be located at 9971 Ford Avenue, Richmond Hill, Georgia or at a comparable location within Bryan County, Georgia.

      2.Term. The term ("Term") of this Agreement shall commence on the date hereof and shall continue until the first anniversary of the date hereof unless earlier terminated pursuant to Section 4 hereof.

      3.Compensation. In consideration of the services to be rendered by the Executive to the Employers hereunder, the Employers hereby agree to pay or otherwise provide the Executive the following compensation and benefits, it being understood that the Bank shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of applicable law (including, without limitation, Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

      (a)Salary. The Executive shall receive an annual salary of ("Salary") from the Bank of $90,000.00 to be paid in equal installments in accordance with the Bank's salary payment practices in effect from time to time for executives of the Bank. The Bank may consider and declare from time to time increases in the Salary.

      (b)Compensation Pursuant to Plans. During the Term, the Executive shall be included as a participant in all present and future employee benefit, retirement and compensation plans generally available to employees of the Bank, consistent with his Salary and his position with the Employers.

      (c)Expenses. The Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder. Upon receipt of appropriate vouchers therefor, provided that the Executive has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Bank.

      (d)Vacation and Perquisites. For so long as the Executive is employed by the Bank hereunder, the Executive shall be entitled to such paid vacation, sick leave and such perquisites as are provided to other executive officers of Savannah's banking subsidiaries.

      (e)Change in Control Agreement. Employers, by executing this Agreement, assume the obligations of Bryan Bancorp of Georgia, Inc. under the Change in Control Agreement with Executive dated May 22, 1996 ("Agreement"). Executive, by executing this Agreement, agrees to waive any rights under the Agreement to payments resulting from the merger between Savannah and Bryan Bancorp of Georgia, Inc. and agrees to accept the benefits of this Agreement in full payment in lieu of rights under the Agreement, except in the event of a Change in Control of Savannah.

      (f)Stock Options. To the extent not exercised, Savannah agrees to assume the Stock Option Agreement granting options to purchase 16,000 shares of Bryan Bancorp stock to E. James Burnsed at a price of $9.93 per share for 4,000 shares, $10.66 per share for 4,000 shares, $11.75 per share for 4,000 shares, and $10.65 per share for 4,000 shares, pursuant to the terms of the Merger Agreement between Savannah and Bryan Bancorp of Georgia, Inc. Savannah further agrees to grant to Executive pursuant to the Savannah Incentive Stock Option Plan options to purchase 10,000 shares of Savannah stock at market price on the same terms and conditions as other Savannah executives.

      (g)Life Insurance. Employers agrees to provide for Executive life insurance in addition to life insurance provided in the benefit package described in paragraph (b) above necessary to increase the total life insurance provided by Employers to total $575,000; provided however, the additional premium to increase theinsurance above that otherwise provided in the standard employee benefit package shall not exceed $2,000.

      (h)Automobile. Executive, during his employment, shall have the use of the vehicle now in his possession and all expenses relating to the operation of the vehicle until December 31, 2000 and thereafter shall have the same automobile privileges as other executives of Savannah's banking subsidiaries and on December 31, 2000, Executive shall have the right to purchase the vehicle now in his possession at the depreciated book value that the vehicle is shown on the books of Bryan Bank & Trust on said date.

      (i)Cash Incentive Plan. Savannah agrees for the term of this Agreement and for any extended term of this Agreement to provide Executive with a cash incentive payable under the same terms and conditions as were payable under Bryan Bank & Trust Officer's Cash Incentive Plan in effect at the time of execution of the definitive agreement.

     4.   Termination.

      (a)This Agreement shall terminate on the earliest to occur of the first anniversary of the date hereof or the occurrence of any of the following events:
(i) the mutual agreement of the Employees and the Executive; (ii) the death or Disability (as hereinafter defined) of the Executive or Executive's voluntary retirement; or (iii) immediate upon either of Employers giving written notice to the Executive of termination for Cause (as defined herein).

      (b)The Bank may terminate the Executive's employment under this Agreement at any time for Cause. The termination shall be evidenced by written notice to the Executive, which shall specify the cause for termination. "Cause" shall exist if: (i) the Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Boards of Employers, the Executive has engaged in conduct or activity materially damaging to the business of the Employers (it being understood however, that unintentional physical damage to any property of the Employers by the Executive shall not be a ground for such a determination by the Board); or (iii) the Executive has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Bank as provided in Section 1(a) hereof and, after written notice from the Bank of such failure, the Executive at any time thereafter again so fails.

      (c)The Executive may terminate his employment under this Agreement at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean
(i) the assignment to the Executive of duties or responsibilities which are materially inconsistent with the responsibilities of an executive officer holding the office of the Executive; (ii) a material breach by the Bank of any of the material provisions of this Agreement; (iii) reduction of Executive's salary or benefits; or (iv) Employers requiring the Executive to be based at any place outside a fifty mile radius from Richmond Hill, Georgia, except for reasonably required travel on the Employers' business.

      (d)In the event that the Executive's employment hereunder is terminated during the initial term or any extended term of this Agreement by Executive for reason of Good Cause or by the Employers other than for Cause, the Executive shall be entitled to receive the Salary, health insurance benefits, and life insurance benefits provided under this Agreement for a period of one year after the date of such termination. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties hereunder on a full-time basis for 120 consecutive business days (or such shorter period as will suffice for the Executive to qualify for full disability benefits under the applicable disability insurance policy or policies of the Employers) as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Employers or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.

     5.   Representations and Warranties.

      (a)The Executive represents and warrants to the Employers that: (i) he has the full power and authority to execute, deliver and perform this Agreement and that he has taken all actions necessary to secure all approvals required in connection herewith; (ii) this Agreement has been duly authorized, executed and delivered by him and constitutes his valid and binding agreement, enforceable against him in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which he is a party or by which he or any of his assets are bound.

      (b)the Employers hereby represent and warrant to the Executive that: (i) this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power and authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

      6.Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addresses specified below.

      If to the Executive:E. James Burnsed
     Bryan Bank & Trust
     9971 Ford Avenue
     Richmond Hill, GA 31224
     Facsimile No.: (912) 756-4617

      If to the EmployersSavannah Bancorp, Inc.
     25 Bull Street
     Savannah, GA 31401
     Facsimile No.: (912) 651-4141
     Attention:  President



or to such other address or fax number as either party may from time to time designate in writing to the other.

      7.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or rescission of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

      8.Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

      9.Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Employers to a successor of all or substantially all of the business or assets of the Employers. The rights, duties and obligations of the Executive under this Agreement shall not be assignable.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.
     SAVANNAH BANCORP, INC.

     BY:________________________________

        Its:_____________________________





     BRYAN BANK & TRUST

     BY:________________________________

        Its:_____________________________

     "Employers"

     _____________________________(SEAL)
     E. JAMES BURNSED

                              EMPLOYMENT AGREEMENT



     THIS EMPLOYMENT AGREEMENT (the "Agreement") is effective as of ____________________, 1998, by and between BRYAN BANK & TRUST, a Georgia state Bank (the "Bank") and SAVANNAH BANCORP, INC. ("Savannah) (Bank and Savannah collectively referred to as "Employers"), and GEORGE MICHAEL ODOM, JR., a resident of the State of Georgia (the "Executive").

     WHEREAS, Savannah, a Georgia corporation, has acquired all of the equity interest of Bank by means of a merger (the "Merger") pursuant to an Agreement and Plan of Merger between Savannah and Bryan Bancorp, Inc. dated as of February ___, 1998 (the "Merger Agreement");

     WHEREAS, the Executive was the Executive Vice President of the Bank and desires to continue as the Executive Vice President of the Bank;

     WHEREAS, the Employers desire that the Executive serve in such capacities; and

     WHEREAS, the Employers and the Executive, in conjunction with and pursuant to the terms of the Merger Agreement, desire to set forth in writing the terms and conditions of the Executive's Employment.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1.   Employment and Duties.

      (a)The Employers hereby agree to employ the Executive and Executive agrees to serve as the Executive Vice President of the Bank and to act in accordance with the terms and conditions set forth herein. During the term of this Agreement, the Executive agrees that he will serve the Bank faithfully and to the best of his ability and that he will devote his full business time, attention and skills to the operation of the business of the Employers, subject to reasonable absences for vacation and illness, and that he will perform such duties, functions and responsibilities in connection with such position and consistent with the foregoing as are from time to time delegated to the Executive by the Boards of Directors of the Employers (the "Boards") or the CEO of the Bank; provided, however, that the foregoing shall not be deemed to restrict the Executive from devoting a reasonable amount of time and attention to the management of his personal affairs and investments, so long as such activities do not interfere with the responsible performance of the Executive's duties hereunder. The Executive shall provide the Boards and the CEO of the Bank with periodic reports on, and keep it informed on a current basis concerning, the business and affairs of the Bank.

      (b)The Bank shall provide the Executive with a private office, secretarial and administrative assistance, office equipment, supplies and other facilities and services suitable to the Executive's position to be located at 9971 Ford Avenue, Richmond Hill, Georgia or at a comparable location within Bryan County, Georgia.

      2.Term. The term ("Term") of this Agreement shall commence on the date hereof and shall continue until the first anniversary of the date hereof unless earlier terminated pursuant to Section 4 hereof.

      3.Compensation. In consideration of the services to be rendered by the Executive to the Employers hereunder, the Employers hereby agree to pay or otherwise provide the Executive the following compensation and benefits, it being understood that the Bank shall have the right to deduct therefrom all taxes which may be required to be deducted or withheld under any provision of applicable law (including, without limitation, Social Security payments, income tax withholding and other required deductions now in effect or which may become effective by law any time during the Term):

      (a)Salary. The Executive shall receive an annual salary of ("Salary") from the Bank of $80,000.00 to be paid in equal installments in accordance with the Bank's salary payment practices in effect from time to time for executives of the Bank. The Bank may consider and declare from time to time increases in the Salary.

      (b)Compensation Pursuant to Plans. During the Term, the Executive shall be included as a participant in all present and future employee benefit, and retirement plans generally available to employees of the Bank, consistent with his Salary and his position with the Employers.

      (c)Expenses. The Executive shall be entitled to receive reimbursement for all reasonable expenses incurred by him in connection with the fulfillment of his duties hereunder. Upon receipt of appropriate vouchers therefor, provided that the Executive has complied with all reasonable policies and procedures relating to the reimbursement of such expenses as shall, from time to time, be established by the Bank.

      (d)Vacation and Perquisites. For so long as the Executive is employed by the Bank hereunder, the Executive shall be entitled to such paid vacation, sick leave and such perquisites as are provided to other executive officers of Savannah's banking subsidiaries.

      (e)Change in Control Agreement. Employers, by executing this Agreement, assume the obligations of Bryan Bancorp of Georgia, Inc. under the Change in Control Agreement with Executive dated May 22, 1996 ("Agreement"). Executive, by executing this Agreement, agrees to waive any rights under the Agreement to payments resulting from the merger between Savannah and Bryan Bancorp of Georgia, Inc. and agrees to accept the benefits of this Agreement in full payment in lieu of rights under the Agreement, except in the event of a Change in Control of Savannah.

      (f)Stock Options. Savannah agrees to assume the Stock Option Agreement granting options to purchase 5,000 shares of Bryan Bancorp stock to George Michael Odom, Jr. at a price of $19.00 a share under the 1997 Incentive Stock Option Plan of Bryan Bancorp of Georgia, Inc., pursuant to the terms of the Merger Agreement between Savannah and Bryan Bancorp of Georgia, Inc. Savannah further agrees to assume the Stock Option Agreement pursuant to the Bryan Bancorp of Georgia, Inc. 1997 Incentive Stock Option Plan dated February 10, 1998 granting to Executive the option to purchase 2,500 shares at a price of $47.17 per share.

      (g)Life Insurance. Employers agrees to provide for Executive life insurance in addition to life insurance provided in the benefit package described in paragraph (b) above necessary to increase the total life insurance provided by Employers to total $450,000; provided however, the additional premium to increase the insurance above that otherwise provided in the standard employee benefit package shall not exceed $1,500.

      (h)Automobile. Executive, during his employment, shall have the use of the Ford Explorer vehicle now in his possession and all expenses relating to the operation of the vehicle until December 31, 2000 and thereafter shall have the same automobile privileges as other executives of Savannah's banking subsidiaries and on December 31, 2000, Executive shall have the right to purchase the Ford Explorer at the depreciated book value that the vehicle is shown on the books of Bryan Bank & Trust on said date.

      (i)Cash Incentive Plan. Savannah agrees for the term of this Agreement and for any extended term of this Agreement to provide Executive with a cash incentive payable under the same terms and conditions as were payable under Bryan Bank & Trust Officer's Cash Incentive Plan in effect at the time of execution of the definitive agreement.

     4.   Termination.

      (a)This Agreement shall terminate on the earliest to occur of the first anniversary of the date hereof or the occurrence of any of the following events:
(i) the mutual agreement of the Employees and the Executive; (ii) the death or Disability (as hereinafter defined) of the Executive or Executive's voluntary retirement; or (iii) immediate upon either of Employers giving written notice to the Executive of termination for Cause (as defined herein).

      (b)The Bank may terminate the Executive's employment under this Agreement at any time for Cause. The termination shall be evidenced by written notice to the Executive, which shall specify the cause for termination. "Cause" shall exist if: (i) the Executive is convicted of (from which no appeal may be taken), or pleads guilty to, any act of fraud, misappropriation or embezzlement, or any felony; (ii) in the reasonable determination of the Boards of Employers, the

Executive has engaged in conduct or activity materially damaging to the business of the Employers (it being understood however, that unintentional physical damage to any property of the Employers by the Executive shall not be a ground for such a determination by the Board); or (iii) the Executive has failed, without reasonable cause, to devote his full business time and best efforts to the business of the Bank as provided in Section 1(a) hereof and, after written notice from the Bank of such failure, the Executive at any time thereafter again so fails.

     (c)The Executive may terminate his employment under this Agreement at any time for Good Reason. For purposes of this Agreement, "Good Reason" shall mean
(i) the assignment to the Executive of duties or responsibilities which are materially inconsistent with the responsibilities of an executive officer holding the office of the Executive; (ii) a material breach by the Bank of any of the material provisions of this Agreement; (iii) reduction of Executive's salary or benefits; or (iv) Employers requiring the Executive to be based at any place outside a fifty mile radius from Richmond Hill, Georgia, except for reasonably required travel on the Employers' business.

      (d)In the event that the Executive's employment hereunder is terminated during the initial term or any extended term of this Agreement by Executive for reason of Good Cause or by the Employers other than for Cause, the Executive shall be entitled to receive the Salary, health insurance benefits, and life insurance benefits provided under this Agreement for a period of one year after the date of such termination. For purposes of this Agreement, "Disability" shall mean the absence of the Executive from the Executive's duties hereunder on a full-time basis for 120 consecutive business days (or such shorter period as will suffice for the Executive to qualify for full disability benefits under the applicable disability insurance policy or policies of the Employers) as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Employers or its insurers and reasonably acceptable to the Executive or the Executive's legal representative.


     5.   Representations and Warranties.

      (a)The Executive represents and warrants to the Employers that: (i) he has the full power and authority to execute, deliver and perform this Agreement and that he has taken all actions necessary to secure all approvals required in connection herewith; (ii) this Agreement has been duly authorized, executed and delivered by him and constitutes his valid and binding agreement, enforceable against him in accordance with its terms; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, any material mortgage, lien, leases, agreement, instrument, order, arbitration award, judgment or decree to which he is a party or by which he or any of his assets are bound.

      (b)the Employers hereby represent and warrant to the Executive that: (i) this Agreement has been duly authorized, executed and delivered by it and constitutes the valid and binding agreement of it, enforceable against it in accordance with its terms; (ii) it has the full power and authority to execute, deliver and perform this Agreement and has taken all necessary action to secure all approvals required in connection herewith; and (iii) the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not, with the passage of time or the giving of notice or both, violate or conflict with, constitute a breach of or default under, result in the loss of any material benefit under, or permit the acceleration of or entitle any party to accelerate any obligation under or pursuant to, its charter or bylaws or any material mortgage, lien, lease, agreement, instrument, order, arbitration award, judgment or decree to which it is a party or by which it or any of its assets are bound.

      6.Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and deemed to have been given when delivered in person or when dispatched by telegram or electronic facsimile transfer (confirmed in writing by mail, registered or certified, return receipt requested, postage prepaid, simultaneously dispatched) to the addresses specified below.

      If to the Executive:George Michael Odom, Jr.
     Bryan Bank & Trust
     9971 Ford Avenue
     Richmond Hill, GA 31224
     Facsimile No.: (912) 756-4617

       If to the EmployersSavannah Bancorp, Inc.
     25 Bull Street
     Savannah, GA 31401
     Facsimile No.: (912) 651-4141
     Attention:  President

or to such other address or fax number as either party may from time to time designate in writing to the other.

      7.Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto relating to the subject matter hereof, and supersedes all prior agreements and understandings, whether oral or written, with respect to the same. No modification, alteration, amendment or rescission of or supplement to this Agreement shall be valid or effective unless the same is in writing and signed by both parties hereto.

      8.Governing Law. This Agreement and the rights and duties of the parties hereunder shall be governed by, construed under and enforced in accordance with the laws of the State of Georgia.

      9.Assignment. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal representatives, successors and permitted assigns. The rights, duties and obligations under this Agreement are assignable by the Employers to a successor of all or substantially all of the business or assets of the Employers. The rights, duties and obligations of the Executive under this Agreement shall not be assignable.

     IN WITNESS WHEREOF, the Bank has caused this Agreement to be executed and delivered, and the Executive has executed and delivered this Agreement, all as of the day and year first above written.

     SAVANNAH BANCORP, INC.

     BY:________________________________


        Its:_____________________________


     BRYAN BANK & TRUST

     BY:________________________________

        Its:_____________________________

       "Employers"

     _____________________________(SEAL)
     GEORGE MICHAEL ODOM, JR.
     "Executive"

                                   APPENDIX B

                OPINION OF T. STEPHEN JOHNSON & ASSOCIATES, INC.

                               (TSJ&A LETTERHEAD)


March 25, 1998

Board of Directors
The Savannah Bancorp, Inc.
25 Bull Street
Savannah, Georgia  31401

Dear Directors:

T. Stephen Johnson & Associates, Inc., Roswell, Georgia ("TSJ&A") has been asked to render an opinion to the shareholders of The Savannah Bancorp, Inc., Savannah, Georgia ("Savannah"), as to the fairness from a financial point of view, of the consideration to be provided to the shareholders of Bryan Bancorp of Georgia, Inc., Richmond Hill, Georgia ("Bryan") in connection with the proposed merger of Bryan with and into Savannah, pursuant to an Agreement and Plan of Merger (the "Merger Agreement") dated as of February 11, 1998 (the "Merger"). The Merger Agreement calls for each outstanding share of Bryan's common stock to be converted into 1.85 shares of Savannah Common Stock.

TSJ&A is an investment banking and consulting firm that specializes in the valuation of closely-held corporations and provides fairness opinions as part of its practice. Because of its prior experience in the appraisal of Southeastern financial institutions involved in mergers, it has developed an expertise in fairness opinions related to the securities of Southeastern financial institutions.

TSJ&A was engaged by Savannah in January, 1998 to serve as financial advisor, to assist with merger discussions and negotiations and to provide a fairness opinion.

In performing its analysis, TSJ&A relied upon and assumed without independent verification, the accuracy and completeness of all information provided to it. TSJ&A did not perform any independent appraisal or evaluation of the assets of Savannah or of Bryan or any of its subsidiaries. As such, TSJ&A does not express an opinion as to the fair market value of Savannah. The opinion of financial fairness expressed herein is necessarily based on market, economic and other relevant considerations as they exist and can be evaluated as of March 25, 1998.

In arriving at its opinion, TSJ&A reviewed and analyzed audited and unaudited financial information through December 31, 1997, regarding Savannah and Bryan and reviewed the Merger Agreement, financial analyses performed during the merger discussions and negotiations, current trading information, various management reports and projections and general market information.

These analyses included a review of the current trading price of Savannah Common Stock on the Nasdaq National Market, comparing it with the trading prices of several other Georgia holding companies in terms of the current price to projected 1998 earnings ratio. This information was then used to calculate a range of non-dilutive exchange ratios based on various consolidation savings. It was determined that Savannah could offer an exchange ratio of 1.85 shares to one and not dilute projected 1998 earnings per share excluding merger costs. Additionally, TSJ reviewed management projections that earnings per share will be enhanced for each of the next four years, considering minimal merger synergy revenues and savings.

Bryan currently has 503,008 shares outstanding. Bryan has declared and will pay a one-dollar per share cash dividend prior to comsummation. The December 31, 1997 book value of Bryan, adjusted for the dividend is $13.75. Applying the 1.85 to 1 exchange ratio to this book value would result in a book value of $7.43 per share. This compares to a December 31, 1997 book value of $8.76 per share of Savannah. After the Merger the resulting company would report a book value of $8.29 per share, a $.47 reduction per Savannah share. This 5.7 percent reduction in book value should have little or no effect on the trading value of Savannah shares.

As of the date of this letter, Savannah had 1,709,548 shares outstanding and will issue 930,565 shares as part of the Merger for a total of 2,640,113 shares outstanding. Savannah has traded an average of approximately 343 shares per day over the last year equaling .02 percent of the shares outstanding. It is TSJ&A's opinion that the increased number of shares outstanding will result in more shares being traded and could add liquidity for current shareholders.

Therefore, in consideration of the above, it is the opinion of TSJ&A that, based on the structure of the Merger and the analyses that have been performed, the consideration to be provided to the shareholders of Bryan is fair to the shareholders of Savannah from a financial point of view.

Sincerely,


/s/ T. Stephen Johnson & Associates, Inc.

T. STEPHEN JOHNSON & ASSOCIATES, INC.

                                   APPENDIX C

                    OPINION OF ELAINE H. DEMAREST, CPA, P.C.

                                (EHD LETTERHEAD)

April 8, 1998

Board of Directors
Bryan Bancorp of Georgia, Inc.
P. O. Box 1299
Richmond Hill, Georgia 31324

Dear Board Members:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders of Bryan Bancorp of Georgia, Inc. ("Bryan") of the consideration to be received in connection with its proposed merger with The Savannah Bancorp, Inc. ("Savannah") (the "Merger") pursuant to and in accordance with the terms of that certain Agreement and Plan of Merger (the "Agreement") entered into by and between Bryan and Savannah. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

You have advised us that, pursuant to the Agreement, each share of Bryan's Common Stock issued and outstanding at the Effective Time shall be converted into 1.85 shares of Savannah Common Stock, subject to adjustments as set forth in the Agreement.

Elaine H. Demarest, CPA, P.C. ("EHD"), as part of its practice in providing management advisory services to financial institutions, has been regularly engaged since 1984 as a financial advisor to either buyer or seller in connection with mergers and acquisitions, competitive biddings and valuations for various purposes. We have been retained by the Board of Directors of Bryan for the purpose of, and will receive a fee for, rendering this opinion. We have not advised any party in connection with the Merger other than Bryan and we make no recommendation to the shareholders of Bryan.

In connection with our opinion, we have (1) reviewed the Agreement; (2) held discussions with various members of management and representatives of Bryan and Savannah concerning each company's historical and current operations; (3) reviewed historical consolidated financial and operating data that was publicly available or furnished to us by Bryan and Savannah; (4) reviewed internal financial analyses, financial and operating forecasts, reports and other information prepared by officers and representatives of Bryan; (5) reviewed certain publicly available information with respect to certain other companies that we believe to be comparable to Bryan and Savannah and the trading markets for such other companies' securities; (6) reviewed certain publicly available information concerning the terms of certain other transactions that we deemed relevant to our inquiry; (7) considered the relative contributions of Bryan and Savannah to the combined company; and (8) conducted such other financial studies, analyses and investigations as we deemed appropriate for the purpose of this opinion.

In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and have assumed and relied upon the representations and warranties of Bryan and Savannah contained in the Agreement. We have not been engaged to, and have not independently attempted to, verify any of such information. We have also relied upon the managements of Bryan and Savannah as to the reasonableness and achievability of the financial and operating projections and the assumptions and bases therefore provided to us and we have assumed that such projections reflect the best currently available estimates and judgments of such respective managements of Bryan and Savannah and that such projections and forecasts will be realized in the amounts and time periods currently estimated by the managements of Bryan and Savannah. We have not been engaged to assess the achievability of such projections or the assumptions on which they were based and express no view as to such projections or assumptions.

We have not conducted a physical inspection or appraisal of any of the assets, properties or facilities of either Bryan or Savannah, nor have we been furnished with any such evaluation or appraisal. We were not asked to consider, and this opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for Bryan or the effect of any other transaction in which Bryan might engage. We have assumed that the conditions to the Merger would be consummated on a timely basis in the manner contemplated in the Agreement. We have also assumed, with the consent of the Board of Directors of Bryan, that the Merger will be accounted for as a pooling of interests in accordance with generally accepted accounting principles and as a tax-free reorganization for federal income tax purposes.

Our opinion is based upon analyses of the foregoing factors in light of our assessment of general economic, financial and market conditions as they exist and can be evaluated by us as of the date hereof. We express no opinion as to the price or trading range at which shares of Savannah Common Stock will trade following the date hereof, or the price or trading range at which Savannah's Common Stock will trade upon completion of the Merger.

EHD has previously provided other fee-compensated management advisory services to Bryan and its wholly-owned subsidiary, Bryan Bank & Trust, including service as financial advisor on this Merger, strategic planning, compensation programs and branching feasibility. Neither EHD nor the firm's principal owner or their related interests own Common Stock in either Bryan or Savannah.

     It is understood that this opinion may be included in its entirety in any communication by Bryan or the Bryan Board of Directors to the shareholders of Bryan. The opinion may not, however, be summarized, excerpted from or otherwise publicly referred to without our prior written consent. EHD has granted its consent to the inclusion of the form of our letter to the Board of Directors of Bryan Bancorp of Georgia, Inc., included as Appendix C in the Joint Proxy Statement/Prospectus and to references to the letter and our firm in the Registration Statement on Form S-4 of The Savannah Bancorp, Inc. dated November 3, 1998.

Based upon and subject to the foregoing and based upon such other matters as we consider relevant, it is our opinion that, as of the date hereof, the consideration to be received in the proposed Merger is fair, from a financial point of view, to Bryan's shareholders.

Yours very truly,

/s/ Elaine H. Demarest, CPA, P.C.

ELAINE H. DEMAREST, CPA, P.C.

                                   APPENDIX D


              EXCERPTS FROM THE GEORGIA BUSINESS CORPORATION CODE
                      RELATING TO DISSENTING SHAREHOLDERS


                        TITLE 14, CHAPTER 2, ARTICLE 13

                               DISSENTERS' RIGHTS


                                     PART 1

                 RIGHT TO DISSENT AND OBTAIN PAYMENT FOR SHARES

14-2-1301.  DEFINITIONS.

    As used in this article, the term:

        (1)"Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

        (2)"Corporate action" means the transaction or other action by the corporation that creates dissenters' rights under Code Section 14-2-1302.

        (3)"Corporation" means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

        (4)"Dissenter" means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

        (5)"Fair value," with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

        (6)"Interest" means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

        (7)"Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

        (8)"Shareholder" means the record shareholder or the beneficial shareholder.

14-2-1302.  RIGHT TO DISSENT.

    (a) A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his shares in the event of, any of the following corporate actions:

        (1)Consummation of a plan of merger to which the corporation is a party:

           (A) If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger; or

           (B) If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

        (2)Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

        (3)Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

        (4)An amendment of the articles of incorporation that materially and adversely affects rights in respect of a dissenter's shares because it:

           (A) Alters or abolishes a preferential right of the shares;

           (B) Creates, alters, or abolishes a right in respect of redemption, including a provision respecting a sinking fund for the redemption or repurchase, of the shares;

           (C) Alters or abolishes a preemptive right of the holder of the shares to acquire shares or other securities;

           (D) Excludes or limits the right of the shares to vote on any matter, or to cumulate votes, other than a limitation by dilution through issuance of shares or other securities with similar voting rights;

           (E) Reduces the number of shares owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

           (F) Cancels, redeems, or repurchases all or part of the shares of the class; or

        (5)Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the board of directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

    (b) A shareholder entitled to dissent and obtain payment for his shares under this article may not challenge the corporate action creating his entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter's rights.

    (c) Notwithstanding any other provision of this article, there will be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

        (1)In the case of a plan of merger or share exchange, the holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

                                      -D-2

        (2)The articles of incorporation or a resolution of the board of directors approving the transaction provides otherwise.

14-2-1303.  DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

    A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters' rights. The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.


PART 2

PROCEDURE FOR EXERCISE OF DISSENTERS' RIGHTS

14-2-1320.  NOTICE OF DISSENTERS' RIGHTS.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters' rights under this article and be accompanied by a copy of this article.

    (b) If corporate action creating dissenters' rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation will notify in writing all shareholders entitled to assert dissenters' rights that the action was taken and send them the dissenters' notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.  NOTICE OF INTENT TO DEMAND PAYMENT.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is submitted to a vote at a shareholders' meeting, a record shareholder who wishes to assert dissenters' rights:

        (1)Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

        (2)Must not vote his shares in favor of the proposed action.

    (b) A record shareholder who does not satisfy the requirements of subsection
(a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.  DISSENTERS' NOTICE.

    (a) If proposed corporate action creating dissenters' rights under Code
Section 14-2-1302 is authorized at a shareholders' meeting, the corporation will deliver a written dissenters' notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

    (b) The dissenters' notice must be sent no later than ten days after the corporate action was taken and must:

        (1)State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

        (2)Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

        (3)Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

        (4)Be accompanied by a copy of this article.

14-2-1323.  DUTY TO DEMAND PAYMENT.

    (a) A record shareholder sent a dissenters' notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

    (b) A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

    (c) A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters' notice, is not entitled to payment for his shares under this article.

14-2-1324.  SHARE RESTRICTIONS.

    (a) The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

    (b) The person for whom dissenters' rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.  OFFER OF PAYMENT.

    (a) Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation will by notice to each dissenter who complied with Code
Section 14-2-1323 offer to pay to such dissenter the amount the corporation estimates to be the fair value of his or her shares, plus accrued interest.

    (b) The offer of payment must be accompanied by:

        (1)The corporation's balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders' equity for that year, and the latest available interim financial statements, if any;

        (2)A statement of the corporation's estimate of the fair value of the shares;

        (3)An explanation of how the interest was calculated;

        (4)A statement of the dissenter's right to demand payment under Code
Section 14-2-1327; and

        (5)A copy of this article.

    (c) If the shareholder accepts the corporation's offer by written notice to the corporation within 30 days after the corporation's offer or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares will be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.  FAILURE TO TAKE ACTION.

    (a) If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation will return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

    (b) If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed actin, it must send a new dissenters' notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327. PROCEDURE IF SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

    (a) A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

        (1)The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

        (2)The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

    (b) A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation's offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his or her shares, as provided in Code Section 14-2-1325.

    (c) If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

        (1)The shareholder may demand the information required under subsection
(b) of Code Section 14-2-1325, and the corporation will provide the information to the shareholder within ten days after receipt of a written demand for the information; and

        (2)The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.


                                     PART 3

                          JUDICIAL APPRAISAL OF SHARES

14-2-1330.  COURT ACTION.

    (a) If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation will commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest. If the corporation does not commence the proceeding within the 60 day period, it will pay each dissenter whose demand remains unsettled the amount demanded.

    (b) The corporation will commence the proceeding, which will be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation's registered office is located. If the surviving corporation is a foreign corporation without a registered office in this state, it will commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

    (c) The corporation will make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which will have the effect of an action quasi in rem against their shares. The corporation will serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or by publication, or in any other manner permitted by law.

    (d) The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them or in any amendment to it. Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the "Georgia Civil Practice Act," applies to any proceeding with respect to dissenters' rights under this chapter.

    (e) Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.  COURT COSTS AND COUNSEL FEES.

    (a) The court in an appraisal proceeding commenced under Code Section 14-2-1330 will determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties. The court will assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

    (b) The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

        (1)Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

        (2)Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

    (c) If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.  LIMITATION OF ACTIONS.

    No action by any dissenter to enforce dissenters' rights will be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

                                     PART II


                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    The Savannah Articles generally provide that any director or officer will be indemnified against liability for monetary damages for breach of the duty of care or other duty as a director or officer, to the fullest extent authorized by the GBCC, except: (i) for any appropriation, in violation of his duties, of any business opportunity of Savannah; (ii) for any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the GBCC; or (iv) for any transaction from which the director derives an improper personal benefit. Savannah's Articles and Bylaws provide for the advancement of expenses to its directors at the outset of a proceeding, upon the receipt from such director of the written affirmation and repayment promise required by Section 14-2-856 of the GBCC. The GBCC's provisions for indemnification are summarized below.

    Section 14-2-851 of the GBCC empowers a corporation to indemnify any person who was or is a party to any proceeding by reason of the fact that he is or was a director of the corporation or is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability incurred in connection with such proceeding, if he: (i) conducted himself in good faith; and (ii) reasonably believed (a) in the case of conduct in his official capacity, that such conduct was in the best interests of the corporation, (b) in all other cases, that such conduct was at least not opposed to the best interests of the corporation (for example, this Section states that a director's conduct with respect to an employee benefit plan for a purpose he believed in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies this requirement), and (c) in the case of any criminal proceeding, that he had no reasonable cause to believe his conduct was unlawful. This Section further provides that the termination of proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the director did not meet the standards of conduct described above. This Section also provides that a corporation is not permitted to indemnify any director of the corporation under this Section in connection with a proceeding by or in the right of the corporation (except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the standards of conduct as outlined in this Section), nor may a corporation indemnify a director under this Section in connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that improper personal benefit was received by him (whether or not the conduct involved action in his official capacity).

    Section 14-2-852 requires a corporation to indemnify a director against reasonable expenses incurred by the director in connection with any proceeding to which he was a party because he was a director of the corporation where the director is wholly successful, on the merits or otherwise, in the defense of such proceeding.

    Section 14-2-853 empowers a corporation to advance funds to a director, before the final disposition of a proceeding to which he was a party because he was a director of the corporation, in order to pay for or reimburse the reasonable expenses incurred by the director if the director delivers to the corporation a written affirmation to the corporation of his belief that he has satisfied the relevant standard of conduct described in Section 14-2-851 (or that the proceeding involves conduct for which a director's liability has been eliminated under the corporation's articles of incorporation), and a written undertaking by the director to repay any funds so advanced (which must be an unlimited general obligation of the director, but which need not be secured, and which may be accepted by the corporation without reference to the financial ability of the director to repay the advancement) if it is ultimately determined that the director is not entitled to indemnification under the provisions of the GBCC. This Section further provides that any advancement of expenses pursuant to this Section must be authorized (i) by the Board of Directors: (a) when there are two or more disinterested directors, by a majority vote of all the disinterested directors (a majority of whom will constitute a quorum for such purposes) or by a majority of the members of a committee consisting of two or more disinterested directors who are appointed by such a vote; or (b) if there are fewer than two disinterested directors, by majority vote of a quorum of the Board of Directors, in which authorization the directors who do not qualify as disinterested directors may take part; or (ii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the authorization.

    Section 14-2-854 provides that a director who is a party to a proceeding by virtue of the fact that he is a director may apply to the court conducting the proceeding or another court of competent jurisdiction for indemnification or the advancement of expenses. Once a court receives such an application, and after the court gives any notice which it deems necessary, the court considering the application must order indemnification or advance for expenses (i) if the court determines that the director is entitled to such indemnification, or (ii) if the court determines that, taking into account all of the relevant circumstances, it is fair and reasonable to indemnify the director or to advance expenses to the director, even if the director failed to satisfy the standards of conduct set forth in Section 14-2-851, failed to comply with the requirements of Section 14-2-853, or was adjudged liable in any proceeding by or in right of the corporation or any proceeding initiated on the basis that improper personal benefit was received by the director (provided that, if the director is adjudged so liable, the indemnification must be limited to the reasonable expenses incurred by the director in connection with such proceeding). In addition, this Section states that, if the court determines that the director is entitled to indemnification or advance for expenses, the court may also direct the corporation to pay the director's reasonable expenses incurred in connection with obtaining such court-ordered indemnification or advance for expenses.

    Section 14-2-855 states that a corporation may not indemnify a director under Section 14-2-851 unless such indemnification is authorized thereunder and a determination is made that the indemnification of the director in a particular proceeding is permissible due to the fact that the director has satisfied the relevant standard of conduct set forth in Section 14-2-851. Such a determination must be made: (i) if there are two or more disinterested directors, by the board of directors by a majority vote of all such disinterested directors (a majority of whom constitutes a quorum for such purposes) or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;
(ii) by special legal counsel selected in the manner described in (i) above, or, if there are fewer than two disinterested directors, selected by the board of directors (including the directors who are not considered disinterested directors); or (iii) by the shareholders of the corporation, but no shares owned by a director who does not qualify as a disinterested director may be voted on the determination. The authorization of indemnification and evaluation as to the reasonableness of the expenses involved with such indemnification must be obtained in the same manner as the determination that indemnification is permissible (as described above), except that, if there are fewer than two disinterested directors, or the determination as to the permissibility of the indemnification is made by special legal counsel, then the authorization of such indemnification and the evaluation as to the reasonableness of the expenses involved must be made by the board of directors (in which authorization and evaluation directors who do not qualify as disinterested directors may participate).

    Section 14-2-856 provides for shareholder approved indemnification. This Section states that, if authorized by the corporation's articles of incorporation or a bylaw, contract, or resolution approved or ratified by the shareholders by a majority of the votes entitled to be cast, a corporation will be permitted to indemnify a director made a party to a proceeding (including a proceeding brought by or in right of the corporation), without regard to the other limitations on indemnification contained within Title 14, Chapter 2,
Article 8, Part 5 of the GBCC, but any director, who at the time does not qualify as a disinterested director with respect to an existing or threatened proceeding that would be covered by such authorization, will not be permitted to vote the shares owned or voted under the control of such director with respect to such authorization. However, this Section further states that no corporation may indemnify a director under this Section for any liability incurred in a proceeding in which the director is adjudged liable to the corporation (or is subjected to injunctive relief in favor of the corporation): (i) for any appropriation, in violation of his duties, of any business opportunity of the corporation; (ii) for any acts or omissions involving intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in
Section 14-2-832 of the GBCC (relating to unlawful distributions); or (iv) for any transaction from which he received an improper personal benefit. Where approved or authorized in the manner described above, a corporation may advance or reimburse expenses incurred by the director in advance of final disposition of the proceeding only if the director delivers a written affirmation to the corporation which indicates his good faith belief that his conduct does not fall within any of the four categories of conduct listed above, and a written undertaking by the director (executed personally or on his behalf) to repay any advances made to him by the corporation if it is ultimately determined that the director is not entitled to indemnification under this Section.

    Section 14-2-857 provides that a corporation may indemnify and advance expenses to an officer of the corporation who is made a party to a proceeding by virtue of his status as an officer of the corporation. A corporation's officers may be indemnified to the same extent as the corporation's directors (as discussed above), and any officer who is not also a director (or who was made a party to a proceeding solely due to an act or omission committed in his role as an officer) may be indemnified to any further extent as provided in the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for liability arising out of conduct which constitutes: (i) an appropriation, in violation of his duties as an officer, of any business opportunity of the corporation; (ii) any acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) the types of liability set forth in Section 14-2-832; or (iv) the receipt of an improper personal benefit. In addition, this Section provides that a corporation may indemnify and advance expenses to its employees or agents (who are not also directors) to the extent provided in the corporation's articles of incorporation, bylaws, general or specific action of its board of directors, or contract (so long as such indemnification or advancement of expenses is consistent with public policy).

    Section 14-2-858 provides that the corporation is empowered to purchase and maintain insurance on behalf of any person who is a director, officer, employee, or agent of the corporation or who, while a director, officer, employee or agent of the corporation serves at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan, or other entity against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him or advance expenses against such liability under the provisions of Title 14, Chapter 2, Article 8, Part 5 of the GBCC.

    The Registrant maintains an insurance policy insuring the Registrant and directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933.

ITEM 21. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits

EXHIBIT
NUMBER                DESCRIPTION OF EXHIBITS

    2 -- Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998, by and between Savannah and Bryan (included in APPENDIX A to the Joint Proxy Statement/Prospectus and incorporated by reference herein)

    4.1 -- Articles of Incorporation of Savannah (incorporated herein by reference from Exhibit 2.1 of the registrant's Registration Statement, Registration No.
               33-33405)

    4.2 -- Bylaws of Savannah, as amended (incorporated herein by reference from Exhibit 3.2 of the registrant's Registration Statement, Registration No. 33-33405)

    5* -- Opinion of Ellis, Painter, Ratterree & Bart, LLP (including consent)


    8 -- Opinion of Alston & Bird LLP regarding federal income tax matters (including consent)


    10.1 -- Lease for Savannah Bank Site and Assumption of Lease (incorporated herein by reference from Exhibit 10.1 of the registrant's Registration Statement, Registration No. 33-33405)

    10.2 -- Change in Control Agreement with Archie H. Davis dated February 20, 1996 (incorporated by reference from Exhibit 10.2 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    10.3 -- Change in Control Agreement with R. Stephen Stramm dated February 20, 1996 (incorporated by reference from Exhibit 10.3 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    10.4 -- Change in Control Agreement with Robert B. Briscoe dated February 20, 1996 (incorporated by reference from Exhibit 10.4 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    10.5 -- Form of Organizers' Stock Option Agreement (incorporated herein by reference from Exhibit 10.5 of the registrant's Registration Statement, Registration No.
               33-33405)

    10.6 -- Lease for Mall Boulevard Office dated February 14, 1992 (incorporated herein by reference from Exhibit 10.6 of the registrant's Registration Statement, Registration No. 33-33405)

    10.7 -- The Savannah Bancorp, Inc. Incentive Stock Option Plan (incorporated by reference from Exhibit 10.7 to the registrant's Annual Report on Form 10-KSB for the year ended December 31,
               1997)

    10.8 -- Amendment No. 1 to The Savannah Bancorp, Inc. Incentive Stock Option Plan (incorporated by reference from Exhibit 10.8 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    11 -- Statement re Computation of Per Share Earnings (incorporated herein by reference from Exhibit 11 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    21 -- Subsidiaries of the Registrant (incorporated herein by reference from Exhibit 21 of the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)


    23.1* -- Consent of Moore Stephens Tiller LLC (formerly Tiller, Stewart & Company, LLC)

    23.2*      -- Consent of Arthur Andersen LLP

    23.3*      -- Consent of PricewaterhouseCoopers LLP


    23.4*      -- Consent of Ellis, Ratterree, Painter & Bart, LLP (included in
               Exhibit 5)


    23.5       -- Consent of Alston & Bird LLP (included in Exhibit 8)


    23.6*      -- Consent of E. James Burnsed

    23.7*      -- Consent of James W. Royal

    23.8*      -- Consent of James Toby Roberts, Sr.

    23.9*      -- Consent of L. Carlton Gill

    23.10*     -- Consent of Robert T. Thompson, Jr.

    23.11*      -- Consent of T. Stephen Johnson & Associates, Inc.

    23.12*      -- Consent of Elaine H. Demarest, CPA, P.C.

    24*        -- Powers of Attorney

    99.1       --  Form of Proxy of Savannah

    99.2       --  Form of Proxy of Bryan


* Previously filed


ITEM 22. UNDERTAKINGS

    (a) The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment will be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial BONA FIDE offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    (b) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report, to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

    (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the Registrant's Articles of Incorporation or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

    (d) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to
Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

    (e) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES



    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Savannah, State of Georgia, on November 6, 1998.


                           THE SAVANNAH BANCORP, INC.


                           By: /S/ ARCHIE H. DAVIS
                               Archie H. Davis
                               President and Chief Executive Officer



        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on November 6, 1998.


SIGNATURE                        TITLE

/S/ ARCHIE H. DAVIS              President, Chief Executive Officer and Director
Archie H. Davis                  (principal executive officer)

/S/ ROBERT B. BRISCOE            Chief Financial Officer
Robert B. Briscoe                (principal financial and accounting officer)

/S/ J. WILEY ELLIS               Chairman of the Board, Director
J. Wiley Ellis

 *                               Director
Russell W. Carpenter

 *                               Director
Robert H. Demere, Jr.

Julius Edel                      Director

 *                               Director
Robert W. Groves, III

 *                               Director
Jack M. Jones

 *                               Director
Aaron M. Levy

 *                               Director
J. Curtis Lewis, III

 *                               Director
M. Lane Morrison

 *                               Director
Jack W. Shearouse

 *                               Director
Penelope S. Wirth




*By

/S/ ARCHIE H. DAVIS
Archie H. Davis,
Attorney-in-fact


/S/ J. WILEY ELLIS
J. Wiley Ellis,
Attorney-in-fact

                                 EXHIBIT INDEX
EXHIBIT
NUMBER                DESCRIPTION OF EXHIBITS

    2 -- Amended and Restated Agreement and Plan of Merger, dated as of February 11, 1998, by and between Savannah and Bryan (included in APPENDIX A to the Joint Proxy Statement/Prospectus and incorporated by reference herein)

    4.1 -- Articles of Incorporation of Savannah (incorporated herein by reference from Exhibit 2.1 of the registrant's Registration Statement, Registration No.
               33-33405)

    4.2 -- Bylaws of Savannah, as amended (incorporated herein by reference from Exhibit 3.2 of the registrant's Registration Statement, Registration No. 33-33405)

    5* -- Opinion of Ellis, Painter, Ratterree & Bart, LLP (including consent)


    8         -- Opinion of Alston & Bird LLP regarding federal income tax matters (including consent)


    10.1 -- Lease for Savannah Bank Site and Assumption of Lease (incorporated herein by reference from Exhibit 10.1 of the registrant's Registration Statement, Registration No. 33-33405)

    10.2 -- Change in Control Agreement with Archie H. Davis dated February 20, 1996 (incorporated by reference from Exhibit 10.2 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    10.3 -- Change in Control Agreement with R. Stephen Stramm dated February 20, 1996 (incorporated by reference from Exhibit 10.3 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    10.4 -- Change in Control Agreement with Robert B. Briscoe dated February 20, 1996 (incorporated by reference from Exhibit 10.4 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    10.5 -- Form of Organizers' Stock Option Agreement (incorporated herein by reference from Exhibit 10.5 of the registrant's Registration Statement, Registration No.
               33-33405)

    10.6 -- Lease for Mall Boulevard Office dated February 14, 1992 (incorporated herein by reference from Exhibit 10.6 of the registrant's Registration Statement, Registration No. 33-33405)

    10.7 -- The Savannah Bancorp, Inc. Incentive Stock Option Plan (incorporated by reference from Exhibit 10.7 to the registrant's Annual Report on Form 10-KSB for the year ended December 31,
               1997)

    10.8 -- Amendment No. 1 to The Savannah Bancorp, Inc. Incentive Stock Option Plan (incorporated by reference from Exhibit 10.8 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    11 -- Statement re Computation of Per Share Earnings (incorporated herein by reference from Exhibit 11 to the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    21 -- Subsidiaries of the Registrant (incorporated herein by reference from Exhibit 21 of the registrant's Annual Report on Form 10-KSB for the year ended December 31, 1997)

    23.1* -- Consent of Moore Stephens Tiller LLC (formerly Tiller, Stewart & Company, LLC)

    23.2*      -- Consent of Arthur Andersen LLP

    23.3*      -- Consent of PricewaterhouseCoopers LLP


    23.4* -- Consent of Ellis, Ratterree, Painter & Bart, LLP (included in Exhibit 5)


    23.5       -- Consent of Alston & Bird LLP (included in Exhibit 8)


    23.6*      -- Consent of E. James Burnsed

    23.7*      -- Consent of James W. Royal

    23.8*      -- Consent of James Toby Roberts, Sr.

    23.9*      -- Consent of L. Carlton Gill

    23.10*     -- Consent of Robert T. Thompson, Jr.


    23.11*     -- Consent of T. Stephen Johnson & Associates, Inc.

    23.12*     -- Consent of Elaine H. Demarest, CPA, P.C.


    24*        -- Powers of Attorney

    99.1       -- Form of Proxy of Savannah

    99.2       -- Form of Proxy of Bryan

*Previously filed